As filed with the U.S. Securities and Exchange Commission on August 3, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in our charter)

Delaware	4522	98-1557048
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
601 West 26th Street
New York, NY 10001
(212) 257-5252
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Laura Heltebran, Esq.
Chief Legal Officer
601 West 26th Street
New York, NY 10001
(212) 257-5252
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher Peterson, Esq.
Thomas Yadlon, Esq.
John Geelan, Esq.
Arnold & Porter
250 West 55th Street
New York, New York 10019

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A common stock, par value $0.0001 per share (“Class A common stock”)	193,195,497(2)(3)		$7.45(5)		$1,439,306,452.65(5)		$157,028.33
Warrants to purchase Class A common stock	4,529,950(2)	$	—(6)	$	—(6)	$	—(6)
Class A common stock	12,521,494(2)(4)		$11.50(7)		$143,997,181.00(7)		$15,710.09
Total					$1,583,303,633.65		$172,738.43

(1)
Immediately prior to the consummation of the mergers described in the prospectus forming part of this registration statement, Aspirational Consumer Lifestyle Corp., a Cayman Islands exempted company (“Aspirational”), effected a deregistration under the Cayman Islands Companies Law (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Aspirational’s’ jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware (the “Domestication”), and was renamed “Wheels Up Experience Inc.” (“Wheels Up”), as further described in the prospectus. All securities being registered were or will be issued by Wheels Up.

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of additional securities that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions are also being registered.

(3)
The number of shares of Class A common stock being registered represents the sum of (a) 138,195,497 shares of Class A common stock issued in connection with the Mergers (as defined herein) as described in the prospectus; and (b) 55,000,000 shares of Class A common stock issued in the PIPE Investment (as defined herein) as described in the prospectus.

(4)
The number of shares of Class A common stock being registered represents the sum (a) 4,529,950 shares of Class A common stock that are issuable by us upon the exercise of the private placement warrants (as defined herein); and (b) 7,991,544 shares of Class A common stock that are issuable by us upon the exercise of 7,991,544 public warrants (as defined herein).

(5)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A common stock on the New York Stock Exchange (“NYSE”) on July 28, 2021 (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(c) of the Securities Act.

(6)
No separate fee due in accordance with Rule 457(g).

(7)
Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of $11.50 of the warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 3, 2021
PRELIMINARY PROSPECTUS
Wheels Up Experience Inc.
193,195,497 Shares Class A Common Stock
4,529,950 Warrants to Purchase Class A Common Stock
12,521,494 Shares of Class A Common Stock Underlying Warrants
This prospectus relates to (i) the resale of up to 138,195,497 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”) issued in connection with the Mergers (as defined below) by certain of the selling securityholders named in this prospectus (each a “selling securityholder” and collectively, the “selling securityholders”); (ii) the resale of up to 55,000,000 shares of Class A common stock (the “PIPE shares”) issued in the PIPE Investment (as defined below) by certain of the selling securityholders; and (iii) the resale of up to 4,529,950 warrants (the “private placement warrants”) to purchase shares of Class A common stock originally issued to Aspirational Consumer Lifestyle Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”) in a private placement.
This prospectus also relates to the issuance by us of up to (i) 4,529,950 shares of Class A common stock that are issuable by us upon the exercise of the private placement warrants; and (ii) 7,991,544 shares of Class A common stock that are issuable by us upon the exercise of 7,991,544 warrants that were previously registered by the holders thereof (the “public warrants” and together with the private warrants, the “warrants”).
On July 13, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 1, 2021, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of May 6, 2021 (the “Merger Agreement”), by and among Aspirational Consumer Lifestyle Corp. (“Aspirational” and, after the Domestication as described below, “Wheels Up Experience Inc.” or “Wheels Up”), Wheels Up Partners Holdings LLC, a Delaware limited liability company (“WUP”), KittyHawk Merger Sub LLC, a Delaware limited liability corporation and a direct wholly owned subsidiary of Aspirational (“Merger Sub”), Wheels Up Blocker Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Aspirational (“Blocker Sub”), the Blocker Merger Subs (as defined in the Merger Agreement) and the Blockers (as defined in the Merger Agreement). As contemplated by the Merger Agreement, Aspirational filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Aspirational was domesticated and continues as a Delaware corporation, changing its name to “Wheels Up Experience Inc.” (the “Domestication”). Further, on July 13, 2021 following the Domestication, as contemplated by the Merger Agreement, we consummated the merger transactions contemplated by the Merger Agreement, whereby (i) the Blockers simultaneously merged with and into the respective Blocker Merger Subs, with the Blockers surviving each merger as wholly owned subsidiaries of Aspirational (the “First Step Blocker Mergers”), (ii) thereafter, the surviving Blockers simultaneously merged with and into Blocker Sub, with Blocker Sub surviving each merger (the “Second Step Blocker Mergers”), and (iii) thereafter, Merger Sub merged with and into WUP, with WUP surviving the merger and Aspirational as its managing member (the “Company Merger” and collectively with the First Step Blocker Mergers and the Second Step Blocker Mergers, the “Mergers” and, together with the Domestication, the “Business Combination”).
We are registering the resale of shares of Class A common stock and warrants as required by (i) an amended and restated registration rights agreement, dated as of July 13, 2021 (the “Registration Rights Agreement”), entered into by and among Wheels Up, the Sponsor, certain equityholders of WUP, Leo Austin, Neil Jacobs, Frank Newman and the other parties thereto; (ii) the subscription agreements (collectively, the “PIPE Subscription Agreements”) entered into with certain investors (collectively, the “PIPE Investors”) pursuant to which the PIPE Investors agreed to purchase, in the aggregate, 55,000,000 shares of Class A common stock at $10.00 per share for an aggregate commitment amount of $550,000,000 (the “PIPE Investment”) and which was consummated substantially concurrently with the Closing; and (iii) the warrant agreement, dated as of September 25, 2020 (the “warrant agreement”), entered into between Aspirational and Continental Stock Transfer & Trust Company, as warrant agent (“Continental”).
The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales, but we will receive the proceeds from the exercise of the warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of any of the securities. See “Plan of Distribution”.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.
Our Class A common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “UP.” Our public warrants are traded on the NYSE under the symbol “UP WS” and, after resale, the private placement warrants will also trade under the same ticker symbol as the public warrants. On August 2, 2021, the last reported sale price of our Class A common stock was $7.89 per share and the last reported sale price of our public warrants was $1.78 per warrant.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 27 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2021

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside the United States: neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A common stock issuable upon the exercise of any warrants. We will receive proceeds from any exercise of the warrants for cash.
Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
Unless the context otherwise requires, references in this prospectus to the “Company,” “WUP,” “Wheels Up,” “we,” “us” or “our” refers to Wheels Up Partners Holdings LLC, a Delaware limited liability company (“WUP”), and its consolidated subsidiaries prior to the consummation of the Business Combination (the “Closing,” and such date of the consummation of the Business Combination, the “Closing Date”) and to Wheels Up and its consolidated subsidiaries following the Business Combination. References to “Aspirational” refer to our predecessor company prior to the consummation of the Business Combination.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus contains some of our trademarks, service marks and trade names, including, among others, Wheels Up. Each one of these trademarks, service marks or trade names is either (1) our registered trademark, (2) a trademark for which we have a pending application, or (3) a trade name or service mark for which we claim common law rights. All other trademarks, trade names or service marks of any other company appearing in this prospectus belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

MARKET, INDUSTRY AND OTHER DATA
This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our services and products, which are based on publicly available information (such as Google Analytics), industry publications and surveys, reports from government agencies (such as the FAA), reports by market participants and research firms and the independent sources listed below, as well as our own estimates, forecasts and projections based on our management’s knowledge of and experience in the market sector in which we compete. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.”
We calculate comparative fleet and program size within the private aviation industry based on (i) flight hour data for calendar year 2020 as reported by ARGUS TRAQPak and (ii) aircraft registration by operator as of April 29, 2021 as reported by ARGUS, AMSTAT and the FAA. We calculate the number of operators in the United States and their share of the private aviation market based on general aviation, Part 135 operator and Part 91 operator aircraft data released by the FAA.
Certain statistical data, estimates and forecasts contained in this prospectus are based on the following independent industry publications or reports:
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Allied Market Research, Luxury Travel Market by Type of Traveler (Absolute Luxury, Aspiring Luxury, and Accessible Luxury), Age Group (Millennial, Generation X, Baby Boomers, and Silver Hair), and Type of Tour (Customized & Private Vacations, Adventure & Safari, Cruise/Ship Expedition, Small Group Journey, Celebration & Special Events, and Culinary Travel & Shopping): Global Opportunity Analysis and Industry Forecast, 2019 – 2026, September 2019.

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Capgemini Research Institute, Financial Services, World Wealth Report 2020.

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Citi Research, Private Jet Market Set for Take-off, June 1, 2020.

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Euromonitor Passport, Number of High Net Worth Individuals by Country (2005  –  2040), December 23, 2020.

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General Aviation Manufacturers Association (GAMA), 2019 Databook.

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Global Economy and Development at Brookings (Homi Kharas), The Unprecedented Expansion of the Global Middle Class: An Update, February 2017.

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Goldman Sachs, Economics Research, Pent-Up Savings and Post-Pandemic Spending, February 15, 2021.

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IBISWorld, US Industry (NAICS) Report 48121, Charter Flights in the US, September 2020.

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Magna Intelligence, North American Business Jet Market Databank, Market Size Estimates and Forecasts, 2019-2029.

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McKinsey & Company, What’s next for Business Aviation in Light of COVID-19, May 15, 2020.

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Wells Fargo Securities, LLC, Equity Research, What’s In Your Wallet: 3rd Annual Consumer Wallet Share Deep-Dive, April 23, 2019.

Certain information regarding members contained in this prospectus is based on internal surveys and studies we conduct and has not been verified by a third party.
Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
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our ability to successfully implement our growth strategies;

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our ability to expand existing products and service offerings or launch new products and service offerings;

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our ability to achieve or maintain profitability in the future;

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geopolitical events and general economic conditions;

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our ability to grow complementary products and service offerings;

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our ability to adequately integrate past and future acquisitions into our business;

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our ability to respond to decreases in demand for private aviation services and changes in customer preferences;

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our ability to operate in a competitive market;

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the impact of the COVID-19 pandemic on our business and financial condition;

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our ability to retain or attract key employees or other highly qualified personnel;

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our ability to obtain or maintain adequate insurance coverage;

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our ability to build and maintain strong brand identity for our products and services and expand our customer base;

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our ability to respond to a failure in our technology to operate our business;

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our ability to obtain financing or access capital markets in the future;

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our ability to respond to regional downturns or severe weather or catastrophic occurrences or other disruptions or events;

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our ability to respond to losses and adverse publicity stemming from accidents involving our aircraft;

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our ability to respond to existing or new adverse regulations or interpretations thereof;

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our ability to successfully defend litigation or investigations;

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the impact of changes in U.S. tax laws;

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our ability to recognize the anticipated benefits of the Business Combination;

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our public securities’ potential liquidity and trading; and

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other factors detailed under the section entitled “Risk Factors”.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.
You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

CERTAIN DEFINED TERMS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
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“2021 Plan” are to the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan;

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“Active Members” are to the number of Connect, Core and Business membership accounts that generated membership revenue in a given period and are active as of the reporting period;

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“Active Users” are to Active Members and legacy WUPJ jet card holders as of the reporting date plus unique non-member consumers who completed a revenue generating flight at least once in a given period and excluding wholesale flight activity;

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“Aspirational” are to Aspirational Consumer Lifestyle Corp. prior to its domestication as a corporation in the State of Delaware;

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“Aspirational Class A ordinary shares” are to Aspirational’s Class A ordinary shares, par value $0.0001 per share;

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“Aspirational Class B ordinary shares” are to Aspirational’s Class B ordinary shares, par value $0.0001 per share;

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“Aspirational units” and “units” are to the units of Aspirational, each unit representing one Aspirational Class A ordinary share and one-third of one redeemable warrant to acquire one Aspirational Class A ordinary share, that were offered and sold by Aspirational in its initial public offering and registered pursuant to the IPO Registration Statement (less the number of units that have been separated into the underlying public shares and underlying warrants upon the request of the holder thereof);

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“ATO Funds” are to “Air Transportation Only Funds” purchased during the CARES Act Federal Excise Tax exemption period from March 28, 2020 through December 31, 2020. ATO Funds may only be applied against air transportation costs, and are not available as a method of payment for any ancillary or additional flight costs;

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“Avianis” are to Avianis Systems LLC, a Delaware limited liability company and subsidiary of Wheels Up;

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“Blocker Sub” are to Wheels Up Blocker Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Aspirational;

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“Board” are to the board of directors of Wheels Up;

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“Business Combination” are to the Domestication together with the Mergers;

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“Bylaws” are to the bylaws of Wheels Up;

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“CARES Act” are to the Coronavirus Aid, Relief, and Economic Security Act;

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“Cayman Constitutional Documents” are to Aspirational’s Amended and Restated Memorandum and Articles of Association (as amended from time to time);

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“Cayman Islands Companies Act” are to the Cayman Islands Companies Act (As Revised);

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“Certificate of Incorporation” are to the certificate of incorporation of Wheels Up;

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“Closing” are to the closing of the Business Combination;

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“Citizen of the United States” or “U.S. Citizen” are to the meanings of such terms set forth in Title 49, U.S. Code, Section 40102 and administrative interpretations thereof issued by the Department of Transportation or its predecessor or successors, or as the same may be from time to time amended;

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“Class A common stock” are to shares of our Class A common stock, par value $0.0001 per share, which are entitled to one vote per share;

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“Closing Date” are to the date on which the Closing occurred, or July 13, 2021;

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“Code” are to the U.S. Internal Revenue Code of 1986, as amended;

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“Company,” “we,” “us” and “our” are to Aspirational prior to its domestication as a corporation in the State of Delaware and to Wheels Up after its domestication as a corporation incorporated in the State of Delaware, unless otherwise indicated in this prospectus;

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“Company Merger” are to the merger of Merger Sub with and into WUP, with WUP surviving the merger with Aspirational as its managing member;

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“Connect Funds” are to prepaid dollar denominated account credits purchased by Connect members that can be used to pay for flight services on any aircraft available through the Wheels Up program (and/or incidental or extraordinary costs incurred in connection therewith);

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“Continental” are to Continental Stock Transfer & Trust Company;

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“COVID-19” are to SARS-CoV-2 or COVID-19, and any evolutions thereof;

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“Credit Facilities” are to the 1st Amended Facility, the 2nd Facility and the 3rd Facility, collectively;

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“Delta” are to Delta Air Lines, Inc.;

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“Delta Investor Rights Letter” are to the letter agreement, dated as of February 1, 2021, by and among WUP, Aspirational and Delta;

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“DGCL” are to the General Corporation Law of the State of Delaware;

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“Domestication” are to the domestication of Aspirational Consumer Lifestyle Corp. as a corporation incorporated in the State of Delaware;

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“DPJ” are to Delta Private Jets, LLC (now known as Wheels Up Private Jets LLC) prior to its acquisition by WUP on January 17, 2020;

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“DTC” are to The Depository Trust Company;

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“Earnout Shares” are to shares of Class A common stock that former WUP equityholders will have the right to receive, including profits interests holders and restricted interest holders, but excluding option holders, through the issuance of Wheels Up EO Units (as defined in the Merger Agreement) that upon vesting may become exchangeable for, up to an aggregate of 9,000,000 additional shares of Class A common stock in three equal tranches which are issuable upon the achievement of share price thresholds for Class A common stock of $12.50, $15.00 and $17.50, respectively.

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“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

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“FAA” are to the Federal Aviation Administration;

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“FBO” are to fixed based operators or operations, as the context requires;

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“First Step Blocker Mergers” are to the simultaneous mergers of the Blockers with and into the respective Blocker Merger Subs, with the Blockers surviving each merger as wholly owned subsidiaries of Aspirational;

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“founder shares” are to the Aspirational Class B ordinary shares purchased by the Sponsor in a private placement prior to the initial public offering, and the Aspirational Class A ordinary shares that were issued upon the conversion thereof;

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“FTC” are to the Federal Trade Commission;

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“Fund Programs” are pre-purchased amounts of dollar-denominated credits that can be applied to future costs incurred by members, including flight services, annual dues, and other incidental costs such as catering and ground transportation;

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“GAAP” are to accounting principles generally accepted in the United States;

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“Gama” are to Gama Aviation LLC, a Delaware limited liability company and subsidiary of Wheels Up;

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“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

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“initial public offering” are to Aspirational’s initial public offering that was consummated on September 25, 2020;

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“IPO Registration Statement” are to the Registration Statement on Form S-1 (333-248592) filed by Aspirational in connection with its initial public offering, which became effective on September 22, 2020;

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“IRS” are to the U.S. Internal Revenue Service;

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“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012;

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“Live Flight Legs” are to the number of complete one-way revenue generating flight legs in a given period, excluding empty repositioning legs and owner legs related to aircraft under management;

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“Merger Agreement” are to the Agreement and Plan of Merger, dated as of February 1, 2021, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of May 6, 2021, by and among Aspirational, WUP, Merger Sub, Blocker Sub, the Blocker Merger Subs (as defined in the Merger Agreement) and the Blockers (as defined in the Merger Agreement);

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“Merger Sub” are to KittyHawk Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Aspirational;

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“Mergers” are to the First Step Blocker Mergers, the Second Step Blocker Mergers and the Company Merger, collectively;

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“Mountain Aviation” are to Mountain Aviation, LLC, a Colorado limited liability company and subsidiary of Wheels Up;

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“MRO” are to maintenance, repair and overhaul operations;

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“Net Promoter Score” are to the percentage of customers rating their likelihood to recommend a product or service to a friend or colleague as 9 or 10, referred to as promoters, minus the percentage rating this at 6 or below, called detractors, on a scale from 0 to 10. As specifically utilized herein, Wheels Up includes within a post-flight survey sent to members following every flight, the question “How likely are you to recommend Wheels Up to a friend or colleague?” Respondents can respond by checking numbers between 0 and 10, with the bottom of the scale identified as “Not at all Likely” and the top of the scale identified as “Extremely Likely.” The Net Promoter Score is then calculated as (Promoters — Detractors)/Total Respondents;

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“NYSE” are to the New York Stock Exchange;

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“ordinary shares” are to the Aspirational Class A ordinary shares and the Aspirational Class B ordinary shares, collectively;

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“Organizational Documents” are to the Certificate of Incorporation and the Bylaws;

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“Person” are to any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind;

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“PFIC” are to “passive foreign investment company”;

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“PIPE Investment” are to the purchase of shares of our Class A common stock pursuant to the PIPE Subscription Agreements;

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“PIPE Investment Amount” are to the aggregate gross purchase price received by Aspirational prior to or substantially concurrently with Closing for the shares in the PIPE Investment;

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“PIPE Investors” are to those certain investors participating in the PIPE Investment pursuant to the PIPE Subscription Agreements;

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“PIPE Subscription Agreements” are to the subscription agreements pursuant to which the PIPE Investment was consummated;

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“Prepaid Blocks” are to Fund Programs, ATO Funds and/or Connect Funds;

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“private placement warrants” are to the Aspirational private placement warrants outstanding as of the date of this prospectus and the warrants of Wheels Up issued as a matter of law upon the conversion thereof at the time of the Domestication;

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“pro forma” are to giving pro forma effect to the Business Combination;

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“public shareholders” are to holders of public shares, whether acquired in Aspirational’s initial public offering or acquired in the secondary market;

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“public shares” are to the Aspirational Class A ordinary shares (including those that underlie the units) that were offered and sold by Aspirational in its initial public offering and registered pursuant to the IPO Registration Statement or the shares of our Class A common stock issued as a matter of law upon the conversion thereof at the time of the Domestication, as context requires;

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“public warrants” are to the redeemable warrants (including those that underlie the units) that were offered and sold by Aspirational in its initial public offering and registered pursuant to the IPO Registration Statement or the redeemable warrants of Wheels Up issued as a matter of law upon the conversion thereof at the time of the Domestication, as context requires;

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“redemption” are to each redemption of public shares for cash pursuant to the Cayman Constitutional Documents and the Organizational Documents;

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“Registration Rights Agreement” are to the Amended and Restated Registration Rights Agreement dated as of July 13, 2021, by and among Wheels Up, the Sponsor, certain former equityholders of WUP and the other parties thereto;

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“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

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“SEC” are to the U.S. Securities and Exchange Commission;

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“Second Step Blocker Mergers” are to the mergers of the surviving Blockers with and into Blocker Sub, with Blocker Sub surviving each Merger;

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“Securities Act” are to the Securities Act of 1933, as amended;

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“special missions” are to our government, defense and emergency and medical transport businesses;

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“Sponsor” are to Aspirational Consumer Lifestyle Sponsor LLC, a Cayman Islands limited liability company;

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“TAM” are to the total addressable market and is calculated as the total market demand for private aviation measured in estimated annual revenue;

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“TMC” are to Travel Management Company, LLC, an Indiana limited liability company and subsidiary of Wheels Up;

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“U.S.” or “United States” are to the United States of America;

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“warrants” are to the public warrants and the private placement warrants;

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“Wheels Up” are to Aspirational after the Domestication and/or the Business Combination, including after its name change from Aspirational Consumer Lifestyle Corp. to “Wheels Up Experience Inc.,” as applicable, and inclusive of its consolidated subsidiaries;

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“Wheels Up App” are to the Wheels Up mobile app, available on iOS and Android;

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“WUP” are to Wheels Up Partners Holdings LLC and its consolidated subsidiaries prior to the Business Combination; and

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“WUPJ” are to Wheels Up Private Jets LLC (formerly known as Delta Private Jets, LLC), a Kentucky limited liability company, following its acquisition by WUP on January 17, 2020.

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the consolidated financial statements and the related notes included in this prospectus and the information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Our Mission
We connect flyers to private aircraft — and one another — to deliver exceptional, personalized experiences.
Our Opportunity
Private aviation, though a large industry with a growing addressable market, continues to be challenged by the difficulties endemic to pre-digital legacy industries.
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Fragmentation of supply.

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Outdated technology.

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Opaque pricing and inaccessibility.

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Underutilized assets.

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Inefficient matching of supply with demand.

These challenges present an opportunity, one that is enhanced by tailwinds driving growth across the private aviation industry.
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Acceleration in the growth of high-net-worth population.

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Latent demand within an under-penetrated market.

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Favorable consumer trends, including emergence of shared and experience economies.

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Pandemic-driven shifts in priorities and behavior.

Our Solution
We are building an innovative marketplace, powered by data, technology and operational expertise, to connect flyers to private aircraft, at scale.
We Are a Market Leader
Wheels Up is the leading provider of “on demand” private aviation in the United States and one of the largest private aviation companies in the world. We are pioneering data and technology-driven solutions that connect consumers to safety-vetted and verified private aircraft. Our comprehensive platform and proprietary technology are designed to bring efficiency and transparency to an industry that previously has been largely inefficient and opaque, making private aviation accessible to millions of flyers.

Our offerings consist of a suite of products and services, that include multi-tiered membership programs, on-demand flights across all private aircraft cabin categories, aircraft management, retail and wholesale charter, whole aircraft acquisitions and sales, corporate flight solutions, special missions, signature events and experiences, and commercial travel benefits through our strategic partnership with Delta. We believe our diversified marketplace platform offers a solution for all market participants, from aircraft owners and operators to individual and corporate flyers across a wide range of flight needs.
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In just over seven years, we have become a recognized market leader with a track record of growth and innovation. We generated $695.0 million in revenue in 2020.

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Our fleet exceeds 1,500 owned, leased, managed and third-party aircraft, making it among the largest fleets in private aviation.

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For 2020, we had over 9,200 Active Members, over 11,300 Active Users and flew more than 150,000 passengers on approximately 45,000 flights, making us the largest provider of on-demand aviation in the United States

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For calendar year 2020, we achieved a Net Promoter Score of 87 with customers completing our post-flight survey, which is issued after every flight.

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We were awarded the 2020 Top Flight Award for Charter / Fractional / Jet Card Innovation category by Aviation International News.

We will continue to innovate and evolve our business to remain a market leader. The next phase of our growth involves two transformational steps to further our founding mission to simplify private air travel and make it more accessible.
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We will continue to digitize and automate the matching of supply and demand within our marketplace.

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We will make our offering more accessible, opening our platform to non-members, and creating a significantly larger TAM.

Our Revenue
While we offer numerous products and services to our customers and industry partners, we generate revenue within four main categories:
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Membership Revenue — We generate membership revenue from initiation and annual renewal fees across our Connect, Core and Business membership tiers. We believe this membership revenue is highly visible and largely recurring in nature.

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Flight Revenue — Flight revenue is generated by both member and non-member usage. Non-members include wholesale and Jet Card customers, special missions clients and users of the Wheels Up App.

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Aircraft Management Revenue — Aircraft management revenue consists of monthly management fees charged to aircraft owners, recovery of owner incurred expenses including maintenance coordination, cabin crew and pilots, and recharging of certain incurred aircraft operating costs such as maintenance, fuel, landing fees and parking. We pass recovery and recharge amounts back to owners at either cost or a predetermined margin.

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Other Revenue — Other revenue consists of Avianis software subscription fees, third-party MRO revenue, FBO revenue, whole aircraft acquisitions and sales related revenue and fees from sponsorships and partnerships.

Our Marketplace Strategy
In recent years, digitally enabled marketplaces have driven a seismic shift across many industries, and travel in particular, by facilitating efficient matching of supply and demand. Whether Airbnb for lodging, Uber for mobility or booking.com for hotels, each of these companies has introduced a revolutionary platform that connects consumers to providers at scale, fundamentally changing consumer behavior and driving significant addressable market expansion. These shifts, characterized by increased accessibility, pricing transparency and improved asset utilization, have yet to occur in our industry. For much of the private aviation market today, the process of discovering and booking a private flight remains complex, time consuming, opaque and primarily offline. We believe this leaves consumers dissatisfied and inhibits demand. On the supply side, aircraft owners and operators, reliant on brokers or agents to drive customer utilization, suffer from scheduling inefficiencies and challenged economics.
With the investments we have made and continue to make in our platform, including through our recent acquisitions, we have aggregated a large and growing pool of demand that we are connecting to one of the world’s largest and most diverse fleets of first- and third-party aircraft. Leveraging our industry-leading data and technology platform, our operational expertise, and the scale and density of our network, we believe we are best positioned to connect aircraft supply with flight demand bringing simplicity, efficiencies and market expansion that benefit the entire private aviation ecosystem of flyers, owners and operators of aircraft.
Benefits to Flyers:
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Access and Ease of Use:   A simple digital interface offering real-time price discovery and instant booking capabilities based on real-time availability and feasibility.

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More Options:   Expansive network of safety-vetted and verified-available aircraft.

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Transparent and Dynamic Pricing:   Advanced algorithms, machine learning and predictive analytics drive real-time trustworthy market-driven trip-by-trip pricing.

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Reduced Cost of Flying:   Network efficiencies, scale and productization of empty repositioning legs and shared flight options that together drive lower costs to consumers.

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Coordination with Commercial Travel:   Access to commercial travel benefits through strategic relationship with Delta, including Delta Medallion® status, Delta SkyMiles® loyalty rewards and first- and last-mile connections into Delta’s commercial network.

Benefits to Aircraft Owners and Third-Party Operators:
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Increased Asset Utilization:   More flight opportunities driven by one of the largest pools of consistent, premium demand.

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Leading Flight Management Software:   Access to a leading cloud-based solution to efficiently manage all aspects of daily operations (i.e., billing, passenger manifests, crew, ground, etc.).

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Fleet Optimization:   Capability to optimize fleet within a scaled visible demand network, reducing empty repositioning legs and generating incremental flight revenue.

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Future Profitability:   Reduce reliance on inefficient and often costly third-party broker or sales model.

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Reduced Cost of Ownership:   Access to Wheels Up charter demand drives shared revenue that defrays cost of ownership.

History of Innovation and Market Expansion
Wheels Up was founded in 2013 by industry pioneer Kenny Dichter to provide a cost-efficient, accessible and transparent option that addressed the needs of the modern private flyer.
Wheels Up introduced the industry’s first membership-based private aviation offering, providing access to an owned and leased fleet of premium aircraft for a reasonable initiation fee, annual dues and a pay-as-you-fly model. With this new model, Wheels Up reduced the entry cost of private aviation and expanded the universe of potential flyers. To service this offering, we invested in a fleet of new King Air 350i aircraft, an aircraft that most cost effectively addresses the majority of typical private flights in the United States: those under two hours. This investment enabled us to secure initial fleet format exclusivity from the OEM, Textron Aviation, creating a differentiated product that gave us a strong foothold in a competitive market. We also focused on building a best-in-class team, a reliable and customer-centric experience supported by innovative technology and a trusted lifestyle brand.

The rapid market adoption and loyal customer base that followed supported expansion of our fleet offering to include a supplemental charter product to capture demand not satisfied by the aircraft types in our owned and leased fleet. Relying on a growing third-party operator fleet allowed us to capture additional demand and rapidly scale the business without significant additional investment in new fixed assets. Transitioning to an “asset right” business model began the transformation of Wheels Up into a full-service private aviation solution with capabilities to serve all customer demand, regardless of asset class and trip requirements.
Recent Transactions Have Accelerated Our Strategy
In the past two years, we completed six transformative strategic transactions to accelerate our marketplace strategy, each of which is identified by name and date of completion below.
Scaling our “Asset-Right” Fleet of Aircraft — We expanded the breadth and depth of our fleet with the addition of more than 240 aircraft across all cabin class categories, including 170 managed aircraft and the largest floating fleets of Light jets and Citation Xs in North America.
Broadening and Streamlining our Capabilities — We acquired direct control over our owned and leased fleet operations, added in-house maintenance capabilities, including heavy maintenance, with a nationwide footprint and diversified our operations with the addition of aircraft management, wholesale flight operations and special mission capabilities.
Driving Additional Customer Demand — We added thousands of flyers to our platform, including retail, corporate and wholesale customers. Additionally, our strategic relationship with Delta provides exposure to high-value Delta individual and corporate customers through co-marketing products, features and benefits.
Adding Advanced Proprietary Technology — The Avianis cloud-based flight management system is currently utilized by approximately 100 aircraft owners/operators, with close to 2,000 aircraft on the system. As the system begins to facilitate fleet optimization and provides access to Wheels Up demand, we expect Avianis to attract more owners/operators, and thus aircraft, to our marketplace.
Industry and Market Opportunity
The U.S. Private Aviation Industry Is Large and Growing
The private aviation industry has historically served high-net-worth individuals and corporate customers, allowing flyers to maximize productivity and minimize overall travel time. We believe the private aviation market in the United States represents a massive market opportunity, with an estimated $31 billion of annual spending on passenger charter flights and whole and fractional aircraft. We believe our addressable market is considerably greater, just north of $50 billion today. We calculate this market opportunity on a bottom-up basis based on our addressable population, which is comprised of individuals with net worth greater than $1 million and corporations with annual revenue greater than $20 million (see chart below). Based on expected growth in global high-net-worth populations and assuming a minor increase in the weighted average penetration rate across the relevant demographics driven by digitization, optimization of supply and demand and simplification of a complex environment, we believe the addressable market can grow to $80 billion by

2025. The charts below demonstrate the size of the current private aviation market in the United States as measured in estimated annual revenue, as well as our view of the current and potential addressable market sizes, accompanied by demographic data and market penetration assumptions that underly a bottoms up analysis that supports such market sizing.

U.S. ADDRESSABLE MARKET

+$29Bn
2025
DEMOCRATIZED TAM
~$80Bn
+$20Bn
CURRENT
DEMOCRATIZED TAM
~$51Bn
CURRENT
PRIVATE AVIATION
MARKET
$31Bn

WHEELS UP EXPANDS THE MARKET OPPORTUNITY THROUGH DEMOCRATIZATION

17.9
0.07
0.9
1.9
$50MM
$10-50MM
$5-10MM
$1-5MM

CURRENT ESTIMATED # OF U.S. INDIVIDUALS BY NET WORTH(MM)

68,252
11,888
7,252
4,139
$1,000MM+
$250-1,000MM
$100-250MM
$20-100MM

CURRENT ESTIMATED # OF U.S. CORPORATIONS BY REVENUE

	INDIVIDUALS BY NET WORTH				CORPORATIONS BY ANNUAL SPEND			
	$1-5MM	$5-10MM	$10-50MM	$50MM+	$20-100MM	$100-250MM	$250-1,000MM	$1,000MM+
Penetration Rate	5.0%	7.5%	10.0%	10.0%	100.0%	100.0%	100.0%	100.0%
Annual Spend ($K)	11.0	52.4	180.1	282.1	128.8	183.9	183.9	613.1
Market Size ($Bn)	9.8	7.3	16.4	2.1	8.8	2.2	1.3	2.5
Total Addressable Market ($Bn)	50.5							

Sources: IBIS, GAMA, Euromonitor.

Significant Tailwinds Are Driving Growth Across the Industry
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Growth in High-Net-Worth/Ultra High-Net-Worth Populations and Corporate Earnings — Capgemini Financial Services estimates that the number of high-net-worth individuals in North America has grown at an average of 7.9% annually from 2012 through 2018, a trend that is expected to continue. Corporate earnings, which have historically correlated closely to the utilization of private aircraft, also continue to achieve new all-time highs.

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Favorable Consumer Trends — Market research indicates that experiences currently account for over 65% of discretionary spending. In addition, we believe the COVID-19 global pandemic has led to a shift in consumer prioritization of wellness and safety, with private aviation viewed increasingly by those in the addressable market as a health-conscious decision rather than a discretionary luxury.

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Significant Latent Demand — According to a 2019 study from McKinsey & Company, only 10% of individuals that can afford to fly privately (measured as net worth in excess of $10 million) currently do so. According to a Goldman Sachs February 2021 study, consumers who have foregone spending opportunities have amassed “excess” savings of $1.5 trillion that will further fuel post-pandemic spending. Additionally, COVID-19 related stay-at-home and travel quarantine orders have temporarily suppressed corporate travel and spending, which is expected to return over time and further fuel post-pandemic spending.

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Underutilized Assets, Growth of the Shared Economy and Impact of Technology — Industry data regarding annual flight hours across all private aircraft indicates the average private aircraft generally sits idle approximately 97% of the time. We believe that private aviation is among the last of the industries characterized by such latent and underutilized supply. The growing shared economy culture and mindset, most often incorporating data and technology driven platforms, has proven to be a global catalyst for increased asset utilization across numerous industries.

Private Aviation Has Challenges Endemic to Pre-digital Legacy Industries
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Highly Fragmented Supply —  Private aviation is highly fragmented with respect to both retail customers and owners and operators of aircraft. The top ten operators in the United States control only 8% of the industry’s capacity. More than 1,800 operators control fewer than 10 aircraft each.

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Complex Operations — Customer demand is geographically spread out, unscheduled and often last-minute. Capacity is constrained due to asset availability, crew duty time limitations, unpredictable weather conditions, stringent regulatory requirements and scheduled and unscheduled maintenance.

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Slow Adoption of New Technology — We believe the lack of investment in technology has left the industry reliant upon outdated technology and means of communication. These technological and communications challenges, exacerbated by industry fragmentation, have created a disconnect between the consumer and operator, with no ability to track and match demand based on real-time location and availability of aircraft.

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High Customer Frustration Driven by Opaque Pricing — Pricing methodologies are inconsistent and unpredictable, with no clear indication of the variety of factors that drive total cost to consumers. The prevalence of manual quote-and-response models creates delays between flight request and price confirmation. Further, a lack of transparency at the time of booking regarding the true cost of a flight results in surprise surcharges and additional costs after the booking process is completed, and often after the flight.

Our Competitive Strengths
Difficult to Replicate Platform
The investments we have made since our inception in our brand, fleet, service and technology, including through our recent acquisitions, have resulted in a comprehensive, integrated platform that we believe is unmatched and would take years and significant investment of capital to replicate in its scale and breadth of offering. We believe the comprehensiveness of our platform will enable us to effectively address the industry’s historical challenges, in particular through the continued development of our marketplace, as well as capitalize on future opportunities that may arise through commercialization of emerging and sustainable technologies, such as eVTOL and other electric aircraft or aerial ridesharing innovations.

Aspirational Lifestyle Brand
The above images provide examples of Wheels Up brand activations through exclusive events and experiences, paid sponsorships and Ambassador partnerships, each of which is more fully described below. In most circumstances, including for those pictured above, Wheels Up Ambassadors pay for their Wheels Up memberships and when they purchase flight time, receive bonus flight credits in consideration for their Ambassador activities, which may include attendance at Wheels Up events, photo and video shoots, and/or postings on social media, among other activities.
We have built an industry-leading trusted brand that creates broad consumer awareness, attracts new customers and allows us to generate deep engagement with our current members and non-member flyers. We believe one of the most important attributes of our brand is trust. Each and every day, our passengers trust us with their lives, and it is paramount that we consistently reinforce this trust with our actions and words. This begins with our uncompromising commitment to safety as our number one priority.
We have fostered member engagement through unique media and brand activations and through our philanthropy platform, “Wheels Up Cares,” which supports multiple causes like Feeding America, the American Heart Association and TAPS, among others. Our brand is enhanced through partnerships with over 100 brand ambassadors, including Tom Brady, Serena Williams and Russell Wilson, among many others, whom we engage for member experiences and marketing opportunities. We reinforce our brand positioning and membership offerings through exclusive experiences at iconic destinations such as the Super Bowl®, The Masters® and Art Basel®, and with strategic partnerships through leading lifestyle brands, such as Four HundredTM and Inspirato®. We believe these benefits are important for driving member loyalty and retention and serve to further differentiate the Wheels Up brand.
Membership Model
We provide private aviation services through our innovative membership program, offering three membership tiers — Connect, Core and Business. Each program requires members to pay an initiation fee and annual dues and provides access to one of the world’s largest combined fleets of owned, leased, managed and third-party aircraft.
Multi-Tier Offering Drives Deeper Penetration and Expansion of Our TAM — We launched Wheels Up with our Core and Business memberships which provided guaranteed aircraft availability and fixed rate pricing. In 2019, we added our lower-priced Connect membership, introducing a solution tailored to the prospect or member with less frequent flight needs and more flexibility in their schedule. In 2020, this multi-tiered structure, addressing a broad spectrum of private aviation needs, drove 59% year-over-year growth in Active Members.
Outstanding Service, Product Innovations and Lifestyle-Enhancements Drive Customer Loyalty and Engagement — We are continually evolving and adding value to our programs and services, including expansion of our flight offering to meet all travel mission profiles, the addition of new value-add digitally enabled features, the introduction of dynamic pricing, and expansion of our Wheels Down lifestyle program to include more events, experiences and partnership benefits. We believe this focus on enhancing the value of our memberships has driven our high member engagement and retention. For 2020, we experienced a retention rate of 89.6% for members whose annual flight spend exceeded $25,000, and over 90% for our highest spending members.
Growing Membership and Purchase Behavior Provides Predictable Revenue and Demand —  Since 2014, the number of our Active Members has grown at a compounded average rate of 44%, and our Core and Business members on average spend between $70,000 to $75,000 annually. Approximately 45% of our Core and Business members prepay their forward flying each year through purchases of Prepaid Blocks in increments generally between $50,000 and $400,000. During 2020 and 2019, our members pre-purchased $532 million and $250 million of Prepaid Blocks, respectively. The combination of recurring membership fees, consistent per member spend and purchases of Prepaid Blocks provides us with strong visibility into forward revenue and predictability of future demand, while the Prepaid Blocks contribute to strong cash flow from operations.
“Asset-Right” Network of Aircraft
Through targeted capital investments, cultivation of third-party operator relationships and recent strategic transformative transactions, we have aggregated one of the industry’s largest and most diverse fleets of owned, leased, managed and third-party operator aircraft.
Managed and Third-Party Fleets Support Rapid, Capital-Efficient Scaling —  We are transitioning from a focus on our owned and leased aircraft to an “asset right” balance with increased utilization of our managed and third-party network fleet, as illustrated in the pie charts below.
We believe this strategy provides increased flexibility to quickly scale our business with limited direct and ongoing capital investment. Additionally, we believe we will be able to benefit from economies of scale as our fleet grows, creating the potential to obtain better pricing from key vendors including fuel providers, FBOs and third-party maintenance, training and other providers.
Expanded Fleet Drives Increased Demand and Flight Spend —  We believe greater breadth and diversity of our fleet will increase wallet share from our existing members and appeal to a broader audience of members and non-members, driving significantly more demand through our marketplace and strengthening our member retention. In addition to supporting the extension of our offering from a focus on shorter flight segments to one capable of addressing all typical private aviation missions, our fleet scale and diversity has enabled us to innovate with new offerings, such as our recently introduced transcontinental pricing supported by our newly expanded Citation X Super-Midsize fleet.
King Air Fleet Provides Differentiated Flight Option —  Though we have since expanded our offerings to address all flight missions and profiles, the size and scale of our King Air fleet and the head start afforded to us by our initial fleet-format exclusivity with this asset allows us to continue to provide a differentiated option as among the “greenest” aircraft available based on its comparatively low fuel burn and the most cost-efficient option for the majority of private flights in the United States: those under two hours.
Fleet Flexibility Drives Network Efficiencies and Customer Benefits —  In most circumstances, we maintain the flexibility to place customers on any of the owned and leased, managed or third-party assets available to us. The flexibility to optimize across a scaled nationwide network enables us to utilize the right aircraft, in the right place, at the right time. Over time, we believe this optionality will allow us to offer lower pricing and better experiences for our customers, maximize efficiency across a larger overall network and to drive future profitability.
Proprietary Technology, Algorithms and Data Ecosystem
We have invested significantly in extending our technology platform to support a growing end-to-end aviation marketplace. Our marketplace platform comprises three main elements: intuitive digital front — end interfaces, a middle tier supported by data-driven optimization and pricing algorithms, and a back-end featuring a comprehensive flight operations platform, with connectivity to a network of third-party operators, supported by our Avianis flight management system. Each of the elements of our marketplace platform relies upon and fuels a powerful data ecosystem containing data generated from within our systems, as well as from external industry sources.
Our Consumer-Facing Digital Products Support “Search, Book and Fly” Experience
Screenshots from the flight booking process in the Wheels Up App on iOS.
Our front-end consumer facing applications include our highly-rated mobile app on iOS and Android, a website for our members, and, shortly, APIs for third-party partner plug-ins to our marketplace. The core functionality of each of these solutions is our “Single Search” interface, which delivers dynamically priced flight options across multiple aircraft categories, in near real-time, available for instant booking. Our proprietary mobile app can distinguish all member and non-member criteria and retain personal preferences to ensure an elevated personalized travel experience. We believe the simplicity of the Wheels Up App, with transparent pricing and instant booking capabilities, provides a frictionless experience enabling us to expand our offering to non-members.
An Advanced Pricing Engine, with Matching and Optimization Algorithms, Drive Efficiency and Higher Utilization
The middle tier of our differentiated marketplace platform comprises a suite of proprietary technologies and data science capabilities that price trips, match aircraft to missions, and optimize aircraft and crew schedules. Currently, our revenue management and flight operations groups work inter-dependently to align available supply on the network with flight demand utilizing real-time booking data and predictive analytics. With algorithms that forecast demand by asset class and at a regional or local level, we can drive pricing that favors trips based on a variety of variables that bring efficiency to the network, such as improving asset utilization by shifting demand to lower volume days. With our proprietary optimization software, we are able to optimize our daily schedule across our full network to reduce repositioning costs, drive network efficiency and maximize asset utilization. We believe these technologies, and our proprietary pricing and optimization algorithms in particular, provide a competitive advantage relative to other competitors, many of whom rely on pricing and scheduling functions that are highly analog and manual.
Avianis FMS Provides Integrated Fleet Management and Will Connect Supply to our Marketplace
Avianis is a cloud-based SaaS subscription FMS that enables aircraft owners/operators to run critical elements of their day-to-day business (e.g., fleet scheduling, inventory management, flight planning, crew and maintenance scheduling, etc.) with integrations to third party trip service providers (e.g., ground transportation, catering, lodging, etc.). Approximately 100 aircraft owners/operators, with close to 2,000 aircraft currently manage their fleet operations on the Avianis FMS, including several of our largest third-party operators. Certain of our owned, leased and managed fleets are already operating the Avianis FMS, and we expect to convert our remaining fleets by the end of 2021.
Beyond its core functionality with respect to day-to-day operations, we view Avianis as an essential element to unlocking the power of the marketplace to drive network effects at scale. We are extending the capabilities of the Avianis FMS to include our pricing and optimization technology, and to offer owners and operators the ability to opt-in to sharing real-time pricing and availability and obtain access to our high-fidelity data and consistent demand. We believe that as our marketplace scales and these new integrations and features come online, we will see many owners and operators, including those that are subscale with limited resources and no previous access to consistent and optimized demand, adopt Avianis as their core FMS to reap the benefits from our integrated platform, in turn bringing greater supply to the marketplace.
Data Science Powers our Pricing and Optimization Technology
Our proprietary technology, machine learning, and data analytics models optimize our supply, sourcing and logistics models, calibrate our pricing, streamline our processes and enable the acceleration of our overall flight revenue velocity. We generate and aggregate a significant amount of data across three categories that we believe are essential to, and collectively drive, the network effects that will benefit all marketplace participants: demand data (e.g., customer and transactional data), supply data (e.g., aircraft and scheduling data) and marketplace data (e.g., pricing and itinerary data). This aggregation and cross-section of data continuously inform and update our machine learning algorithms. And the value of the platform for participants is continuously enhanced, and greater amounts of data are generated, as more constituents are connected in our network.
Strategic Relationship with Delta
In January 2020, in connection with our purchase of DPJ, we entered into a long-term commercial cooperation agreement with Delta. We expect this relationship will drive significant value through certain strategic initiatives, co-marketing efforts and the creation of an array of new products and valuable features for existing and prospective customers of both Wheels Up and Delta, which includes or will include:

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Delta SkyMiles® and Delta Medallion® status:   Provision of miles within the Delta SkyMiles® Program to new and renewing Wheels Up members and Delta Medallion® status to Wheels Up members based on flight spend, as well as the ability for Delta customers to redeem miles for Wheels Up products and services.

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Product Trials for Delta Customers:   Introduction of exclusive Wheels Up partner benefits and product offerings to Delta’s 360, Diamond and Platinum Medallion members.

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Co-Marketing Efforts:   Marketing our products and services to our respective member and customer bases, including Delta’s large roster of corporate account relationships.

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Platform Integrations:   Targeted integrations of our respective technology platforms to streamline and drive cross-program engagement.

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Flexible Funds:   Ability for Wheels Up customers to utilize their Blocks to purchase Delta commercial flights.

Delta is also a significant minority shareholder in Wheels Up and Delta has the right to designate, and at Closing will continue to have the right to designate, two members of our Board. We believe the participation of Delta’s designees on our Board adds tremendous strength and breadth of experience, and industry expertise, to our leadership team.
Innovative Founder Supported by Passionate and Experienced Team
Kenny Dichter, our founder and Chief Executive Officer, has been a recognized leader in our industry for more than 20 years. The leadership team supporting Mr. Dichter is comprised of seasoned executives with prior experience at best-in-brand companies like Amazon, Airbnb, Dealertrack and Cox Automotive, Bloomberg, Hilton, Patron and Coca Cola, among other industry leaders. Through this vast experience, the team has a demonstrated track record of scaling businesses, transitioning industries from analog to digital, driving adoption of marketplace solutions, capturing brand value and achieving profitable growth. The Wheels Up team includes, and is supported by, a deep bench of industry experts across all functional areas of the organization.
Our Growth Opportunities
Expand TAM with Introduction of Digitally Enabled Non-Member Access
We are at an important phase of our evolution as we aim to make private aviation more accessible and significantly expand our total addressable market. For the first time since our inception, we are opening our marketplace to include non-members using the Wheels Up App. We believe a user-friendly, transparent “search, book and fly” digital experience will remove friction points for new entrants to private aviation as well as appeal to those who currently use more analog and opaque competitive options. We also believe that many of these customers, once exposed to the Wheels Up experience and brand ecosystem, will, over time, become an important part of our member community. Our members will always be a critical component of our business and brand and we remain committed to continuing to deliver for them on our promise of value, service and experience. We believe the additional demand driven by non-members should provide benefits to our members that include improved pricing driven by broader network effects and more flight sharing options, among others.

Fuel the Marketplace Flywheel
We believe we are only just beginning to reap the benefits of our foundational investments in the business. With our network of aircraft, the power of our marketplace platform and our trusted and aspirational lifestyle brand, we see many exciting opportunities for future growth. The above chart demonstrates the flywheel effect that we have experienced and expect to continue to experience as a result of our prior and ongoing investments in our platform.
Continue to Grow Our Connect, Core and Business Memberships — We believe that we have only just begun to penetrate the existing addressable market with our membership programs. In 2020, which was our first year selling an expanded, guaranteed cabin class offering, we had our strongest year of new Core and Business membership sales in our history. Our recently introduced lower-priced Connect membership also gained significant traction in 2020, achieving 275% year over year growth in active Connect members, and now representing over 25% of our total Active Members as of December 31, 2020.
Increase Customer Flight Spend — According to our 2018 member survey, our members were spending, on average, approximately 45% of their private aviation wallet share with Wheels Up, due in large part to our early focus on shorter duration flights. As we have expanded our fleet offerings to service a broader spectrum of flight needs, we believe we have multiple opportunities to increase our share of our customers’ overall private aviation spend through existing and new products and features (e.g., our recently introduced transcontinental product). We believe adoption of our comprehensive cabin class offering, introduced only one year ago, will accelerate as customer travel spend returns to pre-pandemic levels over time. We believe that as the COVID-19 pandemic subsides, we will see increased flight activity in our member base as vacation flying and business travel recover to pre-pandemic levels over time.
Improve Unit Economics — We expect our flight unit economics will continue to improve over time. On our owned and leased fleet, we expect to enjoy significant cost savings from insourcing our maintenance operations and improving the efficiency and utility of our fleet. On our managed and third-party fleet, cost savings will be driven primarily by optimizing when and how we use those aircraft. We believe that as we grow our marketplace scale, this will become increasingly efficient over time. By optimizing the utilization of aircraft across our entire network, including our owned and leased, managed and third-party fleets through our developing proprietary technology, we believe we can enhance overall efficiency and achieve profitability.
Grow Aircraft Management, Maintenance and Other Existing Revenue Streams — We believe there are opportunities to further grow and monetize additional areas of our business. We expect our aircraft management business to grow as we continue to integrate our acquired companies and as the benefits of our large network become even more valuable and apparent to prospective managed clients. We believe the investment we are making in our in-house maintenance capabilities, including the expansion of our geographic footprint, allows the opportunity to also provide these products and services to third-party aircraft owners and operators. We have also invested in whole aircraft acquisitions and sales and special missions, all of which we believe could become more meaningful contributors to revenue.
Expand into New Geographies
We believe we are well-positioned to build on our market leadership in the United States by selectively expanding into other geographies, namely Europe, the Middle East, South America and the Asia-Pacific

region, that have a significant number of high-net-worth consumers that we believe are currently underserved by private aviation offerings. We may pursue global expansion through acquisitions or strategic relationships with existing aircraft owners, operators or other industry participants in those regions and the roll-out of the marketplace app in new markets and/or through potential franchise or licensing opportunities. We believe any international efforts will be enhanced through our relationship with the Aspirational sponsors, given their vast experience in the global consumer luxury and lifestyle sectors and their network of relationships worldwide.
Extend into Platform Adjacencies
We believe that with the power of our brand, our engaged and highly valued customer base and our new relationship with the Aspirational sponsors, we can expand our platform into complementary luxury and lifestyle offerings, which could include lodging and yacht rentals, additional experiential offerings, co-branded credit cards and collaborations, as well as partnerships with brands that are affiliated with the Aspirational sponsors and other luxury brands. We believe our brand, technology and network position us to explore opportunities across the luxury travel market, which according to a September 2019 report by Global Luxury Travel Market, Allied Market Research, exceeds $1 trillion globally.
Explore Opportunistic Consolidation and Accretive Acquisitions
As a result of the Business Combination with Aspirational and the concurrent capital investment in our business, we will have unrestricted cash and cash equivalents on our consolidated balance sheet, affording us the flexibility to add scale and/or other capabilities to our network through opportunistic acquisitions and partnerships over time. We may explore opportunities in a number of areas that strengthen, complement or accelerate our business strategy, which could include complementary technology platforms, retail and wholesale charter providers, private aviation brokerage businesses, aircraft management companies or companies with functionality that complements or supports our other business operations, e.g., maintenance or special missions. We expect to be in the enviable position of being able to explore and execute on such opportunities based on our track record of acquisition successes.
Leverage Our Platform to Support Emerging Aircraft Technologies
In recent months there has been an acceleration of investment in the development of eVTOL, electric engine aircraft and similar sustainable aerial technologies. With the breadth of our platform across our customer base, brand, service, and technology, we believe we are uniquely positioned to support the commercialization of these aircraft. Our participation in the development, introduction and scaling of these new technologies could occur through acquisitions, partnerships, joint ventures or other commercial relationships with manufacturers, operators and/or those building out the networks and related infrastructure.
Expand Flight Sharing Opportunities that Reduce Costs and Expand TAM
We believe that we can meaningfully lower the cost of flying privately through the expansion of our digitally enabled shared-flight opportunities, allowing us to bring new flyers to the industry and capture greater wallet share from an expanding addressable market. The ability to crowd-source and split the cost of a flight with like-minded travelers to a shared destination (e.g., a college football game, reunion, special event or a weekend trip), can reduce the cost of flying privately by 50% or more. We believe the continued growth of our member and customer base, including through the eventual introduction of sharing flight features through our publicly available non-member access, will significantly increase the pool of potential shared participants, which in turn will drive more shared flight opportunities. We are also able to bring down the cost of private flying by offering select by-the-seat opportunities on pre-determined and popular routes, such as New York to Nantucket, and to popular annual events, such as the Super Bowl® or The Masters®.
Emerging Growth Company
Aspirational is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in Aspirational’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Aspirational has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Aspirational, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Aspirational’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (A) following the fifth anniversary of the closing of Aspirational’s initial public offering, (B) in which we have total annual gross revenue of at least $1.07 billion or (C) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Corporate Information
Aspirational was incorporated on July 7, 2020 as a special purpose acquisition company and a Cayman Islands exempted company under the name Aspirational Consumer Lifestyle Corp. On September 25, 2020, Aspirational completed its initial public offering. On July 13, 2021, Aspirational consummated the Business Combination with WUP pursuant to the Merger Agreement. In connection with the Business Combination, Aspirational changed its name to Wheels Up Experience Inc.
Wheels Up’s principal executive offices are located at 601 West 26th Street, Suite 900, New York, New York 10001. Our telephone number is 1-855-359-8760. Our internet address is www.wheelsup.com. The information on, or that can be accessed through, our website is not part of this prospectus. The website address is included as an inactive textual reference only.

The Offering
Issuer
Wheels Up Experience Inc. (formerly known as Aspirational Consumer Lifestyle Corp.)
Issuance of Class A common stock
Shares of Class A common stock offered by Wheels Up
12,521,494 shares, consisting of:
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4,529,950 shares that are issuable by us upon the exercise of the private placement warrants; and

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7,991,544 shares that are issuable by us upon the exercise of the public warrants.

Shares of Class A common stock outstanding prior to exercise of all warrants
245,287,754 shares (as of July 13, 2021)
Exercise price of warrants
$11.50 per share, subject to adjustments as described herein
Use of proceeds
We will receive up to an aggregate of approximately $144.0 million from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. We expect to use any net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities, capital expenditures and working capital. See “Use of Proceeds.”
Resale of Class A common stock and private placement warrants
Shares of Class A common stock offered by the selling securityholders
193,195,497 shares, consisting of:
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138,195,497 shares issued in connection with the Mergers; and

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55,000,000 PIPE shares.

Warrants offered by the selling securityholders
4,529,950 private placement warrants
Terms of the offering
The selling securityholders will determine when and how they will dispose of the shares of Class A common stock and warrants registered under this prospectus for resale.
Use of proceeds
We will not receive any proceeds from the sale of shares of Class A common stock or private placement warrants by the selling securityholders.
Lock-Up restrictions
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “— Lock-Up Restrictions” for further discussion.
Risk factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
Market for Class A common stock and warrants
Our Class A common stock is traded on the NYSE under the symbol “UP.” Our public warrants are quoted on the NYSE under the symbol “UP WS” and, after resale, the private placement warrants will also trade under the same ticker symbol as the public warrants.

Risk Factor Summary
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, financial condition, results of operations, and prospects. Such risks include, but are not limited to:
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We may not be able to successfully implement our growth strategies.

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We have a limited operating history and history of net losses, and we anticipate that we will experience net losses for the foreseeable future.

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Our operating results are expected to be difficult to predict based on a number of factors that also will affect our long-term performance.

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We may not be able to grow our complementary products and service offerings through opportunistic acquisitions or otherwise as part of our growth strategy. Any failure to adequately integrate past and future acquisitions into our business could have a material adverse effect on us.

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We are exposed to the risk of a decrease in demand for private aviation services.

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The outbreak and global spread of COVID-19 has adversely impacted certain aspects of our business. The duration and severity of the COVID-19 pandemic, and similar public health threats that we may face in the future, could result in additional adverse effects on our business, operating results, financial condition and liquidity.

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We are subject to certain restrictions on our business as a result of our participation in governmental programs under the CARES Act.

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Delta may have the right to terminate its commercial agreements with us.

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The supply of pilots to the airline industry is limited and may negatively affect our operations and financial condition. Increases in our labor costs, which constitute a substantial portion of our total operating costs, may adversely affect our business, results of operations and financial condition.

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We may be subject to unionization, work stoppages, slowdowns or increased labor costs and the unionization of our pilots and inflight crewmembers could result in increased labor costs.

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Significant increases in fuel costs could have a material adverse effect on our business, financial condition and results of operations.

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Some of our business is dependent on our third-party operators to provide flights for our customers. If such third-party operators do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition and results of operations could be adversely affected.

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If our efforts to continue to build our strong brand identity and improve member satisfaction and loyalty are not successful, we may not be able to attract or retain members, and our operating results may be adversely affected.

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Any failure to offer high-quality customer support may harm our relationships with our customers and could adversely affect our reputation, brand, business, financial condition and results of operations.

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If we are unable to adequately protect our intellectual property interests or are found to be infringing on intellectual property interests of others, we may incur significant expense and our business may be adversely affected.

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A delay or failure to identify and devise, invest in and implement certain important technology, business, and other initiatives could have a material impact on our business, financial condition and results of operations.

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A failure in our technology or breaches of the security of our information technology infrastructure may adversely affect our business and financial condition and disrupt our customers’ businesses.

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Our obligations in connection with our contractual obligations could impair our liquidity and thereby harm our business, results of operations and financial condition.

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Our ability to obtain financing or access capital markets may be limited.

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We could suffer losses and adverse publicity stemming from any accident involving aircraft models operated by us or third parties.

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Terrorist activities or warnings have dramatically impacted the aviation industry and will likely continue to do so.

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We are subject to significant governmental regulation.

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We are subject to various environmental and noise laws and regulations, which could have a material adverse effect on our business, results of operations and financial condition.

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Our Organizational Documents include provisions limiting voting by non-U.S. Citizens.

RISK FACTORS
Investing in our securities involves risks. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, before deciding whether to purchase any of our securities. Our business, reputation, brand, financial condition, results of operations, and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of these risks actually occur or are more material than we expect, our business, reputation, brand, financial condition, results of operations, and prospects could be materially and adversely affected. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, results of operations, and prospects. In such event, the market price of our securities could decline, and you could lose all or part of your investment.
Risks Relating to Our Business and Industry
We may not be able to successfully implement our growth strategies.
Our growth strategies include, among other things, expanding our addressable market by opening up private aviation to non-members through our marketplace, expanding into new domestic and international markets and developing adjacent businesses. We face numerous challenges in implementing our growth strategies, including our ability to execute on market, business, product/service and geographic expansions. Our strategies for growth are dependent on, among other things, our ability to expand existing products and service offerings and launch new products and service offerings. Although we devote significant financial and other resources to the expansion of our products and service offerings, our efforts may not be commercially successful or achieve the desired results. Our financial results and our ability to maintain or improve our competitive position will depend on our ability to effectively gauge the direction of our key marketplaces and successfully identify, develop, market and sell new or improved products and services in these changing marketplaces. Our inability to successfully implement our growth strategies could have a material adverse effect on our business, financial condition and results of operations and any assumptions underlying estimates of expected cost savings or expected revenues may be inaccurate.
We have a limited operating history and history of net losses, and we anticipate that we will experience net losses for the foreseeable future.
You should consider our business and prospects in light of the risks, expenses and difficulties encountered by companies in their early stage of development. We were formed as a Delaware limited liability company and launched our business on July 1, 2013. Accordingly, we have limited operating history upon which to base an evaluation of our business and prospects.
We have experienced significant net losses since our inception and, given the significant operating and capital expenditures associated with our business plan, we anticipate continuing net losses for the foreseeable future. If we do achieve profitability, we cannot be certain that we will be able to sustain or increase such profitability. We incurred a net loss of approximately $32.2 million and $85.4 million for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively. We have not consistently generated positive cash flow from operations, and we cannot be certain that we will be able to generate positive cash flow from operations in the future. To achieve and sustain profitability, we must accomplish numerous objectives, including broadening and stabilizing our sources of revenue and increasing the number of paying members to our service. Accomplishing these objectives may require significant capital investments. We cannot be assured that we will be able to achieve these objectives.
Our operating results are expected to be difficult to predict based on a number of factors that also will affect our long-term performance.
We expect our operating results to fluctuate significantly in the future based on a variety of factors, many of which are outside our control and difficult to predict. As a result, period-to-period comparisons of our operating results may not be a good indicator of our future or long-term performance. The following factors may affect us from period-to-period and may affect our long-term performance:

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we may fail to successfully execute our business, marketing and other strategies;

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our ability to grow complementary products and service offerings may be limited, which could negatively impact our growth rate and financial performance;

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we may be unable to attract new customers and/or retain existing customers;

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we may require additional capital to finance strategic investments and operations, pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be sure that additional financing will be available;

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our historical growth rates may not be reflective of our future growth;

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our business and operating results may be significantly impacted by general economic conditions, the health of the U.S. aviation industry and risks associated with our aviation assets;

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litigation or investigations involving us could result in material settlements, fines or penalties and may adversely affect our business, financial condition and results of operations;

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existing or new adverse regulations or interpretations thereof applicable to our industry may restrict our ability to expand or to operate our business as we wish and may expose us to fines and other penalties;

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the occurrence of geopolitical events such as war, terrorism, civil unrest, political instability, environmental or climatic factors, natural disaster, pandemic or epidemic outbreak, public health crisis and general economic conditions may have an adverse effect on our business;

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some of our potential losses may not be covered by insurance, and we may be unable to obtain or maintain adequate insurance coverage; and

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we are potentially subject to taxation-related risks in multiple jurisdictions, and changes in tax laws could have a material adverse effect on our business, cash flow, results of operations or financial condition.

We may not be able to grow our complementary products and service offerings through opportunistic acquisitions or otherwise as part of our growth strategy. Any failure to adequately integrate past and future acquisitions into our business could have a material adverse effect on us.
From time to time, we may consider opportunities to acquire other companies, products or technologies that may enhance our products and service offerings or technology, expand the breadth of our markets or customer base, or advance our business strategies. Any such transaction could be material to our business and could take any number of forms, including mergers, joint ventures and the purchase of equity interests. The consideration for such transactions may include, among other things, cash, common stock or our equity interests, and in conjunction with a transaction we might incur additional indebtedness. If we elect to pursue an acquisition, our ability to successfully implement this transaction would depend on a variety of factors, including obtaining financing on acceptable terms and compliance with the restrictions contained in our debt agreements. If we need to obtain any lenders’ or third parties’ consent prior to an acquisition, they may refuse to provide such consent or condition their consent on our compliance with additional restrictive covenants that limit our operating flexibility.
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Acquisition transactions involve risks, including, but not limited to:

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insufficient revenue to offset liabilities assumed;

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inadequate return of capital;

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regulatory or compliance issues, including securing and maintaining regulatory approvals;

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unidentified issues not discovered in due diligence;

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those associated with integrating the operations or (as applicable) separately maintaining the operations;

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financial reporting;

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managing geographically dispersed operations;

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the diversion of management’s attention from current operations;

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potential unknown risks associated with an acquisition;

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unanticipated expenses related to acquired businesses or technologies and their integration into our existing business or technology;

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the potential loss of key employees, customers or partners of an acquired business; or

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the tax effects of any such acquisitions.

We may not successfully integrate our past acquisitions, including the recent acquisitions of Mountain Aviation, Gama, DPJ, Avianis and TMC, or future acquisitions and may not achieve anticipated revenue and cost benefits relating to any such transactions. Realizing the benefits of acquisitions depends in part on the integration of operations and personnel. If we do not complete an announced acquisition transaction or integrate an acquired business successfully and in a timely manner, we may not realize the benefits of the acquisition to the extent anticipated, and in certain circumstances an acquisition could harm our financial position. In addition, strategic transactions may be expensive, time consuming and may strain our resources. Such transactions may not be accretive to our earnings and may negatively impact our results of operations as a result of, among other things, the incurrence of debt, or the impairment or write-off of goodwill and intangible assets. Furthermore, strategic transactions that we may pursue could result in dilutive issuances of equity securities. As a result of the risks inherent in such transactions, we cannot guarantee that any future transaction will be completed successfully or that it will ultimately result in the realization of our anticipated benefits or that it will not have a material adverse impact on our business, financial condition and results of operations. If we were to complete such an acquisition, investment or other strategic transaction, we may require additional debt financing that could result in a significant increase in our amount of debt and our debt service obligations.
We are exposed to the risk of a decrease in demand for private aviation services.
Historically, we have generally provided private aviation services through a membership-only program business model. Our membership program requires members to generally pay an up-front initiation fee and recurring annual dues. If demand for private aviation services were to decrease, this could result in slower new member growth, members declining to renew their memberships and/or reducing their aggregate flight utilization and spend, all of which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, we have historically relied on the purchase of memberships and Prepaid Blocks by members as a source of capital to fund our ongoing operations. Changes in demand for our products and services by our members could result in a significant decrease in such Prepaid Blocks or an increase in the rate at which our members utilize their Prepaid Blocks. Such changes could unexpectedly accelerate our liquidity needs and require us to seek alternate sources of capital, including additional financings, which may not be available.
In addition, our customers may consider private air travel through our products and services to be a luxury item, especially when compared to commercial air travel. As a result, any general downturn in economic, business and financial conditions which has an adverse effect on our customers’ spending habits could cause them to travel less frequently and, to the extent they travel, to travel using commercial air carriers or other means considered to be more economical than our products and services. In addition, in cases where sufficient hours of private flight are needed, many of the companies and high-net-worth individuals to whom we provide products and services have the financial ability to purchase their own jets or operate their own corporate flight department should they elect to do so.
The private aviation industry is subject to competition.
Many of the markets in which we operate are competitive as a result of the expansion of existing private aircraft operators, expanding private aircraft ownership and alternatives such as luxury commercial airline service. We compete against a number of private aviation operators with different business models, and local and regional private charter operators. Factors that affect competition in our industry include price, reliability, safety, regulations, professional reputation, aircraft availability, equipment and quality, consistency and ease of service, willingness and ability to serve specific airports or regions, and investment requirements. There can be no assurance that our competitors will not be successful in capturing a share of our present or potential customer base. The materialization of any of these risks could adversely affect our business, financial condition and results of operations.
The outbreak and global spread of COVID-19 has adversely impacted certain aspects of our business. The duration and severity of the COVID-19 pandemic, and similar public health threats that we may face in the future, could result in additional adverse effects on our business, operating results, financial condition and liquidity.
The COVID-19 outbreak, along with the measures governments and private organizations worldwide have implemented in an attempt to contain the spread of this pandemic, resulted in an overall decline in demand for air travel, which decline was severe in late spring and early summer of 2020, and has continued to negatively impact demand for certain types of private air travel, including business travel, vacations and air travel associated with attendance at sporting and other live and in-person events. In addition, the initiatives and measures put in place to limit the spread of COVID-19 have added material costs to our business, including additional costs in connection with the implementation of our Wheels Up Safe Passage™ program of enhanced safety, cleanliness and health protocols and guidelines introduced in response to the outbreak of COVID-19. We anticipate that it may be necessary to continue to incur such costs, including supporting our pilots in receiving vaccinations, for the foreseeable future. In addition, while there has been a recovery in demand, driven in part by an influx of new flyers to the industry, certain types of travel that have historically been a material driver of flight revenue, including business, personal and family vacation and event-driven travel, have yet to return to pre-pandemic levels.
The spread of COVID-19 has also prevented us from offering members access to in-person “Wheels Down” experiential events, a key lifestyle component of our membership and a significant contributor to customer loyalty and retention. For example, we were forced to cancel all Wheels Down in-person events and experiences scheduled to occur from and after mid-March 2020, including our popular annual events held in Augusta, Georgia during the week of The Masters® golf tournament, our pop-up celebration in Miami, Florida during the week of Art Basel® and our Super Saturday Tailgate event prior to the Super Bowl®. We anticipate that we will be limited in our ability to provide such experiences for our members for the foreseeable future, which may impact our member retention, particularly with respect to our less frequent flyer members.
In response to the sharp decline in private air travel during late spring and early summer 2020, we availed ourselves of a government assistance grant in an aggregate amount of $76.4 million under the CARES Act Payroll Support Program administered by the U.S. Department of the Treasury (“Treasury”) and implemented certain cost saving initiatives, including offering voluntary furloughs to our employees, implementing a mandatory reduction in all work schedules and delaying certain previously planned initiatives and internal investments. Such cost saving measures were largely discontinued in the fourth quarter of 2020, although certain general and administrative expenditures, such as travel and entertainment, and capital expenditures reductions related to our New York City headquarters’ office are expected to continue for the pendency of the COVID-19 pandemic. While the severity, magnitude and duration of the COVID-19 pandemic remain uncertain, there can be no assurance that these actions will be sufficient and that other similar measures may not be required during the pendency of the COVID-19 pandemic.
In response to the COVID-19 pandemic, federal, state, and local government authorities implemented directives, orders, and regulations intended to mitigate the spread of COVID-19, and in response, we have modified our practices, policies, and procedures, as appropriate. For example, on January 12, 2021, the Centers for Disease Control and Prevention (the “CDC”) issued an order effective January 26, 2021 requiring that all passengers (2 years of age or older) traveling by air to the United States from a foreign country (i) obtain a COVID-19 test no more than three days before their flight departs and (ii) provide proof of a negative result (or documentation of having recovered from COVID-19) prior to boarding the flight. The CDC and the Transportation Security Administration (“U.S. TSA”) also issued orders effective February 1, 2021, mandating the wearing of face masks on flights, subject to certain limited exceptions. Such health requirements or standards, whether mandated by government agencies or voluntarily adopted by us, related to COVID-19 or otherwise intended to mitigate the spread of communicable diseases, may directly impact demand for air travel. In addition, COVID-19 and related restrictions may have a material and adverse impact on other aspects of our business, including enhanced risk of delays or defaults in payments by customers, delays and difficulties in completing maintenance work on certain aircraft, and delays or shortages in our supply chain.
The full extent of the ongoing impact of COVID-19 on our future operational and financial performance will depend on future developments, many of which are outside our control, including the severity, magnitude, duration and spread of COVID-19, including any recurrence of the pandemic, and related travel advisories, restrictions and future government action, all of which are highly uncertain and cannot be predicted. At this time we are also not able to predict whether the COVID-19 pandemic will result in long-term changes to business practices and consumer behavior, with such changes including but not limited to a long-term reduction in travel as a result of increased usage of “virtual” and “teleconferencing” products or a general reluctance to travel by consumers.
In addition, an outbreak of another disease or similar public health threat, or fear of such an event, that affects travel demand, travel behavior or travel restrictions could adversely impact our business, financial condition and operating results. Outbreaks of other diseases could also result in increased government restrictions and regulation, such as those actions described above or otherwise, which could adversely affect our operations.
We are subject to certain restrictions on our business as a result of our participation in governmental programs under the CARES Act.
We applied for government assistance under the Payroll Support Program maintained and administered by the Treasury as directed by the CARES Act and were awarded a total of $76.4 million to support ongoing operations, all of which has been received. In addition, Mountain Aviation had separately applied for assistance under the Payroll Support Program, and was awarded an aggregate of $2.4 million, all of which it received prior to our acquisition of such business in January 2021. Both awards are governed by the terms and conditions of the CARES Act and a separate payroll support agreement (“PSA”) with the Treasury. Neither we, nor Mountain Aviation, were required to issue equity or other form of security to the Treasury in connection with such awards.
As a recipient of such awards and pursuant to the terms of the CARES Act and the applicable PSAs, we are subject to certain restrictions and other requirements upon which the awards were conditioned, including a prohibition on us and our affiliates conducting any stock repurchase or paying any dividends through September 30, 2021, certain restrictions on executive and other employee compensation through March 24, 2022 and certain ongoing reporting obligations through March 24, 2022. The limits on executive and other compensation may negatively impact us and our ability to retain senior management and attract other key employees.
While we believe that we are fully compliant with all requirements of the CARES Act and the PSAs, including the requirement to use the awards only for payment of certain employment costs, if we were found to be not in compliance with such requirements, the Treasury has broad discretion to select potential remedies, including to require repayment of the awards. The imposition of any such remedy could have a material and adverse effect on our financial condition.
Mountain Aviation also received a loan (the “PPP Loan”), dated as of April 14, 2020, from Zions Bancorporation N.A. dba Vectra Bank (“Vectra”) under the U.S. Small Business Administration’s (“SBA’s”) Paycheck Protection Program (“PPP”). The PPP Loan is subject to the terms and conditions applicable to loans administered by the SBA under the CARES Act, which is subject to revisions and changes by the SBA and Congress. Given that Mountain Aviation received more than $2.0 million under its PPP Loan, we will be subject to an audit by the SBA. We believe that we satisfied all eligibility criteria for the PPP Loan, and that Mountain Aviation’s receipt of the PPP Loan was consistent with the broad objectives of the PPP of the CARES Act. The certification regarding necessity described above did not at the time contain any objective criteria and continues to be subject to interpretation. If, despite our good-faith belief that Mountain Aviation satisfied all eligibility requirements for the PPP Loan, Mountain Aviation is later determined to have violated any of the laws or governmental regulations that apply to us in connection with the PPP Loan or it is otherwise determined that Mountain Aviation was ineligible to receive the PPP Loan, we could be subject to civil, criminal and administrative penalties or adverse publicity. Any such events could consume significant financial and management resources and could have a material adverse effect on our business, results of operations and financial condition.
Delta may have the right to terminate its commercial agreements with us.
Our Commercial Cooperation Agreement (as amended) (the “CCA”) with Delta contemplates that we will work together with Delta each year to develop an annual joint marketing and communications plan that focuses on revenue and brand goals, influence/ambassador partnerships and co-branded event opportunities, and that Delta and we will provide certain benefits to the other’s customers and share certain data.
The CCA also contemplates that we will provide certain in-kind benefits to Delta, measured on an annual basis. Examples of such in-kind benefits include our members’ purchasing Delta products and services above a certain level and access for certain Delta customers to Wheels Down marketing activities, events and member experiences. We are required to use our commercially reasonable efforts to provide an unspecified amount of such benefits during 2021, and Delta is required to cooperate with such efforts. We have agreed with Delta that, by December 31, 2021, we will use reasonable best efforts to mutually agree upon minimum amounts of in-kind benefits that we are required to provide starting in 2022. Such minimum levels will be established taking into account the impact, if any, of the COVID-19 pandemic on travel demand and in-person gatherings and the pace of industry recovery therefrom, measured against minimum levels that Delta and we agreed to prior to the COVID-19 pandemic. If we are not able to provide the revised minimum amounts of in-kind benefits to Delta in any year starting in 2022, subject to any cure rights that we may agree with Delta, Delta will have the right to terminate the CCA and the other commercial agreements, which would have a material adverse effect on our business, results of operations and cash flows.
The loss of key personnel upon whom we depend on to operate our business or the inability to attract additional qualified personnel could adversely affect our business.
We believe that our future success will depend in large part on our ability to retain or attract highly qualified management, technical and other personnel, particularly our founder and Chief Executive Officer, Kenny Dichter. We may not be successful in retaining key personnel or in attracting other highly qualified personnel. Any inability to retain or attract significant numbers of qualified management and other personnel would have a material adverse effect on our business, results of operations and financial condition.
The supply of pilots to the airline industry is limited and may negatively affect our operations and financial condition. Increases in our labor costs, which constitute a substantial portion of our total operating costs, may adversely affect our business, results of operations and financial condition.
Our pilots are subject to stringent pilot qualification and crew member flight training standards (“FAA Qualification Standards”), which among other things require minimum flight time for pilots and mandate strict rules to minimize pilot fatigue. The existence of such requirements effectively limits the supply of qualified pilot candidates and increases pilot salaries and related labor costs. A shortage of pilots would require us to further increase our labor costs, which would result in a material reduction in our earnings. Such requirements also impact pilot scheduling, work hours and the number of pilots required to be employed for our operations.
In addition, our operations and financial condition may be negatively impacted if we are unable to train pilots in a timely manner. Due to an industry-wide shortage of qualified pilots, driven by the flight hours requirements under the FAA Qualification Standards and attrition resulting from the hiring needs of other industry participants, pilot training timelines have significantly increased and stressed the availability of flight simulators, instructors and related training equipment. As a result, the training of our pilots may not be accomplished in a cost-efficient manner or in a manner timely enough to support our operational needs.

Pilot attrition may negatively affect our operations and financial condition.
In recent years, we have experienced significant volatility in our attrition as a result of pilot wage and bonus increases at other industry participants, the growth of cargo, low-cost and ultra-low-cost airlines. In prior periods, these factors, at times, caused our pilot attrition rates to be higher than our ability to hire and retain replacement pilots. If our attrition rates are higher than our ability to hire and retain replacement pilots, our operations and financial results could be materially and adversely affected.
We may be subject to unionization, work stoppages, slowdowns or increased labor costs and the unionization of our pilots, maintenance workers and inflight crewmembers could result in increased labor costs.
Our business is labor intensive and while our employees, particularly our pilots and our maintenance workers, are not currently represented by labor unions, we may, in the future, experience union organizing activities of our pilots, maintenance workers or other crewmembers. Such union organization activities could lead to work slowdowns or stoppages, which could result in loss of business. In addition, union activity could result in demands that may increase our operating expenses and adversely affect our business, financial condition, results of operations and competitive position. Any of the different crafts or classes of our crewmembers could unionize at any time, which would require us to negotiate in good faith with the crewmember group’s certified representative concerning a collective bargaining agreement. In addition, we may be subject to disruptions by unions protesting the non-union status of our other crewmembers. Any of these events would be disruptive to our operations and could harm our business.
The residual value of our owned aircraft may be less than estimated in our depreciation policies.
As of March 31, 2021, we had approximately $319.7 million of property and equipment and related assets, net of accumulated depreciation, of which $295.7 million relates to owned aircraft. In accounting for these long-lived assets, we make estimates about the expected useful lives of the assets, the expected residual values of certain of these assets, and the potential for impairment based on the fair value of the assets and the cash flows they generate. Factors indicating potential impairment include, but are not limited to, significant decreases in the market value of the long-lived assets, a significant change in the condition of the long lived assets and operating cash flow losses associated with the use of the long-lived assets. In the event the estimated residual value of any of our aircraft types is determined to be lower than the residual value assumptions used in our depreciation policies, the applicable aircraft type in our fleet may be impaired and may result in a material reduction in the book value of applicable aircraft types we operate or we may need to prospectively modify our depreciation policies. An impairment on any of the aircraft types we operate or an increased level of depreciation expense resulting from a change to our depreciation policies could result in a material negative impact to our financial results.
Significant reliance on Textron aircraft and spare parts poses risks to our business and prospects.
As part of our business strategy, we have historically flown primarily Textron aircraft. A majority of the aircraft we currently operate are the product of that single manufacturer. We have negotiated preferred rates with Textron for line maintenance services, certain component repair services and to purchase and exchange parts. Parts and services from Textron are subject to their product and workmanship warranties. If Textron fails to adequately fulfill its obligations towards us or experiences interruptions or disruptions in production or provision of services due to, for example, bankruptcy, natural disasters, labor strikes or disruption of its supply chain, we may experience a significant delay in the delivery of or fail to receive previously ordered aircraft and parts, which would adversely affect our revenue and results of operations and could jeopardize our ability to meet the demands of our program participants. Although we could choose to operate aircraft of other manufacturers or increase our reliance on third-party operators, such a change would involve substantial expense to us and could disrupt our business activities.
Significant reliance on Pratt and Whitney and Rolls Royce aircraft engines poses risks to our owned and leased aircraft.
As part of our business strategy, we have historically relied on Pratt and Whitney and Rolls Royce aircraft engines to power our owned and leased aircraft. If either Pratt and Whitney or Rolls Royce fail to adequately fulfill their obligations towards us or experience interruptions or disruptions in production or provision of services due to, for example, bankruptcy, natural disasters, labor strikes or disruption of its supply chain, we may experience a significant delay in the delivery of or fail to receive previously ordered aircraft engines and parts, which would adversely affect our revenue and profitability and could jeopardize our ability to meet the demands of our program participants.
We may incur substantial maintenance costs as part of our leased aircraft return obligations.
Our aircraft lease agreements may contain provisions that require us to return aircraft airframes and engines to the lessor in a specified condition or pay an amount to the lessor based on the actual return condition of the equipment. These lease return costs are recorded in the period in which they are incurred. We estimate the cost of maintenance lease return obligations and accrue such costs over the remaining lease term when the expense is probable and can be reasonably estimated. Any unexpected increase in maintenance return costs may negatively impact our financial position and results of operations.
We are exposed to operational disruptions due to maintenance.
Our fleet requires regular maintenance work, which may cause operational disruption. Our inability to perform timely maintenance and repairs can result in our aircraft being underutilized which could have an adverse impact on our business, financial condition and results of operations. On occasion, airframe manufacturers and/or regulatory authorities require mandatory or recommended modifications to be made across a particular fleet which may mean having to ground a particular type of aircraft. This may cause operational disruption to and impose significant costs on us. Furthermore, our operations in remote locations, where delivery of components and parts could take a significant period of time, could result in delays in our ability to maintain and repair our aircraft. Any such delays may pose a risk to our business, financial condition and results of operations. Moreover, as our aircraft base increases, our maintenance costs could potentially increase.
Our transition to in-house maintenance, repair and overhaul activities could prove unsuccessful or impact key relationships.
We have recently acquired MRO facilities through our acquisitions of TMC, DPJ and Mountain Aviation, and our business strategy contemplates that certain of the MRO activities for which we have historically relied on third parties to perform would instead be handled at our facilities. We may be unsuccessful in such efforts, which could have an adverse effect on our future business and results of operations.
The successful execution of our MRO strategy could adversely affect our relationships with vendors historically providing MRO services to us, from whom we expect to continue to require maintenance and other services. In addition, performing such services in-house would internalize the risks and potential liability for the performance of such services. If maintenance is not performed properly this may lead to significant damage to aircraft, loss of life, negative publicity and legal claims against us.
Significant increases in fuel costs could have a material adverse effect on our business, financial condition and results of operations.
Fuel is essential to the operation of our aircraft and to our ability to carry out our transport services. Fuel costs are a key component of our operating expenses. A significant increase in fuel costs may negatively impact our revenue, margins, operating expenses and results of operations. Pursuant to our membership agreements, we are able to add a limited fuel surcharge to our guaranteed capped rates with specified prior notice, and to our members and customers without capped rate pricing directly by adjusting our pricing when needed. Given our contractual ability to pass on increased fuel costs, in whole or in part, to certain of our customers and mitigate the risk with others, we do not maintain hedging arrangements for the price of fuel. However, increased fuel surcharges may affect our revenue and retention if a prolonged period of high fuel costs occurs. To the extent there is a significant increase in fuel costs that affects the amount our customers choose to fly with us, it may have a material adverse effect on our business, financial condition and results of operations.

If we face problems with any of our third-party service providers, our operations could be adversely affected.
Our reliance upon others to provide essential services on behalf of our operations may limit our ability to control the efficiency and timeliness of contract services. We have entered into agreements with OEMs and third-party contractors to provide various facilities and services required for our operations, including aircraft maintenance, ground facilities and IT services, and expect to enter into additional similar agreements in the future. In particular, we rely on OEMs, Textron and Hartzell Propeller, and third-party providers for procurement of replacement parts or to provide component exchange or repair services for our aircraft fleet. We also rely on Pratt & Whitney Canada and Rolls Royce to provide engine maintenance for their respective engine products. Our agreements with such OEMs, and other service providers, are subject to termination after notice. If our third-party service providers terminate their contracts with us, or do not provide timely or consistently high-quality service, we may not be able to replace them in a cost-efficient manner or in a manner timely enough to support our operational needs, which could have a material adverse effect on our business, financial condition and results of operations. In addition, our operations could be materially and adversely affected by the failure or inability of OEMs to provide sufficient parts or related maintenance and support services to us in a timely manner.
Some of our business is dependent on our third-party operators to provide flights for our customers. If such third-party operators do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition and results of operations could be adversely affected.
While we operate a significant portion of the flights for our customers, the transition to increased utilization of third-party operators is a key element of our go-forward, “asset right” fleet strategy. For the year ended December 31, 2020, approximately 25% of our flights were fulfilled by third-party aircraft operators on our behalf, a substantial majority of which were with our ten most frequently used partners. We face the risk that any of our third-party operators may not fulfill their contracts and deliver their services on a timely basis, or at all. The ability of our third-party operators to effectively satisfy our requirements could also be impacted by any such third-party operators’ financial difficulty or damage to their operations caused by fire, terrorist attack, natural disaster, pandemic, such as the current COVID-19 outbreak, or other events. The failure of any third-party operators to perform to our expectations could result in delayed or cancelled flights and harm the applicable portion of our business. Our reliance on third-party operators and our inability to fully control any operational difficulties with our third-party operators could have a material adverse effect on the portion of our business where we use third-party operators, financial condition and results of operations.
In addition, due to our reliance on third parties to supplement our capabilities, we are subject to the risk of disruptions to their operations, which has in the past and may in the future result from many of the same risk factors disclosed in this “Risk Factors” section, such as the impact of adverse economic conditions and the inability of third parties to hire or retain skilled personnel, including pilots and mechanics. Several of these third-party operators provide significant capacity that we would be unable to replace in a short period of time should that operator fail to perform its obligations to us. Disruptions to capital markets, shortages of skilled personnel and adverse economic conditions in general, such as conditions resulting from the COVID-19 pandemic, have subjected certain of these third-party operators to significant financial and operational pressures, which have in the past and could result in future temporary or permanent cessation of their operations.
Although we do not believe that any of our significant third-party aircraft operators are currently experiencing workforce disruptions, we cannot predict the future actions of their workforce. Union strikes among airport workers or certain pilots of third-party aircraft operators may result in disruptions of our operations and thus could have a material adverse effect on some of our business, financial condition and results of operations. Any significant disruption to our operations as a result of problems with any of our third-party aircraft operators would have an adverse effect on our business, results of operations and financial condition.
In addition, we have entered into agreements with contractors to provide various facilities and services required for our operations. Because we rely on others to provide such services, our ability to control the efficiency and timeliness of such services is limited. Similar agreements may be entered into in any new markets we decide to serve. We are also at risk should one of these service providers cease operations, and there is no guarantee that we could replace these providers on a timely basis with comparably priced providers, or at all. Any material problems with the efficiency and timeliness of contract services, resulting from financial hardships or otherwise, could have a material adverse effect on our business, results of operations and financial condition.
In addition, in the event potential competitors establish cooperative or strategic relationships with third-party aircraft operators in the markets we serve, offer to pay third-party aircraft operators more attractive rates or guarantee a higher volume of flights than we have historically offered, we may not have access to the necessary number of aircraft to achieve our planned growth. If our third-party aircraft operators are unable or unwilling to support our growth, or we are unable to add new operators, some of our business and results of operations could be adversely affected. As the private aviation market grows, we expect competition for third-party aircraft operators to increase. Further, we expect that as competition in the private aviation market grows, the use of exclusive contractual arrangements with third-party aircraft operators, sometimes requiring volume guarantees, may increase. This may require us to purchase or lease additional aircraft that may not be available or require us to incur significant capital or operating expenditures.
Our insurance may become too difficult or expensive to obtain. If we are unable to maintain sufficient insurance coverage, it may materially and adversely impact our results of operations and financial position.
Hazards are inherent in the aviation industry and may result in loss of life and property, potentially exposing us to substantial liability claims arising from the operation of aircraft. We carry insurance for aviation hull, aviation liability, premises, hangarkeepers, product, war risk, general liability, workers compensation, directors and officers, cyber and other insurance customary in the industry in which we operate. Insurance underwriters are required by various federal and state regulations to maintain minimum levels of reserves for known and expected claims. However, there can be no assurance that underwriters have established adequate reserves to fund existing and future claims. The number of accidents, as well as the number of insured losses within the aviation and aerospace industries, and the impact of general economic conditions on underwriters may result in increases in premiums above the rate of inflation. To the extent that our existing insurance carriers are unable or unwilling to provide us with sufficient insurance coverage, and if insurance coverage is not available from another source (for example, a government entity), our insurance costs may increase and may result in our being in breach of regulatory requirements or contractual arrangements requiring that specific insurance be maintained, which may have a material adverse effect on our business, financial condition and results of operations.
In addition, incidents related to aircraft operation with respect to the portion of our business where we use third-party operators are covered by our third-party operators’ insurance. If our third-party aircraft operators’ insurance costs increase, such operators are likely to pass the increased costs to us, which could cause us to increase the prices paid by our customers. Such cost increases could adversely affect demand for our products and services and harm our business.
Our self-insurance programs may expose us to significant and unexpected costs and losses.
As of January 1, 2021, we maintain employee health insurance coverage on a self-insured basis. We do maintain stop loss coverage which sets a limit on our liability for both individual and aggregate claim costs. Prior to January 1, 2021, we maintained such coverage on a fully insured basis. We will record a liability for our estimated cost of claims incurred and unpaid as of each future balance sheet date. Our estimated liability will be recorded on an undiscounted basis and include a number of significant assumptions and factors, including historical trends, expected costs per claim, actuarial assumptions, and current economic conditions. Our history of claims activity for all lines of coverage has been and will be closely monitored, and liabilities will be adjusted as warranted based on changing circumstances. It is possible, however, that our actual liabilities may exceed our estimates of loss. We may also experience an unexpectedly large number of claims that result in costs or liabilities in excess of our projections, and therefore we may be required to record additional expenses. For these and other reasons, our self-insurance reserves could prove to be inadequate, resulting in liabilities in excess of our available insurance and self-insurance. If a successful claim is made against us and is not covered by our insurance or exceeds our policy limits, our business may be negatively and materially impacted.

If our efforts to continue to build our strong brand identity and improve member satisfaction and loyalty are not successful, we may not be able to attract or retain members, and our operating results may be adversely affected.
We must continue to build and maintain strong brand identity for our products and services, which have expanded over time. We believe that strong brand identity will continue to be important in attracting members. If our efforts to promote and maintain our brand are not successful, our operating results and our ability to attract members and other customers may be adversely affected. From time to time, our members and other customers may express dissatisfaction with our products and service offerings, in part due to factors that could be outside of our control, such as the timing and availability of aircraft and service interruptions driven by prevailing political, regulatory, or natural conditions. To the extent dissatisfaction with our products and services is widespread or not adequately addressed, our brand may be adversely impacted and our ability to attract and retain members may be adversely affected. With respect to our planned expansion into additional markets, we will also need to establish our brand and to the extent we are not successful, our business in new markets would be adversely impacted.
Any failure to offer high-quality customer support may harm our relationships with our customers and could adversely affect our reputation, brand, business, financial condition and results of operations.
Through our marketing, advertising, and communications with our customers, we set the tone for our brand as aspirational but also within reach. We strive to create high levels of customer satisfaction through the experience provided by our team and representatives. The ease and reliability of our offerings, including our ability to provide high-quality customer support, helps us attract and retain customers. Customers depend on our Account Managers and Member Services team to resolve any issues relating to our products and services, such as scheduling changes and other updates to trip details and assistance with certain billing matters. Our ability to provide effective and timely support is largely dependent on our ability to attract and retain skilled employees who can support our customers and are sufficiently knowledgeable about our product and services. As we continue to grow our business and improve our platform, we will face challenges related to providing quality support at an increased scale. Any failure to provide efficient customer support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, brand, business, financial condition and results of operations.
If we are unable to adequately protect our intellectual property interests or are found to be infringing on intellectual property interests of others, we may incur significant expense and our business may be adversely affected.
Our intellectual property includes our trademarks, domain names, website, mobile and web applications, software (including our proprietary algorithms and data analytics engines), copyrights, trade secrets, and inventions (whether or not patentable). We believe that our intellectual property plays an important role in protecting our brand and the competitiveness of our business. If we do not adequately protect our intellectual property, our brand and reputation may be adversely affected and our ability to compete effectively may be impaired.
We protect our intellectual property through a combination of trademark, copyright, and trade secret laws, contracts, and policies. Our efforts may not be sufficient or effective. For example, we do not have any issued patents and have not registered any of our copyrights. Moreover, we have registered our trademarks and domain names that we currently use in certain countries, but we may not be able to register them in other territories in which we may operate now or in the future. Further, we may be unable to prevent competitors from acquiring trademarks or domain names that are similar to or diminish the value of our intellectual property. In addition, it may be possible for other parties to copy or reverse engineer our applications or other technology offerings. Moreover, our proprietary algorithms, data analytics engines, or other software or trade secrets may be compromised by third parties or our employees, which could cause us to lose any competitive advantage we may have from them.
In addition, our business is subject to the risk of third parties infringing our intellectual property. We may not always be successful in securing protection for, or identifying or stopping infringements of, our intellectual property and we may need to resort to litigation in the future to enforce our rights in this regard.

Any such litigation could result in significant costs and a diversion of resources. Further, such enforcement efforts may result in a ruling that our intellectual property rights are unenforceable.
Moreover, companies in the aviation and technology industries are frequently subject to litigation based on allegations of intellectual property infringement, misappropriation, or other violations. As we expand and raise our profile, the likelihood of intellectual property claims being asserted against us grows. Further, we may acquire or introduce new technology offerings, which may increase our exposure to patent and other intellectual property claims. Any intellectual property claims asserted against us, whether or not having any merit, could be time-consuming and expensive to settle or litigate. If we are unsuccessful in defending such a claim, we may be required to pay substantial damages or could be subject to an injunction or agree to a settlement that may prevent us from using our intellectual property or making our offerings available to customers. Some intellectual property claims may require us to seek a license to continue our operations, and those licenses may not be available on commercially reasonable terms or may significantly increase our operating expenses. If we are unable to procure a license, we may be required to develop non-infringing technological alternatives, which could require significant time and expense. Any of these events could adversely affect our business, financial condition, or operations.
A delay or failure to identify and devise, invest in and implement certain important technology, business, and other initiatives could have a material impact on our business, financial condition and results of operations.
In order to operate our business, achieve our goals, and remain competitive, we continuously seek to identify and devise, invest in, implement and pursue technology, business and other important initiatives, such as those relating to aircraft fleet structuring, business processes, information technology, initiatives seeking to ensure high quality service experience, and others.
Our business and the aircraft we operate are characterized by changing technology, introductions and enhancements of models of aircraft and services and shifting customer demands, including technology preferences. Our future growth and financial performance will depend in part upon our ability to develop, market and integrate new services and to accommodate the latest technological advances and customer preferences. In addition, the introduction of new technologies or services that compete with our product and services could result in our revenues decreasing over time. If we are unable to upgrade our operations or fleet with the latest technological advances in a timely manner, or at all, our business, financial condition and results of operations could suffer.
A failure in our technology or breaches of the security of our information technology infrastructure may adversely affect our business and financial condition and disrupt our customers’ businesses.
The performance and reliability of the technology that we and our third-party operators use is critical to our ability to compete effectively. A significant internal technological error or failure or large-scale external interruption in the technological infrastructures on which we and our third-party operators depend, such as power, telecommunications or the Internet, may disrupt our internal network. Any substantial, sustained or repeated failure of the technology that we or our third-party operators use could impact our ability to conduct our business, lower the utilization of our aircraft, and result in increased costs. Our and our third-party operators’ technological systems and related data may be vulnerable to a variety of sources of interruption due to events beyond our control, including natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers and other security issues.
In addition, as a part of our ordinary business operations, we collect and store sensitive data, including personally identifiable information of our employees and customers. Our information systems are subject to an increasing threat of continually evolving cybersecurity risks, as evidenced by a recent incident in which a cloud-based data storage system we maintain for customers was accessed by an intruder. On December 6, 2020, an unauthorized actor located outside of the United States gained access to certain files in the cloud-based storage system where certain of our flight management system customers (aircraft owners/operators) upload documents related to flights. Some of those documents contained personally identifiable information regarding flight passengers. We responded immediately to the incident by implementing our incident response plan, remediating the vulnerability that enabled the data security breach, and engaging both internal resources as well as outside experts for ongoing mitigation of any adverse impact. Nevertheless, it is possible that individuals whose personal information was included in the documents involved could be subject to identity theft if their information is misused, which could trigger complaints and potential liability, including through class action litigation.
Methods used to obtain unauthorized access, disable or degrade service or sabotage systems are constantly evolving, and may be difficult to anticipate or to detect for long periods of time. We may not be able to prevent future data security breaches or unauthorized uses of data. A compromise of the technology systems we use resulting in the loss, disclosure, misappropriation of, or access to, employees’ or business partners’ information could result in legal claims or proceedings, liability or regulatory penalties under laws protecting the privacy of personally identifiable information, disruption to our operations and damage to our reputation, any or all of which could adversely affect our business and financial condition.
We rely on third-party Internet, mobile, and other products and services to deliver our mobile and web applications and flight management system offerings to our customers, and any disruption of, or interference with, our use of those services could adversely affect our business, financial condition, results of operations, and customers.
Our platform’s continuing and uninterrupted performance is critical to our success. That platform is dependent on the performance and reliability of Internet, mobile, and other infrastructure services that are not under our control. For example, we currently host our platform, including our mobile and web-based applications and the Avianis flight management system, and support our operations using a third-party provider of cloud infrastructure services. While we have engaged reputable vendors to provide these products or services, we do not have control over the operations of the facilities or systems used by our third-party providers. These facilities and systems may be vulnerable to damage or interruption from natural disasters, cybersecurity attacks, human error, terrorist attacks, power outages, pandemics, and similar events or acts of misconduct. In addition, any changes in one of our third-party service provider’s service levels may adversely affect our ability to meet the requirements of our customers. While we believe we have implemented reasonable backup and disaster recovery plans, we have experienced, and expect that in the future we will experience, interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions, capacity constraints, or external factors beyond our control. Sustained or repeated system failures would reduce the attractiveness of our offerings and could disrupt our customers’ businesses. It may become increasingly difficult to maintain and improve our performance, especially during peak usage times, as we expand our products and service offerings. Any negative publicity or user dissatisfaction arising from these disruptions could harm our reputation and brand, may adversely affect the usage of our offerings, and could harm our business, financial condition and results of operation.
We rely on third parties maintaining open marketplaces to distribute our mobile and web applications and to provide the software we use in certain of our products and offerings, including the provision of our flight management system. If such third parties interfere with the distribution of our products or offerings, with our use of such software, or with the interoperability of our platform with such software, our business would be adversely affected.
Our platform’s mobile applications rely on third parties maintaining open marketplaces, including the Apple App Store and Google Play, which make applications available for download. We cannot be assured that the marketplaces through which we distribute our applications will maintain their current structures or that such marketplaces will not charge us fees to list our applications for download.
We rely upon certain third-party software and integrations with certain third-party applications, including Salesforce.com, Amazon, Microsoft, Oracle and others, to provide our platform and products and service offerings. As our offerings expand and evolve, we may use additional third-party software or have an increasing number of integrations with other third-party applications, software, products and services. Third-party applications, software, products and services are constantly evolving, and we may not be able to maintain or modify our platform, including our mobile and web-based applications and the Avianis flight management system, to ensure its compatibility with third-party offerings following development changes. Moreover, some of our competitors or technology partners may take actions which disrupt the interoperability of our offerings with their own products or services, or exert strong business influence on our ability to, and the terms on which we, operate our platform and provide our products and service offerings to customers.

In addition, if any of our third-party providers cease to provide access to the third-party software that we use, do not provide access to such software on terms that we believe to be attractive or reasonable, do not provide us with the most current version of such software, modify their products, standards or terms of use in a manner that degrades the functionality or performance of our platform or is otherwise unsatisfactory to us or gives preferential treatment to competitive products or services, we may be required to seek comparable software from other sources, which may be more expensive or inferior, or may not be available at all. Any of these events could adversely affect business, financial condition and results of operations.
Because our software could be used to collect and store personal information, privacy concerns in the territories in which we operate could result in additional costs and liabilities to us or inhibit sales of our software.
The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many government bodies and agencies have adopted or are considering adopting laws and regulations regarding the collection, use, storage and disclosure of personal information and breach notification procedures. We are also required to comply with laws, rules and regulations relating to data security. Interpretation of these laws, rules and regulations and their application to our software and professional services in applicable jurisdictions is ongoing and cannot be fully determined at this time.
In the United States, these include rules and regulations promulgated under the authority of the Federal Trade Commission, the Electronic Communications Privacy Act, the Computer Fraud and Abuse Act, the California Consumer Privacy Act of 2018 (the “CCPA”) and other state and federal laws relating to privacy and data security. By way of example, the CCPA requires covered businesses to provide new disclosures to California residents, provide them new ways to opt-out of certain disclosures of personal information, and allows for a new cause of action for data breaches. It includes a framework that includes potential statutory damages and private rights of action. There is some uncertainty as to how the CCPA, and similar privacy laws emerging in other states, could impact our business as it depends on how such laws will be interpreted. As we expand our operations, compliance with privacy laws may increase our operating costs.
Our obligations in connection with our contractual obligations could impair our liquidity and thereby harm our business, results of operations and financial condition.
We have significant long-term lease obligations primarily relating to our aircraft fleet. On March 31, 2021, we had 89 aircraft under operating leases, with an average remaining lease term of approximately 4.6 years. As of March 31, 2021, future minimum lease payments due under all long-term operating leases were approximately $142.4 million.
Our non-investment grade credit ratings and the availability of our assets as collateral for future loans or other indebtedness, which available collateral would be reduced under other future liquidity-raising transactions, may make it difficult for us to raise additional capital if we are required to meet our liquidity needs on acceptable terms, or at all.
Although our cash flows from operations and our available capital, including the proceeds from financing transactions, have been sufficient to meet our obligations and commitments to date, our liquidity has been, and may in the future be, negatively affected by the risk factors discussed in this prospectus. If our liquidity is materially diminished, our cash flow available to fund working capital requirements, capital expenditures and business development efforts may be materially and adversely affected.
We cannot be assured that our operations will generate sufficient cash flow to make any required payments, or that we will be able to obtain financing to make capital expenditures that we believe are necessary to fulfill our strategic directives. Our ability to pay our contractual obligations will depend on our operating performance, cash flow and our ability to secure adequate financing, which will in turn depend on, among other things, the success of our current business strategy, U.S. and global economic conditions, the availability and cost of financing, as well as general economic and political conditions and other factors that are, to some extent, beyond our control. The amount of our fixed obligations could have a material adverse effect on our business, results of operations and financial condition. The degree to which we are leveraged could have important consequences to holders of our securities, including the following:

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we must dedicate a substantial portion of cash flow from operations to the payment of principal and interest on future applicable indebtedness, which, in turn, reduces funds available for operations and capital expenditures;

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our flexibility in planning for, or reacting to, changes in the markets in which we compete may be limited;

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we may be at a competitive disadvantage relative to our competitors with less indebtedness;

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we are rendered more vulnerable to general adverse economic and industry conditions;

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we are exposed to increased interest rate risk given that a portion of our indebtedness obligations may be at variable interest rates; and

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our credit ratings may be reduced and our debt and equity securities may significantly decrease in market value.

Our ability to obtain financing or access capital markets may be limited.
There are a number of factors that may limit our ability to raise financing or access capital markets in the future, including future debt and future contractual obligations, our liquidity and credit status, our operating cash flows, the market conditions in the aviation industry, U.S. and global economic conditions, the general state of the capital markets and the financial position of the major providers of aircraft and other aviation industry financing. We also may not, without the consent of Delta, issue any equity or equity-linked securities to certain domestic commercial air carriers. See the section entitled “— Delta Investor Rights Letter” for additional information. We cannot assure you that we will be able to source external financing for our capital needs, and if we are unable to source financing on acceptable terms, or unable to source financing at all, our business could be materially adversely affected. To the extent we finance our activities with debt, we may become subject to financial and other covenants that may restrict our ability to pursue our business strategy or otherwise constrain our growth and operations.
We face a concentration of credit risk.
We maintain our cash and cash equivalent balances at financial or other intermediary institutions. The combined account balances at each institution typically exceed FDIC insurance coverage of $250,000 per depositor, and, as a result, we face a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. As of March 31, 2021, substantially all of our cash and cash equivalent balances held at financial institutions exceeded FDIC insured limits. Any event that would cause a material portion of our cash and cash equivalents at financial institutions to be uninsured by the FDIC could have a material adverse effect on our financial condition and results of operations.
Aviation businesses are often affected by factors beyond their control including: air traffic congestion at airports; airport slot restrictions; air traffic control inefficiencies; natural disasters; adverse weather conditions, such as hurricanes or blizzards; increased and changing security measures; changing regulatory and governmental requirements; new or changing travel-related taxes; or the outbreak of disease; any of which could have a material adverse effect on our business, results of operations and financial condition.
Like other aviation companies, our business is affected by factors beyond our control, including air traffic congestion at airports, airport slot restrictions, air traffic control inefficiencies, natural disasters, adverse weather conditions, increased and changing security measures, changing regulatory and governmental requirements, new or changing travel-related taxes, or the outbreak of disease. Factors that cause flight delays frustrate passengers and increase operating costs and decrease revenues, which in turn could adversely affect profitability. In the United States, the federal government singularly controls all U.S. airspace, and aviation operators are completely dependent on the FAA to operate that airspace in a safe, efficient and affordable manner. The future expansion of our business into international markets would result in a greater degree of interaction with the regulatory authorities of the foreign countries in which we may operate. The air traffic control system, which is operated by the FAA, faces challenges in managing the growing demand for U.S. air travel. U.S. and foreign air-traffic controllers often rely on outdated technologies that routinely overwhelm the system and compel aviation operators to fly inefficient, indirect routes resulting in delays and increased operational cost. In addition, there are currently proposals before Congress that could potentially lead to the privatization of the United States’ air traffic control system, which could adversely affect our business. Further, implementation of the Next Generation Air Transport System by the FAA would result in changes to aircraft routings and flight paths that could lead to increased noise complaints and lawsuits, resulting in increased costs.
Adverse weather conditions and natural disasters, such as hurricanes, winter snowstorms or earthquakes, can cause flight cancellations or significant delays. Cancellations or delays due to adverse weather conditions or natural disasters, air traffic control problems or inefficiencies, breaches in security or other factors may affect us to a greater degree than our competitors who may be able to recover more quickly from these events, and therefore could have a material adverse effect on our business, results of operations and financial condition to a greater degree than other air carriers. Any general reduction in passenger traffic could have a material adverse effect on our business, results of operations and financial condition.
Our business is primarily focused on certain targeted geographic regions making us vulnerable to risks associated with having geographically concentrated operations.
Our customer base is primarily concentrated in certain geographic regions of the United States, including the northeast, southeast, southwestern and western regions. As a result, our business, financial condition and results of operations are susceptible to regional economic downturns and other regional factors, including state regulations and budget constraints and severe weather conditions, catastrophic events or other disruptions. As we seek to expand in our existing markets, opportunities for growth within these regions will become more limited and the geographic concentration of our business may increase.
The operation of aircraft is subject to various risks, and failure to maintain an acceptable safety record may have an adverse impact on our ability to obtain and retain customers.
The operation of aircraft is subject to various risks, including catastrophic disasters, crashes, mechanical failures and collisions, which may result in loss of life, personal injury and/or damage to property and equipment. We may experience accidents in the future. These risks could endanger the safety of our customers, our personnel, third parties, equipment, cargo and other property (both ours and that of third parties), as well as the environment. If any of these events were to occur, we could experience loss of revenue, termination of customer contracts, higher insurance rates, litigation, regulatory investigations and enforcement actions (including potential grounding of our fleet and suspension or revocation of our operating authorities) and damage to our reputation and customer relationships. In addition, to the extent an accident occurs with an aircraft we operate or charter, we could be held liable for resulting damages, which may involve claims from injured passengers and survivors of deceased passengers. There can be no assurance that the amount of our insurance coverage available in the event of such losses would be adequate to cover such losses, or that we would not be forced to bear substantial losses from such events, regardless of our insurance cover. Moreover, any aircraft accident or incident, even if fully insured, and whether involving us or other private aircraft operators, could create a public perception that we are less safe or reliable than other private aircraft operators, which could cause our customers to lose confidence in us and switch to other private aircraft operators or other means of transportation. In addition, any aircraft accident or incident, whether involving us or other private aircraft operators, could also affect the public’s view of industry safety, which may reduce the amount of trust by our customers.
We incur considerable costs to maintain the quality of (i) our safety program, (ii) our training programs and (iii) our fleet of aircraft. We cannot guarantee that these costs will not increase. Likewise, we cannot guarantee that our efforts will provide an adequate level of safety or an acceptable safety record. If we are unable to maintain an acceptable safety record, we may not be able to retain existing customers or attract new customers, which could have a material adverse effect on our business, financial condition and results of operations. Failure to comply with regulatory requirements related to the maintenance of our aircraft and associated operations may result in enforcement actions, including revocation or suspension of our operating authorities in the United States and potentially other countries.
We could suffer losses and adverse publicity stemming from any accident involving our aircraft models operated by third parties.
Certain aircraft models that we operate have experienced accidents while operated by third parties. If other operators experience accidents with aircraft models that we operate, obligating us to take such aircraft out of service until the cause of the accident is determined and rectified, we might lose revenues and might lose customers. It is also possible that the FAA or other regulatory body in another country could ground the aircraft and restrict it from flying. In addition, safety issues experienced by a particular model of aircraft could result in customers refusing to use that particular aircraft model or a regulatory body grounding that particular aircraft model. The value of the aircraft model might also be permanently reduced in the secondary market if the model were to be considered less desirable for future service. Such accidents or safety issues related to aircraft models that we operate could have a material adverse effect on our business, financial condition and results of operations.
Terrorist activities or warnings have dramatically impacted the aviation industry and will likely continue to do so.
The terrorist attacks of September 11, 2001 and their aftermath have negatively impacted the aviation business in general. If additional terrorist attacks are launched against the aviation industry, there will be lasting consequences of the attacks, which may include loss of life, property damage, increased security and insurance costs, increased concerns about future terrorist attacks, increased government regulation and airport delays due to heightened security. We cannot provide any assurance that these events will not harm the aviation industry generally or our operations or financial condition in particular.
Legal and Regulatory Risks Relating to Our Business
We are subject to significant governmental regulation.
All interstate air carriers, including us, are subject to regulation by the Department of Transportation (the “DOT”), the FAA and other governmental agencies, including the Department of Homeland Security (“DHS”), the U.S. TSA, Customs and Border Protection (“CBP”) and others, as described in the section entitled “— Government Regulation.” We cannot predict whether we will be able to comply with all present and future laws, rules, regulations and certification requirements or that the cost of continued compliance will not have a material adverse effect on our operations. We incur substantial costs in maintaining our current certifications and otherwise complying with the laws, rules and regulations to which we are subject. A decision by the FAA to ground, or require time consuming inspections of or maintenance on, all or any of our aircraft for any reason may have a material adverse effect on our operations.
In addition, as described in the section entitled “— Delaware law and our Organizational Documents contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable,” we are also subject to restrictions imposed by federal law on foreign ownership of U.S. airlines and oversight by the DOT in maintaining our status as a U.S. Citizen, as that term is defined herein. A failure to comply with or changes to these restrictions may materially adversely affect our business.
Revocation of licenses and permits.
Our business also requires a variety of national, state and local permits and licenses. Our business depends on the maintenance of such permits and licenses, which may be prohibited or restricted. Our business is subject to regulations and permit requirements and may be adversely affected if we are unable to comply with existing regulations or requirements or if changes in applicable regulations or requirements occur.
We are subject to various environmental and noise laws and regulations, which could have a material adverse effect on our business, results of operations and financial condition.
We are subject to increasingly stringent federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment and noise, including those relating to emissions to the air, discharges (including storm water discharges) to surface and subsurface waters, safe drinking water and the use, management, disposal and release of, and exposure to, hazardous substances, oils and waste materials. We are or may be subject to new or proposed laws and regulations that may have a direct effect (or indirect effect through our third-party specialists or airport facilities at which we operate) on our operations. In addition, U.S. airport authorities are exploring ways to limit de-icing fluid discharges. Any such existing, future, new or potential laws and regulations could have an adverse impact on our business, results of operations and financial condition.
Similarly, we are subject to environmental laws and regulations that require us to investigate and remediate soil or groundwater to meet certain remediation standards. Under certain laws, generators of waste materials, and current and former owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Liability under these laws may be strict, joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of fault or the amount of wastes directly attributable to us.
The issuance of operating restrictions applicable to one of the fleet types we operate could have a material adverse effect on our business, results of operations and financial condition.
Our owned and leased fleet is comprised of a limited number of aircraft types, including the King Air 350i, Hawker 400XP, Citation Excel/XLS and Citation X aircraft. The issuance of FAA or manufacturer directives restricting or prohibiting the use of any one or more of the aircraft types we operate could have a material adverse effect on our business, results of operations and financial condition.
We may become involved in litigation that may materially adversely affect us.
From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including employment, commercial, product liability, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management attention and resources, cause us to incur significant expenses or liability and/or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business, results of operations and financial condition.
Risks Relating to Ownership of Our Securities and Being a Public Company
Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants. As a result of the SEC Statement, prior to the Business Combination, Aspirational reevaluated the accounting treatment of its 7,991,544 public warrants and 4,529,950 private placement warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.
As a result, included on Aspirational’s balance sheets as of March 31, 2021 and December 31, 2020 contained elsewhere in this prospectus are derivative liabilities related to embedded features contained within our warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

Prior to the Business Combination, Aspirational identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations in the event the business combination is not consummated.
The SEC rules define a material weakness as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a registrant’s financial statements will not be prevented, or detected and corrected on a timely basis. In connection with an audit of Aspirational’s financial statements prior to the consummation of the Business Combination for the year ended December 31, 2020, Aspirational identified a defined material weakness in its internal control over financial reporting due to a lack of controls to identify and record expenses that require accrual to ensure liabilities in the financial statements are reported completely and accurately. Following the issuance of the SEC Statement, on May 4, 2021, after consultation with Aspirational’s independent registered public accounting firm, Aspirational’s management and Aspirational’s audit committee concluded that, in light of the SEC Statement, it was appropriate to restate (i) certain items on Aspirational’s previously issued audited balance sheet as of September 25, 2020, which was related to Aspirational’s initial public offering, (ii) Aspirational’s unaudited quarterly financial statements as of September 30, 2020 and for the period from July 7, 2020 (inception) through September 30, 2020 and (iii) Aspirational’s audited financial statements as of December 31, 2020 and for the period from July 7, 2020 (inception) through December 31, 2020 (collectively, the “Restatement”). See “— Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.” Due solely to the events that led to the Restatement, Aspirational concluded that it had a material weakness in its internal controls over financial reporting.
We continue to evaluate steps to enhance our internal controls over financial reporting and to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that we will be successful in remediating the material weaknesses.
Effective internal controls are necessary for us to provide reliable financial statements and prevent fraud. If we identify any new material weakness in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.
In addition, as a result of such material weakness, the Restatement, the change in accounting for the warrants, and other matters raised or that may in the future be raised by the SEC, we face the potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. As of the date of this prospectus, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business or results of operations and financial condition.
Certain of our shareholders will experience immediate dilution as a consequence of future issuances of Class A common stock pursuant to the 2021 Plan, as part of the Earnout Shares, due to the cash exercise WUP Options and due to the exchange of any WUP Profits Interests for shares of Class A common stock at a level above the intrinsic value of the profits interests immediately after Closing.
Immediately after giving effect to the Business Combination, (1) Aspirational’s public shareholders owned approximately 6.8% of the outstanding Class A common stock, (2) WUP equityholders (without taking into account any public shares held by WUP equityholders prior to the consummation of the Business Combination or participation in the PIPE Investment) owned approximately 70.8% of the outstanding Class A common stock, (3) the Sponsor and related parties (including the independent directors of Aspirational) collectively owned approximately 2.4% of the outstanding Class A common stock and (4) the PIPE Investors owned approximately 22.4% of the outstanding Class A common stock. Such percentages exclude the possible future issuance of any Class A common stock as Earnout Shares and in connection with the exercise of any warrants. If the actual facts are different from these assumptions, including if Wheels Up Options are cash exercised, or if due to appreciation of Class A common stock, WUP Profits Interests become exchangeable for a greater amount of shares of Class A common stock, the percentage ownership held WUP’s existing shareholders in Wheels Up will be different. Assuming that all Wheels Up Options are cash exercised and assuming that all WUP Profits Interests were exchanged for shares of Class A common stock without regard to any hurdle amounts, an additional 30,496,210 shares of Class A common stock could be issued. Certain WUP equityholders are also PIPE Investors. Our non-WUP equityholders will be diluted relative to the WUP equityholders upon the issuance of any Earnout Shares.
In addition, our employees and consultants hold and are expected to be granted, equity awards under the 2021 Plan. You will experience additional dilution when those equity awards and purchase rights become vested and settled or exercisable, as applicable, for shares of Class A common stock.
The issuance of additional Class A common stock may adversely affect prevailing market prices for our shares of Class A common stock and warrants.
The price of our Class A common stock and warrants may be volatile.
The price of our Class A common stock as well as our warrants may fluctuate due to a variety of factors, including:
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changes in the industries in which we and our customers operate;

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developments involving our competitors;

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changes in laws and regulations affecting our business;

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variations in our operating performance and the performance of our competitors in general;

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actual or anticipated fluctuations in our quarterly or annual operating results;

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publication of research reports by securities analysts about us or our competitors or our industry;

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the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

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actions by stockholders, including the sale by the PIPE Investors of any of their shares of our common stock;

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additions and departures of key personnel;

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commencement of, or involvement in, litigation involving our company;

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changes in our capital structure, such as future issuances of securities or the incurrence of debt;

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the volume of shares of our Class A common stock available for public sale; and

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general economic and political conditions, such as the effects of the COVID-19 outbreak, recessions, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism.

These market and industry factors may materially reduce the market price of our Class A common stock and our warrants regardless of our operating performance.
We do not intend to pay cash dividends for the foreseeable future.
We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our Board deems relevant.

If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.
The trading market for our Class A common stock will depend in part on the research and reports that analysts publish about our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our Class A common stock or publish inaccurate or unfavorable research about our business, the price of our Class A common stock would likely decline. If few analysts cover is, demand for our Class A common stock could decrease and our Class A common stock price and trading volume may decline. Similar results may occur if one or more of these analysts stop covering us in the future or fail to publish reports on us regularly.
We may be subject to securities litigation, which is expensive and could divert management attention.
The market price of our Class A common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.
Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
Pursuant to the Registration Rights Agreement, the Sponsor, Aspirational’s independent directors and certain WUP equityholders are contractually restricted from selling or transferring any of their shares of our Class A common stock (and any equity securities convertible into or exercisable or exchangeable for shares of our Class A common stock) held by the Sponsor and the applicable former WUP equityholders immediately following the Closing and the Earnout Shares and Wheels Up EO Units (but not including shares purchased in the public market or in the PIPE Investment) (the “Lock-up Shares”), in each case until the earlier of (i) the date that is 180 days after the Closing Date and (ii) (a) for 33.33% of the Lock-up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the VWAP (as defined in the Merger Agreement) of our Class A common stock equals or exceeds $12.50 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing Date and (b) for an additional 50% of the Lock-up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the VWAP of our Class A common stock equals or exceeds $15.00 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing Date.
However, following the expiration of such lock-up, the Sponsor, Aspirational’s independent directors and the applicable WUP equityholders will not be restricted from selling the Lock-Up Shares held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of our Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A common stock. Upon the Closing, the Sponsor’s transferees and the applicable WUP equityholders that are subject to lock-up restrictions collectively owned approximately 45.4% of the outstanding shares of our Class A common stock, exclusive of any shares of Class A common stock acquired as part of the PIPE Investment.
The shares held by Sponsor, Aspirational’s independent directors and the WUP equityholders that are subject to lock-up restrictions may be sold after the expiration of the applicable lock-up period under the Registration Rights Agreement. As restrictions on resale end and registration statements (to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in our Class A common stock price or the market price of our Class A common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from our business operations.
As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, we will incur significant legal, accounting and other expenses that we did not previously incur. Our entire management team and many of our other employees will need to devote substantial time to compliance and may not effectively or efficiently manage our transition into a public company.
These rules and regulations will result in us incurring substantial legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations will likely make it more difficult and more expensive for us to obtain director and officer liability insurance, and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified people to serve on our Board, its committees or as executive officers.
We are currently an emerging growth company within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are currently an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
If we cease to be an emerging growth company, we will no longer be able to take advantage of certain exemptions from reporting, and, absent other exemptions or relief available from the SEC, we will also be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will incur additional expenses in connection with such compliance and our management will need to devote additional time and effort to implement and comply with such requirements.
Delaware law and our Organizational Documents contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
Our Organizational Documents and the DGCL contain provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay for shares of our Class A common stock, and therefore depress the trading price of our Class A common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of our Board or taking other corporate actions, including effecting changes in our management. Among other things, our Organizational Documents include provisions regarding:
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providing for a classified board of directors with staggered, three-year terms;

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the ability of our Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

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our Certificate of Incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the limitation of the liability of, and the indemnification of, our directors and officers;

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the ability of our Board to amend our Bylaws, which may allow our Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend our Bylaws to facilitate an unsolicited takeover attempt; and

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advance notice procedures with which stockholders must comply to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us. These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our Board or management.

The provisions of our Certificate of Incorporation requiring exclusive forum in the Court of Chancery of the State of Delaware for certain types of lawsuits may have the effect of discouraging certain lawsuits, including derivative lawsuits and lawsuits against our directors and officers, by limiting plaintiffs’ ability to bring a claim in a judicial forum that they find favorable.
Our Certificate of Incorporation provides that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that such court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for any claims made by any stockholder (including a beneficial owner) for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Bylaws or our Certificate of Incorporation (as either may be amended from time to time), (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. Notwithstanding the foregoing, our Certificate of Incorporation provides that the general exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act. Instead, our Certificate of Incorporation provides that federal district courts will be the sole and exclusive forum for claims under the Securities Act. In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
These provisions may have the effect of discouraging certain lawsuits, including derivative lawsuits and lawsuits against our directors and officers, by limiting plaintiffs’ ability to bring a claim in a judicial forum that they find favorable. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in such action.

Our Organizational Documents include provisions limiting voting by non-U.S. Citizens.
To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our Certificate of Incorporation and our Bylaws restrict voting of shares of our capital stock by non-U.S. Citizens. The restrictions imposed by federal law currently require that no more than 25% of our stock be voted, directly or indirectly, by persons who are not U.S. Citizens, and that our chief executive officer, president, at least two-thirds of our officers and at least two-thirds of the members of the our Board be U.S. Citizens. Our Bylaws provide that if the number of shares of our capital stock owned or controlled by non-U.S. Citizens exceed 25% of the voting power of our capital stock (the “Ownership Threshold”), the voting rights of the capital stock owned or controlled by non-U.S. Citizens and not registered on a separate stock record (the “Foreign Stock Record”) at the time of any vote or action will be suspended. The suspension of voting power will be terminated upon the earlier of (i) the shares are transferred to a U.S. Citizen and (ii) the registration of the shares on the Foreign Stock Record.
The Foreign Stock Record is maintained by our transfer agent. It is the duty of each stockholder that is not a U.S. Citizen to register his, her or its shares of capital stock as a non-U.S. Citizen. We and our transfer agent will not permit the number of shares entered on the Foreign Stock Exchange to exceed the Ownership Threshold. If the number of shares on the Foreign Stock Record exceeds the Ownership Threshold, each stockholder with capital stock registered on the Foreign Stock Record will have their voting rights suspended on a pro rata basis such that the voting rights afforded to the stock registered on the Foreign Stock Record is equal to the Ownership Threshold. The voting rights will be reinstated once the voting rights of the capital stock registered on the Foreign Stock Record does not exceed the Ownership Threshold, not taking into consideration the pro rata reduction.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the underlying shares of our Class A common stock by the selling securityholders.
Each warrant entitles the holder thereof to purchase upon exercise one share of our Class A common stock for $11.50 per share and is exercisable until 5:00 p.m., New York City time, on July 13, 2026. We would receive approximately $144.0 million in proceeds assuming the exercise of all of the warrants. The private placement warrants may be exercised on a “cashless basis” so long as they are held by their initial purchasers or their permitted transferees. We expect to use any net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities, capital expenditures and working capital. Our management will have broad discretion over the use of proceeds from the exercise of the warrants. There is no assurance that the holders of warrants will elect to exercise any or all of the warrants. To the extent that the private placement warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.
MARKET INFORMATION AND DIVIDEND POLICY
Our Class A common stock and public warrants are currently listed on the NYSE under the symbols “UP” and “UP WS,” respectively. Prior to the Closing, our Class A ordinary shares and public warrants were listed on the NYSE under the symbols “ASPL” and “ASPL WS,” respectively. On August 2, 2021, the closing sale price of our Class A common stock was $7.89 per share and the closing price of the public warrants was $1.78 per warrant. As of August 2, 2021, there were 311 holders of record of our Class A common stock and 7 holders of record of the public warrants. Such numbers do not include beneficial owners holding our securities through nominee names.
Dividend Policy
We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our Class A common stock will be at the discretion of our Board and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our Board may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations has been prepared by our management and should be read in conjunction with our condensed consolidated financial statements and the related notes and our audited consolidated financial statements. This discussion contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in “Risk Factors” and elsewhere in this prospectus. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to “we,” “us,” “our,” and “the Company” are intended to mean the business and operations of Wheels Up and its consolidated subsidiaries.
Overview of Our Business
Our mission is to democratize private aviation by delivering innovative, accessible, travel through cutting edge and simple-to-use proprietary technology and mobile applications. We have become a recognized market leader and are redefining private flying by leveraging our unique digital platform. We connect flyers to private aircraft, and to one another, creating memorable lifestyle experiences.
We have a diversified and evolving business model generating revenue through flights, membership fees, management of aircraft, and other services. We operate under one reportable segment, which is private aviation services.
Flight revenue includes both retail and wholesale charter. We have one of the largest and most diverse mix of available aircraft in the industry. We have nearly 100 Wheels Up branded aircraft in our fleet of owned and leased aircraft, which includes Turboprops, Light jets, Midsize jets, and Super-Midsize jets. We also have a managed fleet across all cabin classes of approximately 170 aircraft and an extensive network of third-party operators available in our program fleet where we can access over 1,200 additional safety vetted and verified partner aircraft.
Members pay a fixed quoted amount for flights plus certain incidental or additional costs, if applicable. The quoted amount can be based on a contractual capped hourly rate or dynamically priced based on a number of variables at time of booking. Wholesale customers, such as charter flight brokers and third-party operators, primarily pay a fixed rate for flights. Members are also able to purchase Prepaid Blocks, which are dollar-denominated credits that can be applied to future costs incurred by members, including annual dues, flight services, and other incidental costs such as catering and ground transportation. Prepaid Block sales allow us to have a certain amount of revenue visibility into future flight and travel demand. Members who elect not to purchase a Prepaid Block “pay as they fly” by paying for their flights at the time of booking or after their flights.
Membership revenue is generated from initiation and annual renewal fees across three different annual subscription tiers — Connect, Core and Business — each of which is designed to provide the varying services required across a range of existing and potential private flyers. Core membership is ideal for the more frequent individual private flyer who wants guaranteed availability, high-touch account management and values ultimate convenience and flexibility. The Business membership is best suited for companies of any size that want a broader group of individuals in their organization to be able to book and fly, while also requiring maximum flexibility to meet their business needs. Our Business customers include companies that fully-outsource their private travel solution to us, including but not necessarily managing their privately-owned aircraft, and those that use Wheels Up to serve or supplement their in-house flight desks. We have offered Core and Business memberships with guaranteed aircraft availability and fixed rate pricing since our inception. During 2019, we launched Connect, our introductory membership tier. The Connect membership offers variable rate pricing on a per trip basis and is designed for the consumer with less frequent flight needs or who has more flexibility in their schedule. All membership options provide access through the Wheels Up App to on-demand charter flights, dynamic pricing, a variety of Shared Flights, empty-leg Hot Flights, Shuttles, and The Community, an online platform of members-only forums to facilitate flight sharing, enabling members to reduce their cost of flying private.

We have recently added a non-membership offering to tap into a larger addressable market and expand flyer participation in our marketplace. Non-member customers now have access to a full-scale marketplace of private aircraft through the Wheels Up App where they can view the real-time dynamic pricing for available aircraft classes, making it possible to instantaneously search, book and fly. These flyers are not required to purchase a membership but may pay additional transaction fees not applicable to members and do not receive membership benefits. In addition, non-member flyers do not have aircraft availability guarantees as do members and flights are priced dynamically at rates that are not capped.
In our aircraft management business, we manage aircraft for owners in exchange for a recurring contractual fee. Under the terms of many of our management agreements, in addition to owners utilizing their own aircraft, the managed aircraft may be used by us to fulfill member and non-member flights on a revenue sharing arrangement with the owner. Revenue associated with the management of aircraft also includes the recovery of owner incurred expenses as well as recharging of certain incurred aircraft operating costs.
In addition, we earn revenue from FBO and MRO ground services, flight management software subscriptions, sponsorship and partnership fees, and aircraft sales.
We have continued to make significant investments to support our mission and business, both organically by continuing to invest in pricing and scheduling optimization technology and in our people, and through highly strategic and complementary acquisitions. See “— Acquisitions” below for information on our recent operational and technological acquisitions that include further revenue streams and partnerships.
Financial highlights for 2020 include:
•
We generated revenue of $695.0 million, representing 81% year-over-year growth, including growth resulting from acquisitions consummated during 2020;

•
As of December 31, 2020, we had 9,212 Active Members and 11,345 Active Users, representing 59.0% and 96.0% year-over-year growth;

•
We had 44,579 Live Flight Legs, representing 16.2%, year-over-year growth;

•
We incurred a net loss of $85.4 million; and

•
Our Adjusted EBITDA was $(52.4) million.

Financial highlights for the first quarter of 2021 include:
•
Revenue increased 68% year-over-year to $261.7 million

•
Active Members grew 56% year-over-year to 9,896

•
Adjusted EBITDA improved by $8.4 million year-over-year to ($8.7) million

•
Net loss improved by $12.3 million year-over-year to ($32.2) million

See “— Non-GAAP Financial Measures” below for a definition of Adjusted EBITDA, information regarding our use of Adjusted EBITDA and a reconciliation of net loss to Adjusted EBITDA. In addition, see “— Key Operating Metrics” for definitions of Active Members, Active Users and Live Flight Legs.
Recent Developments
Completion of Business Combination
On July 13, 2021, we completed the Business Combination. We received approximately $656.1 million in gross proceeds in connection with the transaction, which includes $550 million in gross proceeds from the PIPE Investment. After the payment of fees and expenses associated with the Business Combination as well as the repayment of the entire outstanding principal and interest of the Credit Facilities and Note (as defined below) discussed below, we had approximately $536.6 million of cash on hand as of August 2, 2021.

Payoff of Credit Facilities and Notes
Shortly following the Closing, we repaid the entire outstanding principal of the Credit Facilities and Note, together with all accrued and unpaid interest in the amount of approximately $175.5 million.
Key Factors Affecting Results of Operations
We believe that the following factors have affected our financial condition and results of operations and are expected to continue to have a significant effect:
Market Competition
We compete for market share in the private aviation industry, which consists of a highly fragmented group of companies providing varying types of services. The industry is customer driven, and highly competitive. Our ability to retain members is a key factor in our ability to generate revenue. We are impacted by current trends in both how technology is used to book charter trips and how new business models are expanding the types and variety of flight services offered. Options include a mix of whole aircraft ownership, fractional ownership, jet card ownership, membership models and other forms of access. We believe our business model differentiates us within the industry by striving to reduce the upfront cost of flying private while also providing more flexibility and availability compared to traditional competitive private aviation programs.
Costs and Expense Management
Our operating results are impacted by our ability to manage costs and expenses and achieving a balance between investing in appropriate resources to grow revenue with a focus on driving decreased losses and eventual profitability. We are working on finding opportunities to enhance profit margins and operate more efficiently, including bringing routine airframe, engine maintenance and periodic inspections in-house and away from third-party vendors to help reduce costs. We believe this will increase the availability of our aircraft and lower the cost of providing our services. In addition, we have invested significant time and resources into developing sophisticated pricing and scheduling algorithms and data optimization engines to help optimize the utility and efficiency of our fleet. Our operations, data science and revenue management teams collectively use data and technology to focus on pricing accuracy, as well as to manage our flight costs to help drive our financial results.
Economic Conditions
The private aviation industry is volatile and affected by economic cycles and trends. On-demand flying is typically discretionary for members and customers and may be affected by negative trends in the economy. Consumer confidence, fluctuations in fuel prices, changes in governmental regulations, safety concerns, and other factors all could negatively impact our business. Typically, the larger cabin classes of aircraft are more sensitive to and affected by economic cycles.
Pilot Availability and Attrition
In recent years, we have experienced increased competition for qualified pilots that are eligible for hire due to our more stringent pilot qualifications and flight training standards. If the supply of qualified pilots is reduced or our actual pilot attrition rates are materially different than our projections, our operations and financial results could be adversely affected.
Acquisitions
Travel Management Company, LLC
On May 31, 2019, we invested in the expansion of our Light jet offering with the targeted acquisition of TMC, which has a fleet of 26 Hawker 400XP aircraft and is the largest wholesale floating fleet operator of Light jets in the United States. We acquired all the outstanding equity of TMC for $29.8 million in cash.

Avianis Systems LLC
On September 27, 2019, we acquired Avianis, the leading comprehensive and cloud-based flight management system. We entered into an asset purchase agreement to acquire substantially all of the assets and assume substantially all of the liabilities of Avianis for 2,011,495 common interests in WUP and $14.4 million in cash. The Avianis digital platform allows for the management of aircraft operations and its software can also be used as a back-end flight aggregation tool for the Wheels Up App as well as power third-party operators. Avianis is being integrated with our existing technology and will be the common platform that we use to manage our fleets across our operating certificates.
Delta Private Jets, LLC
On January 17, 2020, we acquired all the outstanding equity of DPJ, a former wholly-owned subsidiary of Delta, for 112,949,305 Class E preferred interests in WUP, which constituted 26.1% of the fully-diluted equity of WUP as of the time of issuance. DPJ provided management of aircraft on behalf of third-party owners and provides full service and in-house maintenance capabilities. As part of the acquisition, we also executed an exclusive long-term commercial cooperation agreement with Delta, which we believe was the first strategic partnership agreement of its kind in the private aviation industry. The Delta strategic relationship provides high value co-marketing products, features and benefits to WUP members and Delta customers.
Gama Aviation LLC
On March 2, 2020, we acquired all the outstanding equity of Gama for 1,724,138 common interests in WUP, $41.3 million in cash and the issuance of two promissory notes with an aggregate initial principal amount of $27.5 million payable to certain affiliated parties of Gama. Prior to the acquisition date, Gama exclusively operated our Wheels Up branded aircraft as an independent third-party operator. Gama provides flight operations and aircraft management services, which includes the management of aircraft on behalf of third-party owners. In connection with the closing of the Gama acquisition, we also issued a promissory note to an affiliate of Signature Aviation in the initial principal amount of $0.8 million in satisfaction of certain pre-existing obligations owed by WUP to such entity.
Mountain Aviation, LLC
On January 5, 2021, we acquired all the outstanding equity of Mountain Aviation for 8,620,690 common interests in WUP and $10.0 million in cash. In addition, there is a potential incremental cash earnout of up to $15.0 million based on achieving certain financial performance metrics related to certain special missions, which would be payable in the second quarter of 2023 to the extent achieved. Mountain Aviation adds to our Super-Midsize jet fleet and operations, provides full-service in-house maintenance capabilities, expands our presence in the Western U.S. and enhances our on-demand transcontinental charter flight capabilities.
Business Impact of COVID-19
On March 11, 2020, the World Health Organization officially declared COVID-19 a pandemic. The unprecedented and rapid spread of COVID-19 led to economic and business uncertainties resulting from governmental restrictions on air travel, cancellation of large public events, businesses suspending in-person meetings and the closure of popular tourist destinations. The uncertainty, restrictions and risks arising from the COVID-19 pandemic led to reduced demand for domestic passenger air travel — including a decrease in our private flight operations particularly in the second quarter and to a lesser extent in the third quarter of 2020, before returning to normal operating levels in the fourth quarter of 2020.
The future effects of COVID-19 on our business, financial condition and results of operations are still uncertain and will depend on a number of factors outside of our control. For the foreseeable future, we plan to continue the Wheels Up Safe Passage™ program introduced in response to the outbreak of COVID-19. During the year ended December 31, 2020, we incurred $1.2 million of costs for COVID-19 health and safety response initiatives and have forecasted a similar level of expense on a go-forward basis. We have not had and do not expect any material COVID-19 related contingencies, impairments, concessions, credit losses or other expenses in future periods.
Moving forward, we believe the COVID-19 global pandemic has led to a shift in consumer prioritization of wellness and safety, with private aviation viewed increasingly by those in the addressable market as a health-conscious decision rather than a discretionary luxury. We believe this will translate into an increase in flight demand over time. We have not experienced and do not anticipate any material resource constraints that would impact our ability to provide our services in the event of such an increase in demand.
See the sections entitled “Risk Factors” and “— Impact of the COVID-19 Pandemic” for more information related to COVID-19.
Air Carrier Payroll Support Program
On March 27, 2020, the CARES Act was signed into law. The CARES Act is a relief package intended to assist many aspects of the American economy. The CARES Act provides aid in the form of loans, grants, tax credits and other forms of government assistance. Specifically, the CARES Act provided the airline industry with up to $25.0 billion in grants with assurances the support is to be used exclusively for employee salaries, wages and benefits. The CARES Act also provided for up to $25.0 billion in secured loans to the airline industry.
WUP applied for government assistance under the Payroll Support Program from the Treasury as directed by the CARES Act. We were awarded a total of $74.2 million to support ongoing operations through payroll funding, which was fully received by September 30, 2020. In September 2020, we were notified that, based on funding availability, recipients that were currently in compliance with signed Payroll Support Program agreements would receive an approximate 3% increase in their award amount. As a result, we were granted an additional $2.2 million for a total grant of $76.4 million, which was received in October 2020. We utilized all of these proceeds to offset payroll expenses incurred for the year ended December 31, 2020. In August 2020, we were deemed eligible by the Treasury for a secured loan under the CARES Act, but elected not to apply for such funds. In December 2020, Congress authorized an additional $15.0 billion in financial assistance for the aviation industry as part of a $900.0 billion COVID-19 relief stimulus package included within the Consolidated Appropriations Act, 2021. Given the recovery in our business in the fourth quarter of 2020 compared to the second and third quarters following the onset of COVID-19, we did not apply for a second round of funding.
The support payments were conditioned on our agreement to refrain from conducting involuntary employee layoffs or furloughs through September 30, 2020. Other conditions include continuing essential air service as directed by DOT, a prohibition on conducting any stock repurchase or paying any dividends through September 30, 2021, certain restrictions on executive and other employee compensation through March 24, 2022 and certain ongoing reporting obligations through March 24, 2022. Based on the amount received, we were not required to provide financial protection, such as issuing a warrant, other equity interest or debt instrument, to the Treasury in conjunction with the payroll support obtained.
The CARES Act also provides for deferred payment of the employer portion of social security taxes through the end of 2020, with 50% of the deferred amount due December 31, 2021 and the remaining 50% due December 31, 2022. This provided us with approximately $6.8 million of additional liquidity.
Our recently acquired Mountain Aviation subsidiary also applied for and received a grant under the CARES Act Payroll Support Program, which was received prior to our acquisition of the company in January 2021. The terms and conditions applicable to such grant were identical to the terms and condition of the WUP grant. Mountain Aviation also received the PPP Loan on April 14, 2020 from Zions Bancorporation N.A. dba Vectra Bank (“Vectra”) under the SBA’s PPP enacted as part of the CARES Act in the principal amount of $3.2 million. In connection with this acquisition, a portion of the purchase price otherwise payable by us to Mountain Aviation’s former equity owner in an amount equal to the principal and interest then outstanding on this loan was placed in an escrow account at Vectra, to be paid to Vectra if and to the extent the PPP Loan were not to be forgiven by the SBA under the PPP. Mountain Aviation’s former equity owner has agreed to pay any amounts owing under the PPP Loan in excess of the amount in escrow and has agreed to indemnify us for any obligations we incur under the PPP Loan to the extent not satisfied from the escrow account.
Seasonality
Our results of operations for any specific period are not necessarily indicative of those for an entire year since the private aviation industry is subject to seasonal fluctuations and general economic conditions. Our operations are somewhat favorably affected by increased utilization of our aircraft in the summer months. Also, in 2020, we were negatively affected in the second and third quarters of the year by the impact of COVID-19.
Non-GAAP Financial Measures
In addition to our results of operations below, we report certain key financial measures that are not required by, or presented in accordance with, GAAP.
These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP. We believe that these non-GAAP financial measures of financial results provide useful supplemental information to investors, about us. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in our financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies.
Adjusted EBITDA
We calculate Adjusted EBITDA as net loss adjusted for (i) interest income (expense), (ii) depreciation and amortization, (iii) equity-based compensation expense, (iv) acquisition, integration, and capital raise related expenses, (v) public company readiness related expenses and (vi) other items not indicative of our ongoing operating performance, including the CARES Act grant and COVID-19 response initiatives for 2020. We include Adjusted EBITDA as a supplemental measure for assessing operating performance and for the following:
•
Used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions; and,

•
Provides useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and variable amounts.

The following table reconciles Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure (in thousands):
	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
Net loss	$(32,213)	$(44,474)	$(85,405)	$(106,873)	$(83,237)
Add back (deduct)
Interest expense	4,557	6,411	22,989	29,360	31,691
Interest income	(12)	(417)	(550)	(615)	(935)
Depreciation and amortization	13,831	14,194	58,529	39,352	35,226
Equity-based compensation expense	1,414	584	3,342	1,882	2,289
Public company readiness expense(1)	473	158	1,801	1,628	—
Acquisition, integration, and capital raise expenses(2)	3,257	6,191	14,575	14,298	483
CARES Act grant	—	—	(76,376)	—	—

	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
COVID-19 response initiatives(3)	—	—	1,192	—	—
Credit loss on employee loan(4)	—	—	5,448	—	—
Corporate headquarters relocation expense(5)	31	298	2,092	—	—
Adjusted EBITDA	$(8,662)	$(17,055)	$(52,363)	$(20,968)	$(14,483)

(1)
Includes costs primarily associated with compliance, updated systems and consulting in advance of transitioning to a public company.

(2)
Consists mainly of system conversions, merging of operating certificates, re-branding costs and fees paid to external advisors in connection with strategic transactions.

(3)
Includes expenses for the development of enhanced cleaning and operation protocols for our Safe Passage™ program due to COVID-19.

(4)
Reflects a full reserve on an outstanding loan to a senior executive, which was forgiven by WUP’s board of directors prior to the effectiveness of the registration statement on Form S-4 filed by Aspirational (the “S-4”), which the SEC declared effective on June 23, 2021.

(5)
Represents expenditures related to the build out and move to our new corporate headquarters in New York.

Contribution and Contribution Margin
We define Contribution as revenue less cost of revenue. Contribution Margin is calculated by dividing contribution by total revenue. We include Contribution and Contribution Margin as supplemental measures for assessing operating performance and for the following:
•
Used to understand our ability to achieve profitability over time through scale and leveraging costs; and,

•
Provides useful information for historical period-to-period comparisons of our business and to identify trends.

The following table reconciles Contribution to gross profit (loss), which is the most directly comparable GAAP measure (in thousands, except percentages):
	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
Revenue	$261,657	$156,096	$694,981	$384,912	$332,144
Less: Cost of revenue	(234,508)	(147,958)	(634,775)	(340,673)	(283,231)
Less: Depreciation and amortization	(13,831)	(14,194)	(58,529)	(39,352)	(35,226)
Gross profit (loss)	13,318	(6,056)	$1,677	$4,887	$13,687
Gross margin	5.1%	(3.9)%	0.2%	1.3%	4.1%
Add back:
Depreciation and amortization	13,831	14,194	58,529	39,352	35,226
Contribution	$27,149	$8,138	$60,206	$44,239	$48,913
Contribution margin	10.4%	5.2%	8.7%	11.5%	14.7%
Key Operating Metrics
In addition to financial measures, we regularly review certain key operating metrics to evaluate our business, determine the allocation of resources and make decisions regarding business strategies. We believe that these metrics can be useful for understanding the underlying trends in our business.

The following table summarizes our key operating metrics:
	As of March 31,			As of December 31,
	2021	2020	% Change	2020	2019	2018
Active Members	9,896	6,324	56%	9,212	5,787	4,667
Active Users	10,742	8,149	32%	11,345	5,787	4,667
	Three Months Ended March 31,			Year Ended of December 31,
	2021	2020	% Change	2020	2019	2018
Live Flight Legs	15,278	11,770	30%	44,579	38,363	33,333
Active Members
We define Active Members as the number of Connect, Core and Business membership accounts that generated membership revenue in a given period and are active as of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users
We define Active Users as Active Members and legacy WUPJ jet card holders as of the reporting date plus unique non-member consumers who completed a revenue generating flight at least once in a given period and excluding wholesale flight activity. While a unique consumer can complete multiple revenue generating flights on our platform in a given period, that unique user is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the market in which we operate and our growth in revenue.
Live Flight Legs
We define Live Flight Legs as the number of completed one-way revenue generating flight legs in a given period. The metric excludes empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs are a useful metric to measure the scale and usage of our platform, and our growth in flight revenue.
Component of Results of Our Operations
The key components of our results of operations include:
Revenue
Revenue is derived from flight, membership, aircraft management, and other services.
Flight revenue consists of retail, wholesale and special mission flights. Members can either pay as they fly or prepay for flights when they purchase a Prepaid Block.
Membership revenue is comprised of a one-time initiation fee paid at the commencement of a membership and recurring annual dues. In the first year of membership, a portion of the initiation fee is applied to annual dues. The remainder of the initiation fee, less any flight credits, is deferred and recognized on a straight-line basis over the estimated duration of the customer relationship period, which is currently estimated to be three years. Members are charged recurring annual dues to maintain their membership. Revenue related to the annual dues are deferred and recognized on a straight-line basis over the related contractual period. If a customer qualifies to earn Delta miles in the SkyMiles Program as part of their membership, then a portion of the membership fee is allocated at contract inception.
Aircraft management revenue consists of contractual monthly management fees charged to aircraft owners, recovery of owner incurred expenses including maintenance coordination, cabin crew and pilots, and recharging of certain incurred aircraft operating costs such as maintenance, fuel, landing fees and parking. We pass recovery and recharge amounts back to owners at either cost or at a predetermined margin.

Other revenue primarily consists of (i) ground services derived from aircraft customers that use our FBO and MRO facilities, and (ii) flight-related services. In addition, other revenue includes subscription fees from third-party operators for access to the Avianis flight software, fees we may receive from third-party sponsorships and partnerships, and whole aircraft sales.
Costs and Expenses
Costs and expenses, consist of the following components:
Cost of Revenue
Cost of revenue primarily consists of direct expenses incurred to provide flight services and facilitate operations, including aircraft lease costs, fuel, crew travel, maintenance and third-party flight costs. Cost of revenue also consists of compensation expenses, including equity-based compensation and related benefits for employees that directly facilitate flight operations. In addition, cost of revenue includes aircraft owner expenses incurred such as maintenance coordination, cabin crew and pilots, and certain aircraft operating costs such as maintenance, fuel, landing fees and parking.
Other Operating Expenses
Technology and Development
Technology and development expense primarily consists of compensation expenses for engineering, product development and design employees, including equity-based compensation, expenses associated with ongoing improvements to, and maintenance of, our platform offerings and other technology. Technology and development expense also includes software expenses and technology consulting fees.
Sales and Marketing
Sales and marketing expense primarily consists of compensation expenses in support of sales and marketing such as commissions, salaries, equity-based compensation and related benefits. Sales and marketing expense also includes expenses associated with advertising, promotions of our services, member experience, account management and brand-building.
General and Administrative
General and administrative expense primarily consists of compensation expenses, including equity-based compensation and related benefits for our executive, finance, human resources, legal and other personnel performing administrative functions. General and administrative expense also includes corporate office rent expense, third-party professional fees, acquisition and integration related expenses, public company readiness expenses and any other cost or expense incurred not deemed to be related to cost of revenue, sales and marketing expense or technology and development expense.
Depreciation and Amortization
Depreciation and amortization expense primarily consists of depreciation of capitalized aircraft. Depreciation and amortization expense also includes amortization of capitalized software development costs and acquired finite-lived intangible assets.
We allocate overhead such as facility costs and telecommunications charges, based on department headcount, as we believe this to be the most accurate measure. As a result, a portion of general overhead expenses are reflected in each operating expense category.
Interest Income
Interest income primarily consists of interest earned on cash equivalents in money market funds and investments in commercial paper.

Interest Expense
Interest expense primarily consists of interest paid or payable and the amortization of debt discounts and deferred financing costs on our credit facilities.
Results of Operations
Results of Our Operations for the Three Months Ended March 31, 2021 Compared to the Three Months Ended March 31, 2020
The following table sets forth our results of operations for the three months ended March 31, 2021 and 2020 (in thousands, except percentages):
	Three Months Ended March 31,		Change in
	2021	2020	$	%
Revenue	$261,657	$156,096	$105,561	68%
Costs and expenses
Cost of revenue	234,508	147,958	86,550	58%
Technology and development	7,024	4,852	2,172	45%
Sales and marketing	15,794	13,651	2,143	16%
General and administrative	18,168	13,921	4,247	31%
Depreciation and amortization	13,831	14,194	(363)	(3)%
Total cost and expenses	289,325	194,576	94,749	49%
Loss from operations	(27,668)	(38,480)	10,812	(28)%
Interest income	12	417	(405)	(97)%
Interest expense	(4,557)	(6,411)	1,854	(29)%
Net loss	$(32,213)	$(44,474)	$12,261	(28)%
Revenue
Revenue increased by $105.6 million, or 68%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. The increase in revenue was primarily attributable to the following changes in flight revenue, membership revenue, aircraft management revenue and other revenue (in thousands, except percentages):
	Three Months Ended March 31,		Change in
	2021	2020	$	%
Flight	$190,474	$119,636	$70,838	59%
Membership	14,974	13,319	1,655	12%
Aircraft management	50,880	20,788	30,092	145%
Other	5,329	2,353	2,976	126%
Total	$261,657	$156,096	$105,561	68%
Flight revenue growth was primarily driven by a 30% increase in Live Flight Legs, which resulted in $35.6 million of growth, and a 23% increase in revenue per Live Flight Leg, which drove $35.2 million of year over year improvement. The increase in Live Flight Legs was primarily attributable to an increase in flying by Active Members and the acquisition of Mountain Aviation.
Growth in membership revenue was driven entirely by a 56% increase in Active Members but was impacted by an increased mix of Connect members, which are at a lower price point, the conversion of legacy WUPJ Jet Cards to Core members at promotional rates.
The increase in aircraft management revenue and other revenue was primarily attributable to our acquisitions of WUPJ on January 17, 2020 and Gama on March 2, 2020. As such, the results of WUPJ and Gama were only included for a portion of the three months ended March 31, 2020.

Costs and Expenses
Cost of Revenue
Cost of revenue increased by $86.6 million, or 58%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. The increase in cost of revenue is primarily attributable to increased Live Flight Legs and cost of revenue associated with aircraft management, which is in line with the increase in revenue.
Contribution Margin increased 520 basis points for the three months ended March 31, 2021 compared to the three months ended March 31, 2020, largely due to improvement in controlled fleet fulfillment. Contribution margin was also impacted by the integration of the Travel Management Company, LLC and WUPJ operating certificates which resulted in a $3.0 million reduction in Contribution due to lower aircraft availability. See “— Non-GAAP Financial Measures” above for a definition of Contribution Margin, information regarding our use of Contribution Margin and a reconciliation of gross margin to Contribution Margin.
Other Operating Expenses
Technology and Development
Technology and development expenses increased by $2.2 million, or 45%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. The increase in technology and development expenses was primarily attributable to an increase of $1.6 million in employee compensation costs and $0.3 in costs associated with technology. Third-party consultant fees also increased $1.0 million, which was offset by a $1.0 million increase in capitalized costs related to internal use software.
Sales and Marketing
Sales and marketing expenses increased by $2.1 million, or 16%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. The increase in sales and marketing was primarily attributable to a $1.4 million increase in sales commissions from growth in memberships and flight revenue. In addition, headcount and related compensation costs increased $2.9 million as a result of our acquisition of Mountain Aviation in 2021, as well as WUPJ and Gama that were included in our consolidated results for the full three months ended March 31, 2021 as opposed to only a partial quarter in 2020. These costs were partially offset by a $2.2 million decrease in event spending due to COVID-19 restrictions.
General and Administrative
General and administrative expenses increased by $4.2 million, or 31%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. The increase in general and administrative expenses was primarily attributable to a $4.8 million increase in personnel expenses, including equity-based compensation, due to headcount growth as a result of our acquisitions. In addition, rent and related office costs increased $1.3 million, due to our acquisition of Mountain Aviation. The increase was partially offset by a $2.0 million decrease in third-party professional fees including services associated with acquisitions.
Depreciation and Amortization
Depreciation and amortization expenses decreased by $0.4 million, or 3%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. This decrease in depreciation and amortization expenses was primarily attributable to a $0.9 million decrease in depreciation expense for our owned aircraft as certain aircraft became fully depreciable subsequent to March 31, 2020. The decrease was partially offset by a $0.5 million increase in amortization of software development costs.
Interest Income
Interest income decreased by $0.4 million, or 97%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. This decrease in interest income was primarily attributable to our depositing cash into money market funds during the period and not to investments in commercial paper that have a higher rate of interest.
Interest Expense
Interest expense decreased by $1.9 million, or 29%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. This decrease in interest expense was primarily attributable to a reduction in principal outstanding on our credit facilities due to scheduled payments of $12.3 million, which resulted in a $1.4 million decrease, and a reduction in the comparative average LIBOR rate on our variable rate credit facilities that resulted in an additional $0.5 million decrease.
Results of Our Operations for the Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019
The following table sets forth our results of operations for the year ended December 31, 2020 and 2019 (in thousands, except percentages):
	Year Ended December 31,		Change in
	2020	2019	$	%
Revenue:
Revenue	$694,981	$384,912	$310,069	81%
Costs and expenses:
Cost of revenue	634,775	340,673	294,102	86%
Technology and development	21,010	13,965	7,045	50%
Sales and marketing	55,124	40,624	14,500	36%
General and administrative	64,885	28,426	36,459	128%
Depreciation and amortization	58,529	39,352	19,177	49%
CARES Act grant	(76,376)	—	(76,376)	N/A
Total costs and expenses	757,947	463,040	294,907	64%
Loss from operations	(62,966)	(78,128)	15,162	(19)%
Interest income	550	615	(65)	(11)%
Interest expense	(22,989)	(29,360)	6,371	(22)%
Net loss	$(85,405)	$(106,873)	$21,468	(20)%
Revenue
Revenue increased by $310.1 million, or 81%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase in revenue was primarily attributable to the following changes in flight revenue, membership revenue, aircraft management revenue and other revenue (in thousands, except percentages):
	Year Ended December 31,		Change in
	2020	2019	$	%
Flight	$495,419	$334,263	$161,156	48%
Membership	54,622	45,868	8,754	19%
Aircraft management	132,729	—	132,729	N/A
Other	12,211	4,781	7,430	155%
Total	$694,981	$384,912	$310,069	81%
Flight revenue growth was primarily driven by a 16% increase in Live Flight Legs, which resulted in $54.2 million of growth and a 28% increase in revenue per Live Flight Leg, which drove $106.9 million of year-over-year improvement. Growth in membership revenue was driven entirely by a 59% increase in Active

Members. The increase in aircraft management revenue and other revenue was largely a result of a full quarter of results from WUPJ and Gama, which were acquired during the first quarter of 2020.
Costs and Expenses
Cost of Revenue
Cost of revenue increased by $294.1 million, or 86%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase in cost of revenue is primarily attributable to a 16% increase in Live Flight Legs and cost of revenue associated with aircraft management, which is in line with the increase in revenue.
Contribution Margin decreased 2.8% compared to the prior year, largely due to the impact of COVID-19, particularly during the second quarter and to a lesser extent in the third quarter of 2020. See “— Non-GAAP Financial Measures” above for a definition of Contribution Margin, information regarding our use of Contribution Margin and a reconciliation of gross margin to Contribution Margin.
Other Operating Expenses
Technology and Development Expense
Technology and development expenses increased by $7.0 million, or 50%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase in technology and development expenses was primarily attributable to a $2.7 million increase in costs associated with technology equipment and a $3.5 million increase in employee compensation related to headcount growth as a result of our acquisitions. In addition, software expenses increased $2.1 million as we continue to invest in building out our marketplace and related technology capabilities. Third-party consultant fees also increased $3.2 million. These costs were partially offset by a $4.5 million increase in capitalized costs related to internal use software.
Sales and Marketing
Sales and marketing expenses increased by $14.5 million, or 36%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase in sales and marketing was primarily attributable to increases of $10.7 million and $4.4 million in sales commissions and headcount and related compensation, respectively. These increases were due to growth in memberships and flight revenue as well as our acquisitions of WUPJ and Gama. Additionally, advertising and sponsorship expense increased by $1.2 million, which was partially offset by a $1.8 million decrease in event spending.
General and Administrative
General and administrative expenses increased by $36.5 million, or 128%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase in general and administrative expenses was primarily attributable to increases of $17.1 million and $3.8 million in personnel expenses, including equity-based compensation, and overhead costs, respectively, due to headcount growth as a result of our acquisitions. During 2020, we also incurred a credit loss of $5.4 million on an outstanding loan to a senior executive that was forgiven prior to the effectiveness of the S-4. In addition, third-party professional fees including services associated with acquisitions and for public company readiness increased $6.3 million, and rent and related office costs increased $3.6 million. We changed our corporate headquarters in New York during 2020, taking on additional space and incurring overlapping costs with our prior office space primarily during the first half of the year. Lastly, travel expense related to acquisitions and other business travel included within general and administrative expenses increased by $0.3 million.
Depreciation and Amortization
Depreciation and amortization expenses increased by $19.2 million, or 49%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase in depreciation and amortization expenses was primarily attributable to a $16.7 million increase in intangible amortization expense related to acquisitions. Additionally, amortization of software development costs increased $2.2 million and depreciation of property and equipment $0.3 million.
CARES Act Grant
Reflects government assistance received under the Payroll Support Program as directed by the CARES Act. During 2020, as a result of the negative impact of COVID-19, we were awarded a total grant of $76.4 million from the Treasury to support ongoing operations through payroll funding. Due to the improving performance of our business in the latter half of 2020, we elected to not participate in the second round of funding for the Payroll Support Program.
Interest Income
Interest income decreased by $0.1 million, or 11%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This decrease in interest income was primarily attributable to our depositing cash into money market funds during the period and not to investments in commercial paper that have a higher rate of interest. In addition, while our cash and cash equivalents balance is higher than prior year most of the amount held as of December 31, 2020 can be attributed primarily to Prepaid Blocks received in the fourth quarter of the year, with approximately $218.9 million in Prepaid Blocks received in December 2020 alone.
Interest Expense
Interest expense decreased by $6.4 million, or 22%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This decrease in interest expense was primarily attributable to a reduction in principal outstanding on our credit facilities due in part to a prepayment of $20.5 million and scheduled payments of $43.0 million, which resulted in a $4.8 million benefit, and a reduction in the comparative average LIBOR rate on our variable rate credit facilities that resulted in a $2.2 million benefit. Additionally, as a result of the Gama acquisition, we assumed additional long-term debt, which increased interest expense by $0.6 million.
Results of Our Operations for the Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018
The following table sets forth our results of operations for the year ended December 31, 2019 and 2018 (in thousands, except percentages):
	Year Ended December 31,		Change in
	2019	2018	$	%
Revenue:
Revenue	$384,912	$332,144	$52,768	16%
Costs and expenses:
Cost of revenue	340,673	283,231	$57,442	20%
Technology and development	13,965	8,203	$5,762	70%
Sales and marketing	40,624	42,048	$(1,424)	(3)%
General and administrative	28,426	15,917	$12,509	79%
Depreciation and amortization	39,352	35,226	$4,126	12%
Total costs and expenses	463,040	384,625	78,415	20%
Loss from operations	(78,128)	(52,481)	$(25,647)	49%
Interest income	615	935	$(320)	(34)%
Interest expense	(29,360)	(31,691)	$2,331	(7)%
Net loss	$(106,873)	$(83,237)	$(23,636)	28%

Revenue
Revenue increased by $52.8 million, or 16%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. The increase in revenue was primarily attributable to the following changes in flight revenue, membership revenue, and other revenue (in thousands, except percentages):
	Year Ended December 31,		Change in
	2019	2018	$	%
Flight	334,263	284,660	49,603	17%
Membership	45,868	43,043	2,825	7%
Other	4,781	4,441	340	8%
Total	384,912	332,144	52,768	16%
The increase in flight revenue was driven by a 15% increase in Live Flight Legs. The increase in membership revenue was driven by a 24% increase in Active Members.
Costs and Expenses
Cost of Revenue
Cost of revenue increased by $57.4 million, or 20%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. The increase in cost of revenue was primarily attributable to increased Live Flight Legs and is in line with the increase in revenue.
Contribution Margin decreased 3.2% compared to the prior year, due largely to increased third-party maintenance costs on our owned and leased fleet. See “— Non-GAAP Financial Measures” above for a definition of Contribution Margin, information regarding our use of Contribution Margin and a reconciliation of gross margin to Contribution Margin.
Other Operating Expenses
Technology and Development Expense
Technology and development expenses increased by $5.8 million, or 70%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. The increase in technology and development expenses was primarily attributable to increases of $4.3 million and $1.5 million related to employee compensation and software and equipment costs, respectively due to headcount growth and the acquisition of Avianis as we invested in building our marketplace and related technology capabilities.
Sales and Marketing
Sales and marketing expenses decreased by $1.4 million, or 3%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. The decrease in sales and marketing was primarily attributable to a $2.3 million decrease in event costs related to the Wheels Down lifestyle program and a $1.2 million decrease in sponsorship expense. These were partially offset by an increase in compensation related costs of $2.1 million.
General and Administrative
General and administrative expenses increased by $12.5 million, or 79%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. The increase in general and administrative expenses was primarily attributable to a $5.2 million increase in personnel expenses, including equity-based compensation, due to headcount growth as a result of the acquisition of TMC and a $7.0 million increase in third-party professional fees, primarily related to acquisitions, as well as public company readiness expenses. Additionally, costs related to member benefits increased by $0.3 million driven by an increase in Active Members.

Depreciation and Amortization
Depreciation and amortization expenses increased by $4.1 million, or 12%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. The increase in depreciation and amortization expenses was primarily attributable to a $3.5 million increase in depreciation of property and equipment and a $0.6 million increase in amortization of software development costs.
Interest Income
Interest income decreased by $0.3 million, or 34%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. This decrease in interest income was primarily attributable to depositing a higher percentage of cash into money market funds during the period rather than investments in commercial paper that have a higher rate of interest.
Interest Expense
Interest expense decreased by $2.3 million. or 7%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. This decrease in interest expense was primarily attributable to a $35.8 million decrease in the outstanding principal balance of long-term debt.
Liquidity and Capital Resources
Overview
Our principal sources of liquidity have historically consisted of financing activities, including proceeds from the issuance of preferred interests and borrowings under our credit facilities, and operating activities, primarily from the increase in deferred revenue associated with Prepaid Blocks. As of March 31, 2021, we had $215.0 million of cash and cash equivalents, which were primarily invested in money market funds, $15.3 million of restricted cash and no amounts available for future borrowings under our credit facilities.
Since inception, we have consistently maintained a working capital deficit, in which our current liabilities exceed our current assets. This is common within the private aviation industry and is due to the nature of our deferred revenue, primarily related to members unused Prepaid Blocks, which are performance obligations generally for future flights. Our primary needs for liquidity are to fund working capital, acquisitions, lease and purchase obligations, capital expenditures, and for general corporate purposes. Our cash needs vary from period to period primarily based on the timing and costs of aircraft engine overhauls, repairs, and maintenance and the timing of any acquisitions and any aircraft purchases.
We believe factors that could affect our liquidity include our rate of revenue growth, changes in demand for our services, competitive pricing pressures, the timing and extent of spending on software development and other growth initiatives, our ability to achieve further reductions in operating expenses, and overall economic conditions. To the extent that our current liquidity is insufficient to fund future activities, we may need to raise additional funds. In the future, we may attempt to raise additional capital through the sale of equity securities or through debt financing arrangements. If we raise additional funds by issuing equity securities, the ownership of existing shareholders will be diluted. The incurrence of debt financing would result in debt service obligations, and any future instruments governing such debt could provide for operating and financing covenants that could restrict our operations. In the event that additional funds are required from outside sources, we may not be able to raise it on terms acceptable to us or at all.
We have incurred negative cash flows from operating activities and significant losses from operations in the past. We believe our cash and cash equivalents on hand, will be sufficient to meet our projected working capital and capital expenditure requirements for a period of at least the next 12 months.

Cash Flows
The following table summarizes our cash flows for the three months ended March 31, 2021, and 2020 and the years ended December 31, 2020, 2019 and 2018 (in thousands):
	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
Net cash (used in) provided by operating activities	$(84,720)	$(47,487)	$209,644	$(24,879)	$(3,302)
Net cash provided by (used in) investing activities	$2,919	$94,230	$81,580	$(41,316)	$(21,562)
Net cash (used in) provided by financing activities	$(12,786)	$(9,269)	$(62,788)	$87,383	$(33,230)
Net increase (decrease) in cash and cash equivalents	$(94,587)	$37,474	$228,436	$21,188	$(58,094)
Cash Flow from Operating Activities
Net cash used in operating activities for the three months ended March 31, 2021 was $84.7 million. In 2021, the cash outflow from operating activities consisted of our net loss, net of non-cash items of $16.4 million and a decrease in net operating assets and liabilities, primarily as a result of a $65.7 million decrease in deferred revenue attributable to a significant increase in flying. In addition, during the three months ended March 31, 2021 we sold $69.0 million of Prepaid Blocks compared to $86.7 million for the three months ended March 31, 2020. The decrease in Prepaid Block purchases was primarily attributable to the expiration of the CARES Act tax holiday as of December 31, 2020, which drove accelerated purchases in the fourth quarter of 2020 that may otherwise have been purchased during the three months ended March 31, 2021.
Net cash used in operating activities for the three months ended March 31, 2020 was $47.5 million. In 2020, the cash outflow from operating activities consisted of our net loss, net of non-cash items of $29.3 million and an increase in net operating assets and liabilities, primarily as a result of a $17.2 million decrease in accounts payable and a $19.8 million decrease in accrued expenses. The decrease was partially offset by a $20.0 million increase in accounts receivable.
Net cash provided by operating activities for the year ended December 31, 2020 was $209.6 million. In 2020, the cash inflow from operating activities consisted of our net loss including recognition of CARES Act payroll funding, net of non-cash items of $14.8 million and an increase in net operating assets and liabilities, primarily as a result of a $202.6 million increase in deferred revenue.
Net cash used in operating activities for the year ended December 31, 2019 was $24.9 million. In 2019, the cash outflow from operating activities consists of our net loss, net of non-cash items of $63.2 million and an increase in net operating assets and liabilities, primarily as a result of $30.1 million, $6.7 million and $6.4 million increases in deferred revenue, accounts payable and accrued expenses, respectively.
Net cash used in operating activities for the year ended December 31, 2018 was $3.3 million. In 2018, the cash outflow from operating activities consists of our net loss, net of non-cash items of $43.3 million and an increase in net operating assets and liabilities, primarily as a result of a $24.0 million increase in deferred revenue and a $6.4 million decrease in accounts receivable.
Cash Flow from Investing Activities
Net cash provided by investing activities for the three months ended March 31, 2021 was $2.9 million. In 2021, the cash outflow from investing activities was primarily attributable to $4.9 million for capital expenditures, including software development costs. In addition, the cash inflow from investing activities was primarily attributable to $7.8 million from the acquisition of Mountain Aviation including cash acquired. The purchase price of Mountain Aviation was primarily non-cash consideration for common interests issued.

Net cash provided by investing activities for the three months ended March 31, 2020 was $94.2 million. In 2020, the cash inflow from investing activities was primarily attributable to $98.1 million from the acquisitions of WUPJ and Gama including cash acquired. In addition, we used $3.9 million for capital expenditures, including software development costs.
Net cash provided by investing activities for the year ended December 31, 2020 was $81.6 million. In 2020, the cash inflow from investing activities was primarily attributable to $97.1 million from the acquisitions of WUPJ and Gama including cash acquired. In addition, we used $15.5 million for capital expenditures, including software development costs.
Net cash used in investing activities for December 31, 2019 was $41.3 million. In 2019, the cash outflow from investing activities was primarily attributable to the acquisitions of TMC for $28.3 million and the cash portion of Avianis for $14.4 million. In addition, we used $8.1 million for capital expenditures, including software development costs. Investing cash flows also reflect a net inflow of $9.5 million for sales and maturities, net of purchases, of investments.
Net cash used in investing activities for December 31, 2018 was $21.6 million. In 2018, the cash outflow from investing activities was primarily attributable to $12.1 million for capital expenditures, including software development costs. Investing cash flows also reflects an outflow of $9.4 million for purchases of investments.
Cash Flow from Financing Activities
Net cash used in financing activities for three months ended March 31, 2021 was $12.8 million. In 2021, the cash outflow from financing activities was primarily attributable to $12.4 million for repayments of our credit facilities and $0.4 million of payments made towards deferred offering costs.
Net cash used in financing activities for the three months ended March 31, 2020 was $9.3 million. In 2020, the cash outflow from financing activities was primarily attributable to $10.0 million for repayments of our credit facilities.
Net cash used in financing activities for December 31, 2020 was $62.8 million. In 2020, the cash outflow from financing activities was primarily attributable to $63.5 million for repayments of our credit facilities including a $20.5 million prepayment of certain principal outstanding under the Amended 1st Facility (as defined below).
Net cash provided by financing activities for December 31, 2019 was $87.4 million. In 2019, the cash inflow from financing activities was primarily attributable to $125.2 million in net proceeds from the issuance of Class D preferred interests and $37.7 million for repayments of our credit facilities.
Net cash used in financing activities for December 31, 2018 was $33.2 million. In 2018, the cash outflow from financing activities was primarily attributable to $33.1 million for repayments of our credit facilities.
Sources of Liquidity
To date, we have financed our operations primarily through issuance of preferred interests, cash from operations, borrowings of long-term debt, and promissory notes.
Credit Facilities
1st Credit Facility
In November 2013, we entered into a secured credit facility (the “1st Facility”) that provided up to $100.0 million of financing from various lenders to acquire up to 22 King Air 350i aircraft. The 1st Facility initially had an A-1 class (the “A-1”) consisting of $60.0 million of borrowing capacity and an A-2 class (the “A-2”) consisting of $40.0 million of borrowing capacity, which were borrowed ratably as aircraft were purchased.

Amended 1st Credit Facility
In August 2014, we increased the availability under the 1st Facility to a total of $175.4 million by entering into an amended and restated secured credit agreement (the “Amended 1st Facility”). The Amended 1st Facility (i) afforded the ability to finance the acquisition of an additional 13 aircraft under the First Firm Order, and (ii) increased the amount available to be borrowed against each aircraft through a second lien applied on a retroactive basis against already purchased aircraft and on a prospective basis as each additional aircraft is purchased.
In addition to the A-1 and the A-2, the Amended 1st Facility added an A-3 class (the “A-3”) in an amount up to $57.9 million. The second lien referenced above, the B class (the “B”), was also added to allow us to borrow a total of $17.5 million against the 35 total aircraft in the Amended 1st Facility.
In April 2016, we obtained a waiver under the Amended 1st Facility to incur an additional indebtedness to finance additional King Air 350i aircraft under a 2nd Facility (as defined below). As part of obtaining this waiver, we (i) paid a fee to the consenting lenders and (ii) were required to deposit $10.0 million in cash in a restricted account.
In June 2017, we obtained another waiver under the Amended 1st Facility to (a) incur additional indebtedness to finance additional King Air 350i aircraft under a 3rd Facility (as defined below) and (b) refinance or prepay the B in the future. As part of obtaining this particular waiver, (i) we paid a fee to the consenting lenders and (ii) Wheels Up Partners Holdings LLC was required to contribute $70.0 million in cash to Wheels Up Partners LLC to incur the new indebtedness.
In December 2017, we amended the Amended 1st Facility to refinance the B and borrow an additional $6.4 million in B loans for a total of $20.0 million in B loans against the 35 aircraft financed by the Amended 1st Facility.
In September 2020, we made a $20.5 million prepayment of the principal outstanding on the Amended 1st Facility, which released 11 purchased aircraft from the Amended 1st Facility.
As of December 31, 2020, there are 24 aircraft purchased with financing from the Amended 1st Facility that serve as collateral for the Amended 1st Facility.
Shortly following the Closing, we repaid the entire outstanding principal of the Amended 1st Facility, together with all accrued and unpaid interest.
2nd Credit Facility
In May 2016, we formed WU Leasing I LLC (“WUL I”), a wholly-owned subsidiary, to enter into a second secured credit facility (the “2nd Facility”) with various lenders, which provided up to $120.8 million to finance up to 23 King Air 350i aircraft. The 2nd Facility has an A class (the “2nd Facility A”) of lenders, which committed to lend $86.3 million, and a B class (the “2nd Facility B”) of lenders, which committed to lend $34.5 million.
The 2nd Facility was structured as a bankruptcy-remote financing structure, which is a common financing structure designed to offer lenders added protection by using a special purpose entity to hold assets financed by a loan. A special purpose entity is a subsidiary company with an asset and liability structure that makes its obligations secure even if the parent company experiences a bankruptcy event. As part of the bankruptcy-remote financing structure, the aircraft assets are required to be held in an owner trust. In our structure, WUL I is the special purpose entity, and it holds the aircraft assets through an owner trust (the “WUL I Trust”), which was established by WUL I pursuant to a trust agreement (the “2nd Facility Trust Agreement”) dated May 27, 2016, between WUL I, as trustor, and Bank of Utah, as owner trustee. The WUL I Trust is the owner of the aircraft financed by the 2nd Facility and WUL I is the sole owner of the beneficial interest in the WUL I Trust. So long as no event of default had occurred, WUL I had access to the 2nd Facility aircraft through the 2nd Facility Trust Agreement. Once all payments were made under the 2nd Facility, WUL I was able to direct the owner trustee to distribute the aircraft assets to another entity.
In June 2017, we obtained a waiver under the 2nd Facility in order to (a) incur an additional indebtedness to finance additional King Air 350i aircraft under a 3rd Facility and (b) refinance or prepay the B in the future.

As part of obtaining this waiver, (i) we paid a fee to certain consenting lenders and (ii) Wheels Up Partners Holdings LLC was required to contribute $70.0 million in cash to Wheels Up Partners LLC in order to incur the new indebtedness. All 23 aircraft purchased with financing from the 2nd Facility served as collateral for the 2nd Facility.
Shortly following the Closing, we repaid the entire outstanding principal of the 2nd Facility, together with all accrued and unpaid interest.
3rd Credit Facility
In June 2017, we formed WU Leasing II LLC (“WUL II”), a wholly-owned subsidiary, to enter into a third secured credit facility (the “3rd Facility”) with various lenders, which provided up to $89.3 million to finance up to 17 King Air 350i aircraft. The 3rd Facility only has a Class A (the “3rd Facility A”) of lenders, which committed to lend up to $89.3 million.
The 3rd Facility was also structured as a bankruptcy-remote financing structure identical to the 2nd Facility structure. In this 3rd Facility structure, the aircraft assets were held in an owner trust (the “WUL II Trust”) established by WUL II pursuant to a trust agreement (the “3rd Facility Trust Agreement”) dated June 30, 2017, between WUL II, as trustor, and Bank of Utah, as owner trustee. The WUL II Trust is the owner of the aircraft financed by the 3rd Facility and WUL II is the sole owner of the beneficial interest in the WUL II Trust. So long as no event of default had occurred, WUL II had access to the 3rd Facility aircraft through the 3rd Facility Trust Agreement. Once all payments were made under the 3rd Facility, WUL II was able to direct the owner trustee to distribute the aircraft assets to another entity. All 14 aircraft purchased with financing from the 3rd Facility served as collateral for the 3rd Facility.
Shortly following the Closing, we repaid the entire outstanding principal of the 3rd Facility, together with all accrued and unpaid interest.
The Amended 1st Facility, 2nd Facility and 3rd Facility required principal and interest payments on a quarterly basis based on a fixed amortization schedule per aircraft over 28 quarters from each aircraft’s acquisition date, with a balloon payment due in the 28th quarter. The Amended 1st Facility, 2nd Facility and 3rd Facility also required additional principal payments of $300 dollars per hour if an aircraft was flown over a level of 1,200 hours per year on an annual cumulative basis. As of December 31, 2020, no aircraft has flown over a level of 1,200 hours per year on an annual cumulative basis and we did not made any additional principal payments as a result.
Interest payments were due quarterly for all classes of the Amended 1st Facility (A-1, A-2, A-3, B) and were based on a stated rate (the “Spread”) in excess of the London Interbank Offered Rate (“LIBOR”), with a LIBOR floor of 1.00%, except in the case of the B, which following the December 2017 refinancing, had a fixed rate of 12.00%. The Spreads on the A-1, the A-2, and the A-3 are 8.55%.
Interest payments were due quarterly for all classes of the 2nd Facility (2nd Facility A, 2nd Facility B) and were based on the Spread plus LIBOR, with a LIBOR floor of 1.00%. The Spreads for the 2nd Facility A and 2nd Facility B were 6.50% and 8.50%, respectively.
Interest payments were due quarterly for all classes of the 3rd Facility (3rd Facility A) and were based on LIBOR plus 7.10%.
As of December 31, 2020, there were no amounts available for future borrowings under any of our credit facilities.
The credit facilities contained customary restrictive covenants including, certain limitations on: incurrence of additional debt and guarantees of indebtedness; creation of liens; mergers, consolidations or sales of substantially all of our assets; sales or other dispositions of assets other than in the normal course of business; distributions or dividends and repurchases of common stock; restricted payments, including without limitation, certain restricted investments; engaging in transactions with affiliates; and, sale and leaseback transactions. The credit facilities also contained certain financial covenants that if not met would be considered an event of default that could result in acceleration of the obligations under the agreement.

Promissory Notes
On March 2, 2020, as part of the acquisition of Gama, we executed (i) a promissory note to Gama Group Inc. (the “Gama Note”), (ii) a promissory note to Signature Flight Support, LLC (the “Signature Flight Support Note”), and (iii) a settlement note to Signature Flight Support, LLC (the “Settlement Note”, and together with the Signature Flight Support Note and Gama Note, the “Notes”). The maturity date of the Notes is March 2, 2024. The interest rates on the Notes are 4.26% per annum through March 2, 2022, 7.50% per annum through March 2, 2023 and 8.50% per annum through March 2, 2024, which was due and payable quarterly. In addition, we were required to make a mandatory prepayment on the Notes following the consummation of a capital raise. The prepayment amount was equal to the outstanding principal, together with all accrued and unpaid interest.
Shortly following the Closing, we repaid the entire outstanding principal of the Note, together with all accrued and unpaid interest.
For further information on the credit facilities and promissory notes, see Note 9 “Long-term debt” of the accompanying Notes to Consolidated Financial Statements included elsewhere in this prospectus.
Contractual Obligations and Commitments
Our principal commitments consist of contractual cash obligations under our credit facilities, the promissory notes and operating leases for certain controlled aircraft, corporate headquarters, and operational facilities, including aircraft hangars. Our obligations under our credit facilities and the promissory notes are described in Note 9 “Long-Term Debt” and for further information on our leases, see Note 12 “Leases” of the accompanying consolidated financial statements included elsewhere in this prospectus.
Critical Accounting Policies and Estimates
Our management’s discussion and analysis of our financial condition and results of our operations is based on our consolidated financial statements and accompanying notes, which have been prepared in accordance with GAAP. Certain amounts included in or affecting the consolidated financial statements presented in this prospectus and related disclosure must be estimated, requiring management to make assumptions with respect to values or conditions which cannot be known with certainty at the time the consolidated financial statements are prepared. Management believes that the accounting policies set forth below comprise the most important “critical accounting policies” for the company. A “critical accounting policy” is one which is both important to the portrayal of our financial condition and results of operations and that involves difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Management evaluates such policies on an ongoing basis, based upon historical results and experience, consultation with experts and other methods that management considers reasonable in the particular circumstances under which the judgments and estimates are made, as well as management’s forecasts as to the manner in which such circumstances may change in the future.
Revenue Recognition
We determine revenue recognition through the following steps in accordance with ASC Topic 606, Revenue from Contracts with Customers:
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Identification of the contract, or contracts, with a customer.

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Identification of the performance obligations in the contract.

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Determination of the transaction price.

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Allocation of the transaction price to the performance obligations in the contract; and,

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Recognition of revenue when, or as, a performance obligation is satisfied.

A performance obligation is a promise in a contract to transfer a distinct service to the customer and is the basis of revenue recognition. We have elected to apply the portfolio approach to contracts with similar performance obligations. To determine the proper revenue recognition method for contracts, we used judgment to evaluate whether two or more contracts should be combined and accounted for as a portfolio and whether the combined or single contract should be accounted for as more than one performance obligation.
There are some contracts which have additional performance obligations, such as allowing upgrades to a different aircraft or providing discounts on prepaid flights. For contracts that include additional performance obligations, we account for individual performance obligations if they are distinct. If there is a group of performance obligations bundled in a contract, the transaction price is required to be allocated based upon the relative standalone selling prices of the promised services underlying each performance obligation. We generally determine the standalone selling price based on the prices charged to customers. If there are services included in the transaction price for which the standalone selling price is not directly observable, then we would first apply the standalone selling price for those services that are known, such as the flight hourly rate, and then allocate the total consideration proportionately to the other performance obligations in the contract.
Revenue is recognized when control of the promised service is transferred to our member or the customer, in an amount that reflects the consideration we expect to be entitled to in exchange for those services. Our revenue is reported net of discounts and incentives. We generally do not issue refunds for flights unless there is a failure to meet our service obligations. Refunded amounts for initiation fees and annual dues are granted to some customers that no longer wish to remain members following their first flight. We generally do not have contracts that include variable terms.
Deferred revenue is an obligation to transfer services for which we have already received consideration. Upon receipt of a prepayment for all or a portion of the transaction price, we initially recognize a contract liability. The contract liability is settled, and revenue is recognized, when we satisfy our performance obligation at a future date. Deferred revenue primarily consists of flights, Prepaid Blocks, jet card deposits, initiation fees including credits, and annual dues payments received in advance for future spend with Wheels Up.
We utilize registered independent third-party air carriers in the performance of a portion of our flights. We evaluate whether there is a promise to transfer services to the customer, as the principal, or to arrange for services to be provided by another party, as the agent, using a control model. The nature of the flight services we provide to members is similar regardless of which third-party air carrier is involved. We direct third-party air carriers to provide an aircraft to a member or customer. Based on evaluation of the control model, it was determined that we act as the principal rather than the agent within all revenue arrangements, other than when acting as an intermediary ticketing agent for travel on Delta and when managed aircraft owners charter their own aircraft, as we have the authority to direct the key components of the service on behalf of the member or customer regardless of which third-party is used. If we have primary responsibility to fulfill the obligation, then the revenue and the associated costs are reported on a gross basis in the consolidated statements of operations.
Business Combinations and Asset Acquisitions
We account for business combinations and asset acquisitions using the acquisition method of accounting, which requires allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. For acquisitions meeting the definition of a business combination in ASC Topic 805, Business Combinations, the excess of the purchase price over the amounts recognized for assets acquired and liabilities assumed is recorded as goodwill. During the measurement period, which may be up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed in a business combination with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded in the consolidated statements of operations. Acquisition costs, such as legal and consulting fees, are expensed as incurred for business combinations. For acquisitions meeting the definition of an asset acquisition, the fair value of the consideration transferred, including transaction costs, is allocated to the assets acquired and liabilities assumed based on their relative fair values. No goodwill is recognized in an asset acquisition. All of our acquisitions to date have met the definition of a business combination, excluding Avianis, which was accounted for as an asset acquisition.

The acquisition method of accounting requires us to exercise judgment and make estimates and assumptions regarding fair values using the information available as of the date of acquisition. We may also refine these estimates over a one-year measurement period, to reflect any new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date. If we are required to retroactively adjust provisional amounts that we have recorded for the fair value of assets and liabilities in connection with an acquisition, these adjustments could materially impact our financial position and results of operations. Assumptions that we make in estimating the fair value of acquired developed technology, trade names, customer relationships and other identifiable intangible assets include future cash flows that we expect to generate from the acquired assets. If the subsequent actual results and updated projections of the underlying business activity change compared with the assumptions and projections used to develop these values, we could record impairment charges. In addition, we have estimated the useful lives of certain acquired assets and these lives are used to calculate depreciation and amortization expense. If our estimates of the useful lives change, depreciation or amortization expense could be accelerated or slowed, which could materially impact our results of operations.
Goodwill and Intangibles
Goodwill represents the excess of the consideration transferred over the fair value of the identifiable assets acquired and liabilities assumed in business combinations. The carrying value of goodwill is tested for impairment on an annual basis or on an interim basis if events or changes in circumstances indicate that an impairment loss may have occurred (i.e., a triggering event). Our annual goodwill impairment testing date is October 1st. We are required to test goodwill on a reporting unit basis. We determined private aviation services is our one reporting unit to which the entire amount of goodwill is allocated.
Goodwill impairment is the amount by which our reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill. We use both qualitative and quantitative approaches when testing goodwill for impairment. Our qualitative approach evaluates various events including, but not limited to, macroeconomic conditions, changes in the business environment in which we operate and other specific facts and circumstances. If, after assessing qualitative factors, we determine that it is more-likely-than-not that the fair value of our reporting unit is greater than the carrying value, then performing a quantitative impairment assessment is unnecessary and our goodwill is not considered to be impaired. However, if based on the qualitative assessment we conclude that it is more-likely-than-not that the fair value of the reporting unit is less than the carrying value, or if we elect to skip the optional qualitative assessment approach, we proceed with performing the quantitative impairment assessment, to quantify the amount of impairment, if any.
We primarily determine the fair value of our reporting unit using a discounted cash flow model, or income approach. The completion of the discounted cash flow model requires that we make a number of significant estimates and assumptions, which include projections of future revenue, costs and expenses, capital expenditures and working capital changes, as well as assumptions about the estimated weighted average cost of capital and other relevant variables. We base our estimates and assumptions on our recent performance, our expectations of future performance, economic or market conditions and other assumptions we believe to be reasonable. Actual future results may differ from those estimates.
Intangible assets, other than goodwill, acquired in a business combination are recognized at their fair value as of the date of acquisition. Following initial recognition, intangible assets are carried at cost less accumulated amortization and impairment losses, if any, and are amortized on a straight-line basis over the estimated useful life of the asset, which was determined based on management’s estimate of the period over which the asset will contribute to our future cash flows. We periodically reassess the useful lives of our definite-lived intangible assets when events or circumstances indicate that useful lives have significantly changed from the previous estimate.
Impairment of Long-Lived Assets
Long-lived assets include aircraft, property and equipment, finite-lived intangible assets, and operating lease right-of-use assets. We review the carrying value of long-lived assets for impairment when events or circumstances indicate that the carrying value may not be recoverable based on the estimated undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The circumstances that would indicate potential impairment may include, but are not limited to, a significant change in the manner in which an asset is being used or losses associated with the use of an asset. We review long-lived assets for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified and measured. If the carrying amount of a long-lived asset or asset group is determined not to be recoverable, an impairment loss is recognized and a write-down to fair value is recorded.
Equity-Based Compensation
We issue equity-based compensation awards to employees and consultants, including stock options, profits interests and restricted interests, under a stock option plan and management incentive plan. Equity-based compensation awards are measured at the date of grant based on the estimated fair value of the respective award and the resulting compensation expense is recognized on a straight-line basis over the requisite service period of the respective award, which is generally a vesting period of four years. Certain awards have a performance condition that provide for accelerated vesting upon the occurrence of a change in control or an initial public offering including consummation of a transaction with a special-purpose acquisition company. For performance-based awards, the grant date fair value of the award is expensed over the vesting period when the performance condition is considered probable of being achieved. We account for forfeitures of awards as they occur.
Fair value of equity-based compensation awards is determined using the Black Scholes option-pricing model. The determination of the grant date fair value of awards issued is affected by a number of variables, including the fair value of our underlying common interest, expected trading volatility over the term of the award, the expected term of the award, risk-free interest rates and expected dividend yield.
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Expected Volatility.   As our common interests are not actively traded, we use the average volatility of a mix of several unrelated publicly traded companies within the airline industry and certain travel technology companies, which we consider to be comparable to our business, over a period equivalent to the expected term of the awards.

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Expected Term.   The expected term represents the period that our equity-based awards are expected to be outstanding. We determine the expected term using the midpoint between the requisite service period and the contractual term of the award due to us having insufficient historical exercise data.

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Risk-Free Interest Rate.   The interest rates used are based on the implied yield available for zero-coupon Treasury notes at the time of grant with maturities approximately equal to the expected term of the award.

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Expected Dividend Yield.   The dividend rate used is zero as we have never paid any cash dividends on our common interests and do not currently anticipate doing so in the foreseeable future.

We evaluate the assumptions used to value our share-based awards on each grant date. In the absence of a public trading market, the grant date fair value of our common interests was determined by our Board, with input from management and the assistance of an independent third-party valuation specialist. Our Board intended all stock options granted to have an exercise price per share not less than the per share fair value of our common interests on the date of grant. The valuations of our common interests were determined in accordance with the guidance provided by the American Institute of Certified Public Accountants Audit and Accounting Practice Series, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.
The assumptions we use in the valuation models were based on future expectations combined with management judgment, and considering a number of objective and subjective factors to determine the fair value of our common interests as of the date of each stock option grant, including the following:
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the nature and history of our business;

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the economic outlook in general and the outlook of our industry;

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our stage of development and the competitive environment;

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our historical and forecasted operating results;

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our overall financial position;

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the rights and preferences of our preferred interests relative to our common interests;

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the likelihood of achieving a liquidity event, such as an initial public offering or sale based on current conditions;

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any adjustment necessary to recognize a discount for lack of marketability; and,

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the market performance of comparable publicly-traded companies.

In valuing our equity-based awards, we determined the total equity value of our business considering various valuation approaches including the income approach and market approach. Based on our facts and circumstances, we primarily used a discounted cash flow method, or the income approach, to approximate the fair value of our total equity on the grant date of a respective award.
As described above, the income approach involves applying appropriate discount rates to estimated cash flows that are based on forecasts of revenue, costs, and capital expenditures, which are then discounted back to the present value using a rate of return derived from companies of similar type and risk profile. The discount rate reflects the risks inherent in the cash flows and the market rates of return available from alternative investments of similar type and quality as of the valuation date. Our assumptions underlying the estimates were consistent with the plans and estimates that we use to manage the business. The risks associated with achieving our forecasts were assessed in selecting the appropriate discount rates. As there have not been enough transactions with available market data involving similar companies, we considered but did not apply the market approach.
We then used the option pricing method to allocate the equity value and determine the estimated fair value of our common interests. The option pricing method allocates values to each equity class based on the liquidation preferences, participation rights, and exercise prices of the equity class. We also include a discount to recognize the risk associated with the lack of marketability and liquidity of our equity. The discount adjustment is applied to account for the fact holders of private company interests do not have access to trading markets similar to those enjoyed by stockholders of public companies.
Application of these approaches involves the development of significant estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, costs and expenses, and cash flows, discount rates, market multiples, the selection of comparable companies, and weighting the probability of certain future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the fair value recorded for our common interests and ultimately how much equity-based compensation expense is recognized.
The grant date fair value calculated using the methodology discussed above is also utilized with respect to profit interests and restricted interests. Restricted interests have a performance condition, as well as a service condition to vest. As a result, no compensation expense is recognized until the performance condition has been satisfied. Subsequent to satisfaction the performance condition, compensation expense is recognized to the extent the requisite service period has been completed and compensation expense thereafter is recognized on a straight-line basis over the remaining requisite service period.
Recent Accounting Pronouncements
For further information on recent accounting pronouncements, see Note 2 “Summary of Significant Accounting Policies” of the accompanying consolidated financial statements included elsewhere in this prospectus.
Quantitative and Qualitative Disclosures About Market Risk
In the ordinary course of operating our business, we are exposed to market risks. Market risk represents the risk of loss that may impact our financial position or results of operations due to adverse changes in financial market prices and rates. Our principal market risks are related to interest rates and aircraft fuel.

Interest Rates
We were subject to market risk associated with changing interest rates on certain of our credit facilities, which were variable rate debt. Interest rates applicable to our variable rate debt could potentially rise and increase the amount of interest expense incurred. We do not purchase or hold any derivative instruments to protect against the effects of changes in interest rates.
As of March 31, 2021, we had $172.9 million of variable rate debt including current maturities. A hypothetical 100-basis points increase in market interest rates for the period would have resulted in approximately $2.1 million of additional interest expense in our consolidated results of operations for the three months ended March 31, 2021.
Shortly following the Closing, we repaid the entire outstanding principal of the Credit Facilities and the Note, together with all accrued and unpaid interest.
Aircraft Fuel
We are subject to market risk associated with changes in the price and availability of aircraft fuel. Aircraft fuel expense for the three months ended March 31, 2021 represented 20% of our total cost of revenue and includes the recharge of fuel costs to our aircraft management customers. Based on our first quarter 2021 fuel consumption, a hypothetical 10.0% increase in the average price per gallon of aircraft fuel would have increased fuel expense by approximately $2.8 million for the three months ended March 31, 2021. We do not purchase or hold any derivative instruments to protect against the effects of changes in fuel, but due to our dynamic pricing we do have the ability to raise our prices. In addition, our agreements allow us to potentially bill customers a fuel price surcharge. See “— Significant increases in fuel costs could have a material adverse effect on our business, financial condition and results of operations.” for additional information.

BUSINESS
Overview
Our Mission
We connect flyers to private aircraft — and one another — to deliver exceptional, personalized experiences.
Our Opportunity
Private aviation, though a large industry with a growing addressable market, continues to be challenged by the difficulties endemic to pre-digital legacy industries.
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Fragmentation of supply.

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Outdated technology.

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Opaque pricing and inaccessibility.

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Underutilized assets.

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Inefficient matching of supply with demand.

These challenges present an opportunity, one that is enhanced by tailwinds driving growth across the private aviation industry.
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Acceleration in the growth of high-net-worth population.

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Latent demand within an under-penetrated market.

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Favorable consumer trends, including emergence of shared and experience economies.

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Pandemic-driven shifts in priorities and behavior.

Our Solution
We are building an innovative marketplace, powered by data, technology and operational expertise, to connect flyers to private aircraft, at scale.
We Are a Market Leader
Wheels Up is the leading provider of “on demand” private aviation in the United States and one of the largest private aviation companies in the world. We are pioneering data and technology-driven solutions that connect consumers to safety-vetted and verified private aircraft. Our comprehensive platform and proprietary technology are designed to bring efficiency and transparency to an industry that previously has been largely inefficient and opaque, making private aviation accessible to millions of flyers.
Our offerings consist of a suite of products and services, that include multi-tiered membership programs, on-demand flights across all private aircraft cabin categories, aircraft management, retail and wholesale charter, whole aircraft acquisitions and sales, corporate flight solutions, special missions, signature events and experiences, and commercial travel benefits through our strategic partnership with Delta. We believe our diversified marketplace platform offers a solution for all market participants, from aircraft owners and operators to individual and corporate flyers across a wide range of flight needs.
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In just over seven years, we have become a recognized market leader with a track record of growth and innovation. We generated $695.0 million in revenue in 2020.

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Our fleet exceeds 1,500 owned, leased, managed and third-party aircraft, making it among the largest fleets in private aviation.

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For 2020, we had over 9,200 Active Members, over 11,300 Active Users and flew more than 150,000 passengers on approximately 45,000 flights, making us the largest provider of on-demand aviation in the United States

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For calendar year 2020, we achieved a Net Promoter Score of 87 with customers completing our post-flight survey, which is issued after every flight.

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We were awarded the 2020 Top Flight Award for Charter / Fractional / Jet Card Innovation category by Aviation International News.

We will continue to innovate and evolve our business to remain a market leader. The next phase of our growth involves two transformational steps to further our founding mission to simplify private air travel and make it more accessible.
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We will continue to digitize and automate the matching of supply and demand within our marketplace.

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We will make our offering more accessible, opening our platform to non-members, and creating a significantly larger TAM.

Our Revenue
While we offer numerous products and services to our customers and industry partners, we generate revenue within four main categories:
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Membership Revenue — We generate membership revenue from initiation and annual renewal fees across our Connect, Core and Business membership tiers. We believe this membership revenue is highly visible and largely recurring in nature.

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Flight Revenue — Flight revenue is generated by both member and non-member usage. Non-members include wholesale and Jet Card customers, special missions clients and users of the Wheels Up App.

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Aircraft Management Revenue — Aircraft management revenue consists of monthly management fees charged to aircraft owners, recovery of owner incurred expenses including maintenance coordination, cabin crew and pilots, and recharging of certain incurred aircraft operating costs such as maintenance, fuel, landing fees and parking. We pass recovery and recharge amounts back to owners at either cost or a predetermined margin.

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Other Revenue — Other revenue consists of Avianis software subscription fees, third-party MRO revenue, FBO revenue, whole aircraft acquisitions and sales related revenue and fees from sponsorships and partnerships.

Our Marketplace Strategy
In recent years, digitally enabled marketplaces have driven a seismic shift across many industries, and travel in particular, by facilitating efficient matching of supply and demand. Whether Airbnb for lodging, Uber for mobility or booking.com for hotels, each of these companies has introduced a revolutionary platform that connects consumers to providers at scale, fundamentally changing consumer behavior and driving significant addressable market expansion. These shifts, characterized by increased accessibility, pricing transparency and improved asset utilization, have yet to occur in our industry. For much of the private aviation market today, the process of discovering and booking a private flight remains complex, time consuming, opaque and primarily offline. We believe this leaves consumers dissatisfied and inhibits demand. On the supply side, aircraft owners and operators, reliant on brokers or agents to drive customer utilization, suffer from scheduling inefficiencies and challenged economics.

With the investments we have made and continue to make in our platform, including through our recent acquisitions, we have aggregated a large and growing pool of demand that we are connecting to one of the world’s largest and most diverse fleets of first- and third-party aircraft. Leveraging our industry-leading data and technology platform, our operational expertise, and the scale and density of our network, we believe we are best positioned to connect aircraft supply with flight demand bringing simplicity, efficiencies and market expansion that benefit the entire private aviation ecosystem of flyers, owners and operators of aircraft.
Benefits to Flyers:
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Access and Ease of Use:   A simple digital interface offering real-time price discovery and instant booking capabilities based on real-time availability and feasibility.

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More Options:   Expansive network of safety-vetted and verified-available aircraft.

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Transparent and Dynamic Pricing:   Advanced algorithms, machine learning and predictive analytics drive real-time trustworthy market-driven trip-by-trip pricing.

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Reduced Cost of Flying:   Network efficiencies, scale and productization of empty repositioning legs and shared flight options that together drive lower costs to consumers.

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Coordination with Commercial Travel:   Access to commercial travel benefits through strategic relationship with Delta, including Delta Medallion® status, Delta SkyMiles® loyalty rewards and first- and last-mile connections into Delta’s commercial network.

Benefits to Aircraft Owners and Third-Party Operators:
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Increased Asset Utilization:   More flight opportunities driven by one of the largest pools of consistent, premium demand.

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Leading Flight Management Software:   Access to a leading cloud-based solution to efficiently manage all aspects of daily operations (i.e., billing, passenger manifests, crew, ground, etc.).

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Fleet Optimization:   Capability to optimize fleet within a scaled visible demand network, reducing empty repositioning legs and generating incremental flight revenue.

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Future Profitability:   Reduce reliance on inefficient and often costly third-party broker or sales model.

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Reduced Cost of Ownership:   Access to Wheels Up charter demand drives shared revenue that defrays cost of ownership.

History of Innovation and Market Expansion
Wheels Up was founded in 2013 by industry pioneer Kenny Dichter to provide a cost-efficient, accessible and transparent option that addressed the needs of the modern private flyer.
Wheels Up introduced the industry’s first membership-based private aviation offering, providing access to an owned and leased fleet of premium aircraft for a reasonable initiation fee, annual dues and a pay-as-you-fly model. With this new model, Wheels Up reduced the entry cost of private aviation and expanded the universe of potential flyers. To service this offering, we invested in a fleet of new King Air 350i aircraft, an aircraft that most cost effectively addresses the majority of typical private flights in the United States: those under two hours. This investment enabled us to secure initial fleet format exclusivity from the OEM, Textron Aviation, creating a differentiated product that gave us a strong foothold in a competitive market. We also focused on building a best-in-class team, a reliable and customer-centric experience supported by innovative technology and a trusted lifestyle brand.
The rapid market adoption and loyal customer base that followed supported expansion of our fleet offering to include a supplemental charter product to capture demand not satisfied by the aircraft types in our owned and leased fleet. Relying on a growing third-party operator fleet allowed us to capture additional demand and rapidly scale the business without significant additional investment in new fixed assets.

Transitioning to an “asset right” business model began the transformation of Wheels Up into a full-service private aviation solution with capabilities to serve all customer demand, regardless of asset class and trip requirements.
Recent Transactions Have Accelerated Our Strategy
In the past two years, we completed six transformative strategic transactions to accelerate our marketplace strategy, each of which is identified by name and date of completion below.
Scaling our “Asset-Right” Fleet of Aircraft — We expanded the breadth and depth of our fleet with the addition of more than 240 aircraft across all cabin class categories, including 170 managed aircraft and the largest floating fleets of Light jets and Citation Xs in North America.
Broadening and Streamlining our Capabilities — We acquired direct control over our owned and leased fleet operations, added in-house maintenance capabilities, including heavy maintenance, with a nationwide footprint and diversified our operations with the addition of aircraft management, wholesale flight operations and special mission capabilities.
Driving Additional Customer Demand — We added thousands of flyers to our platform, including retail, corporate and wholesale customers. Additionally, our strategic relationship with Delta provides exposure to high-value Delta individual and corporate customers through co-marketing products, features and benefits.
Adding Advanced Proprietary Technology — The Avianis cloud-based flight management system is currently utilized by approximately 100 aircraft owners/operators, with close to 2,000 aircraft on the system. As the system begins to facilitate fleet optimization and provides access to Wheels Up demand, we expect Avianis to attract more owners/operators, and thus aircraft, to our marketplace.
Industry and Market Opportunity
The U.S. Private Aviation Industry Is Large and Growing
The private aviation industry has historically served high-net-worth individuals and corporate customers, allowing flyers to maximize productivity and minimize overall travel time. We believe the private aviation market in the United States represents a massive market opportunity, with an estimated $31 billion of annual spending on passenger charter flights and whole and fractional aircraft. We believe our addressable market is considerably greater, just north of $50 billion today. We calculate this market opportunity on a bottom-up basis based on our addressable population, which is comprised of individuals with net worth greater than $1 million and corporations with annual revenue greater than $20 million (see chart below). Based on expected growth in global high-net-worth populations and assuming a minor increase in the weighted average penetration rate across the relevant demographics driven by digitization, optimization of supply and demand and simplification of a complex environment, we believe the addressable market can grow to $80 billion by 2025. The charts below demonstrate the size of the current private aviation market in the United States as measured in estimated annual revenue, as well as our view of the current and potential addressable market sizes, accompanied by demographic data and market penetration assumptions that underly a bottoms up analysis that supports such market sizing.

Significant Tailwinds Are Driving Growth Across the Industry
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Growth in High-Net-Worth/Ultra High-Net-Worth Populations and Corporate Earnings — Capgemini Financial Services estimates that the number of high-net-worth individuals in North America has grown at an average of 7.9% annually from 2012 through 2018, a trend that is expected to continue. Corporate earnings, which have historically correlated closely to the utilization of private aircraft, also continue to achieve new all-time highs.

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Favorable Consumer Trends — Market research indicates that experiences currently account for over 65% of discretionary spending. In addition, we believe the COVID-19 global pandemic has led to a shift in consumer prioritization of wellness and safety, with private aviation viewed increasingly by those in the addressable market as a health-conscious decision rather than a discretionary luxury.

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Significant Latent Demand — According to a 2019 study from McKinsey & Company, only 10% of individuals that can afford to fly privately (measured as net worth in excess of $10 million) currently do so. According to a Goldman Sachs February 2021 study, consumers who have foregone spending opportunities have amassed “excess” savings of $1.5 trillion that will further fuel post-pandemic spending. Additionally, COVID-19 related stay-at-home and travel quarantine orders have temporarily suppressed corporate travel and spending, which is expected to return over time and further fuel post-pandemic spending.

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Underutilized Assets, Growth of the Shared Economy and Impact of Technology — Industry data regarding annual flight hours across all private aircraft indicates the average private aircraft generally sits idle approximately 97% of the time. We believe that private aviation is among the last of the industries characterized by such latent and underutilized supply. The growing shared economy culture and mindset, most often incorporating data and technology driven platforms, has proven to be a global catalyst for increased asset utilization across numerous industries.

Private Aviation Has Challenges Endemic to Pre-digital Legacy Industries
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Highly Fragmented Supply — Private aviation is highly fragmented with respect to both retail customers and owners and operators of aircraft. The top ten operators in the United States control only 8% of the industry’s capacity. More than 1,800 operators control fewer than 10 aircraft each.

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Complex Operations — Customer demand is geographically spread out, unscheduled and often last-minute. Capacity is constrained due to asset availability, crew duty time limitations, unpredictable weather conditions, stringent regulatory requirements and scheduled and unscheduled maintenance.

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Slow Adoption of New Technology — We believe the lack of investment in technology has left the industry reliant upon outdated technology and means of communication. These technological and communications challenges, exacerbated by industry fragmentation, have created a disconnect between the consumer and operator, with no ability to track and match demand based on real-time location and availability of aircraft.

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High Customer Frustration Driven by Opaque Pricing — Pricing methodologies are inconsistent and unpredictable, with no clear indication of the variety of factors that drive total cost to consumers. The prevalence of manual quote-and-response models creates delays between flight request and price confirmation. Further, a lack of transparency at the time of booking regarding the true cost of a flight results in surprise surcharges and additional costs after the booking process is completed, and often after the flight.

Our Competitive Strengths
Difficult to Replicate Platform
The investments we have made since our inception in our brand, fleet, service and technology, including through our recent acquisitions, have resulted in a comprehensive, integrated platform that we believe is unmatched and would take years and significant investment of capital to replicate in its scale and breadth of offering. We believe the comprehensiveness of our platform will enable us to effectively address the industry’s historical challenges, in particular through the continued development of our marketplace, as well as capitalize on future opportunities that may arise through commercialization of emerging and sustainable technologies, such as eVTOL and other electric aircraft or aerial ridesharing innovations.

Aspirational Lifestyle Brand
The above images provide examples of Wheels Up brand activations through exclusive events and experiences, paid sponsorships and Ambassador partnerships, each of which is more fully described below. In most circumstances, including for those pictured above, Wheels Up Ambassadors pay for their Wheels Up memberships and when they purchase flight time, receive bonus flight credits in consideration for their Ambassador activities, which may include attendance at Wheels Up events, photo and video shoots, and/or postings on social media, among other activities.
We have built an industry-leading trusted brand that creates broad consumer awareness, attracts new customers and allows us to generate deep engagement with our current members and non-member flyers. We believe one of the most important attributes of our brand is trust. Each and every day, our passengers trust us with their lives, and it is paramount that we consistently reinforce this trust with our actions and words. This begins with our uncompromising commitment to safety as our number one priority.
We have fostered member engagement through unique media and brand activations and through our philanthropy platform, “Wheels Up Cares,” which supports multiple causes like Feeding America, the American Heart Association and TAPS, among others. Our brand is enhanced through partnerships with over 100 brand ambassadors, including Tom Brady, Serena Williams and Russell Wilson, among many others, whom we engage for member experiences and marketing opportunities. We reinforce our brand positioning and membership offerings through exclusive experiences at iconic destinations such as the Super Bowl®, The Masters® and Art Basel®, and with strategic partnerships through leading lifestyle brands, such as Four HundredTM and Inspirato®. We believe these benefits are important for driving member loyalty and retention and serve to further differentiate the Wheels Up brand.
Membership Model
We provide private aviation services through our innovative membership program, offering three membership tiers — Connect, Core and Business. Each program requires members to pay an initiation fee and annual dues and provides access to one of the world’s largest combined fleets of owned, leased, managed and third-party aircraft.
Multi-Tier Offering Drives Deeper Penetration and Expansion of Our TAM — We launched Wheels Up with our Core and Business memberships which provided guaranteed aircraft availability and fixed rate pricing. In 2019, we added our lower-priced Connect membership, introducing a solution tailored to the prospect or member with less frequent flight needs and more flexibility in their schedule. In 2020, this multi-tiered structure, addressing a broad spectrum of private aviation needs, drove 59% year-over-year growth in Active Members.
Outstanding Service, Product Innovations and Lifestyle-Enhancements Drive Customer Loyalty and Engagement — We are continually evolving and adding value to our programs and services, including expansion of our flight offering to meet all travel mission profiles, the addition of new value-add digitally enabled features, the introduction of dynamic pricing, and expansion of our Wheels Down lifestyle program to include more events, experiences and partnership benefits. We believe this focus on enhancing the value of our memberships has driven our high member engagement and retention. For 2020, we experienced a retention rate of 89.6% for members whose annual flight spend exceeded $25,000, and over 90% for our highest spending members.
Growing Membership and Purchase Behavior Provides Predictable Revenue and Demand — Since 2014, the number of our Active Members has grown at a compounded average rate of 44%, and our Core and Business members on average spend between $70,000 to $75,000 annually. Approximately 45% of our Core and Business members prepay their forward flying each year through purchases of Prepaid Blocks in increments generally between $50,000 and $400,000. During 2020 and 2019, our members pre-purchased $532 million and $250 million of Prepaid Blocks, respectively. The combination of recurring membership fees, consistent per member spend and purchases of Prepaid Blocks provides us with strong visibility into forward revenue and predictability of future demand, while the Prepaid Blocks contribute to strong cash flow from operations.
“Asset-Right” Network of Aircraft
Through targeted capital investments, cultivation of third-party operator relationships and recent strategic transformative transactions, we have aggregated one of the industry’s largest and most diverse fleets of owned, leased, managed and third-party operator aircraft.
Managed and Third-Party Fleets Support Rapid, Capital-Efficient Scaling — We are transitioning from a focus on our owned and leased aircraft to an “asset right” balance with increased utilization of our managed and third-party network fleet, as illustrated in the pie charts below.
We believe this strategy provides increased flexibility to quickly scale our business with limited direct and ongoing capital investment. Additionally, we believe we will be able to benefit from economies of scale as our fleet grows, creating the potential to obtain better pricing from key vendors including fuel providers, FBOs and third-party maintenance, training and other providers.
Expanded Fleet Drives Increased Demand and Flight Spend — We believe greater breadth and diversity of our fleet will increase wallet share from our existing members and appeal to a broader audience of members and non-members, driving significantly more demand through our marketplace and strengthening our member retention. In addition to supporting the extension of our offering from a focus on shorter flight segments to one capable of addressing all typical private aviation missions, our fleet scale and diversity has enabled us to innovate with new offerings, such as our recently introduced transcontinental pricing supported by our newly expanded Citation X Super-Midsize fleet.
King Air Fleet Provides Differentiated Flight Option — Though we have since expanded our offerings to address all flight missions and profiles, the size and scale of our King Air fleet and the head start afforded to us by our initial fleet-format exclusivity with this asset allows us to continue to provide a differentiated option as among the “greenest” aircraft available based on its comparatively low fuel burn and the most cost-efficient option for the majority of private flights in the United States: those under two hours.
Fleet Flexibility Drives Network Efficiencies and Customer Benefits — In most circumstances, we maintain the flexibility to place customers on any of the owned and leased, managed or third-party assets available to us. The flexibility to optimize across a scaled nationwide network enables us to utilize the right aircraft, in the right place, at the right time. Over time, we believe this optionality will allow us to offer lower pricing and better experiences for our customers, maximize efficiency across a larger overall network and to drive future profitability.
Proprietary Technology, Algorithms and Data Ecosystem
We have invested significantly in extending our technology platform to support a growing end-to-end aviation marketplace. Our marketplace platform comprises three main elements: intuitive digital front — end interfaces, a middle tier supported by data-driven optimization and pricing algorithms, and a back-end featuring a comprehensive flight operations platform, with connectivity to a network of third-party operators, supported by our Avianis flight management system. Each of the elements of our marketplace platform relies upon and fuels a powerful data ecosystem containing data generated from within our systems, as well as from external industry sources.
Our Consumer-Facing Digital Products Support “Search, Book and Fly” Experience
Screenshots from the flight booking process in the Wheels Up App on iOS.
Our front-end consumer facing applications include our highly-rated mobile app on iOS and Android, a website for our members, and, shortly, APIs for third-party partner plug-ins to our marketplace. The core functionality of each of these solutions is our “Single Search” interface, which delivers dynamically priced flight options across multiple aircraft categories, in near real-time, available for instant booking. Our proprietary mobile app can distinguish all member and non-member criteria and retain personal preferences to ensure an elevated personalized travel experience. We believe the simplicity of the Wheels Up App, with transparent pricing and instant booking capabilities, provides a frictionless experience enabling us to expand our offering to non-members.
An Advanced Pricing Engine, with Matching and Optimization Algorithms, Drive Efficiency and Higher Utilization
The middle tier of our differentiated marketplace platform comprises a suite of proprietary technologies and data science capabilities that price trips, match aircraft to missions, and optimize aircraft and crew schedules. Currently, our revenue management and flight operations groups work inter-dependently to align available supply on the network with flight demand utilizing real-time booking data and predictive analytics. With algorithms that forecast demand by asset class and at a regional or local level, we can drive pricing that favors trips based on a variety of variables that bring efficiency to the network, such as improving asset utilization by shifting demand to lower volume days. With our proprietary optimization software, we are able to optimize our daily schedule across our full network to reduce repositioning costs, drive network efficiency and maximize asset utilization. We believe these technologies, and our proprietary pricing and optimization algorithms in particular, provide a competitive advantage relative to other competitors, many of whom rely on pricing and scheduling functions that are highly analog and manual.
Avianis FMS Provides Integrated Fleet Management and Will Connect Supply to our Marketplace
Avianis is a cloud-based SaaS subscription FMS that enables aircraft owners/operators to run critical elements of their day-to-day business (e.g., fleet scheduling, inventory management, flight planning, crew and maintenance scheduling, etc.) with integrations to third party trip service providers (e.g., ground transportation, catering, lodging, etc.). Approximately 100 aircraft owners/operators, with close to 2,000 aircraft currently manage their fleet operations on the Avianis FMS, including several of our largest third-party operators. Certain of our owned, leased and managed fleets are already operating the Avianis FMS, and we expect to convert our remaining fleets by the end of 2021.
Beyond its core functionality with respect to day-to-day operations, we view Avianis as an essential element to unlocking the power of the marketplace to drive network effects at scale. We are extending the capabilities of the Avianis FMS to include our pricing and optimization technology, and to offer owners and operators the ability to opt-in to sharing real-time pricing and availability and obtain access to our high-fidelity data and consistent demand. We believe that as our marketplace scales and these new integrations and features come online, we will see many owners and operators, including those that are subscale with limited resources and no previous access to consistent and optimized demand, adopt Avianis as their core FMS to reap the benefits from our integrated platform, in turn bringing greater supply to the marketplace.
Data Science Powers our Pricing and Optimization Technology
Our proprietary technology, machine learning, and data analytics models optimize our supply, sourcing and logistics models, calibrate our pricing, streamline our processes and enable the acceleration of our overall flight revenue velocity. We generate and aggregate a significant amount of data across three categories that we believe are essential to, and collectively drive, the network effects that will benefit all marketplace participants: demand data (e.g., customer and transactional data), supply data (e.g., aircraft and scheduling data) and marketplace data (e.g., pricing and itinerary data). This aggregation and cross-section of data continuously inform and update our machine learning algorithms. And the value of the platform for participants is continuously enhanced, and greater amounts of data are generated, as more constituents are connected in our network.
Strategic Relationship with Delta
In January 2020, in connection with our purchase of DPJ, we entered into a long-term commercial cooperation agreement with Delta. We expect this relationship will drive significant value through certain strategic initiatives, co-marketing efforts and the creation of an array of new products and valuable features for existing and prospective customers of both Wheels Up and Delta, which includes or will include:

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Delta SkyMiles® and Delta Medallion® status:   Provision of miles within the Delta SkyMiles® Program to new and renewing Wheels Up members and Delta Medallion® status to Wheels Up members based on flight spend, as well as the ability for Delta customers to redeem miles for Wheels Up products and services.

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Product Trials for Delta Customers:   Introduction of exclusive Wheels Up partner benefits and product offerings to Delta’s 360, Diamond and Platinum Medallion members.

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Co-Marketing Efforts:   Marketing our products and services to our respective member and customer bases, including Delta’s large roster of corporate account relationships.

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Platform Integrations:   Targeted integrations of our respective technology platforms to streamline and drive cross-program engagement.

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Flexible Funds:   Ability for Wheels Up customers to utilize their Blocks to purchase Delta commercial flights.

Delta is also a significant minority shareholder in Wheels Up and Delta has the right to designate, and at Closing will continue to have the right to designate, two members of our Board. We believe the participation of Delta’s designees on our Board adds tremendous strength and breadth of experience, and industry expertise, to our leadership team.
Innovative Founder Supported by Passionate and Experienced Team
Kenny Dichter, our founder and Chief Executive Officer, has been a recognized leader in our industry for more than 20 years. The leadership team supporting Mr. Dichter is comprised of seasoned executives with prior experience at best-in-brand companies like Amazon, Airbnb, Dealertrack and Cox Automotive, Bloomberg, Hilton, Patron and Coca Cola, among other industry leaders. Through this vast experience, the team has a demonstrated track record of scaling businesses, transitioning industries from analog to digital, driving adoption of marketplace solutions, capturing brand value and achieving profitable growth. The Wheels Up team includes, and is supported by, a deep bench of industry experts across all functional areas of the organization.
Our Growth Opportunities
Expand TAM with Introduction of Digitally Enabled Non-Member Access
We are at an important phase of our evolution as we aim to make private aviation more accessible and significantly expand our total addressable market. For the first time since our inception, we are opening our marketplace to include non-members using the Wheels Up App. We believe a user-friendly, transparent “search, book and fly” digital experience will remove friction points for new entrants to private aviation as well as appeal to those who currently use more analog and opaque competitive options. We also believe that many of these customers, once exposed to the Wheels Up experience and brand ecosystem, will, over time, become an important part of our member community. Our members will always be a critical component of our business and brand and we remain committed to continuing to deliver for them on our promise of value, service and experience. We believe the additional demand driven by non-members should provide benefits to our members that include improved pricing driven by broader network effects and more flight sharing options, among others.

Fuel the Marketplace Flywheel
We believe we are only just beginning to reap the benefits of our foundational investments in the business. With our network of aircraft, the power of our marketplace platform and our trusted and aspirational lifestyle brand, we see many exciting opportunities for future growth. The above chart demonstrates the flywheel effect that we have experienced and expect to continue to experience as a result of our prior and ongoing investments in our platform.
Continue to Grow Our Connect, Core and Business Memberships — We believe that we have only just begun to penetrate the existing addressable market with our membership programs. In 2020, which was our first year selling an expanded, guaranteed cabin class offering, we had our strongest year of new Core and Business membership sales in our history. Our recently introduced lower-priced Connect membership also gained significant traction in 2020, achieving 275% year over year growth in active Connect members, and now representing over 25% of our total Active Members as of December 31, 2020.
Increase Customer Flight Spend — According to our 2018 member survey, our members were spending, on average, approximately 45% of their private aviation wallet share with Wheels Up, due in large part to our early focus on shorter duration flights. As we have expanded our fleet offerings to service a broader spectrum of flight needs, we believe we have multiple opportunities to increase our share of our customers’ overall private aviation spend through existing and new products and features (e.g., our recently introduced transcontinental product). We believe adoption of our comprehensive cabin class offering, introduced only one year ago, will accelerate as customer travel spend returns to pre-pandemic levels over time. We believe that as the COVID-19 pandemic subsides, we will see increased flight activity in our member base as vacation flying and business travel recover to pre-pandemic levels over time.
Improve Unit Economics — We expect our flight unit economics will continue to improve over time. On our owned and leased fleet, we expect to enjoy significant cost savings from insourcing our maintenance operations and improving the efficiency and utility of our fleet. On our managed and third-party fleet, cost savings will be driven primarily by optimizing when and how we use those aircraft. We believe that as we grow our marketplace scale, this will become increasingly efficient over time. By optimizing the utilization of aircraft across our entire network, including our owned and leased, managed and third-party fleets through our developing proprietary technology, we believe we can enhance overall efficiency and achieve profitability.
Grow Aircraft Management, Maintenance and Other Existing Revenue Streams — We believe there are opportunities to further grow and monetize additional areas of our business. We expect our aircraft management business to grow as we continue to integrate our acquired companies and as the benefits of our large network become even more valuable and apparent to prospective managed clients. We believe the investment we are making in our in-house maintenance capabilities, including the expansion of our geographic footprint, allows the opportunity to also provide these products and services to third-party aircraft owners and operators. We have also invested in whole aircraft acquisitions and sales and special missions, all of which we believe could become more meaningful contributors to revenue.
Expand into New Geographies
We believe we are well-positioned to build on our market leadership in the United States by selectively expanding into other geographies, namely Europe, the Middle East, South America and the Asia-Pacific

region, that have a significant number of high-net-worth consumers that we believe are currently underserved by private aviation offerings. We may pursue global expansion through acquisitions or strategic relationships with existing aircraft owners, operators or other industry participants in those regions and the roll-out of the marketplace app in new markets and/or through potential franchise or licensing opportunities. We believe any international efforts will be enhanced through our relationship with the Aspirational sponsors, given their vast experience in the global consumer luxury and lifestyle sectors and their network of relationships worldwide.
Extend into Platform Adjacencies
We believe that with the power of our brand, our engaged and highly valued customer base and our new relationship with the Aspirational sponsors, we can expand our platform into complementary luxury and lifestyle offerings, which could include lodging and yacht rentals, additional experiential offerings, co-branded credit cards and collaborations, as well as partnerships with brands that are affiliated with the Aspirational sponsors and other luxury brands. We believe our brand, technology and network position us to explore opportunities across the luxury travel market, which according to a September 2019 report by Global Luxury Travel Market, Allied Market Research, exceeds $1 trillion globally.
Explore Opportunistic Consolidation and Accretive Acquisitions
As a result of the Business Combination with Aspirational and the concurrent capital investment in our business, we will have unrestricted cash and cash equivalents on our consolidated balance sheet, affording us the flexibility to add scale and/or other capabilities to our network through opportunistic acquisitions and partnerships over time. We may explore opportunities in a number of areas that strengthen, complement or accelerate our business strategy, which could include complementary technology platforms, retail and wholesale charter providers, private aviation brokerage businesses, aircraft management companies or companies with functionality that complements or supports our other business operations, e.g., maintenance or special missions. We expect to be in the enviable position of being able to explore and execute on such opportunities based on our track record of acquisition successes.
Leverage Our Platform to Support Emerging Aircraft Technologies
In recent months there has been an acceleration of investment in the development of eVTOL, electric engine aircraft and similar sustainable aerial technologies. With the breadth of our platform across our customer base, brand, service, and technology, we believe we are uniquely positioned to support the commercialization of these aircraft. Our participation in the development, introduction and scaling of these new technologies could occur through acquisitions, partnerships, joint ventures or other commercial relationships with manufacturers, operators and/or those building out the networks and related infrastructure.
Expand Flight Sharing Opportunities that Reduce Costs and Expand TAM
We believe that we can meaningfully lower the cost of flying privately through the expansion of our digitally enabled shared-flight opportunities, allowing us to bring new flyers to the industry and capture greater wallet share from an expanding addressable market. The ability to crowd-source and split the cost of a flight with like-minded travelers to a shared destination (e.g., a college football game, reunion, special event or a weekend trip), can reduce the cost of flying privately by 50% or more. We believe the continued growth of our member and customer base, including through the eventual introduction of sharing flight features through our publicly available non-member access, will significantly increase the pool of potential shared participants, which in turn will drive more shared flight opportunities. We are also able to bring down the cost of private flying by offering select by-the-seat opportunities on pre-determined and popular routes, such as New York to Nantucket, and to popular annual events, such as the Super Bowl® or The Masters®.
Impact of the COVID-19 Pandemic
The unprecedented and rapid spread of COVID-19 led to economic and business uncertainties resulting from governmental restrictions on air travel, the implementation of quarantine and shelter-in-place orders, the cancellation of large public events, businesses suspending in-person meetings and the closure of popular tourist destinations. These circumstances have resulted in a reduced demand for air travel — including a decrease in private flight operations.
In order to provide the safest experience while meeting our customers’ essential transportation needs, we developed and implemented Wheels Up Safe Passage™ — a suite of enhanced cleaning and operational protocols to help ensure the safety of our passengers and pilots through best-available sanitization practices and adherence with up-to-date health guidelines. In addition, in order to minimize the adverse impact of the COVID-19 pandemic on our operating costs and cash flows we took a number of temporary actions, including a voluntary employee leave of absence program, reduced work schedules, departmental hiring freezes, reduced salaries for certain executives, a cutback in capital expenditures, removing some of our aircraft from service, and implementation of stringent, essential-only expense management policies.
As a result of the pandemic, we experienced a decline in Live Flight Legs and a corresponding reduction in flight revenue from normal historical activity, primarily during the second and third quarters of 2020. During this period, Wheels Up applied to Treasury for assistance under the Payroll Support Program as established by the CARES Act. We were awarded a total of $74.2 million to support ongoing operations, which was fully received by September 30, 2020. Subsequent to this award, we were granted an additional $2.2 million in accordance with a notification that, based on funding availability, recipients that were currently in compliance with signed payroll support program agreements would receive an approximate 3% increase in their award amount. This additional amount was received in October 2020. We utilized the entire $76.4 million in grant proceeds to offset payroll expenses incurred for the year ended December 31, 2020.
After the significant drop-off in demand in April, flight volumes began to return in May 2020 and continued to improve throughout the year, though remained down, on a year over year pro forma basis each month except December. In December 2020, Congress authorized an additional $15 billion in financial assistance for the aviation industry as part of a $900 billion COVID-19 relief stimulus package included within the Consolidated Appropriations Act, 2021. Given the recovery in our business in the 3rd and 4th quarters of 2020 compared to the initial quarters following the onset of COVID-19, we did not apply for a second round of funding.
Moving forward, we believe COVID-19 has created significant opportunities for our business’ growth as flying privately helps to ensure social distancing imperatives by providing for fewer points of contact. These potential opportunities are mitigated in part by the decline of certain types of travel that have historically been a material driver of flight revenue, including business and event-driven travel, which we anticipate may not in the near-term return to pre-pandemic levels. In addition, the spread of COVID-19 has also prevented us from offering members access to in-person “Wheels Down” experiential events, an important lifestyle component of our membership that we believe contributes to customer loyalty and retention.
Our Members
We provide private aviation services through our industry-first membership program. Our membership model offers a simplified on-ramp to private flying with less complexity and lower up-front cost compared to traditional competitive private aviation programs. As of March 31, 2021, we had over 9,800 Active Members across all membership categories.
We offer three tiers of membership — Connect, Core and Business — which are collectively designed to address a spectrum of private aviation consumers from those with occasional usage to the most frequent of flyers.

Connect Membership
Our Connect membership, which was introduced in 2019, is a relatively low-barrier-to-entry membership tier requiring an initiation fee of $2,995 and annual dues of $2,495 beginning in year two of the membership. These fees may be discounted at times, or accompanied by flight credits, in accordance with special promotional and/or partnership offers. The Connect membership offers variable dynamic pricing on a per trip basis and is designed for the consumer with less frequent needs or more flexibility in their schedule.
Core Membership
Our Core membership, which has been offered since our inception in 2013, is designed for private flyers who place a premium on the convenience and flexibility of guaranteed aircraft availability on all aircraft types on short notice, want price protection through capped hourly rates on the busiest industry days and want to participate in an enhanced lifestyle program of events, experiences and member benefits. Subject to special promotional and partnership offers, which may include flight credits, Core membership requires an initiation fee of $17,500 and annual dues of $8,500 beginning in year two of the membership.
Business Membership
Our Business membership, which has also been offered since our inception, is designed to serve a broad spectrum of demands from our business members, including those for whom we are the primary provider of private flights, and others for whom we may be a supplementary solution to their own aircraft operations. Business membership requires an initiation fee of $29,500 and annual dues of $14,500 beginning in year two of the membership, though as with Connect and Core, these fees may be discounted at times, or accompanied by bonus flight credits. As with Core members, Business members receive guaranteed aircraft availability on all aircraft types on short notice and price protection through capped hourly rates on the busiest industry days.
Member Flight Booking
In addition to their initiation fee and annual dues, members pay for their flights based on a fixed quoted amount at time of booking. Depending on membership type and method of payment (see “— Fund Programs and Pay-As-You-Fly”), the cost of a flight is generally either dynamically priced or based on a capped hourly rate that provides qualifying members with price protection on our busiest, high demand days.
Members can request flights through the Wheels Up App, the member website or directly through our Member Services team. Flight requests are fulfilled on our owned, leased or managed aircraft, operated by one of our certificated operating subsidiaries, or on aircraft operated by a network of safety-vetted and verified third party operators. See the section entitled “— Our Fleet.”
Dynamic Pricing and Capped Hourly Rate Protection
Wheels Up member flights are dynamically priced by our proprietary pricing engine, which utilizes advanced algorithms, machine learning and predictive analytics to drive real-time trustworthy market-driven trip-by-trip pricing. See the section entitled “— Proprietary Technology, Algorithms and Data Warehouse.”
For our Core and Business members, this dynamic pricing is coupled with price protection through capped hourly rates for our highest demand days, referred to as Peak Travel Days. Capped hourly rate protection provides our Core and Business members with the best of both worlds, reduced costs on slower demand days and protection against market pricing surges on the industry’s busiest days. This combination of dynamic pricing with capped rate protection is unique in our industry. We believe it provides a competitive advantage as against other providers who either charge a fixed rate at all times, offering no reductions when demand is lower, or are fully dynamic, offering no price protection against significant price surges at busy times. The number of days with capped rate protection starts at 300 for our Core members and 330 for our Business members, and in each case can increase up to 365 with the purchase of a Fund Program. See the section entitled “— Fund Programs and Connect Funds.”
For trips that are charged based on a capped hourly rate, the cost of the trip is calculated by multiplying the applicable capped hourly rate (based on cabin class) by the estimated flight time plus one-tenth of an hour of taxi time for each of take-off and landing. This provides another differentiation against our fixed-rate competitors who charge for actual flight time after the fact, rather than estimated flight time up front, as we do, which provides cost transparency.
The cost of flights for our Connect members is dynamically priced at time of booking, with the proviso that Connect members who purchase Connect Funds receive capped hourly rate protection with respect to the King Air 350i on 300 days a year. See the section entitled “— Fund Programs and Connect Funds”.
Transcontinental and Other Pricing
From time to time, we introduce special pricing with respect to certain identified travel routes. Most recently, we leveraged our newly expanded fleet of Citation X Super-Midsize aircraft to introduce special fixed cost pricing on transcontinental flights that qualify based on a number of factors, including region of departure, region of arrival, date and time of travel and advance booking notice.
Prepayment for Flights — Fund Programs and Connect Funds
Core and Business members can prepay for future flights with the purchase of a Fund Program. A Fund Program is a pre-purchased amount of dollar-denominated credits that can be applied to future costs incurred by members, including flight services, annual dues, and other incidental costs such as catering and ground transportation. We offer standard Fund Programs in increments ranging from $50,000 to $400,000 with customized terms for amounts in excess of $400,000.
Fund Programs afford members with preferential terms and conditions that may include greater aircraft availability, access across cabin class categories, extended capped rate price protection, and other member benefits such as Delta Medallion® status issued at the time of Fund Program purchase. The preferential terms are offered for periods of 12 to 30 months, increasing with the amount of the Fund Program. When a preference period expires, a member has continued access to the funds in their purchased Fund Program for so long as their membership remains active, but without the preferential terms. Approximately 45% of our Core and Business members have purchased Fund Programs in recent years.
We offer a similar pre-payment option to our Connect members, called Connect Funds, in increments of $25,000, $50,000 and $100,000. We incent the purchase of Connect Funds with a reduction in membership initiation fee or annual dues (depending when purchased), flight credits and guaranteed availability with capped rate pricing on the King Air 350i on 300 days a year.

Pay as you Fly
Core and Business members who elect not to purchase a Fund Program “pay as they fly” by paying for their flights at the time of booking. The primary difference between these members and those with a Fund Program is they have fewer number of days with guaranteed availability and no capped rate price protection. These members may also earn Delta Medallion Status as and when they exceed certain pre-established thresholds on annual flight spend.
Connect members without Connect Funds also pay for flights at the time of booking.
Non-Member Flyers
Non-Member Marketplace Customers
We have recently added a non-membership offering to expand flyer participation in our marketplace. Non-member flyers can sign up, ask questions, and shop and book charter flights completely digitally using the Wheels Up App. These flyers are not required to purchase a membership, but may pay additional transaction fees not applicable to members. They also do not receive membership benefits. In addition, non-member flyers do not have the same aircraft availability guarantees as members and flights are priced dynamically. We believe that this offering will provide an additional avenue for membership growth as non-members elect to upgrade to one of our membership options. Over time, we intend to add additional features to our non-member offering, including participation in our flight sharing features, including our Shared Flights offering and a by-the-seat scheduled shuttle product. See the section entitled “—  Expand TAM with Introduction of Digitally Enabled Non-Member Access.”
Wholesale Customers
In addition to our retail offerings, we provide wholesale charter services to customers such as charter flight brokers and third-party operators. Our wholesale customers typically pay us an agreed fixed rate for a private air flight, which varies based on factors such as the aircraft type and date of the flight, and in turn sell the flight to their own retail customers.
Jet Card Customers
Through our acquisition of DPJ, we inherited the legacy Delta Private Cards (“Jet Cards”), which allow customers to pre-purchase dollar-denominated credits that are redeemed for future flights on our WUPJ consolidated subsidiary. Jet Cards are purchased at tiered dollar amounts ranging from $75,000 to more than $1,000,000 and provide customers guaranteed availability and fixed rate all-inclusive hourly pricing. During 2020, we began the process of converting Jet Card holders to Wheels Up memberships and as of December 31, 2020, we do not generally offer new Jet Cards.
Our Fleet
Through our combination of ownership, long-term leases, management, and partnerships with third-party operators, we believe that we have access to one of the largest and most diverse mix of aircraft in the U.S. private aviation industry to meet the demands of our members and non-member flyers. See “— ”Asset-Right” Network of Aircraft.”
Wheels Up Owned and Leased Aircraft
We currently have 170 owned and long-term leased aircraft in our fleet, including 85 Turboprops, 28 Light jets, 16 Midsize jets, 38 Super-Midsize jets and 3 Large Cabin jets. Of our owned and leased aircraft, 72 King Air 350i twin turboprops, 15 Citation Excel/XLS Midsize jets and 8 Citation X Super-Midsize jets are painted in blue and white Wheels Up livery with the UP insignia painted on the tail.
Through certain of our subsidiaries, we are the Part 135 operator for our owned and leased fleet. See the section entitled “— Principal Domestic Regulatory Authorities.”

Our owned and leased aircraft operate as a “floating fleet,” meaning that they do not return to a home base. This allows us to keep our aircraft positioned to most efficiently address our member flight requests, ensuring broad geographic coverage with the fleet and eliminating costly repositioning flights. Lower repositioning costs provide Wheels Up with a meaningful cost advantage on one-way and multi-city itineraries.
Managed Aircraft
Our managed fleet is comprised of approximately 170 aircraft under management, including Light, Midsize, Super-Midsize, and Large Cabin jets. Under the terms of our management agreements, managed fleet aircraft may generally be used to fulfill Wheels Up member and non-member flights in addition to use by the aircraft owners. Aircraft owners pay us a monthly management fee for services, including pilot hiring, flight operations, aircraft maintenance management and other administrative services. With respect to the use of these aircraft to fulfill member flights, the owner of the aircraft receives either a revenue share (typically approximately 85% of the charter cost) or a fixed hourly rate for all hours as payment.
Through certain of our subsidiaries, we are the Part 91 operator for aircraft owner flights and Part 135 operator for charter flights for our managed fleet. See the section entitled “— Flight Operations” and “—  Principal Domestic Regulatory Authorities.”
Our managed aircraft each have a designated home base at airports across the country depending on the location preferred by the aircraft owner. After completing a flight, these aircraft return to their home base or are positioned to another location for their next revenue flight.
Third Party Network Aircraft
We have access to over 1,200 aircraft in all cabin classes through our network of safety vetted and verified third-party operators. To qualify to participate in the Wheels Up program, aircraft operators must satisfy our rigorous and stringent safety standards for aircraft, crew and operations. To become approved for use, the operator must complete a three-step assessment process that culminates with an on-site assessment to verify compliance with our standards. Additionally, the approved operator is subject to recurring on-site assessments every two years. As a final step, we verify compliance with our crew and aircraft standards using a safety database system for every flight. Under the terms of our agreements with our approved third-party operators, they provide service to Wheels Up members and non-member flyers subject to continued compliance with Wheels Up flight standards. See the section entitled “— Safety.” We contract with operators to participate in our network for periods ranging from a single flight up to 30 days with compensation to the operator based on the cabin class or other unique characteristics of the aircraft.
Technology, Data and Analytics
Technology and data science are at the foundation of all of our operations and strategic decision making. We have assembled a team of engineers, data scientists, designers and product managers whose expertise spans a broad range of technical areas to build our proprietary technology to support our marketplace platform and the day-to-day operations of our business. We use technological innovations where possible to increase efficiency and scale our business. In addition to our proprietary technology, we use third-party cloud computing services to allow us to quickly and efficiently scale up our services without incurring significant additional upfront infrastructure costs.
In an industry that historically used intuition and basic industry-wide data to drive strategy and decision-making, we are moving from intuition to algorithm. We are expanding and continuously improving our access to data, using data science and machine learning across our business, to enhance our member experience, inform product development, increase the effectiveness of our marketing and brand awareness initiatives, analyze market dynamics, optimize our pricing, bring efficiencies to our operations and accelerate our sales velocity. See the section entitled “— Proprietary Technology, Algorithms and Data Warehouse.”
Our Brand
We have built an industry-leading brand that creates broad consumer awareness, attracts new customers and allows us to generate deep engagement with our current members and non-member flyers. See the section entitled “— Aspirational Lifestyle Brand.”

Marketing
Our marketing strategy utilizes a variety of owned, earned, and paid media channels, with a focus on both attracting new customers and retaining existing ones. We attempt to target our marketing to consumers who have reasonably predictable demographic or lifestyle attributes similar to those of our current members that are indicative of potential or current private flyers. We utilize targeted, digital marketing to reach new customers and drive awareness. In addition to our targeted marketing efforts, we also invest in certain marketing opportunities that we believe provide high visibility and enable us to connect our brand to programs and events popular with our target customers, with a goal of creating a “halo effect” on the Wheels Up brand. Examples of this include our sponsorship of American Pharaoh and Justified during each of their Triple Crown winning runs at the Belmont Stakes, our activation with ESPN’s College GameDay each weekend during the college football season and our sponsorships of each of the Capital One’s “The Match” golf tournaments in 2018, 2019 and 2020 featuring famous athletes including Tiger Woods, Phil Mickelson, Tom Brady, Peyton Manning, Charles Barkley and Stephen Curry.
We recently launched open non-member access to our marketplace through the Wheels Up App. We expect to go out more broadly with our marketing efforts to potential flyers in conjunction with an in-development redesign of the Wheels Up App, currently scheduled to go live in 2021.
Sales and Account Management
We have developed a sales organization to capitalize on the various lead generation efforts and customer acquisition channels of our business. Our sales organization includes the following teams: sales operations, sales directors, centralized inside sales, field sales, strategic enterprise sales, aircraft management sales, whole aircraft sales, corporate sales and charter sales.
We also have a Wheels Up Account Management team that provides regular contact for our members and educates members on the benefits of Wheels Up membership. Account Managers serve as dedicated private aviation consultants for members with respect to evaluating options for specific flights and their overall Wheels Up relationship. In this capacity, our Account Management team plays a material role in driving membership renewals and the purchase of Fund Programs. This team also assists members in activating their Delta and other partner benefits.
With respect to our aircraft management business, we have a dedicated account management team that is responsible for the day-to-day management of our managed aircraft accounts and owner relationships.
Member Experience
Retention of our existing members is essential to the growth of our business. We attempt to drive retention by taking a holistic view of the member journey, from onboarding through a member’s flight and extending to each and every moment of member engagement thereafter. We believe each of these touchpoints is an essential element of the overall member experience. Our member experience group, working cross-functionally across our organization, is tasked with monitoring member engagement and ensuring high member satisfaction and low churn. See the section entitled “— Membership Model.”
Wheels Down Lifestyle Program
Wheels Up provides its members with a lifestyle program that enhances the member experience beyond our core aviation offerings. Our events include celebrations around popular sports and cultural events, as well as more intimate gatherings hosted by our Wheels Up Ambassadors. Popular examples of Wheels Down events include our members-only hospitality house in Augusta, Georgia during the week of The Masters® golf championship, our Super Saturday Tailgate before the Super Bowl®, and our pop-up celebration during Art Basel®, among many others. Partnerships with certain of the world’s top lifestyle brands provide our members with benefits and special offers in the areas of fashion, travel, leisure, fitness and more. Core and Business members also receive complimentary access to a full-service concierge through our partnership with Four HundredTM, and a complimentary year of membership in Inspirato®, a subscription-based luxury vacation platform.

Most recently, our benefits platform has been enhanced through our partnership with Delta. See the section entitled “— Strategic Relationship with Delta.”
Member Insights and Analytics
Wheels Up collects, analyzes and develops actionable insights from various member and customer data sources including proprietary data, market research, external data and predictive analytics. We are continuously seeking to improve our member experience by studying and understanding points of member interaction and how our members engage with the various elements of our offering. Our Member Experience team uses these data-driven insights to develop member engagement programs designed to improve member/customer satisfaction and retention.
Member Marketing
We use direct marketing to our existing members, largely through email and digital marketing efforts, to increase frequency of travel, solicit feedback and promote new offers and benefits associated with a Wheels Up membership.
Loyalty
Rewarding customer engagement and in particular flight activity, has been proven to be a powerful driver of retention for customers and economic value for organizations. In many instances, the value of the loyalty/affinity programs for the major commercial airlines has been viewed as a significant contributor to the overall value of the airlines themselves. We plan to introduce a member loyalty program, which will provide members with additional exclusive benefits and reinforce Wheels Up as a leading lifestyle and experiential brand. We expect to introduce this new program by the end of 2021.
Our Commitment to Diversity, Equity and Inclusion
Our success will require the inclusion of ALL — we strive to empower, engage, and celebrate diversity, authenticity and inclusion, regardless of gender, race, ethnicity, identity, age, religion or culture. Our goal is to maximize the impact of the Wheels Up team by attracting, engaging, and retaining the most talented, dedicated, and passionate people in the marketplace. As a result, we are focused on expanding customer acquisition and maximizing corporate growth through the development and execution of an inclusive strategy that amplifies values, while prioritizing cultural sensitivity across a diverse target audience (i.e., female, BIPOC, LGBTQ+ and other minority groups).
We are also developing our diversity, equity and inclusion “Guiding Principles” to help formalize our internal and external programs/processes through a multi-year plan. Our current efforts include amplifying our pro-active recruiting efforts to diversify our candidate pipeline, as well as developing a progressive approach in the provision of comprehensive benefits and strategic partnerships including:
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The prioritization of partnerships with external organizations that will help us diversify our candidate pipeline include Women Aviation International, National Gay Pilot Association, Organization of Black Aerospace Professionals and the U.S. Military.

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The creation of comprehensive benefits offerings that support employees and their families’ medical, emotional and financial well-being.

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Work Life Balance Employee Assistance program, which includes supporting employees and their families with childcare, eldercare and legal issues.

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Parental Leave for full time employees who become a parent through the birth or adoption of a child.

Our Social Impact Initiatives
Wheels Up Cares
The custom-painted tails of our Wheels Up Cares King Air 350i aircraft.
Through our Wheels Up Cares initiative established in 2016, we are committed to supporting philanthropic organizations and initiatives that affect and matter to our company, members, customers, stakeholders, families, friends and communities. The Wheels Up Cares fleet is comprised of custom painted Beechcraft King Air 350i aircraft; each plane, active in our fleet and flying members daily, serves as a flying symbol of awareness for a specific cause. Our Wheels Up Cares fleet currently consists of five aircraft:
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The Camouflage Plane was added to honor those in the military who serve and have served and benefits the Tragedy Assistance Program for Survivors (TAPS), a national organization that offers compassionate care to all those grieving the loss of a military loved one.

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The Pink Plane supports Breast Cancer Awareness Month and benefits the Dubin Breast Center of the Tisch Cancer Institute at Mount Sinai in New York City, one of the world’s most renowned and advanced facilities for breast cancer treatment and research.

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The Red Plane raises awareness for American Heart Month and benefits the American Heart Association’s Life is Why We Give TM fundraising campaign. We also participate as company team in the American Heart Association Heart Walk each year.

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The Teal Plane supports Ovarian Cancer Awareness Month and benefits related causes each September.

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The Orange Plane, inspired by our Meals Up partnership with Feeding America (see below), was launched in partnership with Textron Aviation and in honor of Feeding America’s Hunger Action Month TM in September 2020. The Orange Plane is a flying symbol to raise awareness of food insecurity and pay tribute to the frontline workers at the 200-member food banks across the nation.

Meals Up Partnership with Feeding America
Our Meals Up initiative was created in March 2020 in partnership with Feeding America to help support the growing levels of food insecurity in the United States during the COVID-19 crisis. This effort has already raised and inspired the equivalent of more than 50 million meals for Feeding America, with participation from Wheels Up team members and ambassadors including Russell Wilson, Ciara, Tom Brady, JJ Watt, Alex Rodriguez, Jennifer Lopez, and Joey Logano. The Orange Plane is part of the ongoing Wheels Up Cares and Meals Up initiatives.

Flight Operations
Our Flight Operations group consists of safety, member and client services, maintenance and maintenance control, aircraft management, scheduling and special missions teams. These teams operate nationwide and are primarily based out of Columbus, Ohio, Cincinnati/Northern Kentucky International Airport (CVG), Fort Lauderdale-Hollywood International Airport (FLL), Shelton, Connecticut, Elkhart, Indiana, and Broomfield, Colorado (BJC).
Air Carrier Operations
Wheels Up provides its passenger air carrier services through five Part 135 certificates across its consolidated subsidiaries.
WUPJ is a Part 135 operator and additionally holds a Part 145 repair station certificate. WUPJ provides aircraft management services, private aircraft charter services, charter membership programs, FBO and MRO services. It operates tech service centers located at CVG and FLL, which provide comprehensive MRO facilities and services for aircraft operated by Wheels Up’s consolidated subsidiaries and third parties.
Gama is a Part 135 operator, providing flight services through three Part 135 certificates. Gama is the exclusive Part 135 operator for Wheels Up branded aircraft, operates the largest fleet of managed business jets in the United States and provides aircraft management services, private aircraft charter services, and maintenance support to customers and partners nationwide.
TMC is the largest wholesale-focused Part 135 operator of light jets in the United States. TMC’s wholesale fleet supports channel partners and businesses, including numerous third-party air carriers, across the private aviation industry.
Mountain Aviation’s primary operating base is at BJC and it has operational bases in Alaska, Idaho, Texas, Wisconsin, and New Jersey. It is a Part 135 operator and additionally holds a Part 145 repair station certificate. It provides private aircraft charter, aircraft management, and special mission services, including International Long-Range operations, intelligence, surveillance, and reconnaissance operations, airdrop and low-cost, low-altitude operations, medevac/casevac and domestic flight operations.
Safety
Safety is a cornerstone of our culture. We view compliance with FAA regulations as a minimum baseline for our commitment to safety. We go beyond FAA minimum requirements by setting higher safety standards in areas of pilot experience, certification (licensing), training, safety programs and many others.
Wheels Up has implemented Safety Management Systems, or SMS, that goes beyond FAA regulatory requirements, across its operating certificates. SMS is a means to identify hazards, mitigate the risk associated with those hazards, collect safety data and act on that data to improve the safety of the operation. Each SMS is managed by our Director of Safety and a team of dedicated professionals trained on the elements of SMS. A key component of a SMS is the Aviation Safety Action Program (“ASAP”). ASAP is a non-punitive safety program that enables employees such as pilots, maintenance technicians and dispatchers to report safety related events for review by us and the FAA with the purpose of implementing corrective actions. Additional non-punitive safety reporting programs are in place for employees that are not covered by an ASAP.
In addition to our internal safety management efforts, the Wheels Up operating entities are voluntary participants in audits from a number of third-party safety organizations, including the Air Charter Safety Foundation, Wyvern, ARGUS, IS-BAO, and independent audits by some of our corporate clients. These audits are opportunities to have outside experts review and contribute to the continuous improvement of our SMS.
See “— Third Party Network Aircraft” for information regarding our safety standards and protocols for third party operators and aircraft to qualify to participate in our program.
See also “— Impact of the COVID-19 Pandemic” for additional information regarding our implementation of Wheels Up Safe Passage™ in response to COVID-19.

Our Pilots
Every Wheels Up flight is under the command of two captain-rated pilots that meet our own training and flight-hour requirements, which are in excess of the FAA’s requirements and training criteria as outlined in the Federal Aviation Regulations. Each pilot is required to hold current FAA Airline Transport Pilot and First-Class Medical Certificates and is required to be FAA Pilot-in-Command Type-Rated in the aircraft they fly. Our pilot selection process screens all candidates for background, motivation and safety record. This screening process includes in-person technical interviews and written examinations, as well as a flight simulator assessment.
Our pilots must also complete mandatory advanced aircraft ground and flight training in a full-motion simulator, as well as recurrent training.
Revenue Management and Scheduling
Our revenue management team works closely with our data science and scheduling teams, leveraging the power of our proprietary optimization and pricing engines, to continually improve utilization of the aircraft in our fleet and to maximize profitability across our network. In addition to flight and program pricing, our revenue management team supports our product development and membership sales efforts.
Aircraft Maintenance and Repairs
We maintain, service and repair our owned, leased and managed aircraft to ensure the safety of our passengers and to keep the FAA airworthiness certificate of each aircraft in good standing at all times. Aircraft maintenance and repairs consists of routine and non-routine maintenance divided into three general categories consisting of line-maintenance, scheduled maintenance and component service.
Line maintenance consists of daily and weekly scheduled maintenance inspections, including pre-flight, daily, weekly and overnight checks, diagnostics, routine repairs and any unscheduled items on an as needed basis.
Scheduled airframe maintenance inspections typically take one to four weeks and are performed every 6 – 12 months, with frequency dictated by utilization hours and cycles. Scheduled engine overhauls are performed every 1-3 years, with frequency also dictated by utilization hours and cycles.
We operate two MROs, with one additional satellite facility in the United States and we regularly assess our need for additional MRO facilities. Additionally, we have multiple Mobile Service Units, or MSUs, located throughout the United States to perform line-maintenance work. We continue to use third-party maintenance providers to supplement our internal capabilities for line-maintenance and to perform substantially all scheduled engine maintenance work. Third-party services for airframe and line-maintenance work are billed on a time and materials basis. We have entered into flight hour agreements with Pratt & Whitney Canada, Corp. and Rolls Royce for engine maintenance and engine overhauls.
Key Vendors
We have entered into agreements with certain airframe manufacturers to provide parts and technician labor related to maintenance for our aircraft at agreed upon pricing and rates. In addition to these arrangements, we also have flight hour agreements in place with certain airframe and engine manufacturers whereby the third party provides maintenance services for various aircraft on our certificates. These maintenance services primarily relate to scheduled airframe maintenance inspections, engine inspections and/or engine overhauls in exchange for an hourly rate per flight hour.
We have pricing agreements with various fuel providers located across the United States, pursuant to which we receive agreed upon pricing for fuel and handling/facility fees at each location.
We have entered into agreements with multiple, industry leading third party suppliers to provide factory authorized training for our pilots. These agreements provide training availability to Wheels Up throughout the year for both initial and recurrent pilot training in exchange for a fixed price per training slot.

Special Missions — Government, Defense, and Emergency and Medical Transport
Our special missions business consists of state and federal contracts for the operation of passenger, cargo and specialized aircraft used for U.S. Department of Defense (“DOD”) exercise and testing support. Our subsidiary, Mountain Aviation, is an approved DOD Commercial Airlift Review Board operator conducting regular passenger and cargo operations for U.S. Transportation Command. In addition to government services, our special missions activities have included providing air support at the outset of the COVID-19 pandemic for the State of Florida, including the Florida Division of Emergency Management and the Florida National Guard, and the transportation of COVID-19 testing kits, medications and testing samples and, unrelated to COVID-19, the transportation of other medical equipment and supplies. These activities do not currently contribute significantly to our revenue. With the investments we have made, the teams we have assembled and based on our success with respect to our initial efforts in these areas, we believe these activities could begin to contribute more meaningfully to overall revenue in the future.
Whole Aircraft Acquisitions and Sales
In 2020, we introduced our whole aircraft and acquisitions group, which acts as a broker for individuals and corporations seeking to acquire or dispose of a new or used aircraft. Since inception, a number of our members have utilized Wheels Up as a complementary or supplemental solution, side-by-side with their owned aircraft. We believe the addition of this group brings added value for members who may be looking to purchase or sell an owned aircraft. We also believe these activities further diversify our business and acts as a complement to, and potential source of additional aircraft for, our managed fleet.
Industry
Introduction to the Private Aviation Market
The global private jet market is dominated by customers in North America, the largest market for private aviation globally. 24,521 aircraft in North America out of the total global market’s 38,448 aircraft, represent 64% market share. We believe the U.S. private aviation market is a large market with an estimated $31 billion of annual spending on passenger charter flights and whole and fractional aircraft. See the section entitled “— Industry and Market Opportunity.”
COVID-19 and the Resiliency of the Private Aviation Market in A Downturn
Private aviation operators felt the material disruption in flight volumes and revenues resulting from COVID-19. Despite the significant reduction in flight volumes in March through June 2020, private aviation flight volumes have recovered materially faster than commercial aviation. While total year-over-year private aviation flight hours remained down by 14.3% for the year ended December 31, 2020 compared to 2019, due to COVID-19, charter hours were up 7.7% for the month of December 2020 compared to November 2020, indicating ongoing near-term recovery. This contrasts to December 2020 commercial traffic revenue passenger kilometers which were reported 70% below 2019 levels.
Source: Argus
A recent shift to more “asset-light” business models that utilize leased aircraft or third-party operator fleets has reduced risk for operators that previously owned aircraft and carried debt associated with aircraft ownership. Additionally, new business models that offer greater access to private flying across industries and levels of individual wealth have resulted in greater user diversification and increased utilization on a per aircraft basis for operators such as Wheels Up. We believe these changes created a private aviation market that was better positioned to handle the impact of an economic downturn in 2020 than in previous cycles.
The Aircraft Cabin Classes of the Private Aviation Market
The private aviation market consists of seven distinct aircraft classes. Wheels Up has access to all such cabin classes.
Source: Company Management

Aircraft Cabin Class	Example Aircraft	Typical Trip (Hrs)	Cabin Experience	Indicative Range (NM)
Turbo Prop	▪ ***King Air 350*** ▪ Pilatus PC-12	▪ < 2.5	▪ Long Cabin ▪ Double Club Seating	▪ 750
Light Jet	▪ ***Hawker 400XP*** ▪ Citation Encore ▪ Phenom 100/300	▪ 1.5 – 3	▪ +/- 5 ft Tall Cabin Bend at Waist to Stand ▪ Club Seating	▪ 1,500
Midsize Jet	▪ ***Citation Excel / XLS*** ▪ Hawker 800XP ▪ Learjet 60 / 75	▪ 2 – 4	▪ Bend at Neck to Stand ▪ Club Seating ▪ More Room in Additional Seats	▪ 3,000
Super Mid	▪ ***Citation X*** ▪ Challenger 300 ▪ Citation Sovereign	▪ 3 – 5.5	▪ Stand Up Cabin ▪ Plenty of Room to Move Around ▪ Double Club / Club with Seats & Divan	▪ 4,000
Large	▪ ***Gulfstream IV*** ▪ Falcon 2000 ▪ Challenger 605/605	▪ > 4.5	▪ Full Stand-Up Cabin ▪ 2-3 Zones ▪ Typically includes Club, Dining, and Divan	▪ 5,000
Ultra-long Range	▪ Gulfstream 650 ▪ Falcon 8X ▪ Global 6000/7500	▪ > 5	▪ Full Stand-Up Cabin ▪ 3+ Zones ▪ Typically includes Club, Dining, and Divan	▪ 6,000
Airliners	▪ Boeing BBJ ▪ Airbus ACJ	▪ > 7	▪ Largest cabin offering	▪ Converted commercial airliners and wide-body aircraft

Bold and italic indicate Wheels up owned and/or leased aircraft types

Private Aviation Operating Models
Access to the private aviation market can be characterized by several different offerings, as illustrated by the pyramid diagram below:
The Private Aviation “Pyramid”
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Whole aircraft ownership:   Requires the largest capital outlay.

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Fractional ownership:   Requires capital outlay along with hourly cost and monthly management fees to cover crewing, maintenance and management.

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Long-term charter contract:   Contracts with fixed or dynamic pricing where customers commit to flying 50+ annual flight hours, typically in a “take-or-pay” contract structure.

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Jet card:   No asset risk while still maintaining guaranteed availability through the pre-purchase of 25-hour jet cards with fixed or dynamic hourly rates.

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On-demand charter:   On-demand charter requires the lowest level of customer commitment with no expenses or contractual obligation beyond each individual flight.

The emergence of new business models such as jet card, membership and branded charter programs has created alternatives to whole aircraft or fractional ownership, with flyers now capable of accessing similar services without residual value risk and with significantly less upfront required investment. The industry has also moved away from long-term commitments and contracts and has instead moved towards an on-demand economy, with private aviation providers offering greater price transparency and flexibility. Offerings such as Wheels Up allow flyers to select a specific aircraft class for each individual flight, with transparent pricing, consistent service and safety standards, providing the benefits of aircraft ownership without the associated risks. The introduction of Wheels Up and other branded charter providers have resulted in a democratization of private aviation, allowing more people to fly private with a reduction of total capital outlay required versus legacy ownership models.
Competitive Landscape
The private aviation industry is highly fragmented. See the section entitled “— Industry and Market Opportunity.” Because we offer products and services that address the needs of most private flyers, we compete with providers across all of the incumbent categories, including fractional programs, jet card providers and charter brokers. In addition, with respect to aircraft management, we compete with other companies that provide aircraft management services.
Government Regulation
We are subject to government regulation at local, state, national, and international levels. The scope of these regulations is exceedingly broad, covering a wide range of subjects that includes, but is not limited to, those summarized below.
Rules and regulations promulgated by government agencies are aimed at promoting or discouraging desirable or undesirable behaviors. Such rules and regulations may sometimes address broad or only partially defined objectives or requirements. Accordingly, regulated parties must actively interpret applicable rules and regulations on an ongoing basis, and where such interpretation is necessary, it often is the case that reasonable interpreters will have differing opinions as to the meaning or application of the rule. As a result, the conduct of our business will always include a measure of risk.
Finally, no regulated party can predict or control how new regulations might be written, interpreted, or enforced. This is especially true of industries such as civil aviation that have a high degree of public visibility in matters of safety, security, consumer protection, customs, immigration, and public health.
Principal Domestic Regulatory Authorities
The following paragraphs summarize the roles of some of the most prominent domestic regulators of our business. This is not intended to be an exhaustive list of every regulator or of every rule overseen by these regulators.
DOT is the principal regulator of economic matters in the aviation industry. As applied to our business, under Part 298 (14 C.F.R. Part 298, referred to herein as “Part 298”), DOT oversees the operations of our subsidiaries that operate as air taxis (i.e., on-demand operators of small aircraft). This includes economic authority to conduct business as a type of air carrier, as well as consumer protection and insurance requirements that are applied to the conduct of such business. In Part 380 of its economic regulations (14 C.F.R. Part 380, referred to herein as “Part 380”), DOT also oversees the registration and performance of public charters that may be arranged by a non-air carrier, like our membership program, for the purpose of offering to the public charter flights that will be performed by an identified air carrier at a predetermined date and time (in contrast to the on-demand, or as-needed/where-needed, character of our air taxi operations).
DOT also oversees and regulates how we advertise and hold out services. In Part 295 (14 C.F.R. Part 295, referred to herein as “Part 295”), DOT oversees the sale, holding out and arrangement of single entity charter air transportation (or the entire capacity of an aircraft, in contrast to public charter flights which are sold by the seat). We are subject to DOT jurisdiction as a statutorily-defined “ticket agent” and as an “air charter broker” under Part 295 in offering and selling our membership program for single entity charters and in acting as an agent for members in arranging flights. In every aspect of our business subject to DOT’s jurisdiction, we are subject to DOT’s statutory and regulatory authorities to prohibit and enforce against engaging in “unfair” or “deceptive” practices. DOT also promulgates and enforces consumer protection regulations to which we are subject, including requirements related to the equal access to air transportation for disabled passengers, data reporting, recordkeeping, advertising, and ticket sales, among others.
Importantly, DOT also enforces U.S. laws governing the citizenship of air carriers. For our air carrier subsidiaries to maintain their registrations and hold out services, we must ensure that our entire business structure satisfies DOT’s citizenship requirements. This means we must be under the actual control of U.S. citizens, and we must satisfy certain other requirements, including that our president/chief executive officer and at least two-thirds of our Board and other managing officers must be U.S. citizens, and that at least seventy-five percent of our voting stock must be owned and controlled, directly and indirectly, by U.S. citizens. The amount of non-voting stock that may be owned or controlled by non-U.S. citizens is strictly limited as well.

The FAA is the principal regulator of safety matters in the aviation industry. The FAA’s regulations touch on many aspects of civil aviation, such as:
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the design and manufacturing of aircraft, engines, propellers, avionics, and other key components (collectively the “aircraft,” as used below), including engine noise and other environmental standards;

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the inspection, maintenance, repair and registration of aircraft;

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the training, licensing or authorizing, and performance of duties by pilots, flight attendants, and maintenance technicians;

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the testing of safety-sensitive personnel for prohibited drug use or alcohol consumption;

•
the design, construction, and maintenance of runways and other airport facilities;

•
the operation of air traffic control systems, including the management of complex air traffic at busy airport facilities;

•
the certification and oversight of air carriers;

•
the establishment and use of Safety Management Systems by air carriers;

•
the promotion of voluntary systems to encourage the disclosure of data that may aid in enhancing safety; and

•
the oversight and operational control of air carriers by their accountable managers, directors of operations, and directors of maintenance, and other key personnel.

There are several portions of FAA regulations that are mentioned throughout this S-4. They include the following Parts found in Title 14 of the U.S. Code of Federal Regulations.
“Part 91” contains the general rules for flight safety. These rules govern all flight operations, including private and commercial operations, except to the extent that the commercial operations are subject to additional rules found in other parts of the FAA regulations.
“Part 135” contains additional rules that apply to commercial “on-demand” operations. “On-demand” operations are flights for which the departure location, departure time, and arrival location are specifically negotiated with the customer or the customer’s representative. They stand in contrast to scheduled air carrier services for which the operator advertises specific departure and origin airports for a flight as well as a specific departure time.
“Part 145” contains the rules that govern the performance of aircraft inspection and maintenance activity at certificated repair stations. There are requirements for the quality of the facility, the qualifications of personnel, and what type of repair or inspection work is authorized for performance there.
As the operator of our nation’s air traffic control system, the FAA has an especially important role to play in the management of air traffic, including congestion at the busiest airports and in the busiest air corridors. Also, in the case of a security threat, unusual environmental risk, or other emergency, the FAA has power to shut down segments of airspace or even the entire U.S. airspace to civilian use, as occurred on September 11, 2001.
As an agency of the DHS, the U.S. TSA is the principal regulator of security matters in the aviation industry. Among other things, the U.S. TSA regulates the standard security programs in use by U.S. airports and by air carriers. These programs include elements relating to the training of flight crews, checking the identity and screening of passengers, application of security watchlists, and cooperation in threat assessments and responses.
CBP, also an agency of DHS, is the principal regulator of customs and immigration and enforcer of certain public health matters affecting the aviation industry. Whenever our air carrier operations include an international flight segment, we must provide CBP with an advance disclosure of passenger information, facilitate its inspection of baggage including inspections for prohibited substances or invasive species of plants or animals, and help ensure the proper disposal of any foreign-originating refuse on the aircraft.

The Environmental Protection Agency (“EPA”) is the principal environmental regulator. In January 2021, the EPA promulgated new rules relating to the greenhouse emissions from carbon fuels used in aircraft engines. This will bring about a change in future aircraft engine designs and approvals and eventually lead to a turnover in which engines may remain in use in future years. This area of regulation is not yet settled. It still is subject to change based on domestic and international pressures to address the perceived needs of our global environment, making it impossible to say with any degree of certainty how such developments might impact our business in the future.
The vast majority of airports where we fly are owned and operated by state and local government entities. These airport authorities have the right to impose certain safety, security, and other regulations so long as they do not conflict with federal law. As the owners of the land on which the airport facilities are built, airport authorities also have extensive property rights that empower them to impose conditions on leasing and using airport facilities. The terms on which an airport authority might lease or allow use of its property can, at times, be on terms less favorable than would be customary for real estate transactions outside of an airport environment.
These regulatory authorities have the ability to stop a part or all of our business and flight operations such as by suspending or revoking our certifications or other authorizations. They also have the ability to impose monetary fines and other civil penalties and to make referrals for criminal prosecution. These actions may occur with or without a meaningful opportunity to be heard in our defense before action is taken by the regulator. Even if our position is potentially reasonable, we might nevertheless not prevail in an appeal because such tremendous discretion is given to the regulators in the first instance and because the regulator’s own interpretation or understanding of the facts and law may be given large deference by higher authorities during the appeal.
Foreign Regulatory Authorities
Most foreign countries have their own regulatory authorities that parallel those found in the United States. The complexity of interaction with the foreign regulators can be magnified by differences in language, culture, legal and social norms, tax and budgetary practices, and perspective on economic development and competition.
Privacy and Data Protection
There are many requirements regarding the collection, use, transfer, security, storage, destruction, and other processing of personally identifiable information and other data relating to individuals. Because our technology platform is an integral aspect of our business, compliance with laws governing the use, collection, and processing of personal data is necessary for us to achieve our objective of continuously enhancing the user experience of our mobile application and marketing site.
We receive collect, store, process, transmit, share and use personal information, and other customer data, including health information, and we rely in part on third parties that are not directly under our control to manage certain of these operations and to receive, collect, store, process, transmit, share, and use such personal information, including payment information. A variety of federal, state, local, municipal, and foreign laws and regulations, as well as industry standards (such as the payment card industry standards) govern the collection, storage, processing, sharing, use, retention and security of this information.
The CCPA establishes a privacy framework for covered businesses regarding data privacy rights for California residents. Covered businesses must provide certain disclosures to California residents, respond to certain requests by California residents for disclosures regarding their personal information, as well as offer California residents the right to opt out of sales of personal information. The CCPA contains a severe statutory damages framework of up to $2,500 per violation, or up to $7,500 per each intentional violation, and provides for private rights of action for certain breaches of personal information resulting from a covered business’s failure to implement reasonable security procedures and practices. Moreover, the California Privacy Rights Act, which takes effect on January 1, 2023, will expand California residents’ rights under the CCPA. We believe that the personal information we collect from California residents that use our app, the air transportation services we have offered in California in the past and direct marketing to California residents for those services, as well as our plans to offer future services in California, have made and in the future will make Wheels Up subject to compliance with California’s privacy laws.
Corporate History and Structure
WUP was formed on July 1, 2013. On July 13, 2021, WUP completed its Business Combination with Aspirational. In connection with the Business Combination, Aspirational changed its name to Wheels Up Experience Inc. Our operating subsidiaries include, among others, Wheels Up Partners LLC, TMC, Avianis, WUPJ, Gama and Mountain Aviation.
Our principal executive offices are located at 601 West 26th Street, Suite 900, New York, New York 10001. Our telephone number is 1-855-359-8760. Our internet address is www.wheelsup.com. The information on, or that can be accessed through, our website is not part of this prospectus. The website address is included as an inactive textual reference only.
Employees
As of March 11, 2021, Wheels Up and its affiliates had 2,161 employees, 2,007 full-time employees and 154 part-time employees, including 1,055 pilots, all located in the United States. Our employee base consists of non-exempt and exempt employees in corporate functions as well as pilots and maintenance positions.
Wheels Up and its affiliates have not had a work stoppage and none of our employees are represented by a labor organization or under any collective bargaining agreements. Wheels Up considers its employee relations to be good. Wheels Up strives to recruit from amongst the best talent in the industry and trains and rewards them appropriately to deliver quality service through our membership and flight services.
Intellectual Property
The protection of our technology and other intellectual property is an important aspect of our business. We seek to protect our intellectual property (including our technology and confidential information) through a combination of trademarks and trade secret protections, as well as contractual commitments and security procedures. We generally require our employees and consultants to enter into confidentiality agreements and certain third parties to enter into nondisclosure agreements. We regularly review our technology development efforts and branding strategy to identify and assess the protection of new intellectual property. We own certain trademarks important to our business, such as the “Wheels Up” word and design marks.
We currently own certain Internet domain names, including “wheelsup.com”. The regulation of domain names in the United States is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may not be able to acquire or maintain all domain names that use the name “Wheels Up” or are otherwise relevant to or descriptive of our business.
While software can be protected under copyright law, we have chosen to rely primarily on trade secret law in order to protect our proprietary software and have chosen not to register any copyrights in these works. In the United States, copyrights must be registered in order to bring a claim for infringement and to obtain certain types of remedies. Even if we decide to register a copyright in our software to bring an infringement action, the remedies and damages available to us for unauthorized use of our software may be limited.
Intellectual property laws, contractual commitments and security procedures provide only limited protection, and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. Further, trade secrets, know-how and other proprietary materials may be independently developed by our competitors or revealed to the public or our competitors and no longer provide protection for the related intellectual property. In addition, intellectual property laws vary from country to country, and we have not sought trademark registrations outside of the United States. We may therefore be unable to protect certain of our proprietary technology, brands or other intellectual property in other jurisdictions.

Legal Proceedings
From time to time, we are subject to various claims, charges and litigation matters that arise in the ordinary course of business. We believe these actions are a normal incident of the nature and kind of business in which we are engaged. While it is not feasible to predict the outcome of these matters with certainty, we do not believe that any asserted or unasserted legal claims or proceedings, individually or in the aggregate, will have a material adverse effect on our business, financial condition and results of operations.
Locations
Our corporate headquarters is located in New York, New York. We use this facility for executive management, finance and accounting, legal, human resource management, technology, marketing, sales and other administrative functions. We also have locations in California, the Cincinnati/Northern Kentucky area, Colorado, Ohio, Connecticut, Florida, Idaho, Illinois, Indiana, New Jersey, North Carolina and Wisconsin.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K and, if not defined in the Form 8-K, the proxy statement/prospectus. Unless the context otherwise requires, the “Company” refers to Wheels Up Experience Inc. and its consolidated subsidiaries after the Closing, and Aspirational Consumer Lifestyle Corp. prior to the Closing.
Introduction
Wheels Up is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the recently completed Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of Aspirational and the historical balance sheet of WUP on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 combines the historical statements of operations of Aspirational and WUP for the periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented:
•
the merger of Merger Sub with and into WUP, with WUP surviving the merger as a wholly-owned subsidiary of Aspirational;

•
the issuance and sale of 55,000,000 shares of Wheels Up Class A common stock at $10.00 per share in the PIPE Investment;

•
the conversion of all issued and outstanding WUP preferred interests and WUP common interests (including WUP Restricted Interests), into Wheels Up Class A common stock as well as shares underlying WUP Options that will roll over into the post-combination company totaling 189,952,986 shares;

•
the issued and outstanding WUP Profit Interests that are recapitalized in connection with the Business Combination as Rollover Profits Interests can be exchanged on a value-for-value basis for Wheels Up Class A common stock subject to vesting. As of the time of the Business Combination, the value relating to the Rollover Profits Interests Awards represents 10,721,742 shares if the exchange rights were fully exercised using a reference price per share of Wheels Up Class A common stock of $10.00.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of Aspirational was derived from the audited financial statements of Aspirational as of December 31, 2020, and for the period from July 7, 2020 (inception) through December 31, 2020, and the unaudited financial statements of Aspirational as of and for the three months ended March 31, 2021, which are incorporated herein by reference. The historical financial information of WUP was derived from the audited consolidated financial statements of WUP as of and for the year ended December 31, 2020, and the unaudited interim condensed consolidated financial statements of WUP as of and for the three months ended March 31, 2021, respectively, which are incorporated herein by reference. This information should be read together with Aspirational’s and WUP’s audited financial statements and related notes, the sections titled “Aspirational’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “WUP’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information incorporated herein by reference.

The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under the guidance in ASC 805, Aspirational was treated as the “acquired” company for financial reporting purposes.
Accordingly, the Business Combination was treated as the equivalent of WUP issuing stock for the net assets of Aspirational, accompanied by a recapitalization whereby no goodwill or intangible assets are recorded. For financial reporting purposes, WUP is the predecessor to Aspirational.
WUP was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
WUP equityholders have the largest voting interest in the Company;

•
The board of directors of the Company has 11 members, and WUP has the ability to nominate the majority of the members of the board of directors;

•
WUP management holds executive management roles (including Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, among others) for the Company and is responsible for the day-to-day operations;

•
The Company assumed the WUP name as Wheels Up Experience Inc.; and

•
The intended strategy of the Company will continue WUP’s current strategy of being a leader in the private aviation industry.

Description of the Business Combination
The aggregate consideration for the Business Combination was $1.9 billion based on the pre-money equity value of WUP, paid in the form of shares of Wheels Up Class A common stock and the conversion of existing equity awards into corresponding equity awards of Wheels Up and WUP, as applicable.
The following summarizes the consideration (in thousands, except for value per share):
Shares transferred at Closing(1)	188,500
Value per share	$10.00
Total share consideration(2)	$1,885,000

(1)
Includes (i) 169,023,519 shares issued to existing holders of WUP common interests and WUP preferred interests, (ii) 4,054,341 shares underlying the Wheels Up Options that are included as part of the consideration assuming a cashless net-exercise of all Wheels Up Options for shares of Wheels Up Class A common stock at a reference price per share of Wheels Up Class A common stock of $10.00, (iii) 10,721,742 shares underlying the Wheels Up PI Units assuming such units convert at their intrinsic value to shares immediately after the Business Combination at a reference price per share of Wheels Up Class A common stock of $10.00, and (iv) 4,662,374 restricted shares issued to holders of the WUP Restricted Interests.

(2)
Share Consideration is calculated using a reference price per share of Wheels Up Class A common stock of $10.00. The closing share price on the date of the day prior to the consummation of the Business Combination was $9.90. As the Merger was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

Holders of WUP equity interests received shares of Wheels Up Class A common stock in an amount determined by application of the Exchange Ratio of 0.4604, which was based on WUP’s implied price per share prior to the Business Combination.

The following summarizes the pro forma combined common stock ownership as of immediately following the consummation of the Business Combination (in thousands, except percentages):
	Number of New Shares	%
WUP equityholders(1)(2)	177,740	68.3%
Non-controlling interest(3)	10,722	4.1%
Aspirational’s public shareholders(4)	10,608	4.1%
Sponsor & related parties	5,994	2.3%
PIPE Investors	55,000	21.2%
Pro forma Wheels Up Class A common stock at Closing	260,064	100.0%

(1)
Includes 173,685,893 shares issued to existing holders of WUP common interests, WUP preferred interests and WUP Restricted Interests. Also, includes 4,054,341 shares underlying the Wheels Up Options that are included as part of the consideration assuming a cashless net-exercise of all Wheels Up Options for shares of Wheels Up Class A common stock at a reference price per share of Wheels Up Class A common stock of $10.00.

(2)
The number of outstanding shares held by WUP equityholders excludes 9,000,000 of Earnout Shares. WUP equityholders, other than in respect of WUP Options, have the contingent right to receive Earnout Shares. The aggregate number of Earnout Shares is up to 9,000,000 additional shares of Wheels Up Class A common stock. Earnout shares vest in three equal tranches which are issuable upon the achievement of share price thresholds for Wheels Up Class A common stock of $12.50, $15.00 and $17.50, respectively. The issuance of any such Earnout Shares would further increase the common stock ownership percentage of WUP equityholders and would dilute the common stock ownership of all other shareholders.

(3)
Includes 10,721,742 shares that would be issuable to existing WUP Profits Interests holders upon the exchange of all such interests for Wheels Up Class A common stock at a reference price per share of Wheels Up Class A common stock of $10.00.

(4)
The number of outstanding shares held by Aspirational’s public shareholders excludes 12,521,494 warrants sold in the initial public offering and the private placement. The warrants would further increase the common stock ownership percentage of Aspirational’s public shareholders and would dilute the common stock ownership of all other shareholders.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2021
(in thousands)	WUP (Historical)	Aspirational (Historical)	Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments		Combined Pro Forma
ASSETS
Current assets:
Cash	$—	$62	$(62)	$—		$—
Cash and cash equivalents	215,027	—	62	239,840	(A)	599,460
				550,000	(B)	—
				(8,391)	(C)	—
				(60,746)	(D)	—
				(373)	(D)	—
				(100)	(L)	—
				(133,719)	(M)	—
				(202,140)	(I)
Accounts receivable, net	55,111	—	—	—		55,111
Other receivables	14,283	—	—	—		14,283
Parts and supplies inventories, net	7,239	—	—	—		7,239
Deferred offering costs	4,147	—	—	(4,147)	(D)	—
Prepaid expenses	—	416	(416)	—		—
Prepaid expenses and other	24,616	—	416	—		25,032
Total current assets	320,423	478	—	380,224		701,125
Marketable securities held in trust account	—	239,840	—	(239,840)	(A)	—
Property and equipment, net	319,715	—	—	—		319,715
Operating lease right-of-use assets	100,300	—	—	—		100,300
Goodwill	432,065	—	—	—		432,065
Intangible assets, net	161,060	—	—	—		161,060
Restricted cash	15,262	—	—	—		15,262
Employee loans receivable, net	—	—	—	—		—
Other non-current assets	827	—	—	—		827
Total assets	$1,349,652	$240,318	$—	$140,384		$1,730,354
LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Current maturities of long-term debt	$65,336	$—	$—	$(65,336)	(I)	$—
Promissory note	—	100	—	(100)	(L)	—
Accounts payable	44,168	—	—	—		44,168
Accrued offering costs	—	373	—	(373)	(D)	—
Accrued expenses	76,296	3,866	—	—		80,162
Deferred revenue, current	588,978	—	—	—		588,978
Operating lease liabilities, current	27,856	—	—	—		27,856
Intangible liabilities, current	2,000	—	—	—		2,000
Other current liabilities	15,955	—	—	—		15,955
Total current liabilities	820,589	4,339	—	(65,809)		759,119
Long-term debt	136,804	—	—	(136,804)	(I)	—

(in thousands)	WUP (Historical)	Aspirational (Historical)	Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments		Combined Pro Forma
Deferred revenue, non-current	1,961	—	—	—		1,961
Warrant liability	—	17,780	—	—		17,780
Deferred underwriting fee payable	—	8,391	—	(8,391)	(C)	—
Operating lease liabilities, non-current	77,993	—	—	—		77,993
Deferred income taxes, net	—	—	—	102	(K)	102
Intangible liabilities, non-current	15,583	—	—	—		15,583
Other non-current liabilities	3,522	—	—	—		3,522
Total liabilities	1,056,452	30,510	—	(210,902)		876,060
Mezzanine equity:
Class A ordinary shares	—	239,840	—	(239,840)	(E)	—
Shareholders’ Equity:
Preference shares	—	—	—	—		—
Class A ordinary shares	—	—	—	—		—
Class B ordinary shares	—	1	—	(1)		—
Common stock	—	—	—	6	(B)	27
	—	—	—	1	(M)	—
	—	—	—	1	(G)	—
	—	—	—	19	(F)	—
Class A preferred interests	—	—	—	—	(F)	—
Class B preferred interests	—	—	—	—	(F)	—
Class C preferred interests	—	—	—	—	(F)	—
Class D preferred interests	—	—	—	—	(F)	—
Class E preferred interests	369,354	—	—	(369,354)	(F)	—
Common interests	39,131	—	—	(39,131)	(F)	—
Common restricted interests	—	—	—	—	(F)	—
Common profits interests	9,211	—	—	(9,211)	(J)	—
Common stock options	5,635	—	—	(5,635)	(F)	—
Additional paid-in capital	—	—	—	549,994	(B)	982,043
	—	—	—	106,120	(M)	—
	—	—	—	(102)	(K)	—
	—	—	—	(30,033)	(H)	—
	—	—	—	(60,746)	(D)	—
	—	—	—	(4,147)	(D)	—
	—	—	—	406,582	(F)(J)	—
	—	—	—	14,375	(F)	—
Accumulated deficit	(130,131)	(30,033)	—	30,033	(H)	(144,506)
	—	—	—	(14,375)	(F)	—
Total WUP members’ equity and Aspirational shareholders’ equity	293,200	(30,032)	—	—		—
Total shareholders’ equity	—	—	—	574,396		837,564
Non-controlling interest	—	—	—	16,730	(J)	16,730
Total equity (deficit)	293,200	(30,032)	—	591,126		854,294
Total liabilities, mezzanine equity and equity	$1,349,652	$240,318	$—	$140,384		$1,730,354

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2021
(in thousands, except share and per share amounts)	WUP (Historical)	Aspirational (Historical)	Transaction Accounting Adjustments		Combined Pro Forma
Revenue	$261,657	$—	$—		$261,657
Costs and expenses:
Formation and operational costs	—	3,705	—		3,705
Cost of revenue	234,508	—	—		234,508
Technology and development	7,024	—	—		7,024
Sales and marketing	15,794	—	—		15,794
General and administrative	18,168	—	2,875	(F)	21,043
Depreciation and amortization	13,831	—	—		13,831
Total costs and expenses	289,325	3,705	2,875		295,905
Loss from operations	(27,668)	(3,705)	(2,875)		(34,248)
Other income (expense):
Interest earned on marketable securities held in trust account	—	45	(45)	(AA)	—
Interest income	12	—	—		12
Interest expense	(4,557)	—	—		(4,557)
Change in fair value of warrant liability	—	(4,507)	—		(4,507)
Total other expense	(4,545)	(4,462)	(45)		(9,052)
Loss before income taxes	(32,213)	(8,167)	(2,920)		(43,300)
Income tax expense	—	—	—	(BB)	—
Net loss	(32,213)	(8,167)	(2,920)		(43,300)
Net loss attributable to non-controlling interest	—	—	—		$(1,785)	(CC)
Net loss attributable to controlling interest	$(32,213)	$(8,167)	$(2,920)		$(41,515)
Weighted average shares outstanding of common stock – basic	N/A	6,927,636			240,625,380
Weighted average shares outstanding of common stock – diluted	N/A	6,927,636			240,625,380
Basic net loss per share	N/A	$(1.18)			$(0.17)
Diluted net loss per share	N/A	$(1.18)			$(0.17)

(1)
Aspirational historical excludes an aggregate of 23,040,654 Aspirational weighted average shares subject to possible redemption.

(2)
Aspirational historical net loss per share (basic and diluted) excludes income attributable to shares subject to possible redemption of $36,684 for the three months ended March 31, 2021.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020
(in thousands, except share and per share amounts)	WUP (Historical)	DPJ (Historical from 1/1/20 to 1/17/20)	WUP Combined Pro Forma	Aspirational (Historical from 7/7/20 to 12/31/20, As Restated)	Transaction Accounting Adjustments		Combined Pro Forma
Revenue	$694,981	$11,096	$706,077	$—	$—		$706,077
Costs and expenses:
Formation and operational costs	—	—	—	2,114	—		2,114
Cost of revenue	634,775	11,329	646,104	—	—		646,104
Technology and development	21,010	—	21,010	—	—		21,010
Sales and marketing	55,124	135	55,259	—	—		55,259
General and administrative	64,885	913	65,798	—	11,500	(F)	77,298
Depreciation and amortization	58,529	15	58,544	—	—		58,544
CARES Act grant	(76,376)	—	(76,376)	—	—		(76,376)
Total costs and expenses	757,947	12,392	770,339	2,114	11,500		783,953
Loss from operations	(62,966)	(1,296)	(64,262)	(2,114)	(11,500)		(77,876)
Other income (expense):
Interest earned on marketable securities held in trust account	—	—	—	50	(50)	(AA)	—
Interest income	550	124	674	—	—		674
Interest expense	(22,989)	—	(22,989)	—	—		(22,989)
Change in fair value of warrant liability	—	—	—	407	—		407
Unrealized loss on marketable securities held in trust account	—	—	—	(1)	1	(AA)	—
Total other income (expense)	(22,439)	124	(22,315)	456	(49)		(21,908)
Loss before income taxes	(85,405)	(1,172)	(86,577)	(1,658)	(11,549)		(99,784)
Income tax expense	—	—	—	—	—	(BB)	—
Net loss	(85,405)	(1,172)	(86,577)	(1,658)	(11,549)		(99,784)
Net loss attributable to non-controlling interest	—	—	—	—	—		(4,114)	(DD)
Net loss attributable to controlling interest	$(85,405)	$(1,172)	$(86,577)	$(1,658)	$(11,549)		$(95,670)
Weighted average shares outstanding of common stock – basic	N/A			7,230,225			240,625,380
Weighted average shares outstanding of common stock – diluted	N/A			7,230,225			240,625,380
Basic net loss per share	N/A			$(0.24)			$(0.40)
Diluted net loss per share	N/A			$(0.24)			$(0.40)

(1)
Aspirational historical excludes an aggregate of 21,396,989 Aspirational weighted average shares subject to possible redemption.

(2)
Aspirational historical net loss per share (basic and diluted) excludes income attributable to shares subject to possible redemption of $43,349 for the period from July 7, 2020 (inception) through December 31, 2020.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
1.
Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under the guidance in ASC 805, Aspirational was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of WUP issuing stock for the net assets of Aspirational, accompanied by a recapitalization whereby no goodwill or intangible assets are recorded. For financial reporting purposes, WUP is the predecessor to Aspirational.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 reflects the pro forma effect of the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of WUP as the accounting acquirer.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•
Aspirational’s historical unaudited consolidated balance sheet as of March 31, 2021 and the related notes for the three months ended March 31, 2021, which are incorporated herein by reference; and

•
WUP’s historical unaudited interim condensed consolidated financial statements as of March 31, 2021 and the related notes for the three months ended March 31, 2021, which are incorporated herein by reference.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•
Aspirational’s historical unaudited consolidated statement of operations for the three months ended March 31, 2021 and the related notes, which are incorporated herein by reference; and

•
WUP’s historical unaudited interim condensed consolidated financial statements for the three months ended March 31, 2021 and the related notes, which are incorporated herein by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:
•
Aspirational’s historical audited consolidated statement of operations for the period from July 7, 2020 (inception) through December 31, 2020 and the related notes, which are incorporated herein by reference; and

•
WUP’s historical audited consolidated statement of operations for the year ended December 31, 2020 and the related notes, which are incorporated herein by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical audited consolidated financial statements and notes thereto of Aspirational and WUP.
2.
Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two companies’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two companies which, when conformed, could have a material impact on the consolidated financial statements of the post-combination company. Based on initial analysis, management has identified differences on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.
3.
Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The historical audited consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to reflect the transaction in accordance with GAAP and give pro forma effect to events that are (i) directly attributable to the Business Combination, and (ii) factually supportable. WUP and Aspirational have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.
Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:
(A)
Reflects the reclassification of $239.8 million of marketable securities held in the trust account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the post-combination company. At Closing, the total amount available in the trust account, net of cash used for redemptions, was $106.1 million.

(B)
Represents the gross proceeds from the private placement of 55,000,000 shares of Wheels Up Class A common stock at $10.00 per share pursuant to the PIPE Investment.

(C)
Reflects the payment of $8.4 million of deferred underwriting fees. The fees were paid at Closing out of the trust account.

(D)
Represents acquisition-related transaction costs totaling $60.7 million (all of which is expected to be classified as equity issuance costs). The transaction costs are $21.8 million for Aspirational and $38.9 million for WUP. With respect to Aspirational, the transaction costs exclude any deferred underwriting fees and accrued offering costs. Of the WUP transaction costs, $4.1 million was capitalized as deferred offering costs and $3.7 million was in accrued expenses on the balance sheet as of March 31, 2021.

(E)
Reflects the reclassification of 22,620,218 Aspirational Class A ordinary shares subject to possible redemption to Wheels Up Class A common stock in permanent equity.

(F)
Represents the recapitalization of WUP common interests, WUP preferred interests, WUP Options and WUP Restricted Interests in connection with the Business Combination, including the merger consideration of 189,952,986 shares of Wheels Up Class A common stock received by the holders of such interests and options, assuming (i) the vesting and exchange of all WUP Restricted Interest for shares of Wheels Up class A common stock and (ii) the vesting and cash exercise of all Wheels Up Options for shares of Wheels Up Class A common stock at a price per share of Wheels Up Class A common stock of $10.00. In addition, reflects equity-based compensation expense of approximately $10.6 million associated with the performance of WUP Restricted Interests previously granted and approximately $3.8 million associated with the 18 month accelerated vesting of WUP Options.

(G)
Reflects the conversion of Aspirational Class B ordinary shares held by the initial shareholders to Aspirational Class A ordinary shares. Pursuant to the terms of the Cayman Constitutional Documents, all Aspirational Class B ordinary shares outstanding prior to the Domestication were converted into shares of Aspirational Class A ordinary shares at the Closing. All of the Aspirational Class B ordinary shares converted into Aspirational Class A ordinary shares are no longer outstanding and have ceased to exist, and each holder of such Aspirational Class B ordinary shares has ceased to have any rights with respect to such securities.

(H)
Reflects the elimination of Aspirational’s historical accumulated deficit with a corresponding adjustment to additional paid-in-capital.

(I)
Reflects the repayment of all outstanding WUP long-term debt in connection with proceeds received from the Business Combination.

(J)
Reflects WUP Profits Interests, after conversion into Wheels Up PI Units initially held by Wheels Up MIP LLC, regardless of whether all such WUP Profits Interests were vested as of the Closing, with substantially the same terms and conditions as were applicable to such interests immediately prior to the Effective Time. Wheels Up PI Units once fully vested, will be exchangeable for shares of Wheels Up Class A common stock, subject to certain lock-up restrictions. Assuming a reference price per share of Wheels Up Class A common stock of $10.00, the Wheels Up PI Units at the Closing of the Business Combination are exchangeable for 10,721,742 shares of Wheels Up Class A common stock.

(K)
Represents adjustments to reflect applicable deferred income taxes. The deferred taxes are primarily related to the difference between the financial statement carrying amount and tax basis in the WUP partnership interest but also includes tax attributes (including net operating losses and charitable contribution carryforwards) inherited from the Blockers. This basis difference primarily results from: (i) the Business Combination where Wheels Up records a carryover tax basis in the WUP partnership interest and (ii) certain pre-transaction financial statement and tax differences in various items including depreciation, amortization and deferred revenue.

The adjustment related to the deferred tax asset is assuming: (1) the GAAP balance sheet as of March 31, 2021 adjusted for the pro forma entries described herein, (2) estimated tax basis as of March 31, 2021 adjusted for the pro forma entries described herein, and (3) a constant federal income tax rate of 21.0% and a state tax rate of 4.2%. Based on the weight of all positive and negative evidence, it was determined that the deferred tax asset is not more-likely-than-not to be realized. As such, a full valuation allowance was recorded under both redemption scenarios.
WUP files as a partnership for federal and state income tax purposes. However, WUP is subject to the New York City Unincorporated Business Tax, which is an entity level income-based tax. As a result, a deferred tax liability of $0.1 million is recorded at the WUP level as of March 31, 2021, based on the expected future tax effects of temporary differences between the financial statement carrying amount and tax basis of the assets and liabilities of the partnership, as measured at currently enacted tax rates.
(L)
Reflects the repayment of the outstanding Aspirational promissory note to the Sponsor as a result of the Business Combination.

(M)
Reflects the redemption of 13,366,429 Aspirational shares for aggregate redemption payments of $133.7 million allocated to Wheels Up Class A common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of approximately $10.00 per share.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 are as follows:
(AA)
Elimination of interest income and unrealized losses from trust account investments.

(BB)
Does not reflect a pro forma adjustment to income tax expense as WUP has historically been in a net loss position. In addition, WUP is a limited liability company that files as a partnership for federal and state income tax purposes. As such, each member is responsible for reporting income or loss to the extent required by federal and state income tax regulations, based upon their respective share of WUP income and expenses.

(CC)
Represents the non-controlling interest allocation for the portion of WUP net loss attributable to Wheels Up MIP LLC for the three months ended March 31, 2021(in thousands):

Pro forma loss before income taxes	$(43,300)
Pro forma loss attributable to non-controlling interest (4.1%)	$(1,785)

(DD)
Represents the non-controlling interest allocation for the portion of WUP net loss attributable to Wheels Up MIP LLC for the year ended December 31, 2020 (in thousands):

Pro forma loss before income taxes	$(99,784)
Pro forma loss attributable to non-controlling interest (4.1%)	$(4,114)

4.
Adjustments to Historical Information of WUP for the year ended December 31, 2020

DPJ was acquired by WUP on January 17, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 includes the pre-acquisition period of DPJ from January 1, 2020 to January 17, 2020. The unaudited pro forma condensed combined statement of operations does not include transaction accounting adjustments for DPJ as any such adjustments are not material.
5.
Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. Holders of WUP equity interests received shares of Wheels Up Class A common stock in an amount determined by application of the Exchange Ratio.
The unaudited pro forma condensed combined financial information has been prepared using actual redemptions by Aspirational’s public shareholders of shares of Aspirational Class A ordinary shares for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account for the three months ended March 31, 2021 and for the year ended December 31, 2020 (in thousands, except for share and per share amounts):
Three Months Ended March 31, 2021
Pro forma net loss attributable to common stockholders	$(41,515)
Weighted average shares outstanding of common stock	240,625,380
Net loss per share (Basic and Diluted) attributable to common stockholders(1)(2)(3)(4)	$(0.17)

Year Ended December 31, 2020
Pro forma net loss attributable to common stockholders	$(95,670)
Weighted average shares outstanding of common stock	240,625,380
Net loss per share (basic and diluted) attributable to common stockholders(1)(2)(3)(4)	$(0.40)

(1)
Excludes (i) 10,721,742 shares of Wheels Up Class A common stock for which the vested and unvested Wheels Up PI Units (into which the WUP Profits Interests were converted in the Business Combination) will be exchanged, on an as exchanged basis, at a reference price per share of Wheels Up Class A common stock of $10.00 and (ii) 4,662,374 restricted shares of Wheels Up Class A common stock into which the WUP Restricted Interests were converted upon consummation of the Business Combination. The Wheels Up PI Units and restricted shares of Wheels Up Class A common stock will not represent, for accounting purposes, issued and outstanding shares of Wheels Up Class A common stock until, in the case of the Wheels Up PI Units, such units are exchanged for shares of Wheels Up Class A common stock and, in the case of the restricted shares of Wheels Up Class A common stock, such shares are no longer subject to vesting or lock-up restrictions. As such, the WUP Profits Interests and the restricted shares of Wheels Up Class A common stock into which the WUP Restricted Interests will be converted upon consummation of the Business Combination were excluded from the calculation of combined pro forma net loss per share.

(2)
Excludes the impact of vested and unvested WUP Options converted into options to purchase 16,267,093 shares of Wheels Up Class A common stock as part of the Business Combination, and which would be exercisable for 4,054,341 shares of Wheels Up Class A common stock on a cashless basis assuming a reference price per share of Wheels Up Class A common stock of $10.00. The shares underlying these WUP Options will not represent legally issued and outstanding shares of Wheels Up Class A common stock until such options (as converted in the Business Combination) are exercised. As such, these underlying shares were excluded from the calculation of combined pro forma net loss per share.

(3)
For the purposes of applying the treasury stock method for calculating pro forma diluted net loss per share, it was assumed that all 12,521,494 outstanding warrants sold in the initial public offering and the private placement are exchanged for Class A Wheels Up common stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of combined pro forma diluted net loss per share.

(4)
The combined pro forma net loss per share excludes the impact of Earnout Shares, as the vesting conditions for Earnout Shares have not been met. Additionally, the inclusion of Earnout Shares would have been anti-dilutive; thus, the effect was not included in the calculation of combined pro forma diluted net loss per share. The fair value of the Earnout Shares was unable to be estimated. As such, the incremental expense for these shares is not included as a pro forma adjustment because the amount was not deemed factually supportable.

MANAGEMENT
The following table provides information regarding our executive officers and directors:
Name	Age	Position
Executive Officers
Kenny Dichter	53	Chief Executive Officer and Chairman of the Board
Lee Applbaum	50	Chief Marketing Officer
Thomas W. Bergeson	58	Chief Operating Officer
Vinayak Hegde	51	Chief Marketplace Officer
Laura Heltebran	56	Chief Legal Officer
Jason Horowitz	50	Chief Business Officer
Eric Jacobs	54	Chief Financial Officer
Francesca Molinari	52	Chief People Officer
Non-Employee Directors
David Adelman(2)(3)	49	Director
Timothy Armstrong(3)	50	Director
Chih Cheung(1)	50	Director
Marc Farrell(1)	38	Director
Admiral Michael Mullen(2)(4)	64	Director
Eric Phillips(4)	50	Director
Brian Radecki(1)	50	Director
Susan Schuman(2)(3)	62	Director
Erik Snell(4)	44	Director
Ravi Thakran	58	Director

(1)
Member of the Audit Committee.

(2)
Member of the Nominating and ESG Committee.

(3)
Member of the Compensation Committee.

(4)
Member of the Safety and Security Committee.

Executive Officers
Kenny Dichter
Since the consummation of the Business Combination, Mr. Dichter has served as our Chief Executive Officer and Chairman of the Board. Mr. Dichter is the founder of WUP and has been the Chief Executive Officer and Chairman of WUP since its inception in August 2013. Mr. Dichter has long been recognized as an entrepreneur with expertise in branding, marketing, public relations and advertising. Prior to founding WUP, Mr. Dichter founded Marquis Jet in 2001 and pioneered the first ever fractional jet card program. Mr. Dichter served as Chief Executive Officer and as Chairman of the board of directors of Marquis Jet and successfully led Marquis Jet through its sale to Warren Buffett’s Berkshire Hathaway’s NetJets in November 2010. Among his other founding credits, in 2010, Mr. Dichter co-founded Tequila Avion, an ultra-premium tequila brand which was acquired by Pernod Ricard in 2014. Mr. Dichter is also a founding investor in Juice Press, an organic food and juice company with 86 locations in the United States, and serves on the board of directors. Earlier in his career, Mr. Dichter co-founded Alphabet City, a sports marketing and music company that was sold to Robert Sillerman’s SFX Entertainment in 1998. Mr. Dichter is very involved in philanthropic initiatives and in 2020, he spearheaded Meals Up with Wheels Up partners and ambassadors to fight hunger using the Wheels Up Cares platform to support the efforts of the organization, Feeding America. Mr. Dichter is a major supporter of his alma mater, the University of Wisconsin-Madison.

In 2019, he partnered with the Office of Admissions and Recruitment in Madison to launch the Fly High Fund, which will support digital outreach to students with diverse backgrounds to encourage them to apply. Mr. Dichter holds a Bachelor of Arts degree in Sociology from the University of Wisconsin-Madison.
We believe Mr. Dichter is well qualified to serve on the Board because of his vast knowledge of the private aviation industry and his 20+ year impressive track record in the business. He is well known and respected for his vision to democratize private aviation via the Wheels Up membership programs, app, and digital marketplace, and before starting Wheels Up he pioneered the first ever fractional jet card. He is a sought after industry leader and expert in aviation, marketing, entrepreneurship, and much more.
Lee Applbaum
Since the consummation of the Business Combination, Mr. Applbaum has served as our Chief Marketing Officer. Mr. Applbaum has served as WUP’s Chief Marketing Officer since October 2020. Mr. Applbaum has over 25 years of experience transforming iconic brands such as Patrón, Grey Goose, Target and Coca-Cola. In his role as Chief Marketing Officer, Mr. Applbaum leads all strategic marketing and brand positioning. From November 2013 to August 2019, he served as Chief Marketing Officer of Patrón Spirits International AG and as Global Chief Marketing Officer of Patrón Tequila and Grey Goose Vodka from August 2018 to August 2019. He also served as Chief Marketing Officer of Surterra Wellness from September 2019 to October 2020. He has been recognized throughout his career as a brand builder and innovative marketer whose work has disrupted industries including his oversight of the successful $5.1 billion sale of Patrón to Bacardi in 2018. Mr. Applbaum holds a Bachelor of Business Administration degree in Marketing from the University of Texas at Austin and a Master of Business Administration degree from the University of Massachusetts at Amherst.
Lieutenant General, U.S. Air Force, Retired, Thomas W. Bergeson
Since the consummation of the Business Combination, Lieutenant General Bergeson has served as our Chief Operating Officer. As our Chief Operating Officer, Lieutenant General Bergeson provides leadership across the operations team as WUP continues to integrate its recent acquisitions of Mountain Aviation, Gama, DPJ, Avianis and TMC. Lieutenant General Bergeson has served as WUP’s Chief Operating Officer since August 2020. Lieutenant General Bergeson served in the U.S. Air Force for 35 years, serving as Commander, 7th Air Force, Osan Air Base, Republic of Korea; Commander, Air Component Command; Deputy Commander, U.S. Forces Korea; and Deputy Commander, United Nations Command, each from July 2016 to August 2020. His deep experience and expertise in global aviation and management includes more than 3,500 hours flown in various aircraft as a fighter pilot. He holds a Bachelor of Science degree from the United States Air Force Academy, a Master of Science degree in Aerospace Science from Embry-Riddle Aeronautical University, a Master of Arts degree in Airpower Art and Science from the School of Advanced Airpower Studies, Air University, Maxwell AFB, and completed the Program for Senior Executives in National and International Security, John F. Kennedy School of Government, Harvard University.
Vinayak Hegde
Since the consummation of the Business Combination, Mr. Hegde has served as our Chief Marketplace Officer. Mr. Hegde served as the President and COO of Blink Health from July of 2020 through March 2021. Prior to this, he served as the Chief Marketing Officer of Airbnb Homes from September 2018 to July 2020. He was responsible for the growth and marketing of their global business, which grew to $4.8 billion in revenue and over $38 billion in bookings during his tenure. From October 2014 to September 2018, he served as Global Chief Marketing Officer at Groupon where he managed marketing, national sales and revenue management. He launched Groupon’s brand campaigns and growth strategy, which grew to service over 50 million customers worldwide with over 160 million Groupon app downloads. He led Groupon’s acquisition of LivingSocial.com, an online marketplace for users to buy and share things to do in their city, serving as President of Livingsocial.com after the transaction. He was Groupon’s VP of Computational and Growth Marketing from February 2012 to October 2014. Prior to Groupon, he spent twelve years with Amazon, managing global payments from 2000 through March 2006, and serving as General Manager for Amazon Smile, Amazon Goldbox, the CRM program and all social media channels from March 2006 through February 2012. Additionally, he led product and engineering for Amazon’s traffic and marketing organization.

In February 2021, Mr. Hegde joined the Board of Directors of the Gannett Co., Inc. He holds a Bachelor of Engineering degree from National Institute of Technology, Karnataka, India.
Laura Heltebran
Since the consummation of the Business Combination, Ms. Heltebran has served as our Chief Legal Officer. Ms. Heltebran oversees all legal affairs, corporate governance, privacy, IP, compliance and risk matters. Ms. Heltebran has served as WUP’s Chief Legal Officer since December 2020. From January 2017 to June 2020, she served as Senior Vice President and Deputy General Counsel of Hilton Worldwide where she was responsible for worldwide litigation, compliance, employment, benefits and technology support. Ms. Heltebran also served as Senior Vice President and Deputy General Counsel of Hewlett Packard Enterprise from October 2015 to December 2016. Ms. Heltebran holds a Bachelor of Arts degree from George Mason University and a Juris Doctor degree from George Mason University School of Law.
Jason Horowitz
Since the consummation of the Business Combination, Mr. Horowitz has served as our Chief Business Officer. Mr. Horowitz focuses on corporate development, business strategy, mergers and acquisitions and opportunities within the capital markets to maximize our value. Mr. Horowitz has served as WUP’s Chief Business Officer since August 2020. Mr. Horowitz has been with WUP since September 2013, having previously served as General Counsel from September 2013 to January 2017, Chief Administrative Officer from January 2017 to October 2017, and Chief Operating Officer from October 2017 to August 2020. Throughout his years at WUP, he has played a key leadership role across the organization, including in raising capital and creating stakeholder value, helping to drive an enterprise value for WUP in excess of $2.1 billion. Previously, Mr. Horowitz served as Senior Vice President — Business and Legal Affairs for CKX, Inc., a publicly traded diversified media company. Mr. Horowitz holds a Bachelor of Arts degree from the University of Pennsylvania, and a Juris Doctor degree from Fordham Law School.
Eric Jacobs
Since the consummation of the Business Combination, Mr. Jacobs has served as our Chief Financial Officer. As our Chief Financial Officer, Mr. Jacobs oversees the finance and accounting, investor relations and strategic corporate development functions, including treasury and mergers and acquisitions. Mr. Jacobs has served as WUP’s Chief Financial Officer since April 2018. From January 2009 to November 2017, Mr. Jacobs served as Senior Vice President, Corporate Development of Cox Automotive, Inc. and Executive Vice President, Chief Financial & Administrative Officer of Dealertrack Technologies, Inc., a publicly-traded company, and collectively, the largest marketplace and leading provider of SaaS solutions to the U.S. retail automotive industry. Mr. Jacobs holds a Bachelor of Science degree in Business Administration from Rider University and a Juris Doctor degree from Rutgers School of Law-Newark.
Francesca Molinari
Since the consummation of the Business Combination, Ms. Molinari has served as our Chief People Officer. As our Chief People Officer, Ms. Molinari is responsible for all aspects of human resources and culture at Wheels Up, including organizational design, talent acquisition, development, and retention, as well as diversity and inclusion functions. Ms. Molinari has served as WUP’s Chief People Officer since December 2020. She most recently led Human Resources Business Partnering for Adobe’s Digital Experience marketing cloud business from June 2018 to March 2020, with a focus on driving organizational growth, scalability, and transformation for more than 5,000 employees worldwide. Prior to her time at Adobe, she served as Chief Human Resources Officer at Magento from November 2015 to June 2018. Ms. Molinari holds a Bachelor of Arts degree from Hofstra University and a Master of Science in Human Resources Management from New School University.
Non-Employee Directors
David Adelman
Since the consummation of the Business Combination, Mr. Adelman has served as a member of our Board. Mr. Adelman has served as a member of the board of directors of WUP since October 2013.

Mr. Adelman is a Philadelphia-based entrepreneur and active private investor. He is the co-founder and has served as the Vice Chairman of FS Investments, a leading manager of alternative investment funds with $24 billion of assets under management, since December 2007. Mr. Adelman has also served as the Chief Executive Officer of Campus Apartments, a Philadelphia-founded firm that he built into a national leader in student housing development and management, with more than $2 billion in assets under management across 17 states, since 1997. Mr. Adelman also leads Darco Capital as its founder since March 2007 which has made over 50 investments in the venture capital and private equity spaces across multiple disciplines like fintech; sports & media; life sciences; and consumer-facing brands. Additionally, he has served as Co-Chair for the Jewish Federation of Greater Philadelphia since September 2020 and Vice Chair of University City District board of directors since September 1998, while also serving on the Penn Medicine Board of Trustees since September 2018. Mr. Adelman has served as a member of the board of directors of Actua Corporation since June 2011 and FS Credit Real Estate Income Trust since February 2019. He has previously served as a member of the board of directors of FS / KKR Capital Corp. from October 2007 to April 2018, FS / KKR Capital Corp. II from July 2011 to April 2018, FS Global Credit Opportunities Fund from January 2013 to 2018, and FS Energy & Power Fund from September 2010 to March 2018. Mr. Adelman is a past recipient of the “Entrepreneur of the Year” award from Ernst & Young in the real estate category for Greater Philadelphia and is a member of the Real Estate Roundtable and Young Presidents’ Organization. He received his Bachelor of Arts degree in Political Science from Ohio State University.
We believe Mr. Adelman is well qualified to serve on our Board due to his entrepreneurial success, his extensive investment experience, as well as his service as a member of the board of directors of WUP since it was founded and numerous other companies.
Timothy Armstrong
Since the consummation of the Business Combination, Mr. Armstrong has served as a member of our Board. Mr. Armstrong has served as a member of the board of directors of WUP since April 2019. Mr. Armstrong is Founder and Chief Executive Officer of the Flowcode/dtx company, a direct to consumer enablement company he established in February 2019. From March 2009 to September 2018, Mr. Armstrong served as the Chair and Chief Executive Officer of AOL as well as the Chief Executive Officer of Oath (Verizon’s media brand portfolio, which included Yahoo! and AOL) after Verizon’s acquisition of AOL in May 2015. From 2000 to 2009, Mr. Armstrong served as President, Americas Operations and Senior Vice President of Google Inc. Before joining Google, Mr. Armstrong served as Vice President of Sales and Strategic Partnerships for Snowball.com and as Director of Integrated Sales and Marketing at Starwave’s and Disney’s ABC/ESPN Internet Ventures. Mr. Armstrong also has served on the board of directors of Booking Holdings (NASDAQ: BKNG) since January 2013 and of BrandFolder, Inc., a digital asset management and brand management software company, since March 2019. Mr. Armstrong is the Chair of Trustees at Greenwich Academy and also serves as a trustee of the USA Olympic and Para-Olympic Foundation. Mr. Armstrong holds Bachelor’s degrees in Economics and Sociology from Connecticut College.
We believe Mr. Armstrong is well qualified to serve on our Board due to his extensive executive leadership experience, his expertise with respect to marketing and sales, particularly with digital/online products, as well as his prior service as a member of executive leadership teams and/or boards of directors of public companies, along with his service as a member of the board of directors of WUP since 2019.
Chih Cheung
Since the consummation of the Business Combination, Mr. Cheung has served as a member of our Board. Mr. Cheung has served as a member of the board of directors of WUP since April 2016. Mr. Cheung is the co-founder and co-chairman of JAMM Active Limited, a producer of innovative performance fabrics for active apparel, serving since September 2015 and the managing partner of C2 Capital Limited, a family office focused on investments in consumer brands and health and wellness companies, serving since February 2009. He is also a Founding Managing Partner of SLP (SEA Logistic Partners), an industrial and logistic facility development and operation platform with a focus on Southeast Asia backed by GLP, a leading global provider of modern logistics facilities and technology-led solutions, serving since June 2020. Previously, Mr. Cheung was the non-executive chairman of RSI Apparel (China) Limited from March 2005 to December 2015, the non-executive chairman of Yucheng Technologies Limited (now known as Yusys

Technologies Co, Ltd.) from December 2005 to February 2009, and the managing partner of Staples Asia Investments Limited from September 2004 to March 2009. He is also a former director of Li & Fung Limited, where he served July 2017 to May 2020, and The Taiwan Fund, Inc., where he served from April 2015 to May 2016. Mr. Cheung holds a Juris Doctor degree from Harvard Law School, a Master of Business Administration degree from Harvard Business School and a Master of Arts degree and a Bachelor of Arts degree from Harvard University.
We believe Mr. Cheung is well qualified to serve on our Board due to his extensive international business experience, which includes retailing, logistics and operations, as well as his service as a member of boards of directors, including with WUP since 2016.
Marc Farrell
Since the consummation of the Business Combination, Mr. Farrell has served as a member of our Board. Mr. Farrell is the founder of Ten To One Rum and has served as its Chief Executive Officer since January 2019. Prior to launching Ten To One Rum, Mr. Farrell held a number of roles at Starbucks, serving as Vice President, eCommerce Starbucks & Teavana from February 2016 to October 2016, Vice President, U.S. Retail Lobby and eCommerce from October 2016 to January 2018, and Vice President, Global Retail and Beverage Innovation from January 2018 to October 2018. Mr. Farrell holds a Bachelor of Science degree from Massachusetts Institute of Technology, a Master of Philosophy degree from Cambridge University, and a Master of Business Administration degree from Harvard Business School.
We believe Mr. Farrell is well qualified to serve on our Board due to his consumer brand experience and, in particular, the development and implementation of eCommerce strategies, as well as the perspective he brings as an entrepreneur.
Admiral Michael Mullen
Since the consummation of the Business Combination, Admiral Mullen has served as a member of our Board. Admiral Mullen has served as a board observer to the board of directors of WUP since April 2014. Since February 2013, Admiral Mullen has served as the President of MGM Consulting, LLC, which provides counsel to global clients on issues related to geo-political developments, national security interests and strategic leadership. Since his retirement from the U.S. Navy in November 2011, Admiral Mullen served as a member of the board of directors of General Motors Company (NYSE:GM) from February 2013 to June 2018, Sprint from April 2014 to April 2019 and Bloomberg Philanthropies since June 2012. He actively supports and participates in a wide array of non-profit organizations dedicated to improving the growth, development, recovery and transition of military veterans and their family members. Admiral Mullen previously served as the 28th Chief of Naval Operations from 2005 to 2007, and as the 17th Chairman of the Joint Chiefs of Staff for Presidents George W. Bush and Barack Obama from 2007 to 2011. He led the military during a critical time of change and transition, overseeing the end of the combat mission in Iraq and the development and implementation of a new military strategy in Afghanistan. Admiral Mullen advanced the rapid fielding of innovative technologies, championed emerging and enduring global partnerships and promoted new methods for countering terrorism, all of which culminated in the killing of Osama bin Laden. He spearheaded the elimination of the “Don’t Ask, Don’t Tell” policy, ushering for the first time in U.S. military history, the open service of gay and lesbian men and women. Additionally, Admiral Mullen taught National Security Decision-making and Policy at the Woodrow Wilson School of International and Public Affairs at Princeton University from 2012 to 2018 and currently teaches Leadership at the U.S. Naval Academy, which he has done since 2019. Admiral Mullen is a Distinguished Graduate of the U.S. Naval Academy and a Distinguished Graduate of the Naval Postgraduate School, a Distinguished Alumni of Harvard Business School, and a Member of the National Academy of Engineering and a trustee at Caltech. Admiral Mullen also holds a Master’s Degree in Operations Research from the Naval Postgraduate School.
We believe Admiral Mullen is well qualified to serve on our Board due to his extensive senior leadership experience gained over his 43-year career in the U.S. military, and his deep experience in leading change in complex organizations, executive development and succession planning, diversity implementation, crisis management, strategic planning, budget policy, risk management and technical innovation. Admiral Mullen also brings his experience serving on the board of directors of public companies.

Eric Phillips
Since the consummation of the Business Combination, Mr. Phillips has served as a member of our Board. Since March 2020, Mr. Phillips has served as Senior Vice President of Airport Customer Service and Cargo for Delta. Supporting the largest business unit at Delta with more than 30,000 employees worldwide, Mr. Phillips is responsible for customer service activities in all airports Delta serves, including ticketing, gates, baggage services, SkyClubs, aircraft cleaning, as well as the transportation of cargo. Mr. Phillips began his career at Delta in 1998 and prior to his current role, served as Senior Vice President — Pricing and Revenue Management for more than six years, during which time he was responsible for the development, planning and execution of pricing and inventory management strategies across the entire Delta system, Delta’s digital retail channels, Delta.com and the FlyDelta app, as well as commercial systems development and corporate revenue forecasting. Between 1998 and 2013, Mr. Phillips held numerous positions across the commercial and finance divisions, including roles in Corporate Strategy, Business Development, Network Planning, Financial Planning and Analysis, Treasury Management, and Revenue Management. Mr. Phillips holds a Bachelor of Arts degree in Communications from Carroll College in Helena, Montana, and Master of Business Administration degree from the University of Notre Dame.
We believe Mr. Phillips is well qualified to serve on our Board due to his expertise in the airline industry, having served in multiple senior roles throughout Delta’s commercial, finance and operations divisions.
Brian Radecki
Since the consummation of the Business Combination, Mr. Radecki has served as a member of our Board. Mr. Radecki has been an investor and served as a member of the board of directors of WUP since January 2017. Mr. Radecki currently serves as the Founder, Chief Executive Officer and member of the board of directors of Rapa Therapeutics, a clinical stage start-up biotechnology company spun out of the National Cancer Institute in September 2017. Mr. Radecki is also an active angel investor, with investments across several industries in companies at various stages of the corporate lifecycle. In addition, Mr. Radecki has been an investor and member of the board of directors of ACV Auctions Inc. (NASDAQ: ACVA) since February 2021. Mr. Radecki also currently serves on the board of directors of Rosecliff Acquisition Corp I (NASDAQ: RCLF) after joining its board of directors in February 2021. From 1997 to 2016, Mr. Radecki held various senior operational and financial roles at CoStar Group Inc. (NASDAQ: CSGP), or CoStar, including serving as its Chief Financial Officer from 2007 to 2016. While at CoStar, Mr. Radecki helped lead the company’s initial public offering in 1998, along with subsequent equity offerings and several acquisitions. Prior to joining CoStar, Mr. Radecki served as Accounting Manager at Axent Technologies, Inc. Earlier in his career, Mr. Radecki worked at Azerty, Inc. and the public accounting firm, Lumsden & McCormick, LLP, both based in Buffalo, New York. Mr. Radecki received a Bachelor of Science degree in business administration and a dual degree in both accounting and finance from the State University of New York at Buffalo.
We believe Mr. Radecki is well qualified to serve on our Board due to his extensive experience working at public companies in senior level roles, serving as a member of several boards of directors, including with WUP since 2017, along with his substantial investment and advisory experience as a private angel investor.
Susan Schuman
Since the consummation of the Business Combination, Ms. Schuman has served as a member of our Board. Ms. Schuman has served as a board observer to the board of directors of WUP since April 2020. Ms. Schuman is the Executive Chair and Co-Founder of SYPartners LLC, a consultancy firm that partners with chief executive officers and their leadership teams undergoing business and cultural transformation, serving as its Chief Executive Officer from October 2000 to January 2020, and as its Executive Chair since January 2020 Ms. Schuman has also served as the Vice Chair of the kyu Collective since January 2020. Prior to SYPartners, Ms. Schuman was the General Manager of Studio Archetype, one of the first premier web design firms in the U.S. Prior, she spent 7 years at Apple Computer where she was Group Manager of Worldwide Product Marketing. Ms. Schuman has served on the board of directors of ViacomCBS Inc. (NASDAQ: VIAC) since September 2018 and IDEO since January 2018. Ms. Schuman received a Bachelor of Arts degree in Sociology and a minor in Art Therapy from the State University of New York at Buffalo.

We believe Ms. Schuman is well qualified to serve on our Board due to her experience working with executives at many high-profile companies and organizations advising on business, organizational and cultural transformations, including new value creation strategies.
Erik Snell
Since the consummation of the Business Combination, Mr. Snell has served as a member of our Board. Mr. Snell currently serves as Senior Vice President — Operations & Customer Center (OCC), Operations Analytics and Subsidiary Airlines for Delta. Mr. Snell is responsible for the OCC and the direction of Delta’s worldwide flight operations. Mr. Snell’s responsibilities also include over-sight of the airline’s Operations Analysis & Performance (OAP) and Operations Decision Science (ODS) organizations, which seek to improve Delta’s operations and customer service performance through data-focused analysis, decision-making and tools. In addition, Mr. Snell is responsible for the Delta Connection portfolio of three regional airlines, including one wholly-owned subsidiary, Endeavor Air. Mr. Snell joined Delta in 2005 working in the airline’s finance department. He has since held numerous positions across the finance and operations divisions, including serving as Vice President of Delta Connection from December 2015 through March 2017, Vice President — OCC from April 2017 through August 2018 and as a Senior Vice President in operations since September 2018. Mr. Snell also previously held the roles of President of Delta Global Services and DPJ. Prior to Delta, Mr. Snell managed investment portfolios for individual clients at SunTrust Bank in Atlanta. Mr. Snell holds a Bachelor of Arts degree in Economics from Elon University and a Master of Business Administration degree in finance from Emory University.
We believe Mr. Snell is well qualified to serve on our Board due to his substantial experience managing operations for a global airline as well as his prior service as President of DPJ.
Ravi Thakran
Since the consummation of the Business Combination, Mr. Thakran has served as a member of our Board. Mr. Thakran served as the Chief Executive Officer and the Chairman of the board of directors of Aspirational from July 2020 through the consummation of the Business Combination. Mr. Thakran currently serves as the Group Chairman of LVMH South and South East Asia and Australia/New Zealand, representing a portfolio of over 75 brands across multiple categories including wine and spirits, fashion and leather goods, perfumes and cosmetics, and watches and jewelry. He founded L Capital Asia in 2009, the Asian private equity venture of LVMH. L Capital (including L Capital Asia) merged with Catterton in 2016 to form L Catterton. Mr. Thakran serves as Chairman of the Board of Directors of R.M. Williams, an Australian luxury footwear and apparel brand. Mr. Thakran also served as a director on numerous public company boards, including SECOO China (Nasdaq: SECO), Future Lifestyle Fashions (NSE: FLFL), Mulsanne Group (HKSE: 1817), PVR Cinemas Ltd (NSE: PVR) and Clio Cosmetics Co Ltd (KOSDAQ: 237880). Mr. Thakran also currently serves as a director on numerous private company boards, including Arcadia s.r.l. (owner of Dondup brand) and CE LA VI. Prior to joining LVMH, Mr. Thakran held senior management positions at the Swatch Group, Nike and Tata Group, based in various global locations. Mr. Thakran holds an MBA from the India Institute of Management, Ahmedabad.
We believe Mr. Thakran is well qualified to serve on our Board due to his extensive leadership and investing experience in the aspirational and luxury goods industry.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Board Composition
Our business and affairs are managed under the direction of our Board. We have a classified Board, with three directors in Class I (Timothy Armstrong, Marc Farrell and Eric Phillips), four directors in Class II (Chih Cheung, Admiral Michael Mullen, Brian Radecki and Susan Schuman) and four directors in Class III (Ravi Thakran, Kenny Dichter, David Adelman and Erik Snell).
To strengthen the role of the independent directors and encourage independent leadership, our Board has appointed Mr. Adelman as lead independent director. The position of lead independent director has been structured to serve as an effective balance to Mr. Dichter’s leadership as the combined Chief Executive Officer and Chairman. In addition, we believe that the lead independent director will serve as a conduit between the other independent directors and the Chairman.
Director Independence
Our Board has determined that each of the directors other than Kenny Dichter, Eric Phillips, Erik Snell and Ravi Thakran qualifies as an independent director, as defined under the listing rules of the NYSE. In addition, we are subject to the rules of the SEC and the NYSE relating to the memberships, qualifications, and operations of the audit committee, as discussed below.
Board Committees
The standing committees of our Board consist of an audit committee, a compensation committee, a nominating and ESG committee and a safety and security committee, each of which operates under a written charter. Our Board may from time to time establish other committees, including special committees, to the extent our Board deems it necessary or advisable to address specific issues. Current copies of our Board committee charters are posted on our website, www.wheelsup.com/investors, as required by applicable SEC and the NYSE rules. The information on or available through such website is not deemed incorporated in, and does not form a part of, this prospectus.
Our Chief Executive Officer and other executive officers regularly report to the non-executive directors and the audit, compensation, nominating and ESG and safety and security committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our Board provides appropriate risk oversight of our activities.
Audit Committee
The members of the audit committee are Brian Radecki, who serves as the chairperson, Chih Cheung and Marc Farrell. Our Board has determined that each member of the audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, each member of the audit committee is financially literate. Our Board has determined that Mr. Radecki qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the NYSE.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board in overseeing and monitoring (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and (v) the appointment, retention, compensation and performance of our independent registered public accounting firm.
Our Board has adopted a written charter for the audit committee which is available on our website.
Compensation Committee
The members of the compensation committee are David Adelman, who serves as the chairperson, Tim Armstrong and Susan Schuman. Our Board has determined that each member of the compensation committee qualifies as an independent director under the NYSE corporate governance standards and at least two members of the compensation committee are considered non-employee directors, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.
The purpose of the compensation committee is to assist our Board in discharging its responsibilities relating to (i) setting our compensation program and compensation of our executive officers and directors, (ii) monitoring our incentive and equity-based compensation plans and (iii) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.

Our Board has adopted a written charter for the compensation committee which is available on our website.
Nominating and ESG Committee
The members of the nominating and ESG committee are Admiral Michael Mullen, who serves as the chairperson, David Adelman and Susan Schuman. Our Board has determined that each member of the nominating and ESG committee qualifies as an independent director under the NYSE corporate governance standards.
The purpose of the nominating and ESG committee is to assist our Board in discharging its responsibilities relating to (i) identifying individuals qualified to become new Board members, consistent with criteria approved by the Board, (ii) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, (iii) identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee, (iv) reviewing and recommending to the Board corporate governance principles applicable to us, (v) overseeing the evaluation of the Board and management and (vi) handling such other matters that are specifically delegated to the committee by the Board from time to time.
Our Board has adopted a written charter for the nominating and ESG committee which is available on our website.
Safety and Security Committee
The members of the safety and security committee are Admiral Michael Mullen, who serves as the chairperson, Eric Phillips and Erik Snell.
The purpose of the safety and security committee is to assist our Board in discharging its responsibilities relating to (i) overseeing and consulting with management on our customer, employee and aircraft operating safety and security, (ii) reviewing current and proposed safety and security-related programs, policies and compliance matters, (iii) reviewing matters with a material effect on our flight safety operations and security and (iv) establishing and approving annual safety and security goals.
Our Board has adopted a written charter for the safety and security committee which is available on our website.
Code of Business Conduct
Our Board has adopted a code of business conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions. The code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. The code of ethics is available on our website, www.wheelsup.com/investors. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee was at any time during fiscal year 2020, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, other than WUP, that has one or more executive officers serving as a member of our Board.

Compensation of Directors and Officers
Overview
Wheels Up’s executive compensation program is designed to:
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attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute Wheels Up’s business strategy in an industry characterized by competitiveness and growth;

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reward senior management in a manner aligned with financial performance; and

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align senior management’s interests with Wheels Up’s equity owners’ long-term interests through equity participation and ownership.

Decisions with respect to the compensation of Wheels Up’s executive officers, including its named executive officers, are made by the compensation committee of the Board. The following discussion is based on the present expectations as to the compensation of the named executive officers and directors of Wheels Up. The actual compensation of Wheels Up’s named executive officers will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.
Compensation for Wheels Up’s executive officers has the following components: base salary, cash bonus opportunities, long-term incentive compensation, broad-based employee benefits and severance benefits. Base salaries, broad-based employee benefit, and severance benefits are designed to attract and retain senior management talent. Wheels Up also uses annual cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of the named executive officers with the long-term interests of Wheels Up’s equity-owners and to enhance executive retention.
Base Salary
Wheels Up continues to maintain the base salary for each named executive officer of Wheels Up that was in effect prior to the Business Combination, subject to the terms of each named executive officer’s employment agreement and any adjustments made in connection with the compensation committee’s annual review of the named executive officers’ base salaries.
Annual Incentive Bonuses
Wheels Up uses annual cash incentive bonuses for the named executive offices to motivate their achievement of short-term performance goals and to tie a portion of their cash compensation to performance. Near the beginning of each calendar year, the compensation committee selects the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the compensation committee determines the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers.
Long-Term Equity Incentives
Wheels Up uses stock-based awards to promote its interests by providing its named executive officers with the opportunity to acquire equity interests as an incentive for their remaining in Wheels Up’s service and aligning the named executive officers’ interests with those of Wheels Up’s equity holders. Stock-based awards are awarded under the 2021 Plan, which was adopted by Aspirational’s board of directors and was approved by Aspirational’s shareholders. For a description of the 2021 Plan, see the section entitled “Executive and Director Compensation — 2021 Long-Term Incentive Plan.”
Other Compensation
Wheels Up maintains various employee benefit plans, including medical, dental, vision, life insurance and 401(k) plans, paid vacation, sick leave and holidays, flight hours and employee assistance program benefits in which the named executive officers will participate.

Director Compensation
The board of directors of WUP approved the following non-employee director compensation program for certain non-employee members of the Board that became effective upon the Closing of the Business Combination. This program is intended to provide a total compensation package that enables Wheels Up to attract and retain qualified and experienced individuals to serve as directors and to align the directors’ interests with those of Wheels Up’s stockholders. The Board expects to review director compensation periodically to ensure that director compensation remains competitive such that Wheels Up is able to recruit and retain qualified directors.
Under such non-employee director compensation program, Wheels Up will reward directors in the form of a combination of cash retainer fees, equity incentive awards granted under the 2021 Plan and flight hours, as set forth below. Directors who are employees of Wheels Up or appointed by Delta will not be eligible to receive any compensation for their service on the Board, and, as such, any reference to director compensation entitlements below will be deemed to exclude such directors.
With respect to cash retainers, each non-employee director will be eligible to receive an annual cash retainer in the amount of $50,000 for general availability and participation in meetings and conference calls of the Board. Additional amounts will also be payable for services performed as the Lead Director or for serving as a chair of a Board committee, as set forth below.
Additional Annual Retainers for the Lead Director and Board Committee Chairs:
Lead Director	$35,000
Audit Committee Chair	$12,000
Compensation Committee Chair	$10,000
Nominating and ESG Committee Chair	$10,000
Safety and Security Committee Chair	$10,000
All cash retainers will be paid within 30 days after the Company’s annual meeting of stockholders (the “Annual Meeting”), or in the case of the period between the Closing and first Annual Meeting, within 30 days after the Closing. Lead Director and Committee Chair retainers are in addition to the annual retainer for Board membership. No additional compensation will be paid for attending individual committee meetings of the Board. Unless otherwise determined by the Board, such fees will be prorated for any partial year of service.
With respect to equity retainers, each non-employee director will be eligible to receive an annual award of restricted stock units (“RSUs”) having an aggregate fair market value (as determined in accordance with the 2021 Plan) of $175,000 as of the date of grant. With respect to the year of service commencing as of the Closing, each non-employee director will receive such RSU award as soon as administratively practicable after such date, subject to compliance with applicable securities laws. Each RSU award will vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next Annual Meeting.
With respect to flight hours, each non-employee director will be entitled to annual flight hours having a value equal to $71,750, which is equivalent to 25 flight hours at $2,870 per hour. Five additional flight hours will also be awarded to the Lead Director and to each chair of a Board committee. In order to receive a grant of flight hours, each director must be a Wheels Up Core member in good standing at the time of such grant. The annual period for grants of flight hours will commence on the date of the Annual Meeting and end on the day immediately preceding the next Annual Meeting; provided that the first annual period commenced on the Closing. Members of the Board may also purchase additional flight hours or acquire any other Wheels Up products or services, in each case, at a price to be determined by the Board, but not less than the then-current direct operating cost to the Company.
In addition, Wheels Up’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending Board and committee meetings or performing other services in their capacities as directors. For purposes of attending Board or committee meetings, directors may also use Company aircraft or receive reimbursement for commercial air travel.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Registration Rights Agreement
In connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, we, the Sponsor, certain WUP equityholders, Leo Austin, Neil Jacobs, Frank Newman and the other parties thereto entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Class A common stock and other equity securities of Wheels Up that are held by the parties thereto from time to time, subject to the restrictions on transfer therein.
Additionally, the Registration Rights Agreement contains certain restrictions on transfer with respect to the shares of Class A common stock (and any equity securities convertible into or exercisable or exchangeable for shares of Class A common stock) held by the Sponsor and the applicable former WUP equityholders immediately following the Closing and the Earnout Shares and Wheels Up EO Units (but not including shares purchased in the public market or in the PIPE Investment) (the “Lock-up Shares”), in each case until the earlier of (i) January 9, 2022 and (ii) (a) for 33.33% of the Lock-up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the VWAP (as defined in the Merger Agreement) of Class A common stock equals or exceeds $12.50 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing Date and (b) for an additional 50% of the Lock-up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the VWAP of Class A common stock equals or exceeds $15.00 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing Date.
The Registration Rights Agreement amended and restated the registration rights agreement that was entered into by Aspirational, the Sponsor and the other parties thereto in connection with Aspirational’s initial public offering. The Registration Rights Agreement will terminate on the earlier of (i) the tenth anniversary of the date of the Registration Rights Agreement or (ii) with respect to any party thereto (other than Wheels Up), on the date that such party no longer holds any Registrable Securities (as defined therein).
Indemnification Agreements
In connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, Wheels Up entered, and expects to continue to enter into, indemnification agreements with its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by Wheels Up of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, officer, employee or agent of Wheels Up or any of its subsidiaries or was serving at Wheels Up’s request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware.
Seventh Amended and Restated Limited Liability Company Agreement
Concurrently with the completion of the Business Combination, the existing Sixth Amended and Restated Limited Liability Company Agreement of WUP was amended and restated in its entirety to become the Seventh Amended and Restated Limited Liability Company Agreement (the “A&R LLCA”). We refer to the unitholders of WUP after the Business Combination as the “unitholders.” The unitholders initially include Wheels Up, Wheels Up Blocker Sub, Wheels Up MIP LLC and Wheels Up MIP RI LLC.
Units
Under the A&R LLCA, the outstanding equity interests of WUP consists of (i) a single class of common units (the “Surviving Entity Common Units”), (ii) a single class of PI Units (the “Wheels Up PI Units”), which are subdivided into separate series designations which correspond to the respective series designations of WUP Profits Interests issued and outstanding as of immediately prior to the Effective Time and (iii) a single class of EO Units (the “Wheels Up EO Units”).

The Surviving Entity Common Units are held entirely by Wheels Up and Wheels Up Blocker Sub, in an aggregate number equal to the aggregate number of shares of Class A common stock that is outstanding from time to time. The Wheels Up PI Units are held entirely by Wheels Up MIP LLC, and are subject to substantially the same terms and conditions as were applicable to the WUP Profits Interest Awards immediately prior to the Effective Time that were converted into such units in connection with the Business Combination. Each Wheels Up PI Unit has a participation threshold (or “hurdle amount”) applicable to it that was determined on a basis to maintain the intrinsic value of related WUP Profits Interests Award immediately prior to the Effective Time. Wheels Up EO Units are held by Wheels Up MIP LLC and Wheels Up MIP RI LLC, and correspond to the pro rata amount of Earnout Shares that correspond to the holders of WUP Profits Interest Awards and WUP Restricted Interest Awards based on the number of such awards relative to the total outstanding interests of WUP as of immediately prior to the Effective Time, and subject to the same terms and conditions upon issuance as are applicable to the corresponding WUP Profits Interest Awards and WUP Restricted Interest Awards, respectively.
Exchange Rights
Pursuant to the terms and conditions of the operating agreements of Wheels Up MIP LLC and Wheels Up MIP RI LLC, the members of Wheels Up MIP LLC and Wheels Up MIP RI LLC may redeem their vested profits interests and EO interests in such entity, as applicable, for the vested Wheels Up PI Units and/or Wheels Up EO Units held by such entity corresponding thereto (such right, the “redemption right”). In accordance with the terms of the A&R LLCA, once redeemed, such vested Wheels Up PI Units and Wheels Up EO Units are exchangeable by such holder for shares of Class A common stock as follows (each, an “exchange right”): (i) each vested Wheels Up PI Unit is exchangeable for a number of shares of Class A common stock having an aggregate value equal to the intrinsic value of such Wheels Up PI Unit as of such date, which intrinsic value equals the then-current value of the Class A common stock less the hurdle amount per share for the particular Wheels Up PI Unit and (ii) each vested Wheels Up EO Unit is exchangeable for its pro rata portion of the applicable Earnout Shares to which such Wheels Up EO Units relates, after giving effect to any forfeiture or cancellation of Wheels Up PI Units and Wheels Up RI Units through the date the applicable Earnout Shares vested and become issuable to the WUP equityholders, unless, in each case, Wheels Up elects to exercise a right to instead pay an amount in cash to exchanging WUP award holders equal to the value of the Class A common stock that would otherwise have been delivered upon consummation of the applicable exchange. Pursuant to the terms and conditions of the operating agreements of Wheels Up MIP LLC and Wheels Up MIP RI LLC, a redemption right may only be exercised if the subsequent exchange right is immediately exercised. On the tenth anniversary of the Closing, all vested Wheels Up PI Units will be exchanged for Class A common stock, to the extent not previously exchanged.
Wheels Up is obligated to facilitate an exercise of an exchange right with respect to any vested Wheels Up PI Units or Wheels Up EO units by contributing to WUP Class A common stock or cash to be used to acquire the tendered units.
The holders of vested profits interests and EO interests in Wheels Up MIP LLC and Wheels Up MIP RI LLC are permitted to exercise their redemption rights and exchange rights at any time and from time to time, subject to applicable vesting requirements and lock-up restrictions. In addition, the exchange rights are subject to certain limitations and restrictions intended to ensure that WUP continues to be treated as a partnership for U.S. federal income tax purposes, including certain limitations that are only applicable during the remainder of 2021.
Management
WUP is managed by Wheels Up, as its managing member, which has full and complete charge of all affairs of WUP. As managing member, Wheels Up may appoint officers of WUP.
Transfer of Securities
Except in connection with the exercise of an exchange right, no unitholder is permitted to transfer its units in WUP without the prior written consent of Wheels Up, as WUP’s managing member.

Distributions and Allocations
Under the A&R LLCA, we have the right to determine when distributions will be made to the unitholders and the amount of any such distributions. If we authorize a distribution, such distribution will generally be made to the unitholders on a pro rata basis in accordance with the respective number of units they hold, subject to adjustments in certain circumstances to take into account the hurdle rates applicable to then-outstanding Wheels Up PI Units.
WUP will allocate its net income or net loss for each year to the unitholders pursuant to the terms of the A&R LLCA, and its unitholders, including Wheels Up, will generally incur U.S. federal, state and local income taxes on their share of any taxable income of WUP. Net income and losses of WUP generally will be allocated to unitholders on a pro rata basis in accordance with the respective number of units they hold, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. To the extent WUP has available cash, we intend to cause WUP to make generally pro rata distributions to its unitholders in an amount generally intended to allow the WUP unitholders to satisfy their respective income tax liabilities with respect to their allocable share of the income of WUP, based on certain assumptions and conventions, provided that the distribution will be sufficient to allow them to satisfy their respective actual tax liabilities.
Issuance of Equity
The A&R LLCA provides that at any time Wheels Up issues a share of Class A common stock or any other equity security, the net proceeds received by Wheels Up with respect to such issuance, if any, will be concurrently invested in WUP, and WUP will issue to Wheels Up one common unit or other economically equivalent equity interest. Conversely, if at any time, any shares of Class A common stock are redeemed, repurchased or otherwise acquired by us, WUP will redeem, repurchase or otherwise acquire an equal number of common units held by Wheels Up, upon the same terms and for the same price, as the shares of Class A common stock are redeemed, repurchased or otherwise acquired.
Wheels Up and MIP LLCs Expenses
Pursuant to the A&R LLCA, WUP is required to pay, or cause to be paid, all costs, fees, operating expenses and other expenses of Wheels Up (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, its activities, including in its capacity as managing member of WUP. In addition, WUP or Wheels Up is responsible for the ordinary and reasonable expenses incurred by Wheels Up MIP LLC and Wheels Up MIP RI LLC in connection with their continued existence and administration.
Dissolution
WUP will be dissolved only upon the first to occur of (i) an election by us to dissolve WUP, which election shall require the written consent of the holders of a majority of the profits interests then outstanding in Wheels Up MIP LLC and the written consent of the holders of a majority of the equity interests then outstanding in Wheels Up MIP RI LLC, (ii) WUP ceases to have any remaining members and (iii) the entry of a decree of judicial dissolution.
Executive Officer and Director Flight Purchases
We allocate to our executive officers and certain of our non-employee director a specified number of hours per calendar year of flight time. For additional information, see the section entitled “— Aircraft Use” and “— Compensation of Directors and Officers — Director Compensation.”
Pre-Business Combination Related Party Transactions of WUP
Delta Equity Purchase Agreement
On January 17, 2020, WUP acquired DPJ from Delta pursuant to an Equity Purchase Agreement, dated as of December 11, 2019 (the “DPJ Purchase Agreement”). WUP acquired 100% of the outstanding equity of DPJ in exchange for the issuance to Delta of Class E Preferred Interests to Delta constituting 26.1% of the fully-diluted equity of WUP as of the time of issuance. The DPJ Purchase Agreement included a customary post-closing working capital and net cash adjustment. It also included customary representations and warranties and provided for indemnification by each party of certain identified fundamental representations and warranties, and Delta agreed to indemnify WUP for losses arising out of certain known incidents and pending litigation matters in existence prior to the acquisition. In connection with the closing of the acquisition of DPJ, WUP amended and restated WUP’s organizational documents to provide Delta with representation on WUP’s board of directors and certain other governance rights.
Commercial Arrangements with Delta
In connection with the closing of the acquisition of DPJ, WUP entered into a series of agreements constituting WUP’s strategic partnership relationship with Delta.
WUP’s strategic partnership relationship with Delta is set forth in the following agreements: (i) the CCA, (ii) the Program Participation Agreement (the “PPA”) and (iii) the Corporate Agreement (the “CA”).
The CCA contemplates that WUP will work together with Delta each year to develop an annual joint marketing and communications plan that focuses on mutual revenue and brand goals, influence/ambassador partnerships and co-branded event opportunities, and that Delta and WUP will provide certain benefits to the other’s customers and share certain data.
The CCA also contemplates that WUP will provide certain in-kind benefits to Delta, measured on an annual basis. Examples of such in-kind benefits include WUP members’ purchasing Delta products and services above a certain level and access for certain Delta customers to Wheels Down marketing activities, events and member experiences. WUP is required to use its commercially reasonable efforts to provide an unspecified amount of such benefits during 2021, and Delta is required to cooperate with such efforts. WUP has agreed with Delta that, by December 31, 2021, they will use reasonable best efforts to mutually agree upon minimum amounts of in-kind benefits that WUP is required to provide starting in 2022. Such minimum levels will be established taking into account the impact, if any, of the COVID-19 pandemic on travel demand and in-person gatherings and the pace of industry recovery therefrom, measured against minimum levels to which WUP and Delta agreed to prior to the COVID-19 pandemic.
Subject to certain termination rights, the initial term of the CCA extends until January 2027 and automatically renews for two successive three-year terms unless either party notifies the other of its intent not to renew at least one year prior to the expiration of the then-current term.
Under the PPA, WUP purchases miles in the SkyMiles Program from Delta to offer to WUP’s customers as incentives, and Delta offers its SkyMiles Program members the opportunity to redeem miles for Wheels Up memberships and other Wheels Up products and services, which are paid for by Delta. Delta also provides complimentary Medallion status in its SkyMiles Program or, in certain cases, points in Delta’s SkyBonus® Program, to WUP’s members that spend a certain minimum amount on WUP’s products and services during a given calendar year. WUP offers Delta SkyMiles 360 and certain other elite status SkyMiles Program members certain free and discounted Wheels Up memberships. During the term of the PPA and in certain cases for six months thereafter, WUP is not permitted to enter into a marketing or enhanced benefits agreement or relationship with certain other commercial air carriers and Delta is not permitted to enter into a marketing or enhanced benefits agreement or relationship with any other U.S. private jet charter provider operating aircraft using 19 or fewer seats. The PPA will terminate upon the termination or expiration of the CCA, and WUP may reduce or eliminate its obligation to provide SkyMiles to WUP’s customers beginning in January 2023.
Pursuant to the CA, Delta provides WUP with a corporate incentive program under which WUP may purchase tickets at a discounted rate for certain flights operated by Delta and its codeshare partners for use by WUP’s pilots and employees who are traveling for Wheels Up business. WUP is required to provide Delta with corporate travel data that Delta may use to determine the terms of the discounts and to perform its obligations under the CA. Delta is permitted to modify the discounted rates on an annual basis by providing WUP with notice. If WUP rejects any such modifications, WUP can terminate the CA. The CA will automatically terminate upon the termination or expiration of the CCA.

In connection with the closing of the DPJ Purchase Agreement, WUP also entered into an Executive Benefits Letter Agreement (the “Benefits Letter”) and a Transition Services Agreement (the “TSA”).
Under the Benefits Letter, certain persons currently and previously affiliated with Delta may purchase flights from WUP at the incremental cost of the flights. In addition, Delta provides certain WUP executives and employees with Delta 360 and SkyMiles Medallion benefits.
Under the TSA, Delta provides WUPJ with certain services that were previously provided by Delta when it owned WUPJ on a transitional basis for a limited period following the acquisition of DPJ by WUP. These services include information technology transition, human resources, payroll, sales and marketing and operational support services, the provision of certain no cost business travel to WUPJ leadership and pilots based on the number of segments flown for such purposes during 2019, and continuation of leisure travel flight privileges to legacy DPJ employees. All services provided pursuant to the TSA are or were to be provided for a period up to six, 12 or 24 months following the closing of the DPJ acquisition. Other than the following services, all services that were provided pursuant to the TSA have expired: (i) access to the system utilized for scheduling travel for WUPJ pilots, (ii) certain human resources and payroll services and (iii) the provision of certain business travel for WUPJ pilots. All services provided pursuant to the TSA are provided by Delta free of charge, except that WUPJ is responsible for certain third-party costs that it has historically paid.
Delta Subleases
WUPJ is party to two sublease agreements with Delta relating to the properties at Cincinnati/Northern Kentucky International Airport. Under the subleases, WUPJ pays Delta monthly rental fees, monthly utilities fees and certain other fees. The term of the sublease at 82 Comair Boulevard continues until December 31, 2021, and the term of the sublease at 87 Comair Boulevard continues until September 29, 2030.
Delta Investor Rights Letter
On February 1, 2021, WUP, Aspirational and Delta entered into the Delta Investor Rights Letter providing Delta with certain governance rights relating to Wheels Up post-Closing. The Delta Investor Rights Letter became effective upon the Closing. Pursuant to the Delta Investor Rights Letter, subject to certain conditions, Delta was entitled to designate two members of the Board at Closing, and to thereafter nominate (and if such director is not elected, to appoint, subject to certain limitations) two directors to the Board, with one such individual to serve as a Class I director and the other to serve as a Class III director. Directors designated by Delta will not receive any compensation for their service as directors. Eric Phillips and Erik Snell are Delta’s director designees under the Delta Investor Rights Letter to serve as of Closing. If Delta ceases to own at least 50% of the shares of Wheels Up common stock that it owns as of the Closing, Delta will no longer have the right to nominate (or appoint, if applicable) one such director. If Delta ceases to own at least 25% of the shares of Common Stock that it owns as of the Closing, Delta will no longer have any nomination (or appointment) rights. WUP and Aspirational have agreed that, following the Closing, for so long as Delta continues to own at least 25% of the shares of Class A common stock that it owns as of the Closing or has a designated representative serving on the Board, Wheels Up will not, without the consent of Delta, issue any equity or equity-linked securities to certain domestic commercial air carriers or any of their respective subsidiaries or parent entities. WUP and Aspirational have also agreed that, following the Closing, for so long as Delta continues to own at least 25% of the shares of Wheels Up common stock that it owns as of the Closing, Wheels Up will consult with Delta in hiring or terminating the employment of certain senior employees with responsibility for flight operations, safety, maintenance and quality control. If Wheels Up’s strategic partnership agreement with Delta is terminated by either party in accordance with its terms, Delta’s right to nominate (or appoint, if applicable) a second director, if applicable, and the right to consult with Wheels Up on the hiring and termination of certain employees with responsibility for flight operations, safety, maintenance and quality control will also terminate.
Reimbursement of Blocker-Related Expenses
In connection with the issuance of its Class B preferred interests, WUP entered into expense reimbursement letters with each of T. Rowe Price Associates, Inc. (“T. Rowe”) and certain investment funds managed Fidelity (collectively, “Fidelity”) pursuant to which it agreed to reimburse each of T. Rowe and

Fidelity for reasonable out-of-pocket fees and expenses, including legal fees, incurred by them in connection with the administration, compliance and maintenance of their respective Blockers, on an annual basis. The Blockers maintained by T. Rowe and Fidelity ceased to exist following the Business Combination as a result of the Blocker Mergers.
Kenny Dichter Loan
In 2016, the WUP board of directors determined to incentivize Mr. Dichter, our founder and Chief Executive Officer, with additional equity in connection with his continued retention as Chief Executive Officer of WUP. Rather than provide newly issued equity interests which would have been dilutive to WUP’s equityholders, the WUP board of directors approved a loan to Mr. Dichter to fund Mr. Dichter’s purchase of outstanding equity interests from a founding executive who was departing WUP. Pursuant to a Secured Promissory Note, dated January 20, 2016, WUP loaned Mr. Dichter the principal sum of $5,000,000. Prior to the effectiveness of the S-4, WUP’s board of directors forgave the amount of the principal and accrued interest on the loan.
PIPE Investment
Certain of WUP’s directors and entities affiliated with WUP’s directors as of prior to the Business Combination, and WUP equityholders that are the beneficial owner of more than 5% of Class A common stock entered into the PIPE Subscription Agreements with Aspirational, pursuant to which such persons subscribed for shares of Class A common stock in connection with the PIPE Investment. The following table sets forth information regarding the identity of such persons and the amount of Class A common stock subject to their applicable PIPE Subscription Agreement:
Name	Position	Amount of Subscription/Shares of Class A common stock
360 Capital Investments, LLC (affiliated with Brian Radecki)	WUP Director	$500,000/50,000
AMN Partners LLC (affiliated with Alan Goldfarb)	WUP Director	$400,000/40,000
Entities Affiliated with Chih Cheung	WUP Director	$500,000/50,000
Persons/entities affiliated with or related to Tim Armstrong	WUP Director	$250,000/25,000
Entities Affiliated with Fidelity	5% Shareholder	$45,000,000/4,500,000
Funds and accounts managed by T. Rowe Price	5% Shareholder	$20,000,000/2,000,000
Family Member
During 2020, an immediate family member of a WUP executive and a member of the WUP board of directors was employed as a full-time employee.
Pre-Business Combination Related Party Transactions of Aspirational
Founder Shares
Prior to Aspirational’s initial public offering, the Sponsor purchased 6,468,750 Aspirational Class B ordinary shares for an aggregate purchase price of $25,000, or approximately $0.004 per share (the “founder shares”), and transferred 25,000 of such shares to each of Leo Austin, Neil Jacobs and Frank Newman at their original per-share purchase price. On October 2, 2020, as a result of the underwriters’ election to partially exercise their over-allotment option, 475,092 Aspirational Class B ordinary shares were forfeited, resulting in an aggregate of 5,993,658 Aspirational Class B ordinary shares issued and outstanding, in order to maintain the ownership of founder shares of 20% of the issued and outstanding ordinary shares of Aspirational on such date.

These founder shares were identical to the Aspirational Class A ordinary shares included in the units sold in Aspirational’s initial public offering, except that (i) the founder shares were subject to certain transfer restrictions, (ii) the holders of the founder shares agreed pursuant to a letter agreement to waive (x) their redemption rights with respect to the founder shares and public shares held by them in connection with the completion of a business combination, (y) their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to amend the Cayman Constitutional Documents (A) to modify the substance or timing of our obligation to allow redemption in connection with an initial business combination or to redeem 100% of Aspirational’s public shares if it did not complete its initial business combination by September 25, 2022 or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (z) their rights to liquidating distributions from the trust account with respect to the founder shares if Aspirational failed to complete a business combination by September 25, 2022, (iii) the founder shares were automatically convertible into Aspirational Class A ordinary shares at the time of the initial business combination and (v) the founder shares were entitled to registration rights.
In connection with the Business Combination, upon the Domestication, each of the 5,993,658 founder shares converted automatically, on a one-for-one basis, into a share of Class A common stock.
Private Placement Warrants
Simultaneously with the consummation of the initial public offering of Aspirational, the Sponsor purchased 4,333,333 private placement warrants at a price of $1.50 per warrant, or $6.5 million in the aggregate, in a private placement. On October 2, 2020, as a result of the underwriters’ election to partially exercise their over-allotment option on October 2, 2020, the Sponsor purchased 196,617 private placement warrants at a price of $1.50 per warrant, bringing the aggregate purchase price for the founder private placement warrants to $6.8 million.
Each private placement warrant entitles the holder to purchase one share of Class A common stock for $11.50 per share. A portion of the proceeds from the sale of the private placement warrants was placed in the trust account of Aspirational. The private placement warrants are not redeemable by us so long as they are held by the Sponsor or its permitted transferees other than pursuant to Section 6.2 of the warrant agreement and only if the Reference Value (as defined in the warrant agreement) was equal to or exceeded $18.00 per share. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units that were sold as part of the initial public offering of Aspirational. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants for cash or on a cashless basis.
The private placement warrants are identical to the pubic warrants included in the units sold in the initial public offering of Aspirational except that the private placement warrants: (i) are not redeemable by us other than pursuant to Section 6.2 of the warrant agreement and only if the Reference Value is equal to or exceeds $18.00 per share, (ii) may be exercised for cash or on a cashless basis so long as they are held by the Sponsor or any of its permitted transferees and (iii) are entitled to registration rights (including the shares issuable upon exercise of the private placement warrants). Additionally, the purchasers have agreed not to transfer, assign or sell any of the private placement warrants, including the Class A common stock issuable upon exercise of the private placement warrants (except to certain permitted transferees), until 30 days after the completion of the Business Combination.
In connection with the Business Combination, upon the Domestication, each of the 4,529,950 private placement warrants converted automatically into a warrant to acquire one share of Class A common stock pursuant to the warrant agreement.
Registration Rights
The holders of the founder shares, private placement warrants, and warrants that were issuable upon conversion of working capital loans, if any (and any Aspirational Class A ordinary shares that were issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) were entitled to registration rights pursuant to a registration rights agreement signed September 25, 2020 (which has been amended and restated in connection with the Business Combination) requiring Aspirational to register such securities for resale (in the case of the founder shares, only after conversion to Aspirational Class A ordinary shares). The holders of these securities were entitled to make up to three demands, excluding short form demands, that Aspirational register such securities. In addition, the holders had certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of Aspirational’s initial business combination and rights to require Aspirational to register for resale such securities pursuant to Rule 415 under the Securities Act.
In connection with the Business Combination, the registration rights agreement was amended and restated. For additional information, see the section above entitled “— Registration Rights Agreement.”
Related Party Note and Advances
On July 15, 2020, Aspirational issued a promissory note (the “IPO Promissory Note”) to the Sponsor, pursuant to which Aspirational could borrow up to an aggregate principal amount of $300,000. The IPO Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020 and (ii) the completion of the initial public offering. The outstanding balance under the IPO Promissory Note of $100,349 was repaid at the closing of the initial public offering on September 25, 2020.
On March 8, 2021, Aspirational issued a Promissory Note to the Sponsor, pursuant to which Aspirational borrowed an aggregate principal amount of $100,000. On April 30, 2021, Aspirational issued an additional Promissory Note to the Sponsor, pursuant to which Aspirational borrowed an aggregate principal amount of $150,000. The Promissory Notes were unsecured, bore interest at a rate equal to 2.75% per annum and were repaid upon the completion of the Business Combination.
Administrative Services Agreement
Aspirational agreed, commencing on September 23, 2020, to pay the Sponsor $10,000 per month for office space, administrative and support services. Such Administrative Services Agreement was assigned from the Sponsor to Turmeric Capital Singapore Pte Ltd on December 31, 2020. Upon completion of the Business Combination, Aspirational ceased paying these monthly fees.
Support Services Agreement
Aspirational agreed, commencing on September 23, 2020, to pay Turmeric Capital Singapore Pte Ltd, an affiliate of Aspirational’s Chief Executive Officer, $10,000 per month for support services, including accounting, book and record keeping and cash management services. Upon completion of the Business Combination, Aspirational ceased paying these monthly fees.
Financial Advisor Related to Public Offering and the Business Combination
In connection with Aspirational’s initial public offering and the Business Combination, Connaught (UK) Limited acted as a financial advisor to Aspirational. Connaught (UK) Limited was an affiliate of an indirect minority member of the Sponsor but was not an affiliate of Aspirational or the Sponsor or any of their respective directors or officers and is not an affiliate of Wheels Up or any of its directors or officers.
Related Party Deferred Payments
Aspirational paid each of its independent directors $3,125 per month in the aggregate for his or her service to Aspirational. The fees were deferred and were paid upon the consummation of the Closing.
Policies and Procedures for Related Person Transactions
Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•
any person who is, or at any time during the applicable period was, one of Wheels Up’s executive officers or directors;

•
any person who is known by the post-combination company to be the beneficial owner of more than 5% of Wheels Up voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of Wheels Up’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of Wheels Up’s voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Wheels Up has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review related party transactions.
All of the transactions described in this section were entered into prior to the adoption of this policy.

EXECUTIVE AND DIRECTOR COMPENSATION
Executive Compensation
Throughout this section, unless otherwise noted, “WUP” refers to Wheels Up Partners Holdings LLC and its consolidated subsidiaries prior to the consummation of the Business Combination. This section presents the executive compensation of WUP prior to the consummation of the Business Combination, including presenting equity awards on a pre-Business Combination basis.
The following sets forth information about the compensation paid to or accrued by WUP’s principal executive officer, principal financial officer and its two other most highly compensated persons serving as executive officers as of December 31, 2020 for services rendered for the fiscal year ended December 31, 2020 (i.e., pre-Business Combination). These executives are referred to as the “named executive officers.”
Summary Compensation Table
Name and Principal Position	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(5)	Option Awards ($)(7)	Non-Equity Plan Compensation ($)(8)	All Other Compensation ($)	Total ($)
Kenny Dichter Founder & Chief Executive Officer	2020	842,212	175,000(4)	3,045,445(6)	—	1,900,000	893,309(9)	6,855,966
Eric Jacobs(1) Chief Financial Officer	2020	450,793	—	—	—	475,000	84,414(10)	1,010,207
Jason K. Horowitz Chief Business Officer	2020	450,793	—	1,125,000	—	475,000	44,683(11)	2,095,476
Lee Applbaum Chief Marketing Officer	2020	57,885(3)	—	—	2,059,800	—(3)	—(12)	2,117,685

(1)
Compensation with respect to Mr. Jacobs is being disclosed on a voluntary basis.

(2)
Amounts listed for calendar year 2020 reflect a reduction in salary for Messrs. Dichter, Jacobs and Horowitz in the amount of 50%, 25% and 25%, respectively, for the period April 24, 2020 through July 17, 2020, implemented in conjunction with company-wide COVID-19 cost cutting initiatives. The annual base salary rates for such named executive officers for the 2020 fiscal year, prior to giving effect to the aforementioned reductions, were $950,000, $475,000 and $475,000, respectively.

(3)
Mr. Applbaum commenced employment with WUP effective as of November 2, 2020; accordingly, (i) the amount presented herein reflects only the salary amount paid for the final two months of the 2020 calendar year and (ii) Mr. Applbaum did not receive a bonus for calendar year 2020. Mr. Applbaum’s annualized salary amount for 2020 was $350,000.

(4)
Represents a signing bonus that was paid to Mr. Dichter in connection with the execution of his employment agreement with WUP dated April 17, 2020.

(5)
Represents the aggregate grant date fair value of WUP profits interest and/or restricted interest awards granted to the named executive officer under the Wheels Up Partners Holdings LLC Equity Incentive Plan during the 2020 fiscal year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718-Stock Compensation and using the assumptions contained in Note 14 to the financial statements included elsewhere in this prospectus. For details regarding the vesting conditions of these profits interest and restricted interest awards, see “— Outstanding Equity Awards at Fiscal Year-End” below.

(6)
On December 30, 2020, Mr. Dichter forfeited 888,475 profits interests granted to him on April 29, 2020 under the Wheels Up Partners Holdings LLC Equity Incentive Plan. In accordance with the SEC’s rules, the amount disclosed reflects the full value of his awards received in 2020, inclusive of the forfeited interests.

(7)
Represents the aggregate grant date fair value of WUP option awards granted to Mr. Applbaum under the Wheels Up Partners Holdings LLC Option Plan during the 2020 fiscal year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718-Stock Compensation and using the assumptions contained in Note 14 to the financial statements included elsewhere in this prospectus. For details regarding the vesting conditions of these option awards, see “— Outstanding Equity Awards at Fiscal Year-End” below.

(8)
Represents annual cash bonus amounts earned under WUP’s executive bonus plan with respect to the 2020 calendar year, which such bonuses were paid in the first quarter of calendar year 2021.

(9)
Includes the payment of premiums for life insurance in the amount of $67,500 per year and $108,247 to reflect the cost of a driver provided by the Company to Mr. Dichter. In addition, Mr. Dichter was awarded 250 hours of flight time on our aircraft in calendar year 2020, and, accordingly, the amount presented above also reflects $717,562 of incremental cost to the company with respect to Mr. Dichter’s use of flight time in the applicable calendar year. Any flight hours not utilized in the year in which granted may be carried over to subsequent years so long as the executive remains a paid member in good standing of the Wheels Up membership program.

(10)
Mr. Jacobs was awarded 55 hours of flight time on our aircraft in calendar year 2020. The amount presented includes $75,864 of incremental cost to the company with respect to Mr. Jacob’s use of flight time in the applicable calendar year. Any flight hours not utilized in the year in which granted may be carried over to subsequent years so long as the executive remains a paid member in good standing of the Wheels Up membership program. Additionally, Mr. Jacobs purchased $50,000 worth of discounted flight time during 2020.

(11)
Mr. Horowitz was awarded 35 hours of flight time on our aircraft in calendar year 2020. The amount presented includes $44,683 of incremental cost to the company with respect to Mr. Horowitz’s use of flight time in the applicable calendar year. Any hours not utilized in the year in which granted may be carried over to subsequent years so long as the executive remains a paid member in good standing of the Wheels Up membership program.

(12)
Mr. Applbaum was awarded, but did not utilize, 41 hours of flight time on our aircraft in calendar year 2020. Any flight hours not utilized in the year in which granted may be carried over to subsequent years so long as the executive remains a paid member in good standing of the Wheels Up membership program.

Narrative Disclosure to Summary Compensation Table
Compensation Philosophy
Hiring and retaining officers and other key employees was critically important to ensuring continuity and stability in order to grow the WUP business. In the evolving and competitive business environment, WUP was continually developing and refining its service while identifying and capitalizing on potential business opportunities. WUP recognized that its success was in large part dependent on its ability to attract and retain talented employees. Therefore, the WUP executive compensation and benefits program was designed to attract, retain and incentivize a highly talented and committed team of executive officers who share the WUP vision and desire to work toward its goals. The WUP board of directors historically determined compensation for the executive officers, considering economic and business conditions, experience, internal pay equity and individual negotiations.
Primary Elements of Compensation
Base Salary.   Each named executive officer’s base salary was a fixed component of annual compensation for performing specific duties and functions and was established by the WUP board of directors considering each individual’s role, responsibilities, skills and experience.
Annual Incentive Bonuses.   The WUP annual cash bonus program was intended to reward the named executive officers for meeting objective or subjective performance goals for a fiscal year.
Long-Term Equity Incentives.   The WUP equity grant program was intended to align the interest of the named executive officers with those of its equity holders to motivate them to make important contributions to the performance of WUP. For more information regarding the existing equity grant plans of WUP, see “— Wheels Up Equity Incentive Plan” and “— Wheels Up Option Plan” below. In addition, following the Business Combination, the named executive officers will be entitled to receive equity incentive awards in accordance with the terms and conditions of the newly adopted 2021 Plan.
Retirement and Other Benefits.   The named executive officers and key employees were eligible to participate in the WUP employee benefit plans provided for other employees, such as a 401(k) plan, life insurance, group health insurance and short- and long-term disability insurance. WUP did not have a defined benefit retirement plan.
CARES Act Compensation Limitation
As discussed elsewhere in this prospectus, WUP applied for government assistance under the Payroll Support Program from the Treasury as directed by the CARES Act. In connection with this Payroll Support Program assistance, WUP agreed to limit the compensation that it pays to certain of its highly compensated employees, including the named executive officers, during any 12-consecutive month period prior to March 24, 2022. The maximum amount that may be paid to each named executive officer during the rolling 12-month period is approximately $9,571,474 for Mr. Dichter, approximately $4,561,229 for Mr. Jacobs and approximately $3,411,977 for Mr. Horowitz; since Mr. Applbaum was hired after the receipt of CARES Act assistance, he is not subject to any such limitation. The Company monitors compliance with this limitation by reference to the amount of compensation paid to the executive each calendar month that would be reported in the summary compensation table for such month. No named executive officer exceeded his 12 consecutive month compensation limit during the prior fiscal year, or as of the date of this prospectus.
Aircraft Use
WUP’s executive officers use our aircraft for flights that are integrally and directly related to their business duties. Given the nature of its business, the Company also expects its executive officers to utilize our aircraft for personal benefit, as a way to help promote, increase and maintain the Wheels Up brand. Accordingly, the Company allocates to its executive officers and certain members of the Board a specified number of hours per calendar year of flight time. Executives and such members of the Board all are required to pay the initiation fee to join the Wheels Up Core membership and must remain a member in good standing, including payment of annual dues, in order to utilize the aforementioned hours of flight time. Flight time not utilized in the calendar year in which granted may be carried over to subsequent years so long as the executive or director remains a member of Wheels Up in good standing. For the last completed fiscal year, the aggregate incremental cost to the Company of WUP’s CEO’s personal use of our aircraft was $717,562. In addition, the aggregate incremental cost for the other named executive officers was $120,547. The Company determines the incremental cost of the personal use of its corporate aircraft based on the variable operating costs to the company, which includes: (i) landing, ramp and parking fees and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses per hour of flight; (v) any customs, foreign permit and similar fees; (vi) crew travel; and (vii) passenger ground transportation. Because the aircraft are used primarily for business purposes, this methodology excludes fixed costs that do not change based on usage, such as the salaries of pilots and crew, purchase or lease costs of aircraft, and costs of maintenance and upkeep. On occasion, executive officers may have family members and other guests accompany them on the aircraft when traveling for Wheels Up business; there is no incremental cost to the Company for guests accompanying such executive officers on the aircraft for business travel. The executive officers incur taxable income for usage of their granted flight time, calculated in accordance with the tax Standard Industry Fare Level. The Company does not grant bonuses to cover, reimburse or otherwise “gross-up” any income tax owed for personal travel on our aircraft. The executive officer may also pay for any personal travel in excess of the executive’s allotted hours, based on discounted hourly rates that have been approved by the Board and that cover the incremental costs to the Company.
Employment Agreements
WUP previously entered into employment agreements with each of its named executive officers, all of which remain in effect following the Business Combination. All such employment agreements provide for “at will” employment. Certain of the compensation paid to the named executive officers reflected in the Summary Compensation Table was provided pursuant to such employment agreements, which are summarized below.

Kenny Dichter.   Pursuant to his employment agreement, dated April 17, 2020, Mr. Dichter is entitled to receive a base salary equal to $950,000, which was increased from the initial rate of $925,000, and which is subject to annual review and further periodic increase by the Board. He is also entitled to earn an annual incentive bonus with a target amount equal to 200% of his base salary, subject to the satisfaction of certain performance metrics established by the Board. Mr. Dichter is also eligible to participate in the employee benefit plans available to Company employees, subject to the terms of those plans. In addition, Mr. Dichter is allocated flight time of up to 100 hours per year on mid-cabin aircraft and 150 hours per year on light-cabin aircraft; he may also purchase up to 150 additional flight hours per year on mid- and light-cabin aircraft at the prevailing rate and the terms available for purchase generally to other senior executives and members of the Board. Upon execution of his employment agreement in April 2020, Mr. Dichter was also entitled to a signing bonus in a lump-sum amount of $175,000 and also received a grant of profits interests. Mr. Dichter voluntarily forfeited 888,475 of such profits interests to WUP on December 30, 2020, so that the number of interests subject to such awards could be granted to other key employees of the company.
Mr. Dichter’s employment agreement provides that, in the event his employment is terminated by the Company without “Cause” or by Mr. Dichter for “Good Reason” (as each such term is defined below), he will be entitled to receive the following severance payments and benefits: (i) an amount equal to two times the sum of (A) his then-current base salary (the “Base Salary Severance”) and (B) his target annual bonus (the “Severance Bonus”); and (ii) if Mr. Dichter elects to continue health care continuation coverage pursuant to COBRA or elects coverage under a different health plan, reimbursement for the lesser of (A) the cost of continuation coverage under COBRA and (B) the cost of coverage under a different health plan. Such payments and benefits will be payable to Mr. Dichter as follows: (i) the Base Salary Severance will be payable as salary continuation over the 24-month period following termination; (ii) the Severance Bonus will commence upon the first payroll period on or after March 15 of the year following the year of termination and will be payable in installments for such period that runs concurrently with the remaining period that Mr. Dichter is receiving the Base Salary Severance; and (iii) the health care reimbursement amount will be payable over the 24-month period following termination. In addition, Mr. Dichter will also be allocated 200 flight hours per year during the 24-month period following his termination. All such payments and benefits are conditioned upon Mr. Dichter’s execution and non-revocation of a general release of claims in the Company’s favor within 60 days following his termination of employment.
For purposes of Mr. Dichter’s employment agreement, the term “Cause” means the occurrence of any of the following, which is not cured by Mr. Dichter (if capable of cure) within 30 days after his receipt of written notice from the Company: (i) material dishonesty in the performance of Mr. Dichter’s duties or the failure, whether willful, intentional or grossly negligent, to perform his duties; (ii) willful misconduct in the connection with the performance of his duties; (iii) Mr. Dichter’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or with respect to a misdemeanor involving moral turpitude; (iv) a material breach by Mr. Dichter of any material covenant or provision contained in his employment agreement or the “Employee Confidentiality Agreement and Restrictive Covenants” executed concurrently with the employment agreement; (v) the Company, after reasonable investigation, finds that Mr. Dichter has violated any material policies of the Company; (vi) a willful failure or refusal by Mr. Dichter to comply with a written directive from the Board; or (vii) a confirmed positive illegal drug test for Mr. Dichter. In addition, the term “Good Reason” means the occurrence of any of the following, which is not cured by the Company (if capable of cure) within 30 days after its receipt of written notice from Mr. Dichter provided within 60 days of the existence of any such event: (i) a material breach by the Company of any material covenant or provision of his employment agreement, or a breach of any equity award agreement, plan or related document that materially affects Mr. Dichter’s rights or benefits with respect to any equity award granted to him; (ii) any involuntary change in Mr. Dichter’s title or reporting relationships or any involuntary material diminution in his material duties, authorities or responsibilities; (iii) a reduction in Mr. Dichter’s base salary or target annual bonus opportunity; or (iv) the relocation of Mr. Dichter’s principal place of business outside of New York, New York or the state of New Jersey.
In the event that Mr. Dichter’s employment is terminated by the Company without Cause or by Mr. Dichter for Good Reason, in either case, within the six months preceding or 12 months following a “Change in Control” of the Company (as defined below), the aggregate Base Salary Severance and the Severance Bonus payments will be increased to three times the sum of his then-current base salary and target annual bonus, and such payments will be made over a period of 36 months instead of 24. All such payments and benefits are likewise conditioned upon Mr. Dichter’s execution and non-revocation of a general release of claims in the Company’s favor. Under Mr. Dichter’s employment agreement, a “Change in Control” has the meaning ascribed to such term under the A&R LLCA. The Business Combination did not constitute a Change in Control.
If Mr. Dichter’s employment with the Company is terminated due to death or “Disability” (as defined below), the Company will pay to him or his legal representative, as applicable, in addition to any other accrued or vested payments or benefits, (i) base salary for three months following termination, (ii) a pro-rated annual bonus based on the number of days Mr. Dichter was employed during the applicable fiscal year and (iii) in the case of termination due to Disability, and to the extent permissible under the terms of the Company’s benefit plans, either (A) the provision of all employee benefits that Mr. Dichter was receiving prior to termination for a period of 12 months after the date of termination or (B) reimbursement for the cost of COBRA health continuation coverage under COBRA. Under Mr. Dichter’s employment agreement, the term “Disability” is defined as any physical or mental disability where Mr. Dichter, in the good faith judgment of the Board, is unable substantially and competently to perform his duties for a period of 90 consecutive days or for 90 non-consecutive days during any six-month period.
In addition, Mr. Dichter has entered an Employee Confidentiality Agreement and Restrictive Covenants with the Company that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Dichter’s employment and for 24 months thereafter.
Eric Jacobs.   Pursuant to his employment agreement, dated April 5, 2018, Mr. Jacobs is entitled to receive a base salary equal to $475,000, which was increased from the initial rate of $425,000, and which is subject to annual review and further periodic increase by the Board. He is also entitled to earn an annual incentive bonus with a target amount equal to 100% of his base salary, subject to the satisfaction of certain performance metrics established by the Board. Mr. Jacobs is also eligible to participate in the employee benefit plans available to Company employees, subject to the terms of those plans. In addition, Mr. Jacobs is allocated a minimum flight time of 15 hours per year on light-cabin aircraft and six hours per year on mid-cabin aircraft; he may also purchase additional flight hours up to 15 hours per year on light-cabin aircraft and six hours per year on mid-cabin aircraft at the prevailing rate and the terms available for purchase generally to other senior executives and members of the Board.
Mr. Jacobs’ employment agreement provides that, in the event his employment is terminated by the Company without “Cause” or by Mr. Jacobs for “Good Reason” (as each such term is defined below), he will be entitled to receive the following severance payments and benefits: (i) an amount equal to the sum of (A) his then-current base salary (the “Base Salary Severance”) and (B) the annual bonus that would have otherwise been payable to Mr. Jacobs (without regard to achievement of individual performance goals and with the weighting of Company and other performance goals proportionately increased, in determining the bonus amount) (the “Severance Bonus”); and (ii) if Mr. Jacobs elects to continue health care continuation coverage pursuant to COBRA or elects coverage under a different health plan, reimbursement for the lesser of (A) the cost of continuation coverage under COBRA and (B) the cost of coverage under a different health plan. Such payments and benefits will be payable to Mr. Jacobs as follows: (i) the Base Salary Severance will be payable as salary continuation over the 12-month period following termination; (ii) the Severance Bonus will commence upon the determination of executive bonuses by the Board for the year in which Mr. Jacobs is terminated and will be payable in installments for such period that runs concurrently with the remaining period that Mr. Jacobs is receiving the Base Salary Severance; and (iii) the health care reimbursement amount will be payable over the 12-month period following termination. All such payments and benefits are conditioned upon Mr. Jacob’s execution and non-revocation of a general release of claims in the Company’s favor within 60 days following his termination of employment. The terms “Cause” and “Good Reason” each have the same definitions under Mr. Jacobs’ agreement as those described above with respect to Mr. Dichter’s employment agreement.
If Mr. Jacobs’ employment with the Company is terminated due to death or “Disability” (as defined below), the Company will pay to him or his legal representative, as applicable, in addition to any other accrued or vested payments or benefits, (i) base salary for three months following termination, (ii) a pro-rated annual bonus based on the number of days Mr. Jacobs was employed during the applicable fiscal year and (iii) in the case of termination due to Disability, and to the extent permissible under the terms of the Company’s benefit plans, the provision of all employee benefits that Mr. Jacobs was receiving prior to termination for a period of six months after the date of termination. The term “Disability” has the same definition under Mr. Jacobs’ agreement as that term is described above with respect to Mr. Dichter’s employment agreement.
In addition, Mr. Jacobs has entered an Employee Confidentiality Agreement and Restrictive Covenants with the Company that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Jacobs’ employment and for 12 months thereafter.
Jason Horowitz.   Pursuant to his employment agreement, dated April 1, 2018, Mr. Horowitz is entitled to receive a base salary equal to $475,000, which was increased from the initial rate of $425,000, and which is subject to annual review and further periodic increase by the Board. He is also entitled to earn an annual incentive bonus with a target amount equal to 100% of his base salary, subject to the satisfaction of certain performance metrics established by the Board. Mr. Horowitz is also eligible to participate in the employee benefit plans available to Company employees, subject to the terms of those plans. In addition, Mr. Horowitz is allocated a minimum flight time of 15 hours per year on light-cabin aircraft and six hours per year on mid-cabin aircraft; he may also purchase additional flight hours up to 15 hours per year on light-cabin aircraft and six hours per year on mid-cabin aircraft at the prevailing rate and the terms available for purchase generally to other senior executives and members of the Board.
Mr. Horowitz’s employment agreement provides that, in the event his employment is terminated by the Company without “Cause” or by Mr. Horowitz for “Good Reason” (as each such term is defined below), he will be entitled to receive the following severance payments and benefits: (i) an amount equal to the sum of (A) his then-current base salary (the “Base Salary Severance”) and (B) the annual bonus that would have otherwise been payable to Mr. Horowitz (without regard to achievement of individual performance goals and with the weighting of Company and other performance goals proportionately increased, in determining the bonus amount) (the “Severance Bonus”); and (ii) if Mr. Horowitz elects to continue health care continuation coverage pursuant to COBRA or elects coverage under a different health plan, reimbursement for the lesser of (A) the cost of continuation coverage under COBRA and (B) the cost of coverage under a different health plan. Such payments and benefits will be payable to Mr. Horowitz as follows: (i) the Base Salary Severance will be payable as salary continuation over the 12-month period following termination; (ii) the Severance Bonus will commence upon the determination of executive bonuses by the Board for the year in which Mr. Horowitz is terminated and will be payable in installments for such period that runs concurrently with the remaining period that Mr. Horowitz is receiving the Base Salary Severance; and (iii) the health care reimbursement amount will be payable over the 12-month period following termination. All such payments and benefits are conditioned upon Mr. Horowitz’s execution and non-revocation of a general release of claims in the Company’s favor within 60 days following his termination of employment. The terms “Cause” and “Good Reason” each have the same definitions under Mr. Horowitz’s agreement as those described above with respect to Mr. Dichter’s employment agreement.
If Mr. Horowitz’s employment with the Company is terminated due to death or “Disability” (as defined below), the Company will pay to him or his legal representative, as applicable, in addition to any other accrued or vested payments or benefits, (i) base salary for three months following termination, (ii) a pro-rated annual bonus based on the number of days Mr. Horowitz was employed during the applicable fiscal year and (iii) in the case of termination due to Disability, and to the extent permissible under the terms of the Company’s benefit plans, the provision of all employee benefits that Mr. Horowitz was receiving prior to termination for a period of six months after the date of termination. The term “Disability” has the same definition under Mr. Horowitz’s agreement as that term is described above with respect to Mr. Dichter’s employment agreement.
In addition, Mr. Horowitz has entered an Employee Confidentiality Agreement and Restrictive Covenants with the Company that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Horowitz’s employment and for 12 months thereafter.
Lee Applbaum.   Pursuant to his employment agreement, dated October 28, 2020, Mr. Applbaum is entitled to receive a base salary equal to $350,000, which is subject to annual review and periodic increase by the Board. He is also entitled to earn an annual incentive bonus with a target amount equal to 100% of his base salary, subject to the satisfaction of certain performance metrics established by the Board. Notwithstanding the foregoing, for calendar year 2021 only, Mr. Applbaum’s annual bonus shall be in the fixed amount of $350,000, to be paid not later than March 15, 2022. Mr. Applbaum is also eligible to participate in the employee benefit plans available to Company employees, subject to the terms of those plans. In addition, Mr. Applbaum is allocated a minimum flight time of 35 hours per year on mid-cabin aircraft; he may also purchase additional flight hours up to 15 hours per year on light-cabin aircraft and six hours per year on mid-cabin aircraft at the prevailing rate and the terms available for purchase generally to other senior executives and members of the Board.
Mr. Applbaum’s employment agreement provides that, in the event his employment is terminated by the Company without “Cause” or by Mr. Applbaum for “Good Reason” (as each such term is defined below), he will be entitled to receive the following severance payments and benefits: (i) an amount equal to the sum of (A) his then-current base salary (the “Base Salary Severance”) and (B) the annual bonus that would have otherwise been payable to Mr. Applbaum (without regard to achievement of individual performance goals and with the weighting of Company and other performance goals proportionately increased, in determining the bonus amount) (the “Severance Bonus”); and (ii) if Mr. Applbaum elects to continue health care continuation coverage pursuant to COBRA or elects coverage under a different health plan, reimbursement for the lesser of (A) the cost of continuation coverage under COBRA and (B) the cost of coverage under a different health plan. Such payments and benefits will be payable to Mr. Applbaum as follows: (i) the Base Salary Severance will be payable as salary continuation over the 12-month period following termination; (ii) the Severance Bonus will commence upon the determination of executive bonuses by the Board for the year in which Mr. Applbaum is terminated and will be payable in installments for such period that runs concurrently with the remaining period that Mr. Applbaum is receiving the Base Salary Severance; and (iii) the health care reimbursement amount will be payable over the 12-month period following termination. In addition to the foregoing, the option award granted to Mr. Applbaum upon commencement of his employment will be subject to accelerated vesting by an additional 12 months in connection with any such termination of employment. All such payments and benefits are conditioned upon Mr. Applbaum’s execution and non-revocation of a general release of claims in the Company’s favor within 60 days following his termination of employment. The terms “Cause” and “Good Reason” each have the same definitions under Mr. Applbaum’s agreement as those described above with respect to Mr. Dichter’s employment agreement, except that “Good Reason” does not include the trigger related to relocation of Mr. Applbaum’s principal place of business.
If Mr. Applbaum’s employment with the Company is terminated due to death or “Disability” (as defined below), the Company will pay to him or his legal representative, as applicable, in addition to any other accrued or vested payments or benefits, (i) base salary for three months following termination, (ii) a pro-rated annual bonus based on the number of days Mr. Applbaum was employed during the applicable fiscal year and (iii) in the case of termination due to Disability, and to the extent permissible under the terms of the Company’s benefit plans, the provision of all employee benefits that Mr. Applbaum was receiving prior to termination for a period of six months after the date of termination. The term “Disability” has the same definition under Mr. Applbaum’s agreement as that term is described above with respect to Mr. Dichter’s employment agreement.
In addition, Mr. Applbaum has entered an Employee Confidentiality Agreement and Restrictive Covenants with the Company that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Applbaum’s employment and for 12 months thereafter.
Executive Loan
In 2016, the WUP board of directors determined to incentivize Mr. Dichter with additional equity in connection with his continued retention as Chief Executive Officer of WUP. Rather than provide newly issued equity interests, which would have been dilutive to WUP’s equityholders, the WUP board of directors approved a loan to fund Mr. Dichter’s purchase of outstanding equity interests from a founding executive who was departing WUP. The unpaid principal amount of the loan bore interest at a rate per annum equal to 1.81%. Prior to the effectiveness of the S-4, WUP’s board of directors forgave the amount of the principal and accrued interest on the loan. At the time of forgiveness, the loan had accrued $487,708 of interest. As a result of the forgiveness, Mr. Dichter recognized approximately $5.5 million of compensation, and Mr. Dichter paid WUP approximately $2.5 million at the time of forgiveness so that the company could satisfy its tax withholding obligations with respect to such compensation.

Wheels Up Equity Incentive Plan
Prior to the Business Combination, WUP issued certain types of equity awards under the Wheels Up Partners Holdings LLC Equity Incentive Plan in 2015 (the “Wheels Up Equity Incentive Plan”), of which the last amended and restated version thereof (the Wheels Up Partners Holdings LLC Equity Incentive Plan VIII) was adopted in April 2020. Effective as of the Closing, the WUP board of directors determined not to make any further awards under the Wheels Up Equity Incentive Plan, but all outstanding awards will continue to be governed by their existing terms, subject to any adjustments that were required in connection with the Business Combination.
The Wheels Up Equity Incentive Plan is currently administered by the Board and its compensation committee, which has the authority to amend, suspend or terminate the Wheels Up Equity Incentive Plan; provided that no such action affects or materially impairs the rights of a participant under an outstanding equity award without the consent of such participant. Employees, directors and consultants of WUP were eligible to participate in the Wheels Up Equity Incentive Plan.
The Wheels Up Equity Incentive Plan provided for the grant of (i) membership interests in the form of “profits interests” in Wheels Up MIP LLC, a single-purpose entity formed for the purpose of administering and effectuating the Wheels Up Equity Incentive Plan, (ii) membership interests in the form of restricted interests in Wheels Up MIP RI LLC, another single-purpose entity formed for the purpose of administering and effectuating the plan, or (iii) membership interests or other equity or equity-based awards in WUP, including without limitation, profits interests, restricted interests, options or phantom equity.
With respect to profits interest awards previously granted to eligible participants under the Wheels Up Equity Incentive Plan, such equity awards consist of membership interests in Wheels Up MIP LLC, which provide the participant with the right to participate in distributions to the extent such distributions are attributable to income and growth of the value of Wheels Up MIP LLC, and indirectly attributable to income and growth of the value of WUP, after the date of issuance. With respect to such profits interest awards, the threshold value of WUP, above which the participant shall have the right to participate (the “Participation Threshold”), was equal to the equity value of WUP as of the date of issuance of such profits interests, as determined by the WUP board of directors. Concurrently with the issuance of such profits interest award to an eligible participant, WUP issued to Wheels Up MIP LLC common interests in WUP that were designated as “profits interests” in WUP (and therefore only represented the right to participate in distributions attributable to the income and growth of WUP over the Participation Threshold for such Wheels Up MIP LLC profits interest). Each profits interest award agreement originally set forth the vesting schedule of the profits interest award and other applicable terms and conditions. In connection with the Business Combination, profits interests in Wheels Up MIP LLC remained outstanding (subject to adjustments contemplated by the Merger Agreement) and continue to be governed by their existing terms and conditions, including with respect to vesting and termination-related provisions. However, corresponding profits interests in WUP were converted into Wheels Up PI Units and Wheels Up EO Units (subject to adjustments contemplated by the Merger Agreement) such that, following the Closing, the holder of a profits interest award in Wheels Up MIP LLC may now redeem his or her vested profits interests in such entity for vested Wheels Up PI Units and Wheels Up EO Units corresponding thereto and then exchange such units for shares of Class A common stock, as provided in the A&R LLCA of WUP. For more information regarding the redemption and exchange process for vested profits interests, see the section entitled “Certain Relationships And Related Person Transactions — Seventh Amended and Restated Limited Liability Company Agreement — Exchange Rights” elsewhere in this prospectus.
Following the Business Combination, all outstanding profits interest awards granted under the Wheels Up Equity Incentive Plan remain subject to the terms and conditions of the A&R LLCA, as well as the limited liability company agreement of Wheels Up MIP LLC, to which each recipient of an award became a party as a condition of receipt of a profits interest award. Such agreements govern the treatment of awards under events such as a change of control, liquidation or dissolution of WUP and contain certain other terms related to distributions and other payment mechanics affecting each such award.
Similar to the profits interest awards, restricted interest awards granted to participants under the Wheels Up Equity Incentive Plan were comprised of restricted interests in Wheels Up MIP RI LLC, and concurrently with such issuance, WUP issued to Wheels Up MIP RI LLC common interests in WUP that were designated as “restricted interests.” Each restricted interest award agreement originally set forth the vesting schedule of the restricted interest award (including both service- and performance-based vesting criteria), as well as other applicable terms and conditions. In connection with the Business Combination, all outstanding restricted interest awards in Wheels Up MIP RI LLC were converted into restricted shares of Class A common stock (subject to adjustments contemplated by the Merger Agreement) and Wheels Up EO Units, which units are initially held by Wheels Up MIP RI LLC and the vested portion of which are subject to the same redemption and exchange process for shares of Class A common stock as applies for holders of vested profits interests; provided, that no redemptions or exchanges are allowed for calendar year 2021. The restricted shares of Class A common stock otherwise remain subject to the other terms and conditions set forth in the original restricted interest award agreement, including with respect to vesting and termination-related provisions.
With respect to both the profits interest awards and the restricted interest awards, the WUP board of directors approved partial acceleration of the service-based vesting of all awards outstanding under the Wheels Up Equity Incentive Plan in connection with the Business Combination. Each service-based vesting tranche (excluding the “second vesting sub-condition” applicable to the restricted interest awards) was rolled forward by that number of days from and including the Closing and October 31, 2022. As a result of this vesting acceleration, the applicable service-based vesting conditions (other than the “second vesting sub-condition” applicable to the restricted interest awards) that would otherwise have been deemed satisfied on or before October 31, 2022 were deemed satisfied as of immediately prior to the Closing.
Wheels Up Option Plan
Prior to the Business Combination, WUP issued options to purchase common interests of WUP under the Wheels Up Partners Holdings LLC Option Plan (the “Wheels Up Option Plan”), which was adopted in 2016 and last amended in December 2020. Effective as of the Closing, the WUP board of directors determined not to make any further awards under the Wheels Up Option Plan, but all outstanding awards will continue to be governed by their existing terms, subject to any adjustments that were required in connection with the Business Combination. Any future option awards will be granted under the 2021 Plan.
The Wheels Up Option Plan is currently administered by the Board and its compensation committee, which has the authority to amend, suspend or terminate the Wheels Up Option Plan; provided that no such action affects or materially impairs the rights of a participant under an outstanding option award without the consent of such participant. Employees, directors and consultants of WUP were eligible to participate in the Wheels Up Option Plan.
The Wheels Up Option Plan provided for the award of options to purchase common interests in WUP. In connection with the Business Combination, all outstanding and unexercised options were converted into options to purchase shares of Class A common stock. The exercise price for each option award, which was no less than the fair market value of a common interest of WUP as of the date of grant, was adjusted in connection with the Business Combination in a manner consistent with Treasury Regulation Section 1.424-1. Each option award agreement originally set forth the vesting schedule of the option and other applicable terms and conditions, including the extent to which a vested option may be exercisable following termination of the recipient’s service relationship with the Company. Following the Business Combination, the as-converted options continue to be governed by their existing terms and conditions, including with respect to vesting and termination-related provisions; provided, however, that the WUP board of directors approved partial acceleration of the service-based vesting of all options outstanding under the Wheels Up Option Plan in connection with the Business Combination. Each service-based vesting tranche was rolled forward by that number of days from and including the Closing and October 31, 2022. As a result of this vesting acceleration, the applicable service-based vesting conditions that would otherwise have been deemed satisfied on or before October 31, 2022 were deemed satisfied as of immediately prior to the Closing.
In the event of certain changes in the Company’s corporate structure (such as a stock split, recapitalization, merger or reorganization), the Board may also make appropriate adjustments to prevent diminution or enlargement of the benefits or potential benefits under the Wheels Up Option Plan, including adjusting number of Class A common shares subject to outstanding options and the exercise prices of outstanding options. In the event of a transaction such as a merger or sale of all or substantially all of the Company’s assets, the Board may take any number of actions, including, (i) the assumption or substitution of outstanding awards by the surviving entity, (ii) immediate exercisability of outstanding options and (iii) settlement of the intrinsic value of outstanding vested options in cash or cash equivalents or equity followed by the cancellation of all such options (whether or not then vested or exercisable).
Retirement Plan
WUP established the Wheels Up Partners LLC Retirement Savings Plan, a tax-qualified Section 401(k) retirement savings plan for all employees who satisfy certain eligibility requirements. Under this plan, participants may elect to make pre-tax contributions to the plan of up to a certain portion of their current compensation, not to exceed the applicable statutory tax limitation. WUP intended for the plan to qualify under Section 401(a) of the Code, such that contributions to the plan, and income earned on those contributions, are not taxable to participants until withdrawn from the plan.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2020 (pre-Business Combination). Because such date was before the Business Combination, the information shown below does not give effect to any adjustments, exchange or conversion of outstanding equity awards that occurred as of the Closing, nor any acceleration of service-based vesting in connection with the Business Combination. The adjustments, conversion and the accelerated vesting are described above in the sections titled “— Wheels Up Equity Incentive Plan” and “— Wheels Up Option Plan.”
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Share or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Kenny Dichter	—	—	—	—	17,517,307(2)	9,826,853	5,136,963	20,547,852
Eric Jacobs	—	—	—	—	1,960,000(3)	1,489,600	2,750,000	11,000,000
Jason Horowitz	—	—	—	—	611,000(4)	464,360	2,000,000	8,000,000
Lee Applbaum	0	75,000	$3.48	10/13/2030	—	—	—	—
	0	2,500,000	$3.48	11/2/2030

(1)
Represents unvested and unexercisable options granted to Mr. Applbaum, as follows: (i) 75,000 options granted on October 13, 2020 that were originally scheduled to vest in four equal installments on October 13, 2021, 2022, 2023 and 2024, subject to continued service through each such vesting date; and (ii) 2,500,000 options granted on November 2, 2020 that were originally scheduled to vest in four equal installments on November 2, 2021, 2022, 2023 and 2024, subject to continued service through each such vesting date. As a result of additional accelerated vesting granted by the WUP board of directors in connection with the Business Combination: (i) 50% of the shares subject to the option granted on October 13, 2020 vested and became exercisable as of Closing, and the remaining 50% will vest and become exercisable in equal installments on June 25, 2022 and June 25, 2023; and (ii) 25% of the shares subject to the option granted on November 2, 2020, vested and became exercisable as of the Closing, and the remaining 75% will vest and become exercisable in equal installments on July 15, 2021, July 15, 2022 and July 15, 2023.

(2)
Represents the unvested portion of profits interest awards held by Mr. Dichter, as follows: (i) 2,991,057 profits interests granted on April 30, 2019 (the “Series 7A profits interests”) that were originally scheduled to vest in three equal installments on April 30, 2021, 2022 and 2023, subject to continued service through each such vesting date; (ii) 187,500 profits interests granted on October 4, 2019 (the “Series 8 profits interests”) that were originally scheduled to vest in three equal installments on July 16, 2021, 2022 and 2023, subject to continued service through each such vesting date; and (iii) 14,323,750 profits interests granted on April 29, 2020 (the “Series 10 profits interests”) that were originally scheduled to vest in four equal installments on April 29, 2021, 2022, 2023 and 2024, subject to continued service through each such vesting date. As a result of additional accelerated vesting granted by the WUP board of directors in connection with the Business Combination: (i) 25% of the Series 7A profits interests vested as of the Closing and the remaining 25% will vest on January 12, 2022; (ii) 50% of the Series 8 profits interests vested as of the Closing, and the remaining 25% will vest on March 29, 2022; and (iii) 25% of the Series 10 profits interests vested as of the Closing, and the remaining 50% will vest in equal installments on January 11, 2022 and January 11, 2023. Mr. Dichter originally was granted 15,227,225 Series 10 profits interests on April 29, 2020, but he voluntarily forfeited 888,475 of such profits interests to WUP on December 30, 2020 so that the number of interests subject to such awards could be granted to other key employees of the company.

(3)
Represents the unvested portion of profits interests granted to Mr. Jacobs on April 17, 2018, which were originally scheduled to vest in two equal installments on April 5, 2021 and 2022, subject to continued service through each such vesting date. As a result of additional accelerated vesting granted by the WUP board of directors in connection with the Business Combination, all such profits interests vested in full as of the Closing.

(4)
Represents the unvested portion of profits interests granted to Mr. Horowitz on October 23, 2018, which were originally scheduled to vest on October 23, 2021, subject to continued service through each such vesting date. As a result of additional accelerated vesting granted by the WUP board of directors in connection with the Business Combination, all such profits interests vested in full as of the Closing,

(5)
Represents the estimated market value of the profits interests calculated based on the spread value calculated as of December 31, 2020, based on the $4.00 per interest value of WUP’s common interests determined in the valuation of WUP’s common interests as of such time, as follows: (i) for profits interests granted to Mr. Dichter on April 30, 2019, $0.76 per profits interest; (ii) for profits interests granted to Mr. Dichter on October 4, 2019, $0.52 per profits interest; (iii) for profits interests granted to Mr. Dichter on April 29, 2020, $0.52 per profits interest; (iv) for profits interests granted to Mr. Jacobs on April 17, 2018, $0.76 per profits interest; and (v) for profits interests granted to Mr. Horowitz on October 23, 2018, $0.76 per profits interest.

(6)
Represents restricted interest awards granted to Messrs. Dichter, Jacobs and Horowitz that will only be earned subject to the satisfaction of both (i) service-based vesting over a specified time period and (ii) the occurrence of the first to occur of (A) a “Change of Control” of WUP or (B) a specified time period following an “Initial Public Offering” (as such terms are defined in the applicable restricted interest award agreement). The vesting commencement date for the service-based vesting component of all restricted interest awards granted to Messrs. Dichter and Jacobs, along with 1,500,000 restricted interests granted to Mr. Horowitz, was December 11, 2019, with 25% of restricted interests vesting with respect to the service-based vesting component on December 11, 2020, and the remaining 75% of such interests originally scheduled to vest with respect to the service-based vesting component in three equal installments on December 11, 2021, 2022 and 2023, subject to continued service through each such vesting date. As a result of additional accelerated vesting granted by the WUP board of directors in connection with the Business Combination, 25% of the restricted interests vested as to the service-based vesting component as the Closing, and the remaining 50% (which were converted to restricted shares of Class A common stock in the Mergers) will vest as to the service-based vesting component in equal installments on August 23, 2021 and August 23, 2022. Mr. Horowitz also received an additional grant of 500,000 restricted interests on November 25, 2020, whereby 50% of the interests were fully vested with respect to the service-based component as of such date, and the remaining 50% of such interests were originally scheduled to vest with respect to the service-based vesting component in equal installments on April 1, 2021 and 2022, subject to continued service through each such vesting date. As a result of additional accelerated vesting granted by the WUP board of directors in connection with the Business Combination, all such restricted interests held by Mr. Horowitz were fully vested as to the service-based vesting component as of the Closing. In addition, due to the Business Combination, the “second vesting sub-condition” (as defined in the respective award agreement) applicable to the restricted interest awards will be satisfied upon the later to occur of (i) six months after Closing or (ii) 30 days after the expiration of any lock-up period applicable to senior management of WUP in connection with the Business Combination, subject to continued service through such date, in addition to any service-based vesting component that will continue to apply following the Closing.
(7)
Represents the estimated market value of the restricted interests calculated based on the $4.00 per interest value of WUP’s common interests determined in the most recent valuation of WUP’s common interests as of December 31, 2020.

Potential Payments Upon Termination or Change of Control
The employment agreements with each of the named executive officers provide for certain severance payments and benefits upon a termination by the Company without “Cause,” by the named executive officer for “Good Reason” or due to death or “Disability” (as each such term is defined in the applicable employment agreement). For more information regarding these severance payments and benefits, see “— Employment Agreements” above.
Under the terms of each named executive officer’s option, profits interest and restricted interest awards granted under the Wheels Up Option Plan or the Wheels Up Equity Incentive Plan, as applicable, the named executive officer is entitled to accelerated vesting in connection with certain qualifying terminations of employment. Pursuant to the award agreements governing each of the options and the profits interests awards held by the named executive officers, in the event such named executive officer is terminated by the Company without “Cause” (as defined in the applicable option or profits interest award agreement), any options or profits interests that are scheduled to vest within six months following the date of such termination will vest as if no such termination has occurred. Additionally, upon the occurrence of a “Change of Control” of the Company (as defined in the applicable option or profits interest award agreement), all options or profits interests that are unvested at such time will become fully vested and exercisable, as applicable, upon such Change of Control if (i) the named executive officer is performing services for the Company at all times from the grant date through the Change of Control or (ii) the named executive officer was terminated by the Company without Cause following the announcement of a Change of Control and such transaction closes within six months following the date of termination.
Pursuant to the terms of the restricted interest award agreements with Messrs. Dichter, Jacobs and Horowitz, upon a “Change of Control” of the Company (as defined in the restricted interest award agreement), any then-unvested restricted shares of Class A common stock (as converted from restricted interests in connection with the Business Combination) will accelerate, and the service-based vesting component will be deemed satisfied to the extent the named executive officer has remained employed with the Company at all times from the grant date though such Change of Control. In addition, if a named executive officer’s employment is terminated at any time by the Company without “Cause,” by the named executive for “Good Reason” or due to death or “Disability” (as each such term is defined in the restricted interest award agreement), any restricted shares of Class A common stock that would have otherwise become vested with respect to the service-based vesting component within 24 months following the date of termination had the named executive remained employed through such period shall accelerate and become vested upon the date of termination. To the extent that the “second vesting sub-condition” has already been satisfied, then the restricted shares of Class A common stock will therefore be deemed fully vested as of such date of termination. To the extent that the “second vesting sub-condition” has not been satisfied as of the effective date of termination, then the accelerated shares will continue to remain outstanding for a period of seven years following termination, and, upon the satisfaction of the “second vesting sub-condition” at any time during such seven-year period, will thereafter be deemed fully vested. If the “second vesting sub-condition” is not satisfied within the seven-year period following termination, however, all restricted shares (including any accelerated portion thereof) will automatically be forfeited for no consideration on the seventh anniversary of the effective date of the named executive officer’s termination of employment.
2021 Long-Term Incentive Plan
The 2021 Plan was adopted by the Aspirational board of directors on January 31, 2021 and was approved by the Aspirational shareholders prior to the Closing. The 2021 Plan became effective upon adoption by the Aspirational board of directors. The 2021 Plan has replaced the Wheels Up Equity Incentive Plan and Wheels Up Option Plan, as the WUP board of directors determined not to make additional awards under such plans following the Closing. The summary provided below is qualified in its entirety by reference to the complete text of the 2021 Plan.
Administration of the 2021 Plan
The 2021 Plan may be administered by the Board, its compensation committee or a similar committee comprised of at least two non-employee directors (in each case, the “Administrator”). The Administrator has exclusive authority to grant awards under the 2021 Plan and to make all interpretations and determinations affecting the 2021 Plan. The Administrator will have the discretion to determine the individuals to whom awards are granted, the amount of each award, any applicable vesting schedule and other terms of any award.
Eligible Participants
Participation in the 2021 Plan is limited to Wheels Up’s employees, consultants, advisors, independent contractors and directors. The Administrator will select the employees, consultants, advisors, independent contractors and directors who will be granted awards under the 2021 Plan in its discretion on the basis of and as consideration for their service to Wheels Up and Wheels Up’s eligible affiliates, as applicable.
Number of Shares Available for Issuance
The maximum number of shares of Class A common stock initially reserved and available for issuance under the 2021 Plan is equal to 27,346,829 shares, all of which are available for issuance pursuant to incentive stock options under Section 422 of the Code or as other types of awards. If any stock award under the 2021 Plan is forfeited, expires or otherwise terminates, in whole or in part, without having been exercised in full (or vested in the case of restricted stock or restricted stock units), the stock not acquired under such stock award reverts to and again becomes available for issuance under the 2021 Plan. The foregoing notwithstanding, Class A common stock that is withheld from an award to pay the exercise price with respect to such award or to pay a participant’s tax obligations with respect to an award shall not again be available for issuance under the 2021 Plan.
Award Limitations on Non-Employee Director Awards
The maximum number of shares subject to awards granted to a non-employee director during a single calendar year, taken together with any cash fees or other compensation paid during the calendar year to the non-employee director in respect of the director’s service as a member of the Board, will not exceed $375,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).
Change in Control Provisions
The 2021 Plan provides that Wheels Up may, in its sole discretion, accelerate the timing of the exercise or vesting provisions of any award in the event of (i) the adoption of a plan of merger or consolidation under which a majority of the shares of common stock would be converted into or exercised for cash or securities of any other corporation or entity, or (ii) a sale or exchange of all or any portion of Wheels Up’s assets or equity securities.
Alternatively, Wheels Up may, in its sole discretion and without the consent of participants, provide for one or more of the following in the event of any merger, consolidation, recapitalization, sale of all or any portion of Wheels Up’s assets or capital stock, including, but not limited to, a “going-private” transaction: (i) the assumption of the 2021 Plan and outstanding awards by the surviving entity; (ii) the substitution by the surviving entity of awards with substantially the same terms for such outstanding awards; (iii) notice to the holders of vested and exercisable stock options and stock appreciation rights of their ability to exercise such vested and exercisable awards prior to the transaction, followed by the cancellation of all unexercised awards (whether or not then vested and exercisable); (iv) settlement of the intrinsic value of outstanding vested awards in cash or cash equivalents or equity followed by the cancellation of all such awards (whether or not then vested or exercisable); and (v) cancellation of all unvested or unexercisable awards. However, in the event that awards are either assumed or substituted, the awards will continue to vest or become exercisable pursuant to the terms of the original award, except to the extent such terms are otherwise rendered inoperative.
Adjustments for Stock Dividends, Stock Splits, Etc.
The 2021 Plan requires the Administrator to make any appropriate adjustments to the 2021 Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events, including, but not limited to, appropriate adjustments to the number, class and price of shares that are subject to outstanding awards under the 2021 Plan.
Amendment to the 2021 Plan and Awards
The Board at any time, and from time to time, may amend the 2021 Plan. However, no amendment will be effective unless approved by Wheels Up’s stockholders to the extent stockholder approval is necessary to satisfy the requirements of the Code, any federal or state law or regulation or any securities exchange listing requirements. Further, no award under the 2021 Plan may be amended or cancelled for the purpose of repricing, replacing or regranting such award with an exercise price that is less than the exercise price of the original award unless otherwise approved by stockholders.
Termination of the 2021 Plan
The 2021 Plan may be terminated by vote of the Board or the stockholders at any time. Unless sooner terminated, the 2021 Plan currently terminates on January 31, 2031. No stock awards may be granted under the 2021 Plan after it is terminated.
Clawback/Recovery
Unless an award agreement specifies otherwise, the Administrator may cancel any unexpired, unpaid, unexercised or deferred award at any time if the participant is not in compliance with the applicable provisions of the award agreement and the 2021 Plan, including certain restrictive covenants. Furthermore, the Administrator may require a participant to return to and/or reimburse Wheels Up for an award and/or shares issued under an award, and any proceeds paid or provided upon disposition of shares issued under an award, pursuant to the terms of Wheels Up’s “clawback” or similar policy as necessary or appropriate to comply with the regulations or listing standards adopted pursuant to Section 10D of the Exchange Act that may be in effect from time to time.
Types of Awards
The 2021 Plan permits the Administrator to grant awards of stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, other stock-based awards, performance awards or cash awards, as discussed further below.
A stock option is the right to purchase shares of Class A common stock at a fixed exercise price for a fixed period of time. The 2021 Plan permits the granting of (i) options to purchase Class A common stock intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that do not so qualify. Stock options granted under the 2021 Plan will be non-statutory stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of Wheels Up and its subsidiaries. Non-statutory stock options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The Administrator determines the exercise price and additional terms of stock options. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of the Class A common stock on the date of grant. Fair market value for this purpose will be the last reported closing sales price of the shares of Class A common stock on the NYSE on the valuation date, or, if none, the closing sales price on the most recent trade date immediately prior to the valuation date. The exercise price of a stock option may not be reduced after the date of the stock option grant, other than to appropriately reflect changes in Wheels Up’s capital structure. The term of each stock option will be fixed by the Administrator and may not exceed ten years from the date of grant. The

Administrator will determine at what time or times each stock option may be exercised. Stock options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. Upon exercise of stock options, the option exercise price must be paid in full in such form as the Administrator will provide (or as permitted by Section 422 of the Code in the case of incentive stock options). To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.
The Administrator also has the authority to grant awards of restricted stock and restricted stock units pursuant to the terms of an award agreement. Each award agreement will be in such form and will contain such terms and conditions as the Administrator will deem appropriate. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with Wheels Up through a specified restricted period. During the vesting period, awards of restricted stock and restricted stock units may be credited with dividend equivalent rights, but dividend equivalents payable with respect to awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained.
Performance awards are equity incentive awards that may be denominated in either cash or shares and are subject to the achievement of performance goals set over performance periods, as established by the Administrator. In addition, the 2021 Plan provides for awards in the form of stock appreciation rights, dividend equivalents, other stock-based awards and cash awards.
Director Compensation
This section presents the compensation of the members of the WUP board of directors prior to the consummation of the Business Combination, including presenting equity awards on a pre-Business Combination basis.
The following table provides information concerning the compensation of each director of the WUP board of directors who did not serve as a named executive officer of WUP during fiscal year 2020 (pre-Business Combination). Because such date was before the Business Combination, the information shown below does not give effect to any adjustments, exchange or conversion of outstanding equity awards that occurred as of the Closing, nor any acceleration of service-based vesting in connection with the Business Combination. The adjustments, conversion and the accelerated vesting are described above in the sections titled “— Wheels Up Equity Incentive Plan” and “— Wheels Up Option Plan.” In addition, none of the non-employee directors received cash fees for their service on the WUP board of directors, and directors designated by Delta did not receive any compensation for their service as directors.
Name	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David Adelman	114,600	—	114,600
Timothy Armstrong	76,400	6,026	82,426
Chih Cheung	76,400	29,557	105,957
Alan Goldfarb	76,400	21,836	98,236
Eric Phillips	—	—	—
Brian Radecki	95,500	22,383	117,883
Erik Snell	—	—	—

(1)
Represents the aggregate grant date fair value of option awards granted under the Wheels Up Option Plan during the 2020 fiscal year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718-Stock Compensation and using the assumptions contained in Note 14 to the financial statements included elsewhere in this prospectus. Each option was awarded to the applicable director on October 13, 2020 and was originally scheduled to vest in four equal annual installments on October 13, 2021, 2022, 2023 and 2024, subject to continued service through each such vesting date. As a result of additional accelerated vesting granted by the WUP board of directors in connection with the Business Combination, 50% of the shares subject to the options granted on October 13, 2020 vested and became exercisable as of Closing, and the remaining 50% will vest and become exercisable in equal installments on June 25, 2022 and June 25, 2023. As of December 31, 2020, the directors held the following equity awards under the Wheels Up Equity Incentive Plan or Wheels Up Option Plan, as applicable: David Adelman, 375,000 profits interests and 150,000 options; Timothy Armstrong, 75,000 profits interests and 100,000 options; Chih Cheung, 250,000 profits interests and 100,000 options; Alan Goldfarb, 250,000 profits interests and 100,000 options; and Brian Radecki, 275,000 profits interests and 175,000 options. Messrs. Phillips and Snell held no equity awards in WUP as of such date.
(2)
Messrs. Adelman and Radecki were awarded 30 hours of flight time on our aircraft in calendar year 2020 and Messrs. Armstrong, Cheung and Goldfarb were awarded 25 hours of flight time on our aircraft in calendar year 2020. Messrs. Phillips and Snell were not awarded any flight time on our aircraft in calendar year 2020. Accordingly, the amounts presented represent the incremental cost to the company with respect to each director’s use of flight time in the applicable calendar year. Any hours not utilized in the year in which granted may be carried over to subsequent years so long as the director remains a paid member in good standing of the Wheels Up membership program. Mr. Adelman also purchased $400,000 worth of discounted flight time during 2020. For more information, see “— Aircraft Use” above.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information regarding the beneficial ownership of Class A common stock immediately following consummation of the Business Combination by:
•
each person who is known to be the beneficial owner of more than 5% of Class A common stock;

•
each of Wheels Up’s current executive officers and directors; and

•
all executive officers and directors of Wheels Up as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of Class A common stock is based on 245,287,754 Class A common stock issued and outstanding as of July 13, 2021.
Unless otherwise indicated, Wheels Up believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.
Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock
5% Stockholders:
Delta Air Lines, Inc.(2)	52,000,995	21.2%
Entities affiliated with Fidelity(3)	17,093,379	7.0%
Entities affiliated with T. Rowe Price(4)	13,633,936	5.6%
Executive Officers and Directors:
Kenneth Dichter(5)	15,461,026	6.3%
Lee Applbaum(6)	305,009	*
Jason Horowitz(7)	1,879,601	*
Eric Jacobs(8)	1,800,929	*
Erik Snell	—	—
Erik Phillips	—	—
Admiral Michael Mullen(9)	90,148	*
Brian Radecki(10)	169,686	*
Chih Cheung(11)	106,313	*
David Adelman(12)	1,153,437	*
Marc Farrell	—	—
Susan Schuman(13)	17,264	*
Timothy Armstrong(14)	1,035,718	*
Ravi Thakran(15)	3,082,339	1.3%
All Wheels Up directors and executive officers as a group (17 individuals)	25,907,156	10.3%

*
Indicates less than one percent of the outstanding shares of the class of stock.

(1)
Unless otherwise noted, the business address of each of those listed in the table is c/o Wheels Up Experience Inc., 601 West 26th Street, New York, NY 10001.

(2)
The address of Delta Air Lines, Inc. is Delta Air Lines, Inc., General Offices — Dept. 830, 1030 Delta Boulevard, Atlanta, Georgia 30354.

(3)
Includes 6,069,991 shares of Class A common stock held of record by Mag & Co fbo Fidelity Growth Company Commingled Pool, 1,680,277 shares of Class A common stock held of record by Mag & Co fbo Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, 6,071,110 shares of Class A common stock held of record by Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, 810,464 shares of Class A common stock held of record by Booth & Co fbo Fidelity Securities Fund: Fidelity OTC Portfolio, 1,113,277 shares of Class A common stock held of record by M. Gardiner & Co fbo Fidelity Securities Fund: Fidelity Blue Chip Growth Fund, 38,332 shares of Class A common stock held of record by Mag & Co fbo Fidelity Blue Chip Growth Commingled Pool, 2,337 shares of Class A common stock held of record by Booth & Co fbo Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund, 961,536 shares of Class A common stock held of record by Mt. Vernon Street Trust: Fidelity Growth Company K6, 122,096 shares of Class A common stock held of record by Booth & Co fbo Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund, 3,064 shares of Class A common stock held of record by THISBE & Co: fbo Fidelity Blue Chip Growth Institutional Trust, 132,086 shares of Class A common stock held of record by WAVECHART + Co fbo Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund and 88,809 shares of Class A common stock held of record by FLAPPER CO fbo Target Date Blue Chip Growth Commingled Pool. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, LLC (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of each of the foregoing entities is 245 Summer Street, Boston, MA 02210.
(4)
Includes 10,493,182 shares of Class A common stock held of record by T. Rowe Price New Horizons Fund, Inc., 1,086,973 shares of Class A common stock held of record by T. Rowe Price New Horizons Trust, 53,781 shares of Class A common stock held of record by T. Rowe Price U.S. Equities Trust, 18,235 shares of Class A common stock held of record by MassMutual Select Funds — MassMutual Select T. Rowe Price Small and Mid-Cap Blend Fund, 1,457,300 shares of Class A common stock held of record by T. Rowe Price Small-Cap Value Fund, 28,899 shares of Class A common stock held of record by T. Rowe Price U.S. Equities Trust and 495,566 shares of Class A common stock held of record by T. Rowe Price U.S. Small-Cap Value Equity Trust. The address of each of the foregoing entities is c/o T. Rowe Price Associates, Inc., 100 East Pratt Street Baltimore, Maryland 21202.

(5)
Includes 14,018,050 shares of Class A common stock (2,365,018 shares of which are restricted shares of Class A common stock) and 1,442,976 shares of Class A common stock representing shares issuable upon the exchange of WUP Profits Interests which will be exchangeable within 60 days of July 13, 2021 for shares of Class A common stock, calculated using a reference price per share of Class A common stock of $10.00, which reference price was utilized for certain calculations made under the Merger Agreement, and disregarding any limits on exchangeability resulting from applicable lock-up restrictions. The actual number of shares of Class A common stock received upon exchange of such WUP Profits Interests will depend on the trading price of Class A common stock at the time of such exchange, and assuming full appreciation, could result in the issuance of 5,224,501 shares of Class A common stock. Mr. Dichter’s reported beneficial ownership does not include shares of Class A common stock or shares of Class A common stock underlying WUP Options held by members of his family as to which Mr. Dichter disclaims beneficial ownership.

(6)
Includes 305,009 shares of Class A common stock underlying WUP Options, which may be exercised within 60 days of July 13, 2021 for shares of Class A common stock.

(7)
Includes 949,784 shares of Class A common stock (920,784 shares of which are restricted shares of Class A common stock) and 929,817 shares of Class A common stock representing shares issuable upon the exchange of WUP Profits Interests which will be exchangeable within 60 days of July 13, 2021 for shares of Class A common stock, calculated using a reference price per share of Class A common stock of $10.00, which reference price was utilized for certain calculations made under the Merger Agreement, and disregarding any limits on exchangeability resulting from applicable lock-up restrictions. The actual number of shares of Class A common stock received upon exchange of such WUP Profits Interests will depend on the trading price of Class A common stock at the time of such exchange, and assuming full appreciation, could result in the issuance of 2,172,591 shares of Class A common stock.
(8)
Includes 1,266,078 restricted shares of Class A common stock and 534,851 shares of Class A common stock representing shares issuable upon the exchange of WUP Profits Interests which will be exchangeable within 60 days of July 13, 2021 for shares of Class A common stock, calculated using a reference price per share of Class A common stock of $10.00, which reference price was utilized for certain calculations made under the Merger Agreement, and disregarding any limits on exchangeability resulting from applicable lock-up restrictions. The actual number of shares of Class A common stock received upon exchange of such WUP Profits Interests will depend on the trading price of Class A common stock at the time of such exchange, and assuming full appreciation, could result in the issuance of 1,804,737 shares of Class A common stock.

(9)
Includes (i) 30,965 shares of Class A common stock held by MGM Consulting, LLC, an entity controlled by Admiral Mullen, (ii) 13,144 shares of Class A common stock held directly by Admiral Mullen representing shares issuable upon the exchange of WUP Profits Interests which will be exchangeable within 60 days of July 13, 2021 for shares of Class A common stock, calculated using a reference price per share of Class A common stock of $10.00, which reference price was utilized for certain calculations made under the Merger Agreement, and disregarding any limits on exchangeability resulting from applicable lock-up restrictions and (iii) 46,039 shares of Class A common stock underlying WUP Options held directly by Admiral Mullen, which may be exercised within 60 days of July 13, 2021 for shares of Class A common stock. The actual number of shares of Class A common stock received upon exchange of such WUP Profits Interests will depend on the trading price of Class A common stock at the time of such exchange, and assuming full appreciation, could result in the issuance of 48,916 shares of Class A common stock. Does not include 5,000 shares of Class A common stock held by The 2019 Michael G. Mullen Irrevocable Trust dated October 24, 2019 (the “Mullen Trust”), of which the spouse of Admiral Mullen is the sole trustee. Admiral Mullen disclaims beneficial ownership of the shares held by the Mullen Trust, as to which Admiral Mullen does not exercise voting or dispositive power.

(10)
Includes (i) 86,890 shares of Class A common stock, (ii) 31,002 shares of Class A common stock representing shares issuable upon the exchange of WUP Profits Interests which will be exchangeable within 60 days of July 13, 2021 for shares of Class A common stock, calculated using a reference price per share of Class A common stock of $10.00, which reference price was utilized for certain calculations made under the Merger Agreement, and disregarding any limits on exchangeability resulting from applicable lock-up restrictions and (iii) 51,794 shares of Class A common stock underlying WUP Options, which may be exercised within 60 days of July 13, 2021 for shares of Class A common stock. The actual number of shares of Class A common stock received upon exchange of such WUP Profits Interests will depend on the trading price of Class A common stock at the time of such exchange, and assuming full appreciation, could result in the issuance of 112,220 shares of Class A common stock.

(11)
Includes (i) 50,000 shares of Class A common stock held by Infinity Particles Limited, an entity controlled by Mr. Cheung, (i) 33,294 shares of Class A common stock representing shares issuable upon the exchange of WUP Profits Interests held directly by Mr. Cheung which will be exchangeable within 60 days of July 13, 2021 for shares of Class A common stock, calculated using a reference price per share of Class A common stock of $10.00, which reference price was utilized for certain calculations made under the Merger Agreement, and disregarding any limits on exchangeability resulting from applicable lock-up restrictions and (ii) 23,019 shares of Class A common stock underlying WUP Options held directly by Mr. Cheung, which may be exercised within 60 days of July 13, 2021 for shares of Class A common stock. The actual number of shares of Class A common stock received upon exchange of such WUP Profits Interests will depend on the trading price of Class A common stock at the time of such exchange, and assuming full appreciation, could result in the issuance of 106,465 shares of Class A common stock.

(12)
Includes (i) 1,071,851 shares of Class A common stock held by Darco Wheels Up LLC, an entity controlled by Mr. Adelman, (ii) 47,057 shares of Class A common stock representing shares issuable upon the exchange of WUP Profits Interests held directly by Mr. Adelman which will be exchangeable within 60 days of July 13, 2021 for shares of Class A common stock, calculated using a reference price per share of Class A common stock of $10.00, which reference price was utilized for certain calculations made under the Merger Agreement, and disregarding any limits on exchangeability resulting from applicable lock-up restrictions and (iii) 34,529 shares of Class A common stock underlying WUP Options held directly by Mr. Adelman, which may be exercised within 60 days of July 13, 2021 for shares of Class A common stock. The actual number of shares of Class A common stock received upon exchange of such WUP Profits Interests will depend on the trading price of Class A common stock at the time of such exchange, and assuming full appreciation, could result in the issuance of 155,382 shares of Class A common stock.

(13)
Includes 17,264 shares of Class A common stock underlying WUP Options, which may be exercised within 60 days of July 13, 2021 for shares of Class A common stock.

(14)
Includes (i) 1,006,377 shares of Class A common stock held by Polar Capital Group, LLC, an entity controlled by Mr. Armstrong, (ii) 6,322 shares of Class A common stock representing shares issuable upon the exchange of WUP Profits Interests held directly by Mr. Armstrong which will be exchangeable within 60 days of July 13, 2021 for shares of Class A common stock, calculated using a reference price per share of Class A common stock of $10.00, which reference price was utilized for certain calculations made under the Merger Agreement, and disregarding any limits on exchangeability resulting from applicable lock-up restrictions and (iii) 23,019 shares of Class A common stock underlying WUP Options held directly by Mr. Armstrong, which may be exercised within 60 days of July 13, 2021 for shares of Class A common stock. The actual number of shares of Class A common stock received upon exchange of such WUP Profits Interests will depend on the trading price of Class A common stock at the time of such exchange, and assuming full appreciation, could result in the issuance of 25,897 shares of Class A common stock.

(15)
Includes (i) 1,746,004 shares of Class A common stock formerly held by the Sponsor and (ii) 1,336,335 shares of Class A common stock underlying the private placement warrants formerly held by the Sponsor.

SELLING SECURITYHOLDERS
This prospectus relates to (i) the resale of up to 138,195,497 shares of Class A common stock issued in connection with the Mergers by certain of the selling securityholders; (ii) the resale of up to 55,000,000 PIPE shares by certain of the selling securityholders; and (iii) the resale of up to 4,529,950 private placement warrants.
This prospectus also relates to the issuance by us of up to (i) 4,529,950 shares of Class A common stock that are issuable by us upon the exercise of the private placement warrants; and (ii) 7,991,544 shares of Class A common stock that are issuable by us upon the exercise of 7,991,544 public warrants.
The selling securityholders may from time to time offer and sell any or all of the shares of Class A common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interest in the Class A common stock and warrants, other than through a public sale.
The following table sets forth, as of the date of this prospectus, the names of the selling securityholders, and the aggregate number of shares of Class A common stock and warrants that the selling securityholders may offer pursuant to this prospectus. The table does not include the issuance by us of up to 7,991,544 shares of Class A common stock upon the exercise of the public warrants, each of which is also covered by this prospectus. For purposes of this table, we have assumed that the selling securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of selling securityholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of shares of Class A common stock or warrants registered on its behalf. A selling securityholder may sell or otherwise transfer all, some or none of such shares of Class A common stock or warrants in this offering. See “Plan of Distribution”.
For information regarding transactions between us and the selling securityholders, see the section titled “Certain Relationships and Related Person Transactions”.
	Before the Offering				After the Offering
Name of Selling Securityholders(1)	Number of Shares of Class A Common Stock	Number of Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Shares of Class A Common Stock	Number of Warrants(109)	Percentage of Outstanding Warrants(109)
Delta Air Lines, Inc.(2)	54,309,541	—	54,309,541	—	—	—	—	—
T. Rowe Price New Horizons Fund, Inc.(3)	10,959,020	—	10,959,020	—	—	—	—	—
T. Rowe Price New Horizons Trust(4)	1,135,228	—	1,135,228	—	—	—	—	—
T. Rowe Price U.S. Equities Trust(5)	85,067	—	85,067	—	—	—	—	—
Mag & Co fbo Fidelity Growth Company Commingled Pool(6)	6,256,350	—	6,256,350	—	—	—	—	—
Mag & Co fbo Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund(7)	1,754,871	—	1,754,871	—	—	—	—	—
Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund(8)	6,333,251	—	6,333,251	—	—	—	—	—

	Before the Offering				After the Offering
Name of Selling Securityholders(1)	Number of Shares of Class A Common Stock	Number of Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Shares of Class A Common Stock	Number of Warrants(109)	Percentage of Outstanding Warrants(109)
Booth & Co fbo Fidelity Securities Fund: Fidelity OTC Portfolio(9)	846,444	—	846,444	—	—	—	—	—
New Enterprise Associates 15, L.P.(10)	1,108,372	—	1,108,372	—	—	—	—	—
Talon Aviation, Inc.(11)	4,145,096	—	4,145,096	—	—	—	—	—
Franklin Growth Opportunities Fund(12)	2,417,972	—	2,417,972	—	—	—	—	—
Franklin Small Cap Growth Fund(13)	2,072,547	—	2,072,547	—	—	—	—	—
Kenneth Dichter(14)	24,053,519	—	24,053,519	—	—	—	—	—
Lee Applbaum(15)	1,195,104	—	1,195,104	—	—	—	—	—
Thomas W. Bergeson(16)	805,686	—	805,686	—	—	—	—	—
Dan Crowe(17)	860,492	—	860,492	—	—	—	—	—
Stephanie Chung(18)	115,098	—	115,098	—	—	—	—	—
Lee Gossett(19)	161,136	—	161,136	—	—	—	—	—
Greg Greeley(20)	1,150,980	—	1,150,980	—	—	—	—	—
Henry Schachar(21)	1,221,265	—	1,221,265	—	—	—	—	—
Laura Heltebran(22)	460,392	—	460,392	—	—	—	—	—
Jason Horowitz(23)	3,260,988	—	3,260,988	—	—	—	—	—
Eric Jacobs(24)	3,207,141	—	3,207,141	—	—	—	—	—
Francesca Molinari(25)	345,294	—	345,294	—	—	—	—	—
Ken Napolitano(26)	956,550	—	956,550	—	—	—	—	—
Daniel Tharp(27)	1,542,678	—	1,542,678	—	—	—	—	—
David Adelman(28)	1,368,802	—	1,368,802	—	—	—	—	—
Timothy Armstrong(29)	1,132,044	—	1,133,576	—	—	—	—	—
Chih Cheung(30)	216,245	—	216,245	—	—	—	—	—
Alan Goldfarb(31)	497,188	—	497,188	—	—	—	—	—
Brian Radecki(32)	301,322	—	301,322	—	—	—	—	—
Susan Schuman(33)	34,529	—	34,529	—	—	—	—	—
Michael Mullen(34)	117,650	—	117,650	—	—	—	—	—
Shoshana Dichter(35)	4,807	—	4,807	—	—	—	—	—
Artisan Small Cap Fund, a mutual fund series of Artisan Partners Funds, Inc.(36)	1,000,000	—	1,000,000	—	—	—	—	—
Durable Capital Master Fund LP(37)	2,500,000	—	2,500,000	—	—	—	—	—
FLAPPER CO fbo FIAM Target Date Blue Chip Growth Commingled Pool(38)	88,809	—	88,809	—	—	—	—	—
Mag & Co fbo Fidelity Blue Chip Growth Commingled Pool(39)	38,332	—	38,332	—	—	—	—	—
Mag & Co fbo Fidelity Securities Fund: Fidelity Blue Chip Growth Fund(40)	1,113,277	—	1,113,277	—	—	—	—	—

	Before the Offering				After the Offering
Name of Selling Securityholders(1)	Number of Shares of Class A Common Stock	Number of Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Shares of Class A Common Stock	Number of Warrants(109)	Percentage of Outstanding Warrants(109)
THISBE & Co: FBO Fidelity Blue Chip Growth Institutional Trust(41)	3,064	—	3,064	—	—	—	—	—
Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund(42)	961,536	—	961,536	—	—	—	—	—
Booth & Co fbo Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund(43)	2,337	—	2,337	—	—	—	—	—
WAVECHART + CO fbo Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund(44)	132,086	—	132,086	—	—	—	—	—
Booth & Co FBO Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund(45)	122,096	—	122,096	—	—	—	—	—
Franklin Strategic Series — Franklin Grown Opportunities Fund(46)	3,500,000	—	3,500,000	—	—	—	—	—
Franklin Strategic Series — Franklin Small Cap Grown Fund(47)	2,000,000	—	2,000,000	—	—	—	—	—
Franklin Templeton Investment Funds — Templeton Global Income Fund(48)	224,500	—	224,500	—	—	—	—	—
Franklin Templeton Investment Funds — Templeton Global Smaller Companies Fund(49)	115,000	—	115,000	—	—	—	—	—
MassMutual Select Funds — MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund(50)	18,235	—	18,235	—	—	—	—	—
T. Rowe Price Small- Cap Value Fund, Inc.(51)	1,457,300	—	1,457,300	—	—	—	—	—
T. Rowe Price U.S. Small-Cap Value Equities Trust(52)	495,566	—	495,566	—	—	—	—	—
Templeton Global Investment Trust — Templeton Global Balanced Fund(53)	439,500	—	439,500	—	—	—	—	—
Templeton Global Smaller Companies Fund(54)	1,229,000	—	1,229,000	—	—	—	—	—
Templeton Global Smaller Companies Fund(55)	192,000	—	192,000	—	—	—	—	—
Alyeska Master Fund, LP(56)	1,750,000	—	1,750,000	—	—	—	—	—
BEMAP Master Fund Ltd (Monashee)(57)	571,776	—	571,776	—	—	—	—	—
Bespoke Alpha MAC MIM LP (Monashee)(58)	73,194	—	73,194	—	—	—	—	—

	Before the Offering				After the Offering
Name of Selling Securityholders(1)	Number of Shares of Class A Common Stock	Number of Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Shares of Class A Common Stock	Number of Warrants(109)	Percentage of Outstanding Warrants(109)
Citadel Multi-StrategyEquities Master Fund Ltd.(59)	1,500,000	—	1,500,000	—	—	—	—	—
DS Liquid Div RVA MON LLC (Monashee)(60)	482,232	—	482,232	—	—	—	—	—
EC Longhorn LLC(61)	286,756	—	286,756	—	—	—	—	—
Eminence Holdings LLC(62)	1,713,244	—	1,713,244	—	—	—	—	—
Ghisallo Master Fund LP(63)	1,500,000	—	1,500,000	—	—	—	—	—
Entities affiliated with Hedosophia(64)	2,324,545	—	2,324,545	—	—	—	—	—
HG Vora Special Opportunities Master Fund, Ltd.(65)	9,000,000	—	9,000,000	—	—	—	—	—
Hunter Peak Investments Fund, LP(66)	300,000	—	300,000	—	—	—	—	—
Integrated Core Strategies (US) LLC/Millennium(67)	1,750,000	—	1,750,000	—	—	—	—	—
Jane Street Global Trading, LLC(68)	1,500,000	—	1,500,000	—	—	—	—	—
JPK Capital Holdings (Barbados) Inc.(69)	50,000	—	50,000	—	—	—	—	—
JPK Capital Holdings (Barbados) Inc.(70)	500,000	—	500,000	—	—	—	—	—
Linden Capital L.P.(71)	1,000,000	—	1,000,000	—	—	—	—	—
Luxor Capital Partners(72)	1,146,122	—	1,146,122	—	—	—	—	—
Luxor Capital Partners Long(73)	30,446	—	30,446	—	—	—	—	—
Luxor Capital Partners Long Offshore Master Fund(74)	8,419	—	8,419	—	—	—	—	—
Luxor Capital Partners Offshore Master Fund(75)	721,095	—	721,095	—	—	—	—	—
Luxor Wavefront(76)	593,918	—	593,918	—	—	—	—	—
Millais Limited(77)	300,000	—	300,000	—	—	—	—	—
BMO Nesbitt Burns ITF MMCAP International Inc. SPC for and on behalf of MMCAP Master Segregated Portfolio(78)	500,000	—	500,000	—	—	—	—	—
MMF LT, LLC(79)	1,500,000	—	1,500,000	—	—	—	—	—
Monashee Pure Alpha SPV I LP (80)	339,842	—	339,842	—	—	—	—	—
Monashee Solitario Fund LP(81)	435,922	—	435,922	—	—	—	—	—
Norges Bank(82)	2,000,000	—	2,000,000	—	—	—	—	—
SFL SPV I LLC (Monashee)(83)	97,034	—	97,034	—	—	—	—	—
Sixth Sense Advisory LLC(84)	30,000	—	30,000	—	—	—	—	—
The 2019 Michael G. Mullen Irrevocable Trust(85)	5,000	—	5,000	—	—	—	—	—
The HGC Fund LP(86)	500,000	—	500,000	—	—	—	—	—
Third Point Loan(87)	2,500,000	—	2,500,000	—	—	—	—	—

	Before the Offering				After the Offering
Name of Selling Securityholders(1)	Number of Shares of Class A Common Stock	Number of Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Shares of Class A Common Stock	Number of Warrants(109)	Percentage of Outstanding Warrants(109)
Times Square Capital , LLC on behalf of PG&E Company Retirement Master Trust(88)	73,000	—	73,000	—	—	—	—	—
Times Square Capital Management, LLC American Legacy Fund(89)	10,000	—	10,000	—	—	—	—	—
Times Square Capital Management, LLC Collective Investment Trust(90)	275,000	—	275,000	—	—	—	—	—
Times Square Capital Management, LLC on behalf of Cox Enterprises Inc. Master Trust(91)	90,000	—	90,000	—	—	—	—	—
Times Square Capital Management, LLC on behalf of Guidestone Capital Management, LLC(92)	100,500	—	100,500	—	—	—	—	—
Times Square Capital Management, LLC on behalf of Hallmark Cards Inc Master Trust(93)	15,000	—	15,000	—	—	—	—	—
Times Square Capital Management, LLC on behalf of Pacific Gas and Electric Company Post Retirement Medical Plan Trust Non-Management Employees and Retirees(94)	3,300	—	3,300	—	—	—	—	—
Times Square Capital Management, LLC on behalf of Prudential Retirement Insurance and Annuity Company(95)	468,900	—	468,900	—	—	—	—	—
Times Square Capital Management, LLC on behalf of The Kemper & Ethel Marley Foundation(96)	10,500	—	10,500	—	—	—	—	—
Times Square Capital Management, LLC on behalf of Supervalu Inc. Master Investment Trust(97)	3,800	—	3,800	—	—	—	—	—
Topia Ventures, LLC(98)	500,000	—	500,000	—	—	—	—	—
Vellar Opportunites Fund Master, Ltd.(99)	200,000	—	200,000	—	—	—	—	—
Weiss Ventures I LLC(100)	1,500,000	—	1,500,000	—	—	—	—	—
Ravinder Singh Thakran(101)	3,082,339(102)	1,336,335	3,082,339(102)	1,336,335	—	—	—	—
Liber Pater, LLC(103)	3,552,527(104)	1,540,183	3,552,527(104)	1,540,183	—	—	—	—
Birdwing Investments Limited(105)	1,044,861(106)	452,995	1,044,861(106)	452,995	—	—	—	—
Additional Selling Holders(107)	541,549(108)	22,650	541,549(108)	22,650	—	—	—	—

(1)
Unless otherwise noted, the business address of each of those listed in the table is c/o Wheels Up Experience Inc., 601 West 26th Street, New York, NY 10001.

(2)
Consists of (i) 52,000,995 shares of Class A common stock and (ii) 2,308,546 shares of Class A common stock that may become issuable as Earnout Shares. Delta Air Lines, Inc. is a 5% stockholder of Wheels Up and is a party to the Registration Rights Agreement. The address of Delta Air Lines, Inc. is Delta Air Lines, Inc., General Offices  —  Dept. 830, 1030 Delta Boulevard, Atlanta, Georgia 30354.

(3)
Consists of (i) 10,493,182 shares of Class A common stock and (ii) 465,838 shares of Class A common stock that may become issuable as Earnout Shares. T. Rowe Price New Horizons Fund, Inc. is a party to the Registration Rights Agreement. The address of T. Rowe Price New Horizons Fund, Inc. is c/o T. Rowe Price Associates, Inc., 100 East Pratt Street Baltimore, Maryland 21202.

(4)
Consists of (i) 1,086,973 shares of Class A common stock and (ii) 48,255 shares of Class A common stock that may become issuable as Earnout Shares. T. Rowe Price New Horizons Trust is a party to the Registration Rights Agreement. The address of T. Rowe Price New Horizons Trust is c/o T. Rowe Price Associates, Inc., 100 East Pratt Street Baltimore, Maryland 21202.

(5)
Consists of (i) 82,680 shares of Class A common stock and (ii) 2,387 shares of Class A common stock that may become issuable as Earnout Shares. T. Rowe Price U.S. Equities Trust is a party to the Registration Rights Agreement. The address of T. Rowe Price U.S. Equities Trust is c/o T. Rowe Price Associates, Inc., 100 East Pratt Street Baltimore, Maryland 21202.

(6)
Consists of (i) 6,069,991 shares of Class A common stock and (ii) 186,359 shares of Class A common stock that may become issuable as Earnout Shares. Mag & Co fbo Fidelity Growth Company Commingled Pool is a party to the Registration Rights Agreement. Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of Mag & Co fbo Fidelity Growth Company Commingled Pool is 245 Summer Street, Boston, MA 02210.

(7)
Consists of (i) 1,680,277 shares of Class A common stock and (ii) 74,594 shares of Class A common stock that may become issuable as Earnout Shares. Mag & Co fbo Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund is a party to the Registration Rights Agreement. Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of Mag & Co fbo Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund is 245 Summer Street, Boston, MA 02210.

(8)
Consists of (i) 6,071,110 shares of Class A common stock and (ii) 262,141 shares of Class A common stock that may become issuable as Earnout Shares. Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund is a party to the Registration Rights Agreement. Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund is 245 Summer Street, Boston, MA 02210.
(9)
Consists of (i) 810,464 shares of Class A common stock and (ii) 35,980 shares of Class A common stock that may become issuable as Earnout Shares. Booth & Co fbo Fidelity Securities Fund: Fidelity OTC Portfolio is a party to the Registration Rights Agreement. Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of Booth & Co fbo Fidelity Securities Fund: Fidelity OTC Portfolio is 245 Summer Street, Boston, MA 02210.

(10)
Consists of (i) 1,061,259 shares of Class A common stock and (ii) 47,113 shares of Class A common stock that may become issuable as Earnout Shares. New Enterprise Associates 15, L.P. is a party to the Registration Rights Agreement. The address of New Enterprise Associates 15, L.P. is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(11)
Consists of (i) 3,968,899 shares of Class A common stock and (ii) 176,197 shares of Class A common stock that may become issuable as Earnout Shares. Talon Aviation, Inc. is a party to the Registration Rights Agreement. The address of Talon Aviation, Inc. is 8001 Interport Blvd, Ste 310, Englewood, CO 80112.

(12)
Consists of (i) 2,315,191 shares of Class A common stock and (ii) 102,781 shares of Class A common stock that may become issuable as Earnout Shares. Franklin Growth Opportunities Fund is a party to the Registration Rights Agreement. The address of Franklin Growth Opportunities Fund is One Franklin Pkwy, San Mateo, CA, 94403.

(13)
Consists of (i) 1,984,449 shares of Class A common stock and (ii) 88,098 shares of Class A common stock that may become issuable as Earnout Shares. Franklin Small Cap Growth Fund is a party to the Registration Rights Agreement. The address of Franklin Small Cap Growth Fund is One Franklin Pkwy, San Mateo, CA, 94403.

(14)
Consists of (i) 14,018,050 shares of Class A common stock (2,365,018 shares of which are restricted shares of Class A common stock), (ii) 1,022,449 shares of Class A common stock that may become issuable as Earnout Shares, and (iii) 9,013,020 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Mr. Dichter assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Dichter upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Dichter is our Chief Executive Officer and Chairman of the Board and a party to the Registration Rights Agreement.

(15)
Consists of (i) 9,187 shares of Class A common stock, (ii) 407 shares of Class A common stock that may become issuable as Earnout Shares, and (iii) 1,185,510 shares of Class A common stock underlying WUP Options. Mr. Applbaum is an executive officer of Wheels Up and a party to the Registration Rights Agreement.

(16)
Consists of 805,686 shares of Class A common stock underlying WUP Options. Mr. Bergeson is an executive officer of Wheels Up and a party to the Registration Rights Agreement.

(17)
Consists of (i) 17,042 shares of Class A common stock, (ii) 115,098 shares of Class A common stock underlying WUP Options, (iii) 60,784 shares of Class A common stock that may become issuable as Earnout Shares and (iv) 667,568 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Mr. Crowe assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Crowe upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Crowe is an employee of Wheels Up and a party to the Registration Rights Agreement.

(18)
Consists of 115,098 shares of Class A common stock underlying WUP Options. Ms. Chung is a member of the Wheels Up executive leadership team and a party to the Registration Rights Agreement.

(19)
Consists of 161,136 shares of Class A common stock underlying WUP Options. Mr. Gossett is an employee of Wheels Up and a party to the Registration Rights Agreement.

(20)
Consists of 1,150,980 shares of Class A common stock underlying WUP Options. Mr. Greeley is a consultant of Wheels Up and a party to the Registration Rights Agreement.

(21)
Consists of (i) 128,868 shares of Class A common stock (110,494 of which are restricted shares of Class A common stock), (ii) 51,911 shares of Class A common stock that may become issuable as Earnout Shares and (iii) 1,040,486 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Mr. Schachar assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Schachar upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Schachar is a member of the Wheels Up executive leadership team and a party to the Registration Rights Agreement.

(22)
Consists of 460,392 shares of Class A common stock underlying WUP Options. Ms. Heltebran is an executive officer of Wheels Up and a party to the Registration Rights Agreement.

(23)
Consists of (i) 949,784 shares of Class A common stock (920,784 of which are restricted shares of Class A common stock), (ii) 138,614 shares of Class A common stock that may become issuable as Earnout Shares and (iii) 2,172,590 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Mr. Horowitz assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Horowitz upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Horowitz is an executive officer of Wheels Up and a party to the Registration Rights Agreement.

(24)
Consists of (i) 1,266,078 shares of restricted shares of Class A common stock, (ii) 136,326 shares of Class A common stock that may become issuable as Earnout Shares and (iii) 1,804,737 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Mr. Jacobs assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Jacobs upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Jacobs is an executive officer of Wheels Up and a party to the Registration Rights Agreement.

(25)
Consists of 345,294 shares of Class A common stock underlying WUP Options. Ms. Molinari is an executive officer of Wheels Up and a party to the Registration Rights Agreement.

(26)
Consists of (i) 115,098 shares of Class A common stock underlying WUP Options, (ii) 35,767 shares of Class A common stock that may become issuable as Earnout Shares and (iii) 805,685 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Mr. Napolitano assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Napolitano upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Napolitano is a member of the Wheels Up executive leadership team and a party to the Registration Rights Agreement.

(27)
Consists of (i) 926,076 shares of Class A common stock held by Hangar X Holdings LLC (“Hangar X”), an entity controlled by Mr. Tharp, (ii) 41,112 shares of Class A common stock that may become issuable as Earnout Shares held by Hangar X and (iii) 575,490 shares of Class A common stock underlying WUP Options directly held by Mr. Tharp. Mr. Tharp is an employee of Wheels Up and a party to the Registration Rights Agreement.

(28)
Consists of (i) 1,071,851 shares of Class A common stock held by Darco Wheels Up LLC (“Darco”), an entity controlled by Mr. Adelman, (ii) 47,584 shares of Class A common stock that may become issuable as Earnout Shares held by Darco, (iii) 69,058 shares of Class A common stock underlying WUP Options directly held by Mr. Adelman, (iv) 7,664 shares of Class A common stock that may become issuable as Earnout Shares directly held by Mr. Adelman and (v) 172,645 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests directly held by Mr. Adelman assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Adelman upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Adelman is a non-employee director of Wheels Up and a party to the Registration Rights Agreement.

(29)
Consists of (i) 1,006,377 shares of Class A common stock held by Polar Capital Group, LLC (“Polar”), an entity controlled by Mr. Armstrong, (ii) 43,567 shares of Class A common stock that may become issuable as Earnout Shares held by Polar, (iii) 46,039 shares of Class A common stock underlying WUP Options directly held by Mr. Armstrong, (iv) 1,532 shares of Class A common stock that may become issuable as Earnout Shares directly held by Mr. Armstrong and (v) 34,529 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests directly held by Mr. Armstrong assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Armstrong upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Armstrong is a non-employee director of Wheels Up and a party to the Registration Rights Agreement.

(30)
Consists of (i) 50,000 shares of Class A common stock held by Infinity Particles Limited, an entity controlled by Mr. Cheung, (ii) 5,109 shares of Class A common stock that may become issuable as Earnout Shares directly held by Mr. Cheung, (iii) 46,039 shares of Class A common stock underlying WUP Options directly held by Mr. Cheung and (iv) 115,097 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests directly held by Mr. Cheung assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Cheung upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Cheung is a non-employee director of Wheels Up and a party to the Registration Rights Agreement.

(31)
Consists of (i) 315,625 shares of Class A common stock held by AMN Partners, LLC (“AMN”), an entity controlled by Mr. Goldfarb (ii) 12,236 shares of Class A common stock that may become issuable as Earnout Shares held by AMN, (iii) 2,951 shares of Class A common stock directly held by Mr. Goldfarb, (iv) 46,039 shares of Class A common stock underlying WUP Options directly held by Mr. Goldfarb, (v) 5,240 shares of Class A common stock that may become issuable as Earnout Shares directly held by Mr. Goldfarb and (vi) 115,097 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests directly held by Mr. Goldfarb assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Goldfarb upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Goldfarb is a former non-employee director of WUP and a party to the Registration Rights Agreement.

(32)
Consists of (i) 86,890 shares of Class A common stock, (ii) 7,257 shares of Class A common stock that may become issuable as Earnout Shares, (iii) 80,568 shares of Class A common stock underlying WUP Options and (iv) 126,607 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Mr. Radecki assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Radecki upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Radecki is a non-employee director of Wheels Up and a party to the Registration Rights Agreement.

(33)
Consists of 34,529 shares of Class A common stock underlying WUP Options. Ms. Schuman is a non-employee director of Wheels Up.

(34)
Consists of (i) 57,548 shares of Class A common stock underlying WUP Options, (ii) 2,554 shares of Class A common stock that may become issuable as Earnout Shares and (iii) 57,548 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Admiral Mullen assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Admiral Mullen upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Admiral Mullen is a non-employee director of Wheels Up.

(35)
Consists of (i) 204 shares of Class A common stock that may become issuable as Earnout Shares and (ii) 4,603 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Ms. Dichter assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Ms. Dichter upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Ms. Dichter is a former employee of Wheels Up.

(36)
The address of Artisan Small Cap Fund, a mutual fund series of Artisan Partners Funds, Inc. is 875 East Wisconsin Ave., Ste 800, Milwaukee, WI 53202.

(37)
The address of Durable Capital Master Fund LP is 5425 Wisconsin Ave., #802, Chevy Chase, MD 20815.

(38)
The address of FLAPPER CO fbo FIAM Target Date Blue Chip Growth Commingled Pool is C/O: State Street Bank & Trust PO Box 5756 Boston, MA 02206.

(39)
Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of Mag & Co fbo Fidelity Blue Chip Growth Commingled Pool is Mag & Co. C/O: Brown Brothers Harriman & Co., 140 Broadway, New York, NY 10002.

(40)
The address of Mag & Co fbo Fidelity Securities Fund: Fidelity Blue Chip Growth Fund is C/O: Brown Brothers Harriman & Co., 140 Broadway, New York, NY 10002.

(41)
Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of THISBE & Co: FBO Fidelity Blue Chip Growth Institutional Trust is C/O: State Street Bank & Trust PO Box 5756 Boston, MA 02206.

(42)
The address of Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund is C/O: BNY Mellon PO Box 392002, Pittsburgh, PA 15251.

(43)
Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of Booth & Co fbo Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund is C/O: The Northern Trust Company. 333 South Wabash Ave, 32nd Floor. Chicago, IL 60604.

(44)
Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P.

Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of WAVECHART + CO fbo Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund is C/O: State Street Bank & Trust PO Box 5756. Boston, MA 02206.
(45)
Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of Booth & Co FBO Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund is 245 Summer Street, Boston, MA 02210.

(46)
The address of Franklin Strategic Series — Franklin Grown Opportunities Fund is One Franklin Pkwy, San Mateo, CA 94403.

(47)
The address of Franklin Strategic Series — Franklin Small Cap Grown Fund is One Franklin Pkwy, San Mateo, CA 94403.

(48)
The address of Franklin Templeton Investment Funds — Templeton Global Income Fund is 8A rue Albert, Borschette, Luxembourg L-1246.

(49)
The address of Franklin Templeton Investment Funds — Templeton Global Smaller Companies Fund is 8A rue Albert, Borschette, Luxembourg L-1246.

(50)
The address of MassMutual Select Funds — MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund is 100 E Pratt St, Baltimore, MD 21202.

(51)
The address of T. Rowe Price Small- Cap Value Fund, Inc. is 100 E Pratt St, Baltimore, MD 21202.

(52)
The address of T. Rowe Price U.S. Small-Cap Value Equities Trust is 100 E Pratt St, Baltimore, MD 21202.

(53)
The address of Templeton Global Investment Trust — Templeton Global Balanced Fund is 300 S.E. 2nd St, Ft. Lauderdale, FL 33301.

(54)
The address of Templeton Global Smaller Companies Fund is 300 S.E. 2nd St, Ft. Lauderdale, FL 33301.

(55)
The address of Templeton Global Smaller Companies Fund is 200 King St West, Ste 1500, Toronto, ON M5H 3T4.

(56)
The address of Alyeska Master Fund, LP is 77 W. Wacker, Ste 700, Chicago, IL 60601.

(57)
The address of BEMAP Master Fund Ltd (Monashee) is C/O Monashee Invesment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(58)
The address of Bespoke Alpha MAC MIM LP (Monashee) is C/O Monashee Invesment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(59)
The address of Citadel Multi-StrategyEquities Master Fund Ltd. is C/O Citadel Enterprise Americas LLC. 131, South Dearborn St., Chicago, IL 60603.

(60)
The address of DS Liquid Div RVA MON LLC (Monashee) is C/O Monashee Invesment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(61)
The address of EC Longhorn LLC is C/O: Eminence Capital LP, 399 Park Ave, 25th Floor, New York, NY 10022.

(62)
The address of Eminence Holdings LLC is C/O: Eminence Capital LP, 399 Park Ave, 25th Floor, New York, NY 10022.

(63)
The address of Ghisallo Master Fund LP is C/O: Ghisallo Capital Management, 734 Longmeadow St, Suite 316. Longmeadow, MA 01106.

(64)
Consists of shares of Class A common stock held by Hedosophia Public Investments Limited and by Longsutton Limited. Hedosophia Public Investments Limited is managed by Hedosophia P3 GP Limited, which is wholly-owned by

Hedosophia Group Limited which is managed by Longsutton Limited (collectively, the “Hedosophia Parent Entities”). The Hedosophia Parent Entities and Ian Osborne may be deemed to have voting and investment control of the Class A Common Stock held by Hedosophia Public Investments Limited. The address of the entities and individuals mentioned in this footnote is PO Box 255, Trafalgar Court, Les Banques, St. Peter Port, Guernsey, GY1 3QL.
(65)
The address of HG Vora Special Opportunities Master Fund, Ltd. is C/O HG Vora Capital Management, LLC; 330 Madison Ave, 20th Floor, New York, NY 10017.

(66)
The address of Hunter Peak Investments Fund, LP is 7 W. 18th St., 6th Fl. New York, NY 10011.

(67)
The address of Integrated Core Strategies (US) LLC/Millennium is 666 Fifth Ave., 8th Fl, New York, NY 10103.

(68)
The address of Jane Street Global Trading, LLC is 250 Vesey St., New York, NY 10281.

(69)
The address of JPK Capital Holdings (Barbados) Inc. is Burnham Court, Bishop’s Court Hill Upper Collymore Rock, St. Michael, Barbados.

(70)
The address of JPK Capital Holdings (Barbados) Inc. is Burnham Court, Bishop’s Court Hill Upper Collymore Rock, St. Michael, Barbados.

(71)
The address of Linden Capital L.P. is C/O Linden Advisors LP, 590 Madison Ave., 5th Fl, New York, NY 10022.

(72)
The address of Luxor Capital Partners is 1114 Avenue of the Americas, 28th Fl, New York, NY 10036.

(73)
The address of Luxor Capital Partners Long is 1114 Avenue of the Americas, 28th Fl, New York, NY 10036.

(74)
The address of Luxor Capital Partners Long Offshore Master Fund is 1114 Avenue of the Americas, 28th Fl, New York, NY 10036.

(75)
The address of Luxor Capital Partners Offshore Master Fund is 1114 Avenue of the Americas, 28th Fl, New York, NY 10036.

(76)
The address of Luxor Wavefront is 1114 Avenue of the Americas, 28th Fl, New York, NY 10036.

(77)
The address of Millais Limited is C/O: Millais USA LLC 767 5th Ave, 9th Fl, New York, NY 10153.

(78)
The address of BMO Nesbitt Burns ITF MMCAP International Inc. SPC for and on behalf of MMCAP Master Segregated Portfolio is C/O: Mourant Governance: Service (Cayman), 94 Solaris Avenue, PO BOX 1348. Grand BMO Nesbitt Burns: 1 First Canadian Place B1 Level Stock Cage, Toronto, ON.

(79)
The address of MMF LT, LLC is C/O Moore Capital Management, LP, 11 Times Square, New York, NY 10036.

(80)
The address of Monashee Pure Alpha SPV I LP is C/O Monashee Invesment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(81)
The address of Monashee Solitario Fund LP is C/O Monashee Invesment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(82)
The address of Norges Bank is Bankplassen 2, Oslo, Norway.

(83)
The address of SFL SPV I LLC (Monashee) is C/O Monashee Invesment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(84)
The address of Sixth Sense Advisory LLC is 29 Willetts Rd, Mount Kisco, NY 10549.

(85)
The address of The 2019 Michael G. Mullen Irrevocable Trust is 1751 Meadow Hill Dr., Annapolis, MD 21409.

(86)
The address of The HGC Fund LP is 161 Bay St., 4th Fl, Toronto, ON.

(87)
The address of Third Point Loan is 55 Hudson Yards, 51st Fl, New York, NY 10001.

(88)
The address of Times Square Capital, LLC on behalf of PG&E Company Retirement Master Trust is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(89)
The address of Times Square Capital Management, LLC American Legacy Fund is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(90)
The address of Times Square Capital Management, LLC Collective Investment Trust is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(91)
The address of Times Square Capital Management, LLC on behalf of Cox Enterprises Inc. Master Trust is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(92)
The address of Times Square Capital Management, LLC on behalf of Guidestone Capital Management, LLC is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(93)
The address of Times Square Capital Management, LLC on behalf of Hallmark Cards Inc Master Trust is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(94)
The address of Times Square Capital Management, LLC on behalf of Pacific Gas and Electric Company Post Retirement Medical Plan Trust Non-Management Employees and Retirees is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(95)
The address of Times Square Capital Management, LLC on behalf of Prudential Retirement Insurance and Annuity Company is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(96)
The address of Times Square Capital Management, LLC on behalf of The Kemper & Ethel Marley Foundation is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(97)
The address of Times Square Capital Management, LLC on behalf of Supervalu Inc. Master Investment Trust is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(98)
The address of Topia Ventures, LLC is C/O Topia Ventures Management, 104 W. 40th St., 19th Floor, New York, NY 10018.

(99)
The address of Vellar Opportunites Fund Master, Ltd. is C/O: Cohen & Company, 3 Columbus Circle, 24th Fl. New York, NY 10019.

(100)
The address of Weiss Ventures I LLC is C/O Weiss Asset Management LP, 222 Berkeley St., 16th Floor, Boston, MA 02116.

(101)
Since the consummation of the Business Combination, Mr. Thakran has served as a member of our Board. Mr. Thakran served as the Chief Executive Officer and the Chairman of the board of directors of Aspirational from July 2020 through the consummation of the Business Combination.

(102)
Consists of 1,746,004 shares of common stock held of Class A common stock and 1,336,335 shares of Class A common stock which may be acquired upon exercise of private placement warrants.

(103)
Liber Pater, LLC is controlled by J. Michael Chu and Scott A. Dahnke, the co-chief executive officers of L Catterton. The address of the entities and individuals mentioned in this footnote is c/o L Catterton 599 West Putnam Avenue, Greenwich, CT 06830.

(104)
Consists of 2,012,344 shares of common stock held of Class A common stock and 1,540,183 shares of Class A common stock which may be acquired upon exercise of private placement warrants.

(105)
Birdwing Investments Limited is controlled by Mark Bedingham. Mr. Bedingham served as the Vice Chairman of the board of directors of Aspirational from July 2020 through the consummation of the Business Combination. The address of Birdwing Investment Limited and Mr. Bedingham is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(106)
Consists of 591,866 shares of common stock held of Class A common stock and 452,995 shares of Class A common stock which may be acquired upon exercise of private placement warrants.

(107)
The disclosure with respect to the remaining selling holders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings in the class of securities for which they are included herein are less than 1% of such class of securities. Includes shares and warrants that are owned by Lisa Myers, Neil Jacobs, Frank Newman and Leo Austin. Ms. Myers served as the President of Aspirational from July 2020 through the consummation of the Business Combination and each of Mr. Jacobs, Mr. Newman and Mr. Austin served as members of the board of directors of Aspirational from September 2020 through the consummation of the Business Combination.

(108)
Consists of 518,899 shares of common stock held of Class A common stock and 22,650 shares of Class A common stock which may be acquired upon exercise of private placement warrants.

(109)
Consists of warrants held by selling holders only if such holders are participating in this offering with respect to any warrants they may hold.

Material Relationships with the Selling Securityholders
For a description of our relationships with the selling securityholders and their affiliates see the sections entitled “Management” “Certain Relationships and Related Transactions” and “Executive and Director Compensation.”

DESCRIPTION OF OUR SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, our Bylaws, the Registration Rights Agreement and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. Shareholders are urged to read the Organizational Documents in their entirety for a complete description of the rights and preferences of our securities.
Capital Stock
General
The total amount of our authorized capital stock consists of 2,500,000,000 shares of Class A common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of July 13, 2021, there were 245,287,754 shares of Class A common stock issued and outstanding and no shares of our preferred stock outstanding. These numbers do not include shares of our Class A common stock issuable upon the exercise of Wheels Up Options, upon the exchange of the Wheels Up PI Units or upon exercise of any warrants or shares that may become issuable if the earnout is achieved.
The following summary describes the material provisions of our capital stock. We urge you to read the Organizational Documents, the Registration Rights Agreement and the warrant-related documents described herein.
Preferred Stock
Our Board has authority to issue shares of preferred stock in one or more series, to fix for each such series such voting rights, designations, powers, preferences and relative participating, optional, special and other rights, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL.
Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Class A common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the market price of our Class A common stock and the voting and other rights of the holders thereof. There are no current plans to issue any shares of preferred stock.
Class A Common Stock
Holders of Class A common stock are not entitled to preemptive or other similar subscription rights to purchase any of our securities. Our Class A common stock is neither convertible nor redeemable. All shares of our capital stock have been issued in uncertificated form.
Voting Rights
Each holder of our Class A common stock is entitled to one vote per share on each matter submitted to a vote of stockholders, as provided in the Certificate of Incorporation. The Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. However, when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. When a quorum is present, the affirmative vote of a majority of the votes cast will be required to take action, unless otherwise specified by law the Bylaws or the Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote.

Dividend Rights
Each holder of our capital stock is entitled to the payment of dividends and other distributions as may be declared by the our Board from time to time out of our assets or funds legally available for dividends or other distributions. These rights will be subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.
Liquidation Rights
If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our Class A common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.
Redeemable Warrants
Public Warrants
Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing August 12, 2021, except as described below. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of our Class A common stock. The warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of our Class A common stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the our Class A common stock shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to us satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as a result of a notice of redemption described below under “— Redemption of warrants when the price per share of our Class A common stock equals or exceeds $10.00”. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of our Class A common stock underlying such unit.
We have agreed that as soon as practicable, but in no event later than 15 business days, after the Closing, we will use commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants, and we will use commercially reasonable efforts to cause the same to become effective within 60 business days after the Closing and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the shares of Class A common stock are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (i) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) less the exercise price of the warrants by (y) the fair market value and (ii) 0.361 shares of Class A common stock per warrant. The “fair market value” as used in the preceding sentence shall mean the volume weighted average price of the shares of Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent. The date the warrant agent receives notice of a “cashless exercise” will be determined by the warrant agent.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.   Once the warrants become exercisable, Wheels Up may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price of the shares of Class A common stock for any twenty trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (which is referred to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant described under the heading “— Anti-dilution Adjustments”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30 day redemption period.
If and when the warrants become redeemable by Wheels Up, Wheels Up may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Wheels Up has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Wheels Up issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.   Once the warrants become exercisable, we may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of shares of Class A common stock (as defined below) except as otherwise described below;

•
if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”); and

•
if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

During the period beginning on the date the notice of redemption is given, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by Wheels Up pursuant to this redemption feature, based on the “fair market value” of the shares of Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of the shares of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. Wheels Up will provide warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (i) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (ii) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.
Redemption Date	Fair Market Value of Shares of Class A Common Stock
(Period to expiration of warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months.	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the volume weighted average price of the shares of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the shares of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by Wheels Up pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Class A common stock are trading at or above $10.00 per share, which may be at a time when the trading price of the shares of Class A common stock is below the exercise price of the warrants. Wheels Up has established this redemption feature to provide it with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. Wheels Up will be required to pay the applicable redemption price to warrant holders if it chooses to exercise this redemption right and it will allow Wheels Up to quickly proceed with a redemption of the warrants if it determines it is in Wheels Up’s and its other stockholders’ best interest to do so. As such, Wheels Up would redeem the warrants in this manner when it believes it is in Wheels Up’s and its other stockholders’ best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, Wheels Up can redeem the warrants when the shares of Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to Wheels Up’s capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If Wheels Up chooses to redeem the warrants when the shares of Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A common stock if and when such shares of Class A common stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, Wheels Up will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A common stock pursuant to the warrant agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of Class A common stock, Wheels Up will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption procedures.   A holder of a warrant may notify Wheels Up in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.   If the number of issued and outstanding shares of Class A common stock is increased by a capitalization or share dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of Class A common stock. A rights offering made to all or substantially all of the holders of shares of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Class A common stock equal to the product of(i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A common stock) and (ii) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for shares of Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of Class A common stock during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if Wheels Up, at any time while the warrants are outstanding and unexpired, pays to all or substantially all of the holders of shares of Class A common stock a dividend or makes a distribution in cash, securities or other assets to the holders of shares of Class A common stock on account of such shares of Class A common stock (or other securities into which the warrants are convertible), other than (i) as described above or (ii) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of issued and outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (i) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (ii) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of Wheels Up with or into another corporation (other than a merger or consolidation in which Wheels Up is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Wheels Up as an entirety or substantially as an entirety in connection with which Wheels Up is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of shares of Class A common stock in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.
The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that (i) the terms of the warrants may be amended without the consent of any holder for the purpose of (A) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision or (B) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants and (ii) all other modifications or amendments require the vote or written consent of at least 65% of the then outstanding public warrants; provided, that any amendment that solely affects the terms of the private placement warrants or any provision of the warrant agreement solely with respect to the private placement warrants will also require at least 65% of the then outstanding private placement warrants.
The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Subject to applicable law, any action, proceeding or claim against Wheels Up arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and Wheels Up has irrevocably submitted to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States are the sole and exclusive forum.
Private Placement Warrants
The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) will generally not be transferable, assignable or salable until August 12, 2021 and they will not be redeemable by Wheels Up (except as described above under “— Public Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, have the option to exercise the private placement warrants on a cashless basis and have certain registration rights described herein. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by Wheels Up in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.
Except as described above under “— Public Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (i) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “sponsor fair market value” (as defined below) less the exercise price of the warrants by (ii) the sponsor fair market value. For these purposes, the “sponsor fair market value” shall mean the average last reported sale price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that Wheels Up has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and its permitted transferees is because it is not known at this time whether they will be affiliated with Wheels Up following the Closing. If they remain affiliated with Wheels Up, their ability to sell Wheels Up’s securities in the open market will be significantly limited. Wheels Up has a policy in place that restrict insiders from selling its securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell Wheels Up securities, an insider cannot trade in Wheels Up’s securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, Wheels Up believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law
The Certificate of Incorporation and the Bylaws contain and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of Wheels Up. These provisions are intended to avoid costly takeover battles, reduce Wheels Up’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire Wheels Up. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of Wheels Up by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock.
Special Meetings of Stockholders
The Certificate of Incorporation provides that a special meeting of stockholders may be called by the (i) Chairperson of the Board, (ii) Wheels Up’s Chief Executive Officer or (iii) the Board, provided that such special meeting may be postponed or cancelled by the Board.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. For any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice requirements and provide Wheels Up with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of Wheels Up stockholders following the adoption of the Bylaws, the date of the preceding annual meeting will be deemed to be May 25, 2021). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Wheels Up.
Action by Written Consent
The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting, except that holders of one or more series of preferred stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as the Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Wheels Up by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.
Limited Voting by Foreign Owners
To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, the Certificate of Incorporation and Bylaws restrict voting of shares of our capital stock by non-U.S. Citizens. The restrictions imposed by federal law currently require that no more than 25% or our voting stock be voted, directly or indirectly, by persons who are not U.S. Citizens, and that our chief executive officer, president, at least two-thirds of our officers and at least two-thirds of our Board be U.S. Citizens. The Certificate of Incorporation provides that no shares of our capital stock may be voted by or at the direction of non-U.S. Citizens unless such shares are registered on the Foreign Stock Record. If the number of shares on the Foreign Stock Record exceeds 25%, each stockholder with capital stock registered on the Foreign Stock Record will have their voting rights suspended on a pro rata basis such that the voting rights afforded to the capital stock registered on the Foreign Stock Record is equal to 25% of the total voting power of our capital stock. The voting rights will be reinstated once the voting rights of the capital stock registered on the Foreign Stock Record does not exceed 25% of the total voting power of our capital stock, not taking into consideration the pro rata reduction.
Election of Directors and Vacancies
The Certificate of Incorporation provides that the Board will determine the number of directors who will serve on the Board. Under the Certificate of Incorporation, the Board will be divided into three classes designated as Class I, Class II and Class III. Class I directors initially serve for a term expiring at the first annual meeting of stockholders following the Closing. Class II and Class III directors initially serve for a term expiring at the second and third annual meeting of stockholders following the Closing, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There is no limit on the number of terms a director may serve on the Board.
In addition, the Certificate of Incorporation provides that any vacancy on the Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office.
Notwithstanding the foregoing provisions of this section, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Board will shorten the term of any incumbent director.
Removal of Directors
Subject to the issuance of any of Wheels Up preferred stock, the Board or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of Wheels Up’s voting stock entitled to vote at an election of directors.
Delaware Anti-Takeover Statute
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (i) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (ii) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (iii) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL. Wheels Up has not opted out of Section 203. Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring Wheels Up to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Quorum
The Bylaws provide that at any meeting of the Board, a majority of the total number of directors then in office constitutes a quorum for all purposes.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of Wheels Up and its stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including (under current law) breaches resulting from grossly negligent behavior. Under current law, exculpation would not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
The Bylaws provide that Wheels Up must indemnify and advance expenses to its directors and officers to the fullest extent authorized by the DGCL. Wheels Up is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers and certain employees for some liabilities. Wheels Up believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Organizational Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.
These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Wheels Up and its stockholders. In addition, your investment may be adversely affected to the extent Wheels Up pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving Wheels Up’s directors, officers or employees for which indemnification is sought.
Exclusive Jurisdiction of Certain Actions
The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Wheels Up’s name, actions against directors, officers and employees for breach of fiduciary duty, any provision of the DGCL, the Certificate of Incorporation, the Bylaws and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of the State of Delaware, the stockholder bringing the suit will be deemed to have consented to (i) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the exclusive jurisdiction provisions of the Certificate of Incorporation and (ii) service of process on such stockholder’s counsel. Notwithstanding the foregoing, the Certificate of Incorporation provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act. Instead, the Certificate of Incorporation provides that federal district courts will be the sole and exclusive forum for claims under the Securities Act. In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although Wheels Up believes this provision benefits Wheels Up by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Wheels Up’s directors and officers.

Lock-Up Restrictions
The Registration Rights Agreement contains certain restrictions on transfer with respect to the shares of Class A common stock (and any equity securities convertible into or exercisable or exchangeable for shares of Class A common stock) held by the Sponsor and certain former WUP equityholders immediately following the Closing and the Earnout Shares and Wheels Up EO Units (but not including shares purchased in the public market or in the PIPE Investment) (the “Lock-up Shares”), in each case until the earlier of (i) January 9, 2022 and (ii) (a) for 33.33% of the Lock-up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the VWAP (as defined in the Merger Agreement) of Class A common stock equals or exceeds $12.50 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing Date and (b) for an additional 50% of the Lock-up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the VWAP of Class A common stock equals or exceeds $15.00 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing Date.
Registration Rights
The Registration Rights Agreement provides that Wheels Up is required to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Class A common stock and other equity securities of Wheels Up that are held by the parties thereto from time to time, subject to the restrictions on transfer therein.
The PIPE Subscription Agreements provide that, solely with respect to subscriptions by third-party investors whom are not party to the Registration Rights Agreement, Wheels Up is required to file with the SEC, a shelf registration statement covering the resale of the shares of Class A common stock issued to any such third-party investor and to use its commercially reasonable efforts to have such registration statement on Form S-1 or Form S-3 (if eligible) declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) the 60th calendar day following the filing date thereof if the SEC notifies Wheels Up that it will “review” such registration statement and (ii) the 10th business day after the date Wheels Up is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.
As described above, we also agreed pursuant to the warrant agreement to file a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants.
Transfer Agent and Warrant Agent
The transfer agent and warrant agent for Class A common stock and warrants, respectively, is Continental Stock Transfer & Trust Company. The transfer agent’s and warrant agent’s address is One State Street, 30th Floor, New York, NY 10004.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Class A common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and (ii) Wheels Up is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted Class A common stock for at least six months but who are affiliates of ours at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of our Class A common stock then outstanding; or

•
the average weekly reported trading volume of our Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the transferees of the Sponsor will be able to sell their Class A common stock and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after the filing of our “Super” Form 8-K with Form 10 type information, which was filed on July 19, 2021.
We are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

PLAN OF DISTRIBUTION
The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling warrants, shares of our Class A common stock or interests in shares of our Class A common stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, shares of our Class A common stock or interests in shares of our Class A common stock on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling securityholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted by applicable law.

In addition, a selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of our Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or shares of our Class A common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the warrants or shares of our Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our warrants, shares of our Class A common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or shares of our Class A common stock in the course of hedging the positions they assume. The selling securityholders may also sell warrants or shares of our Class A common stock short and deliver these securities to close out their short positions, or loan or pledge the warrants or Class A common stock to broker-dealers that in turn may sell these securities.

The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling securityholders from the sale of the warrants or Class A common stock offered by them will be the purchase price of the warrants or Class A common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Class A common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the warrants or shares of our Class A common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the warrants or Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or Class A common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.
We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn.

LEGAL MATTERS
The validity of the securities offered by this prospectus have been passed upon for us by Arnold & Porter Kaye Scholer LLP, New York, New York.
EXPERTS
The financial statements of Wheels Up Experience Inc. (formerly known as Aspirational Consumer Lifestyle Corp.) for the period from July 7, 2020 (inception) through December 31, 2020, and the balance sheet as of December 31, 2020, included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein (which contains an explanatory paragraph relating to substantial doubt about the ability of Aspirational Consumer Lifestyle Corp. to continue as a going concern as described in Note 1 to the financial statements). Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The audited consolidated financial statements of Wheels Up Partners Holdings LLC included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The financial statements of Delta Private Jets, Inc. included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities you should refer to the registration statement and our exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.wheelsup.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
CONDENSED BALANCE SHEETS
	March 31 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$62,393	$719,926
Prepaid expenses	416,047	608,945
Total Current Assets	478,440	1,328,871
Cash and marketable securities held in Trust Account	239,840,428	239,795,125
TOTAL ASSETS	$240,318,868	$241,123,996
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liability
Accrued expenses	$3,866,573	$1,112,155
Accrued offering costs	372,483	372,483
Promissory note – related party	100,000	—
Total Current Liabilities	4,339,056	1,484,638
Warrant liability	17,780,521	13,272,784
Deferred underwriting fee payable	8,391,121	8,391,121
Total Liabilities	30,510,698	23,148,543
Commitments (Note 6)
Class A ordinary shares subject to possible redemption, 23,974,632 and 21,293,210 shares at redemption value as of March 31, 2021 and December 31, 2020, respectively	239,840,428	212,975,444
Shareholders’ (Deficit) Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 0 and 2,681,422 shares issued and outstanding (excluding 23,974,632 and 21,293,210 shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	—	268
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,993,658 shares issued and outstanding at March 31, 2021 and December 31, 2020	599	599
Additional paid-in capital	—	6,657,917
Accumulated deficit	(30,032,857)	(1,658,775)
Total Shareholders’ (Deficit) Equity	(30,032,258)	5,000,009
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	$240,318,868	$241,123,996
The accompanying notes are an integral part of the unaudited condensed financial statements.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(Unaudited)
For the Three Months Ended March 2021
Operating and formation costs	$3,704,849
Loss from operations	(3,704,849)
Other income:
Change in fair value of warrant liability	(4,507,737)
Interest earned on marketable securities held in Trust Account	45,303
Net loss	$(8,167,283)
Basic and diluted weighted average shares outstanding, Class A Ordinary shares subject to possible redemption	23,040,654
Basic and diluted net income per share, Class A Ordinary shares subject to possible redemption	$0.00
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	6,927,636
Basic and diluted net loss per share, Non-redeemable ordinary shares	$1.18
The accompanying notes are an integral part of the unaudited condensed financial statements.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(Unaudited)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	2,681,422	$268	5,993,658	$599	$6,657,917	$(1,658,775)	$5,000,009
Measurement adjustment on redeemable Ordinary shares	(2,681,422)	(268)	—	—	(6,657,917)	(20,206,799)	(26,864,984)
Net loss	—	—	—	—	—	(8,167,283)	(8,167,283)
Balance – March 31, 2021	—	$—	5,993,658	$599	$—	$(30,032,857)	$(30,032,258)
The accompanying notes are an integral part of the unaudited condensed financial statements.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
CONDENSED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(8,167,283)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	4,507,737
Interest earned on marketable securities held in Trust Account	(45,303)
Changes in operating assets and liabilities:
Prepaid expenses	192,898
Accrued expenses	2,754,418
Net cash used in operating activities	(757,533)
Cash Flows from Financing Activities:
Proceeds from promissory note – related party	100,000
Net cash provided by financing activities	100,000
Net Change in Cash	(657,533)
Cash – Beginning	719,926
Cash – Ending	$62,393
Non-Cash Investing and Financing Activities:
Change in value of Class A ordinary shares subject to possible redemption	$26,864,984
The accompanying notes are an integral part of the unaudited condensed financial statements.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Aspirational Consumer Lifestyle Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on July 7, 2020. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses (“Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination, the Company intends to focus on businesses with premium brands that offer an aspirational lifestyle experience to consumers. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of March 31, 2021, the Company had not commenced any operations. All activity for the period from July 7, 2020 (inception) through March 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and activities in connection with the proposed acquisition of Wheels Up Partners Holdings LLC, a Delaware limited liability company (“Wheels Up”) (see Note 6). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on September 22, 2020. On September 25, 2020 the Company consummated the Initial Public Offering of 22,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $225,000,000 which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,333,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Aspirational Consumer Lifestyle Sponsor LLC (the “Sponsor”), generating gross proceeds of $6,500,000, which is described in Note 4.
Following the closing of the Initial Public Offering on September 25, 2020, an amount of $225,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
On September 29, 2020, the underwriters notified the Company of their intent to partially exercise their over-allotment option for settlement on October 2, 2020. As such, on October 2, 2020, the Company consummated the sale of an additional 1,474,632 Units, at $10.00 per Unit, and the sale of an additional 196,617 Private Placement Warrants, at $1.50 per Private Placement Warrant, generating total gross proceeds of $15,041,246. A total of $14,746,320 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account on October 2, 2020 to $239,746,320 (see Note 9).
Transaction costs amounted to $13,763,667, consisting of $4,794,926 of underwriting fees, $8,391,121 of deferred underwriting fees and $577,619 of other offering costs.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount held in trust). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 following any related share redemptions and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.
The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below), or (ii) with respect to

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Share.
The Company will have until September 25, 2022 (as such period may be extended pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, the “Combination Period”) to complete a Business Combination. If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s Board of Directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
Going Concern
As of March 31, 2021, the Company had $62,393 in its operating bank accounts, $239,840,428 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital deficit of $3,860,616. As of March 31, 2021, approximately $95,000 of the amount on deposit in the Trust Account represented interest income.
Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
The Company will need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risk and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Amendment No. 1 to the Company’s Annual report on Form 10-K/A, as filed with the SEC on May 6, 2021. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the period ending December 31, 2021 or for any future periods.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and December 31, 2020.
Marketable Securities Held in Trust Account
At March 31, 2021 and December 31, 2020, substantially all of the assets held in the Trust Account were held in U.S. Treasury securities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2021, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital and accumulated deficit.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations (see Note 9).
Offering Costs
Offering costs consist of legal, accounting, underwriting fees and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounting to $12,441,638 were charged to shareholders’ equity upon the completion of the Initial Public Offering.
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740, “Income Taxes” (“ASC 740”) clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.
Net Loss per Ordinary Share
Net income (loss) per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 12,521,494 shares in the calculation of diluted loss per share, since the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income (loss) per share for Redeemable Class A Ordinary Shares in a manner similar to the two-class method of income (loss) per share. Net income per ordinary share, basic and diluted, for Redeemable Class A Ordinary Shares is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of ordinary shares subject to possible redemption outstanding since original issuance.
Net loss per share, basic and diluted, for Non-Redeemable Class A and Class B Ordinary Shares is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to Redeemable Class A Ordinary Shares, by the weighted average number of non-redeemable ordinary shares outstanding for the period.
Non-Redeemable Class A and Class B Ordinary Shares includes Founder Shares and non-redeemable ordinary shares as these shares do not have any redemption features. Non-Redeemable Class A and Class B Ordinary Shares participates in the income or loss on marketable securities based on non-redeemable ordinary shares’ proportionate interest.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
Three Months Ended March 31, 2021
Redeemable Class A Ordinary Shares
Numerator: Earnings allocable to Redeemable Class A Ordinary Shares
Interest earned on marketable securities held in Trust Account	$36,684
Net income allocable to shares subject to possible redemption	$36,684
Denominator: Weighted Average Redeemable Class A Ordinary Shares
Basic and diluted weighted average shares outstanding	23,040,654
Basic and diluted net income per share	$0.00
Non-Redeemable Class A and Class B Ordinary Shares
Numerator: Net Loss minus Net Earnings
Net loss	$(8,167,283)
Net loss allocable to Redeemable Class A Ordinary Shares	(36,684)
Non-Redeemable Net Loss	(8,203,967)
Denominator: Weighted Average Non-Redeemable Class A and Class B Ordinary Shares
Basic and diluted weighted average shares outstanding	6,927,636
Basic and diluted net loss per share	$1.18
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheet, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.
NOTE 3.   INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 23,974,632 Units, inclusive of 1,474,632 Units sold to the underwriters on October 2, 2020 upon the underwriters’ election to partially exercise their over-allotment option (see Note 9), at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 4.   PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,333,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $6,500,000. On October 2, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 196,617 Private Placement Warrants to the Sponsor, at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $294,926. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 5.   RELATED PARTY TRANSACTIONS
Founder Shares
On July 15, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 6,468,750 Class B ordinary shares (the “Founder Shares”). The Founder Shares included an aggregate of up to 843,750 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would equal 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option on October 2, 2020, 475,092 Founder Shares were forfeited, resulting in an aggregate of 5,993,658 Founder Shares issued and outstanding as of October 2, 2020 (see Note 9), none of which are currently subject to forfeiture.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Administrative Services and Support Services Agreement
The Company has agreed, commencing on September 23, 2020 to pay the Sponsor $10,000 per month for office space, administrative and support services (the “Administrative Services Agreement”). Such administrative services agreement was assigned from the Sponsor to Turmeric Capital, an affiliate of our Chief Executive Officer, on December 31, 2020. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees.
The Company has also agreed, commencing on September 23, 2020, to pay Turmeric Capital Singapore Pte Ltd, an affiliate of its Chief Executive Officer, $10,000 per month for support services, including accounting, book and record keeping and cash management services (the “Support Services Agreement”). Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
For the three months ended March 31, 2021, the Company incurred and paid an aggregate of $57,532, in fees for the services rendered under the Administrative Services Agreement and Support Services Agreement, including for certain services provided in 2020.
Promissory Note  —  Related Party
On July 15, 2020, the Company issued a promissory note (the “IPO Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The IPO Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020 and (ii) the completion of the Initial Public Offering. The outstanding balance under the IPO Promissory Note of $100,349 was repaid at the closing of the Initial Public Offering on September 25, 2020.
On March 8, 2021, the Company issued a promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $100,000. The Promissory Note is subject to interest of 2.75% per annum and payable on the earlier of (i) September 25, 2022 or (ii) the completion of a Business Combination.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
NOTE 6.   COMMITMENTS
Registration Rights
Pursuant to a registration rights agreement entered into on September 25, 2020, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,391,121, upon the partial exercise of the over-allotment, in the aggregate (see Note 9). The deferred fee will become payable to the

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Advisory Fee
Connaught (UK) Limited (“Connaught”), acted as the Company’s independent financial advisor in connection with the Initial Public Offering, for which it will receive customary fees. The Company has agreed to pay Connaught a fee in an amount equal to 10% of the underwriting commission payable to the underwriters. The fee to Connaught was paid in part at the closing of Initial Public Offering and will be paid in part at the closing of a Business Combination, in the same proportion as the non-deferred and deferred underwriting commission payable to the underwriters. The underwriters have agreed to reimburse the Company for the fee to Connaught as it becomes payable out of the underwriting commission.
Upon the successful completion of a Business Combination or the Company’s liquidation, the Company will also pay each of its independent directors $3,125 per month in the aggregate for his or her service to the Company. The fees will be deferred and become payable only upon the Company’s consummation of a Business Combination or the Company’s liquidation. The independent directors have waived their rights against the Trust Account with respect to such payment.
Advisory Services
On January 22, 2021, the Company entered into an agreement for advisory services in connection with its business combination with Wheels Up. The advisory services covered by the agreement include the strategy, timing, negotiation of the terms of the business combination and other customary financial advisory services. Upon a successful business combination with Wheels Up, the Company will pay a transaction fee of $10,000,000. The agreement expires on January 21, 2022 and expressly waives the right of any claim against the assets in the Trust Account by the advisory services provider.
Merger Agreement
On February 1, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Wheels Up, KittyHawk Merger Sub LLC, Wheels Up Blocker Sub LLC, the Blocker Merger Subs (as defined in the Merger Agreement) and the Blockers (as defined in the Merger Agreement).The Merger Agreement calls for (i) the domestication of the Company to Delaware and (ii) a series of mergers whereby Wheels Up will survive as a subsidiary of the Company, with the Company as its managing member. The Merger Agreement provides for the following:
At the closing of the transaction (“Closing”), the equityholders of Wheels Up will receive an aggregate merger consideration of $1,885,000,000 in the form of Company Class A ordinary shares, including the Company Class A ordinary shares reserved in respect of the awards described below, in addition to a number of Company Class A ordinary shares that may be issued post-Closing if Wheels Up options were to be cash exercised and due to the exchange of any Wheels Up profits interests for Company Class A ordinary shares at a level above the intrinsic value of the profits interests immediately after Closing based on a reference price per share of Company Class A ordinary shares of $10.00, plus any Earnout Shares (as defined below).
Upon Closing, (i) each option to purchase Wheels Up common interest shall be converted into an option of the Company, (ii) each award of profit interests of Wheels Up shall be converted into an award of profits interests of the Company which, upon vesting and, for members of senior management, subject to the expiration of a lock-up period, such interests will be exchangeable for Company Class A ordinary shares, and (iii) each award of Wheels Up restricted interests shall be converted into an award of restricted interests of the Company, which, upon vesting and, for members of senior management, subject to the expiration of a lock-up period, will be exchangeable for Company Class A ordinary shares, in each case, as

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
adjusted in accordance with the Merger Agreement. In addition, existing Wheels Up equityholders will have the right to receive 9,000,000 additional Company Class A ordinary shares in three equal tranches upon the achievement of share price thresholds for the Company Class A ordinary shares of $12.50, $15.00 and $17.50 (such shares, the “Earnout Shares”).
The Company plans to change its name to Wheels Up Experience Inc. The Closing is subject to certain customary closing conditions including the approval of the Company’s shareholders and Wheels Up’s equityholders.
On February 1, 2021, concurrently with the execution of the Merger Agreement, the Company entered into subscription agreements with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 55,000,000 Company Class A ordinary shares for an aggregate purchase price equal to $550,000,000 (the “PIPE Investment”). The PIPE Investment will be consummated substantially concurrently with the Closing.
NOTE 7.   SHAREHOLDERS’ EQUITY
Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001. The Company’s Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board of Directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At March 31, 2021, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 0 and 2,681,422 Class A ordinary shares issued and outstanding, excluding 23,974,632 and 21,293,210 Class A ordinary shares subject to possible redemption, respectively.
Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 5,993,658 Class B ordinary shares issued and outstanding.
Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as otherwise required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 8.   WARRANTS
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon the exercise of the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.   Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted).

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.   Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

•
if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted); and

•
if the Reference Value is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s Board of Directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 9.   FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At March 31, 2021 and December 31, 2020, there were 7,991,544 Public Warrants and 4,529,950 Private Placement Warrants outstanding.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	March 31, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$239,840,428	$239,795,125
Liabilities:
Warrant Liability – Public Warrants	1	11,347,992	8,471,037
Warrant Liability – Private Placement Warrants	3	6,432,529	4,801,747
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our accompanying March 31, 2021 condensed balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statement of operations.
The Company established the initial fair value for the Warrants on September 25, 2020, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model for the Private Placement Warrants and the Public Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A ordinary shares and one-fourth of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of Class B ordinary shares, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A ordinary shares subject to possible redemption, Class A ordinary shares and Class B ordinary shares based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs. The measurement of the Public Warrants as of March 31, 2021 and December 31, 2020 is classified as Level 1 due to the use of an observable market quote in an active market.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
The key inputs into the Monte Carlo simulation model for the Private Placement Warrants at March 31, 2021 and December 31, 2020 is as follows:
Input	March 31, 2021	December 31, 2020
Risk-free interest rate	1.01%	0.43%
Expected term (years)	5.42	5.49
Expected volatility	25.0%	20.0%
Exercise price	$11.50	$11.50
Fair value of Units	$10.01	$9.97
Probability of Acquisition	95%	85%
The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2021	$4,801,747	$8,471,037	$13,272,784
Change in valuation inputs or other assumptions	1,630,782	2,876,955	4,507,737
Fair value as of March 31, 2021	$6,432,529	$11,347,992	$17,780,521
NOTE 10.   SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.
Promissory Notes
On April 30, 2021, the Company issued a promissory note to the Sponsor, pursuant to which the Company borrowed an aggregate principal amount of $150,000. The promissory note is subject to interest of 2.75% per annum and payable on the earlier of (i) September 25, 2022 and (ii) the completion of a Business Combination.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Wheels Up Experience Inc.
(Formerly Aspirational Consumer Lifestyle Corp.)
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Wheels Up Experience Inc. (formerly Aspirational Consumer Lifestyle Corp.) (the “Company”) as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 7, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from July 7, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Restatement of the 2020 Financial Statements
As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the period from July 7, 2020 (inception) through December 31, 2020, have been restated.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2020.
March 15, 2021, except for the effects of the restatement discussed in Note 2 and 9 and the subsequent events discussed in Note 11C and 11D as to which the date is May 5, 2021.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
BALANCE SHEET
DECEMBER 31, 2020 (As Restated)
ASSETS
Current Assets
Cash	$719,926
Prepaid expenses	608,945
Total Current Assets	1,328,871
Cash and marketable securities held in Trust Account	239,795,125
Total Assets	$241,123,996
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$1,112,155
Accrued offering costs	372,483
Total Current Liabilities	1,484,638
Warrant liability	13,272,784
Deferred underwriting fee payable	8,391,121
Total Liabilities	23,148,543
Commitments
Class A ordinary shares subject to possible redemption, 21,293,210 shares at redemption value	212,975,444
Shareholders’ Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 2,681,422 shares issued and outstanding (excluding 21,293,210 shares subject to possible redemption)	268
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,993,658 shares issued and outstanding	599
Additional paid-in capital	6,657,917
Accumulated deficit	(1,658,775)
Total Shareholders’ Equity	5,000,009
Total Liabilities and Shareholders’ Equity	$241,123,996
The accompanying notes are an integral part of the financial statements.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 7, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)
Formation and operational costs	$2,114,129
Loss from operations	(2,114,129)
Other income:
Interest earned on marketable securities held in Trust Account	49,590
Change in fair value of warrant liability	406,549
Unrealized loss on marketable securities held in Trust Account	(785)
Other income, net	455,354
Net loss	$(1,658,775)
Basic and diluted weighted average shares outstanding, Redeemable Class A Common Stock	21,396,989
Basic and diluted net loss per share, Redeemable Class A Common Stock	$0.00
Basic and diluted weighted average shares outstanding, Non-Redeemable Class A and Class B Common Stock	7,230,225
Basic and diluted net loss per share, Non-Redeemable Class A and Class B Common Stock	$(0.24)
The accompanying notes are an integral part of the financial statements.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE PERIOD FROM JULY 7, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – July 7, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	6,468,750	647	24,353	—	25,000
Sale of 23,974,632 Units, net of underwriting discounts and offering costs	23,974,632	2,397	—	—	218,048,528	—	218,050,925
Excess of purchase price paid over fair value of private placement warrants					1,558,303		1,558,303
Forfeiture of Founder Shares	—	—	(475,092)	(48)	48	—	—
Class A ordinary shares subject to possible redemption	(21,293,210)	(2,129)	—	—	(212,973,315)	—	(212,975,444)
Net loss	—	—	—	—	—	(1,658,775)	(1,658,775)
Balance – December 31, 2020	2,681,422	$268	5,993,658	$599	$6,657,917	$(1,658,775)	$5,000,009
The accompanying notes are an integral part of the financial statements.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 7, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)
Cash Flows from Operating Activities:
Net loss	$(1,658,775)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation costs through issuance of Class B ordinary shares	15,092
Interest earned on marketable securities held in Trust Account	(49,590)
Change in fair value of warrant liability	(406,549)
Allocation of initial public offering costs to warrant liability	510,982
Unrealized loss on marketable securities held in Trust Account	785
Changes in operating assets and liabilities:
Prepaid expenses	(608,945)
Accrued expenses	1,112,155
Net cash used in operating activities	(1,084,845)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	(239,746,320)
Net cash used in investing activities	(239,746,320)
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	234,951,394
Proceeds from sale of Private Placement Warrants	6,794,926
Proceeds from promissory note – related party	100,349
Repayment of promissory note – related party	(100,349)
Payment of offering costs	(195,229)
Net cash provided by financing activities	241,551,091
Net Change in Cash	719,926
Cash – Beginning	—
Cash – Ending	$719,926
Non-Cash Investing and Financing Activities:
Initial classification of Class A ordinary shares subject to possible redemption	$215,057,051
Change in value of Class A ordinary shares subject to possible redemption	$(2,081,607)
Initial classification of warrant liability	$13,679,333
Deferred underwriting fee payable	$8,391,121
Offering costs paid directly by Sponsor from proceeds from issuance of Class B ordinary shares	$9,908
Offering costs included in accrued offering costs	$372,483
The accompanying notes are an integral part of the financial statements.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Aspirational Consumer Lifestyle Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on July 7, 2020. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses (“Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination, the Company intends to focus on businesses with premium brands that offer an aspirational lifestyle experience to consumers. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from July 7, 2020 (inception) through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and activities in connection with the proposed acquisition of Wheels Up Partners Holdings LLC, a Delaware limited liability company (“Wheels Up”) (see Note 10).
The registration statement for the Company’s Initial Public Offering was declared effective on September 22, 2020. On September 25, 2020 the Company consummated the Initial Public Offering of 22,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $225,000,000 which is described in Note 4.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,333,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Aspirational Consumer Lifestyle Sponsor LLC (the “Sponsor”), generating gross proceeds of $6,500,000, which is described in Note 5.
Following the closing of the Initial Public Offering on September 25, 2020, an amount of $225,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
On September 29, 2020, the underwriters notified the Company of their intent to partially exercise their over-allotment option for settlement on October 2, 2020. As such, on October 2, 2020, the Company consummated the sale of an additional 1,474,632 Units, at $10.00 per Unit, and the sale of an additional 196,617 Private Placement Warrants, at $1.50 per Private Placement Warrant, generating total gross proceeds of $15,041,246. A total of $14,746,320 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account on October 2, 2020 to $239,746,320.
Transaction costs amounted to $13,763,667, consisting of $4,794,926 of underwriting fees, $8,391,121 of deferred underwriting fees and $577,620 of other offering costs.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more operating businesses or assets

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount held in trust). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 following any related share redemptions and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.
The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below), or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Share.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The Company will have until September 25, 2022 (as such period may be extended pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, the “Combination Period”) to complete a Business Combination. If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s Board of Directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern
As of December 31, 2020, the Company had $719,926 in its operating bank accounts, $239,795,125 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital deficit of $155,767. As of December 31, 2020, approximately $50,000 of the amount on deposit in the Trust Account represented interest income.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
The Company will need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risk and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of ordinary shares, all holders of the warrants would be entitled to receive cash for their warrants (the “tender offer provision”).
In connection with the audit of the Company’s financial statements for the period ended December 31, 2020, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s ordinary shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm,

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
concluded the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815-40-25.
As a result of the above, the Company should have classified the warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.
The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported cash or investment held in the trust account.
	As Previously Reported	Adjustments	As Restated
Balance sheet as of September 25, 2020 (audited)
Warrant Liability	$—	$13,679,333	$13,679,333
Ordinary Shares Subject to Possible Redemption	213,557,280	(13,679,333)	199,877,947
Class A Ordinary Shares	114	137	251
Additional Paid-in Capital	5,014,340	510,845	5,525,185
Accumulated Deficit	(15,092)	(510,982)	(526,074)
Balance sheet as of September 30, 2020 (unaudited)
Warrant Liability	$—	$13,277,000	$13,277,000
Ordinary Shares Subject to Possible Redemption	213,530,925	(13,277,000)	200,253,925
Class A Ordinary Shares	114	133	247
Additional Paid-in Capital	5,040,694	108,515	5,149,209
Accumulated Deficit	(41,447)	(108,648)	(150,095)
Balance sheet as of December 31, 2020 (audited)
Warrant Liability	$—	$13,272,784	$13,272,784
Ordinary Shares Subject to Possible Redemption	226,248,228	(13,272,784)	(212,975,444)
Class A Ordinary Shares	135	133	268
Additional Paid-in Capital	6,553,617	104,299	6,657,916
Accumulated Deficit	(1,554,342)	(104,432)	(1,658,774)
Period from July 7, 2020 (inception) to September 30, 2020 (unaudited)
Change in fair value of warrant liability	$—	$402,333	$402,333
Formation and Operational cost	15,092	510,982	526,074
Net loss	(41,447)	(108,648)	(150,095)
Weighted average shares outstanding of Class A redeemable ordinary shares		19,987,795	19,987,795
Weighted average shares outstanding of Class B non-redeemable ordinary shares	5,698,351	87,688	5,786,039
Basic and diluted net loss per share, Class B	(0.01)	(0.02)	(0.03)
Period from July 7, 2020 (inception) to December 31, 2020 (audited)
Change in fair value of warrant liability	$—	$406,549	$406,549
Formation and Operational cost	1,603,147	510,982	2,114,129
Net loss	(1,554,342)	(104,432)	(1,658,774)
Weighted average shares outstanding of Class A redeemable ordinary shares	22,676,053	(1,279,064)	21,396,989

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
	As Previously Reported	Adjustments	As Restated
Weighted average shares outstanding of Class B non-redeemable ordinary shares	6,500,406	729,819	7,230,225
Basic and diluted net loss per share, Class B	(0.25)	(0.01)	(0.26)
Cash Flow Statement for the Period from July 7, 2020 (inception) to September 30, 2020 (unaudited)
Net loss	(41,447)	(108,648)	(150,095)
Allocation of initial public offering costs to warrant liability	—	510,982	510,982
Change in fair value of warrant liability	—	402,333	402,333
Initial classification of warrant liability	—	13,679,333	13,679,333
Initial classification of common stock subject to possible redemption	213,557,280	(13,679,333)	199,877,947
Change in value of common stock subject to possible redemption	(26,355)	402,333	375,978
Cash Flow Statement for the Period from July 7, 2020 (inception) to December 31, 2020 (audited)
Net loss	$(1,554,342)	$(104,432)	$(1,658,774)
Change in fair value of warrant liability	—	406,549	406,549
Initial classification of warrant liability	—	13,679,333	13,679,333
Initial classification of common stock subject to possible redemption	227,787,480	(13,679,333)	214,108,147
Change in value of common stock subject to possible redemption	(1,539,252)	406,549	(1,132,703)
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.
Marketable Securities Held in Trust Account
At December 31, 2020, substantially all of the assets held in the Trust Account were held in U.S. Treasury securities.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the public warrants was initially estimated using a Monte Carlo simulation

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
approach (see Note 9) and was valued using the publicly traded warrant price at December 31, 2020. The private warrants were estimated using a probability adjusted Black-Scholes methodology.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Offering Costs
Offering costs consist of legal, accounting, underwriting fees and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounting to $13,763,667 were charged to shareholders’ equity upon the completion of the Initial Public Offering and the partial exercise of the over-allotment option.
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740, “Income Taxes” (“ASC 740”) clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.
Net Loss per Ordinary Share
Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 12,521,494 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The Company’s statement of operations includes a presentation of income (loss) per share for Redeemable Class A Common Stock in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Redeemable Class A Common Stock is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.
Net loss per share, basic and diluted, for Non-Redeemable Class A and Class B Common Stock is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to Redeemable Class A Common Stock, by the weighted average number of non-redeemable common stock outstanding for the period.
Non-Redeemable Class A and Class B Common Stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-Redeemable Class A and Class B Common Stock participates in the income or loss on marketable securities based on non-redeemable common stock shares’ proportionate interest.
For the Period from July 7, 2020 (Inception) through December 31, 2020
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest earned on marketable securities held in Trust Account	$43,349
Net income allocable to shares subject to possible redemption	$43,349
Denominator: Weighted Average Redeemable Class A Common Stock
Basic and diluted weighted average shares outstanding	21,396,989
Basic and diluted net income per share	$0.00
Non-Redeemable Class A and Class B Common Stock
Numerator: Net Loss minus Net Earnings
Net loss	$(1,658,775)
Net loss allocable to Redeemable Class A Common Stock	(43,349)
Non-Redeemable Net Loss	$(1,702,124)
Denominator: Weighted Average Non-Redeemable Class A and Class B Common Stock
Basic and diluted weighted average shares outstanding	7,230,225
Basic and diluted net loss per share	$(0.24)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.
NOTE 4. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 23,974,632 Units, inclusive of 1,474,632 Units sold to the underwriters on October 2, 2020 upon the underwriters’ election to partially exercise their over-allotment option, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 8).
NOTE 5. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,333,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $6,500,000. On October 2, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 196,617 Private Placement Warrants to the Sponsor, at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $294,926. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. The fair value of the Private Placement Warrants at the time of purchase was $1.16. The excess of the purchase price paid over the fair value of the warrant was recorded as a contribution to equity. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 6. RELATED PARTY TRANSACTIONS
Founder Shares
On July 15, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 6,468,750 Class B ordinary shares (the “Founder Shares”). The Founder Shares included an aggregate of up to 843,750 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would equal 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option on October 2, 2020, 475,092 Founder Shares were forfeited, resulting in an aggregate of 5,993,658 Founder Shares issued and outstanding as of October 2, 2020, none of which are currently subject to forfeiture.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Administrative Services Agreement
The Company has agreed, commencing on September 23, 2020 to pay the Sponsor $10,000 per month for office space, administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the period from July 7, 2020 (inception) through December 31, 2020, the Company incurred $30,000, in fees for these services, of which is included in accrued expenses in the accompanying balance sheet.
Support Services Agreement
The Company has agreed, commencing on September 23, 2020, to pay Turmeric Capital Singapore Pte Ltd, an affiliate of its Chief Executive Officer, $10,000 per month for support services, including accounting, book and record keeping and cash management services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the period from July 7, 2020 (inception) through December 31, 2020, the Company incurred and paid $30,000, in fees for these services.
Promissory Note — Related Party
On July 15, 2020, the Company issued a promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020 and (ii) the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $100,349 was repaid at the closing of the Initial Public Offering on September 25, 2020.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
NOTE 7. COMMITMENTS
Registration Rights
Pursuant to a registration rights agreement entered into on September 25, 2020, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,391,121, upon the partial exercise of the over-allotment on October 2, 2020, in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Advisory Fee
Connaught (UK) Limited (“Connaught”), acted as the Company’s independent financial advisor in connection with the Initial Public Offering, for which it will receive customary fees. The Company has agreed to pay Connaught a fee in an amount equal to 10% of the underwriting commission payable to the underwriters. The fee to Connaught was paid in part at the closing of Initial Public Offering and will be paid in part at the closing of a Business Combination, in the same proportion as the non-deferred and deferred underwriting commission payable to the underwriters. The underwriters have agreed to reimburse the Company for the fee to Connaught as it becomes payable out of the underwriting commission.
Upon the successful completion of a Business Combination or the Company’s liquidation, the Company will also pay each of its independent directors $3,125 per month in the aggregate for his or her service to the Company. The fees will be deferred and become payable only upon the Company’s consummation of a Business Combination or the Company’s liquidation. The independent directors have waived their rights against the Trust Account with respect to such payment.
NOTE 8. WARRANT LIABILITY
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon the exercise of the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):
•
in whole and not in part;

•
at a price of $0.01 per Public Warrant;

•
upon a minimum of 30 days’ prior written notice of redemption to each warrant holder and

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like), for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares; and

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company send the notice of redemption to warrant holders.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s Board of Directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 9. SHAREHOLDERS’ EQUITY
Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001. The Company’s Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board of Directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At December 31, 2020, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 2,681,422 Class A ordinary shares issued and outstanding, excluding 21,923,210 Class A ordinary shares subject to possible redemption.
Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 5,993,658 Class B ordinary shares issued and outstanding.
Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as otherwise required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination.
NOTE 10. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$239,795,125
Liabilities:
Warrant Liability – Public Warrants	1	$8,471,037
Warrant Liability – Private Placement Warrants	3	$4,801,747
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.
Initial Measurement
The Company established the initial fair value for the Warrants on September 25, 2020, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model for the Private Placement Warrants and the Public Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A ordinary shares and one-fourth of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of Class B ordinary shares, first to the Warrants based

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A ordinary shares subject to possible redemption, Class A ordinary shares and Class B ordinary shares based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.
The key inputs into the Monte Carlo simulation model for the Private Placement Warrants and Public Warrants were as follows at initial measurement and September 30, 2020 and December 31, 2020 (key inputs applies to Private Placement Warrants only for December 31, 2020):
Input	September 25, 2020 (Initial Measurement)	September 30, 2020	December 31, 2020
Risk-free interest rate	0.4%	0.4%	0.4%
Expected term (years)	1	1	1
Expected volatility	20.0%	20.0%	20.0%
Exercise price	$11.50	$11.50	$11.50
Fair value of Units	$10.60	$10.60	$10.60
On September 25, 2020, the Private Placement Warrants and Public Warrants were determined to be $1.16 per warrant for aggregate values of $5.0 million and $8.7 million, respectively.
The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of December 31, 2020 is classified as Level 1 due to the use of an observable market quote in an active market.
As of December 31, 2020, the aggregate values of the Private Placement Warrants and Public Warrants were $4.8 million and $8.5 million, respectively.
The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as of July 7, 2020	$—	$—	$—
Initial measurement on September 25, 2020	5,009,333	8,670,000	13,679,333
Change in valuation inputs or other assumptions	(207,586)	(198,963)	(406,549)
Fair value as of December 31, 2020	$4,801,747	$8,471,037	$13,272,784
Due to the use of quoted prices in an active market (Level 1) to measure the fair value of the Public Warrants, subsequent to initial measurement, the Company had transfers out of Level 3 totaling $39,445,000 during the period from October 14, 2020 through December 31, 2020.
Level 3 financial liabilities consist of the Private Placement Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.
NOTE 11. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Note 11A. Merger Agreement
On January 22, 2021, the Company entered into an agreement for advisory services in connection with its business combination with Wheels Up. The advisory services covered by the agreement include the strategy, timing, negotiation of the terms of the business combination and other customary financial advisory services. Upon a successful business combination with Wheels Up, the Company will pay a transaction fee of $10,000,000. The agreement expires on January 21, 2022 and expressly waives the right of any claim against the assets in the Trust Account by the advisory services provider.
On February 1, 2021, the Company entered into an Agreement and Plan of Merger (the “MergerAgreement”), with Wheels Up, KittyHawk Merger Sub LLC, Wheels Up Blocker Sub LLC, the Blocker Merger Subs (as defined in the Merger Agreement) and the Blockers (as defined in the Merger Agreement).The Merger Agreement calls for (i) the domestication of the Company to Delaware and (ii) a series of mergers whereby Wheels Up will survive as a subsidiary of the Company, with the Company as its managing member. The Merger Agreement provides for the following:
At the closing of the transaction (“Closing”), the equityholders of Wheels Up will receive an aggregate merger consideration of $1,885,000,000 in the form of Company Class A common stock, including the Company Class A common stock reserved in respect of the awards described below, in addition to a number of Company Class A common stock that may be issued post-Closing if Wheels Up options were to be cash exercised and due to the exchange of any Wheels Up profits interests for shares of Company Class A common stock at a level above the intrinsic value of the profits interests immediately after Closing based on a reference price per share of Company Class A common stock of $10.00, plus any Earnout Shares (as defined below).
Upon Closing, (i) each option to purchase Wheels Up common interest shall be converted into an option of the Company, (ii) each award of profit interests of Wheels Up shall be converted into an award of profits interests of the Company which, upon vesting and, for members of senior management, subject to the expiration of a lock-up period, such interests will be exchangeable for shares of Company Class A common stock, and (iii) each award of Wheels Up restricted interests shall be converted into an award of restricted interests of the Company, which, upon vesting and, for members of senior management, subject to the expiration of a lock-up period, will be exchangeable for shares of Company Class A common stock, in each case, as adjusted in accordance with the Merger Agreement. In addition, existing Wheels Up equityholders will have the right to receive 9,000,000 additional shares of Company Class A common stock in three equal tranches upon the achievement of share price thresholds for the Company Class A common stock of $12.50, $15.00 and $17.50 (such shares, the ‘‘Earnout Shares’’).
The Company plans to change its name to Wheels Up Experience Inc. The Closing is subject to certain customary closing conditions including the approval of the Company’s shareholders and Wheels Up’s equityholders.
Note 11B. PIPE Investors
On February 1, 2021, concurrently with the execution of the Merger Agreement, the Company entered into subscription agreements with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 55,000,000 shares of Company Class A common stock for an aggregate purchase price equal to $550,000,000 (the “PIPE Investment”). The PIPE Investment will be consummated substantially concurrently with the Closing.
Note 11C. Promissory Notes
On March 8, 2021, the Company issued a promissory note to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $100,000. On April 30, 2021, the Company

ASPIRATIONAL CONSUMER LIFESTYLE CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
issued an additional promissory note to the Sponsor, pursuant to which the Company borrowed an aggregate principal amount of $150,000. Each such promissory note is subject to interest of 2.75% per annum and payable on the earlier of (i) September 25, 2022 or (ii) the completion of a Business Combination.
Note 11D. Legal Proceedings
The Company has received two demand letters from putative stockholders of the Company dated March 25, 2021 and March 29, 2021 (together, the “Demands”) generally alleging that the registration statement on Form S-4 that the Company filed with the SEC on March 15, 2021 (the “Registration Statement”) omits material information with respect to the Company’s proposed business combination with Wheels Up. The Demands seek the issuance of corrective disclosures in an amendment or supplement to the Registration Statement. One of the Demands further alleges that the merger consideration with respect to the business combination with Wheels Up is inadequate, and asserts that an increase in consideration should be negotiated. In addition, the Company received correspondence and a draft unfiled complaint from a putative stockholder of the Company on March 30, 2021 (the “Draft Complaint”). The Draft Complaint generally alleges that the Registration Statement is materially incomplete and misleading, and asserts claims under the Exchange Act against the Company and the Company’s Board of Directors.The Draft Complaint seeks, among other things, the enjoinment of the proposed business combination, damages and an award of attorneys' fees.

WHEELS UP PARTNERS HOLDINGS LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except share data)	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$215,027	$312,799
Accounts receivable, net	55,111	50,397
Other receivables	14,283	8,205
Parts and supplies inventories, net	7,239	5,320
Deferred offering costs	4,147	—
Prepaid expenses and other	24,616	18,801
Total current assets	320,423	395,522
Property and equipment, net	319,715	323,090
Operating lease right-of-use assets	100,300	64,479
Goodwill	432,065	400,160
Intangible assets, net	161,060	163,710
Restricted cash	15,262	12,077
Employee loans receivable, net	—	102
Other non-current assets	827	849
Total assets	$1,349,652	$1,359,989
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$65,336	$62,678
Accounts payable	44,168	20,920
Accrued expenses	76,296	71,381
Deferred revenue, current	588,978	651,096
Operating lease liabilities, current	27,856	15,858
Intangible liabilities, current	2,000	2,000
Other current liabilities	15,955	15,980
Total current liabilities	820,589	839,913
Long-term debt	136,804	148,411
Deferred revenue, non-current	1,961	1,982
Operating lease liabilities, non-current	77,993	56,358
Intangible liabilities, non-current	15,583	16,083
Other non-current liabilities	3,522	3,415
Total liabilities	1,056,452	1,066,162
Commitments and contingencies (Note 10)
Members’ equity:
Class A preferred interests (73,723,250 interests issued and outstanding as of 2021 and 2020)	—	—
Class B preferred interests (34,023,527 interests issued and outstanding as of 2021 and 2020)	—	—
Class C preferred interests (37,642,050 interests issued and outstanding as of 2021 and 2020)	—	—
Class D preferred interests (36,909,359 interests issued and outstanding as of 2021 and 2020)	—	—
Class E preferred interests (112,949,305 interests issued and outstanding as of 2021 and 2020)	369,354	401,567
Common interests (71,882,729 and 63,262,039 interests issued and outstanding as of 2021 and 2020)	39,131	8,959
Common restricted interests	—	—
Common profits interests	9,211	8,957
Common stock options	5,635	4,475
Accumulated deficit	(130,131)	(130,131)
Total members’ equity	293,200	293,827
Total liabilities and members’ equity	$1,349,652	$1,359,989
The accompanying notes are an integral part of these consolidated financial statements.

WHEELS UP PARTNERS HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	Three Months Ended March 31,
(in thousands)	2021	2020
Revenue	$261,657	$156,096
Costs and expenses:
Cost of revenue	234,508	147,958
Technology and development	7,024	4,852
Sales and marketing	15,794	13,651
General and administrative	18,168	13,921
Depreciation and amortization	13,831	14,194
Total costs and expenses	289,325	194,576
Loss from operations	(27,668)	(38,480)
Other (expense) income:
Interest income	12	417
Interest expense	(4,557)	(6,411)
Total other expense	(4,545)	(5,994)
Net loss	$(32,213)	$(44,474)
The accompanying notes are an integral part of these consolidated financial statements.

WHEELS UP PARTNERS HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
(unaudited)
(in thousands)	Class A preferred interests	Class B preferred interests	Class C preferred interests	Class D preferred interests	Class E preferred interests	Common interests	Common restricted interests	Common profits interests	Common stock options	Accumulated deficit	Total
Balance as of December 31, 2020	$—	$—	$—	$—	$401,567	$8,959	$—	$8,957	$4,475	$(130,131)	$293,827
Consideration issued for business combination	—	—	—	—	—	30,172	—	—	—	—	30,172
Equity-based compensation	—	—	—	—	—	—	—	254	1,160	—	1,414
Net loss	—	—	—	—	(32,213)	—	—	—	—	—	(32,213)
Balance as of March 31, 2021	$—	$—	$—	$—	$369,354	$39,131	$—	$9,211	$5,635	$(130,131)	$293,200
(in thousands)	Class A preferred interests	Class B preferred interests	Class C preferred interests	Class D preferred interests	Class E preferred interests	Common interests	Common restricted interests	Common profits interests	Common stock options	Accumulated deficit	Total
Balance as of December 31, 2019	$—	$—	$—	$59,965	$—	$3,822	$—	$7,841	$2,249	$(130,131)	$(56,254)
Consideration issued for business combinations	—	—	—	—	427,007	5,137	—	—	—	—	432,144
Equity-based compensation	—	—	—	—	—	—	—	149	435	—	584
Net loss	—	—	—	(44,474)	—	—	—	—	—	—	(44,474)
Balance as of March 31, 2020	$—	$—	$—	$15,491	$427,007	$8,959	$—	$7,990	$2,684	$(130,131)	$332,000
The accompanying notes are an integral part of these consolidated financial statements.

WHEELS UP PARTNERS HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Three Months Ended March 31,
(in thousands)	2021	2020
OPERATING ACTIVITIES:
Net loss	$(32,213)	$(44,474)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,831	14,194
Amortization of deferred financing costs and debt discount	334	448
Equity-based compensation	1,414	584
Provision for expected credit losses	275	(93)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	5,364	19,945
Other receivables	(6,078)	7,208
Parts and supplies inventories	(1,247)	947
Prepaid expenses and other	(2,183)	(357)
Other non-current assets	22	654
Operating lease liabilities, net	(302)	(433)
Accounts payable	13,679	(17,231)
Accrued expenses	(11,980)	(19,792)
Other current liabilities	(24)	(600)
Other non-current liabilities	107	30
Deferred revenue	(65,719)	(8,517)
Net cash used in operating activities	(84,720)	(47,487)
INVESTING ACTIVITIES:
Purchases of property and equipment	(2,273)	(2,407)
Acquisition of businesses, net of cash acquired	7,844	98,142
Capitalized software development costs	(2,652)	(1,505)
Net cash provided by investing activities	2,919	94,230
FINANCING ACTIVITIES:
Proceeds from long-term debt	—	755
Repayments of long-term debt	(12,445)	(10,002)
Payments of deferred offering costs	(443)	—
Repayment (issuance) of loans to employees	102	(22)
Net cash used in financing activities	(12,786)	(9,269)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(94,587)	37,474
CASH, CASH EQUIVALENTS AND RESTRICTED CASH BEGINNING OF PERIOD	324,876	96,440
CASH, CASH EQUIVALENTS AND RESTRICTED CASH END OF PERIOD	$230,289	$133,914
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration issued for business acquisition of Delta Private Jets LLC	—	$427,007
Non-cash consideration issued for business acquisition of Gama Aviation LLC	—	$32,638
Non-cash consideration issued for business acquisition of Mountain Aviation, LLC	$30,172	—
The accompanying notes are an integral part of these consolidated financial statements.

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
1.   ORGANIZATION AND OPERATIONS
Wheels Up Partners Holdings LLC (together with its consolidated subsidiaries, “Wheels Up”, “our”, “we”, and “us”) is a limited liability company (“LLC”) organized under the laws of the state of Delaware and was formed on July 1, 2013. Wheels Up is a leading brand in private aviation that strives to deliver a total private aviation solution.
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation and Basis of Presentation
The unaudited interim condensed consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and include the accounts of Wheels Up Partners Holdings LLC and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.
Certain information and footnote disclosure normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to instructions, rules and regulations prescribed by the U.S. Securities and Exchange Commission. In the opinion of management, the unaudited financial information for the interim periods presented reflects all adjustments, which are normal and recurring, necessary for a fair presentation of the consolidated statement of operations, financial position, and cash flows. Interim results should not be regarded as indicative of results that may be expected for any other period or the entire year. The unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes included in this proxy statement/prospectus for the year ended December 31, 2020. The accompanying consolidated balance sheet as of December 31, 2020 has been derived from the audited consolidated balance sheet as of December 31, 2020 contained in this proxy statement/prospectus.
Use of Estimates
Preparing the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates due to risks and uncertainties, including uncertainty in the current economic environment due to COVID-19. The most significant estimates include, but are not limited to, the useful lives and residual values of purchased aircraft, the fair value of financial assets and liabilities, acquired intangible assets, goodwill, contingent consideration, and other assets and liabilities, sales and use tax, the estimated life of member relationships, the determination of the allowance for credit losses, the use of the effective interest method to amortize debt discounts and deferred financing costs, impairment assessments, and the incremental borrowing rate for leases.
Deferred Offering Costs
We capitalize certain legal, accounting and other direct third-party costs related to our proposed merger with Aspirational Consumer Lifestyle Corp. (“Aspirational”). Deferred offering costs are included as an asset on the consolidated balance sheets and will be deferred until the completion of the merger with Aspirational, at which time they will be deducted from the combined companies’ additional paid-in capital. If the planned merger terminates, all of the deferred offering costs will be expensed immediately and charged to other income (expense) in the consolidated statement of operations. As of March 31, 2021, $4.1 million of deferred offering costs are capitalized and $3.7 million are included in accrued expenses on the consolidated balance sheets.

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Adopted Accounting Pronouncements
In December 2019, the Financial Accounting Standards Board (“FASB”) issued accounting standards update (“ASU”) 2019-12, Simplifying the Accounting for Income Taxes (ASC 740). This standard simplifies the accounting for income taxes by (i) eliminating certain exceptions within ASC 740 and (ii) clarifying and amending the existing guidance to enable consistent application of ASC 740. We adopted ASU 2019-12 on January 1, 2021. This adoption did not have a material impact on our consolidated financial statements.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform: Facilitation of the Effects of Reference Rate Reform on Financial Reporting (ASC 848). The FASB issued a subsequent amendment to the initial guidance in January 2021 with ASU 2021-01. This standard provides temporary optional expedients and exceptions to accounting guidance on contract modifications and hedge accounting to ease financial reporting burdens as the market transitions from the London Interbank Offered Rate and other interbank offered rates to alternative reference rates. The guidance was effective upon issuance and generally can be applied through December 31, 2022. This adoption did not have a material impact on our consolidated financial statements.
3.   PROPERTY AND EQUIPMENT
Property and equipment consist of the following (in thousands):
	March 31, 2021	December 31, 2020
Aircraft	$474,484	$473,509
Software development costs	25,106	22,414
Leasehold improvements	10,393	9,560
Computer equipment	1,870	1,846
Buildings and improvements	1,424	1,424
Furniture and fixtures	1,767	1,321
Tooling	1,691	1,296
Vehicles	800	597
	517,535	511,967
Less: Accumulated depreciation and amortization	(197,820)	(188,877)
Total	$319,715	$323,090
Depreciation and amortization expense of property and equipment was $8.9 million and $10.5 million for the three months ended March 31, 2021 and 2020, respectively.
Capitalized costs related to the internal development of software was $2.7 million and $1.5 million for the three months ended March 31, 2021 and 2020, respectively. Amortization expense related to software development costs, included as part of depreciation and amortization expense of property and equipment, was $1.5 million and $1.0 million for the three months ended March 31, 2021 and 2020, respectively.

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
4.   REVENUE
Disaggregation of Revenue
The following table disaggregates revenue by service type and the timing of when these services are provided to the member or customer (in thousands):
	Three Months Ended March 31,
	2021	2020
Services transferred at a point in time:
Flights, net of discounts and fees	$190,474	$119,636
Aircraft management	48,423	19,784
Other	4,289	1,654
Services transferred over time:
Memberships	$14,974	$13,319
Aircraft management	2,457	1,004
Other	1,040	699
Total	$261,657	$156,096
Revenue in the consolidated statements of operations is presented net of discounts and incentives of $3.2 million and $1.8 million, for the three months ended March 31, 2021 and 2020, respectively.
Contract Balances
Receivables from member and customer contracts are included within accounts receivable, net. As of March 31, 2021 and December 31, 2020, receivables from members and customers were $47.4 million and $36.3 million, respectively.
Deferred revenue consists of the following (in thousands):
	March 31, 2021	December 31, 2020
Flights – Prepaid Blocks and jet cards	$548,110	$609,490
Memberships – annual dues	31,233	32,016
Memberships – initiation fees	3,962	3,870
Flights – credits	7,066	7,291
Other	568	411
Deferred revenue, total	590,939	653,078
Less: Deferred revenue, current	(588,978)	(651,096)
Deferred revenue, non-current	$1,961	$1,982

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Changes in deferred revenue for the three months ended March 31, 2021 were as follows (in thousands):
March 31, 2021
Deferred revenue – beginning balance	$653,078
Amounts deferred during the period	145,544
Revenue recognized from amounts included in the deferred revenue beginning balance	(141,220)
Revenue from current period sales	(66,463)
Deferred revenue – ending balance	$590,939
Revenue expected to be recognized in future periods for performance obligations that are unsatisfied, or partially unsatisfied, as of March 31, 2021 approximates $147.9 million, $0.9 million and $0.2 million for 2022, 2023 and 2024, respectively.
Costs to Obtain a Contract
Capitalized costs related to sales commissions and referral fees was $1.7 million and $1.2 million for the three months ended March 31, 2021 and 2020. As of March 31, 2021 and December 31, 2020, capitalized sales commissions and referral fees of $5.0 million are in prepaid expenses and other current assets and $0.8 million are in other non-current assets on the consolidated balance sheets. Amortization expense related to capitalized sales commissions and referral fees included in sales and marketing expense in the consolidated statements of operations was $2.8 million and $2.2 million for the three months ended March 31, 2021 and 2020, respectively.
5.   ACQUISITIONS
Mountain Aviation, LLC Acquisition
On January 5, 2021, we acquired all the outstanding equity of Mountain Aviation, LLC (“Mountain Aviation”) for a total purchase price of $40.2 million, consisting of $30.2 million in Wheels Up common interests and $10.0 million in cash. In addition, there is a potential incremental cash earn-out of up to $15.0 million based on achieving certain financial performance metrics related to certain special missions, which represents contingent consideration, and would be payable in the second quarter of 2023 to the extent achieved. The estimated fair value of the earn-out payment using a Monte Carlo simulation as of the acquisition date was $0. As a result, we have not recorded a liability for the fair value of contingent consideration payable on the consolidated balance sheet as of March 31, 2021. The valuation of the earn-out is based on significant inputs that are not observable in the market, therefore, it is a Level 3 financial instrument. Mountain Aviation, adds to our Super-Midsize jet fleet and operations, provides full-service in-house maintenance capabilities, expands our presence in the Western United States and enhances our on-demand transcontinental charter flight capabilities. Acquisition-related costs for Mountain Aviation of $1.8 million were included in general and administrative expense in the consolidated statements of operations for the three months ended March 31, 2021. The acquisition of Mountain Aviation was determined to be a business combination.

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
As of the date of acquisition, the total preliminary purchase price allocated to the Mountain Aviation assets acquired and liabilities assumed according to their estimated fair values were as follows (in thousands):
Current assets	$32,502
Property and equipment	741
Intangible assets	2,640
Goodwill	31,905
Other assets	40,093
Total assets acquired	107,881
Total liabilities assumed	(67,709)
Net assets acquired	$40,172
Current assets of Mountain Aviation included $17.8 million of cash and $10.4 million of accounts receivable including $1.5 million owed from Wheels Up that was eliminated in consolidation upon acquisition.
The above initial fair value estimates of the assets acquired and liabilities assumed were provisional based on the information that was available as of the acquisition date.
Goodwill represents the excess of the purchase price over the fair values of the acquired net tangible and intangible assets. The allocated value of goodwill primarily relates to anticipated synergies and economies of scale by combining the use of Mountain Aviation’s aircraft, maintenance capabilities and existing business processes with our other acquisitions. The acquired goodwill is partially deductible for tax purposes.
The amounts allocated to acquired intangible assets, and their associated weighted-average amortization periods, were determined based on the period the assets are expected to contribute directly or indirectly to our cash flows, consists of the following:
	Amount (In thousands)	Weighted- Average Amortization Period (Years)
Customer relationships	$2,200	12.0
Trade name	330	1.0
Non-competition agreement	110	1.0
Total acquired intangible assets	$2,640	10.2
The results of Mountain Aviation were included in the consolidated statement of operations from the date of acquisition. Revenue for Mountain Aviation was $30.7 million, net of intercompany eliminations, and income from operations was $1.4 million from the date of acquisition through March 31, 2021.
Unaudited Pro Forma Summary of Operations
The accompanying unaudited pro forma summary represents the consolidated results of operations as if the 2020 acquisitions of Wheels Up Private Jets LLC and Gama Aviation LLC (“Gama”) had been completed as of January 1, 2020, and the 2021 acquisition of Mountain Aviation had been completed as of January 1, 2020. The unaudited pro forma financial results for 2021 reflect the results for the three months ended March 31, 2021, as well as the effects of pro forma adjustments for the transaction in 2021. The unaudited pro forma financial information includes the accounting effects of the business combination, including adjustments to the amortization of intangible assets, and professional fees associated with the transaction. The pro forma results were based on estimates and assumptions, which we believe are reasonable.

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
The unaudited pro forma summary does not necessarily reflect the actual results that would have been achieved had the companies been combined during the periods presented, nor is it necessarily indicative of future consolidated results.
	Three Months Ended March 31,
	2021	2020
	(in thousands)
Net revenue	$263,772	$227,660
Loss from operations	(31,128)	(37,556)
6.   GOODWILL AND INTANGIBLE ASSETS
Goodwill
The change in the carrying value of goodwill for the three months ended March 31, 2021, was as follows (in thousands):
Balance as of December 31, 2020	$400,160
Acquisition of Mountain Aviation	31,905
Balance as of March 31, 2021	$432,065
Intangible Assets
The gross carrying value, accumulated amortization and net carrying value of intangible assets consisted of the following (in thousands):
	March 31, 2021
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Status	$80,000	$9,644	$70,356
Customer relationships	72,200	8,417	63,783
Non-competition agreement	210	126	84
Trade name	14,230	3,233	10,997
Developed technology	19,545	4,264	15,281
Leasehold interest – favorable	600	41	559
Total	$186,785	$25,725	$161,060
	December 31, 2020
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Status	$80,000	$7,645	$72,355
Customer relationships	70,000	6,609	63,391
Non-competition agreement	100	100	—
Trade name	13,900	2,487	11,413
Developed technology	19,545	3,559	15,986
Leasehold interest – favorable	600	35	565
Total	$184,145	$20,435	$163,710

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Amortization expense of intangible assets was $5.3 million and $4.1 million for the three months ended March 31, 2021 and 2020, respectively.
Intangible Liabilities
The gross carrying value, accumulated amortization and net carrying value of intangible liabilities consisted of the following (in thousands):
	March 31, 2021
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Intangible liabilities	$20,000	$2,417	$17,583
	December 31, 2020
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Intangible liabilities	$20,000	$1,917	$18,083
Amortization of intangible liabilities, which reduces amortization expense was $0.5 million and $0.4 million for the three months ended March 31, 2021 and 2020, respectively.
Future amortization expense of intangible assets and intangible liabilities held as of March 31, 2021 are as follows (in thousands):
Year ending December 31,	Intangible Assets	Intangible Liabilities
2021	$15,902	$1,500
2022	19,522	2,000
2023	19,262	2,000
2024	19,098	2,000
2025	18,982	2,000
Thereafter	68,294	8,083
	$161,060	$17,583
7.   CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Cash Equivalents
As of March 31, 2021 and December 31, 2020, investments in money market funds recorded as cash equivalents on the consolidated balance sheets were $143.5 million and $103.5 million, respectively.
Interest income from cash equivalents of $12 thousand and $0.4 million were recorded in interest income in the consolidated statements of operations for the three months ended March 31, 2021 and 2020, respectively.
Restricted Cash
We have restricted cash of $15.3 million and $12.1 million as of March 31, 2021 and December 31, 2020, respectively, of which $10.0 million relates to amounts held by third-party lenders to collateralize our Amended 1st Credit Facility. The remaining balance relates to amounts held by financial institutions to establish a standby letter of credit required by the lessor of certain corporate office space and amounts held in escrow for the repayment of the Mountain Aviation PPP Loan (as defined in Note 9).

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
A reconciliation of cash and cash equivalents and restricted cash from the consolidated balance sheets to the consolidated statements of cash flows is shown below (in thousands):
	March 31, 2021	December 31, 2020
Cash and cash equivalents	$215,027	$312,799
Restricted cash	15,262	12,077
Total	$230,289	$324,876
8.   FAIR VALUE MEASUREMENTS
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability, an exit price, in an orderly transaction between unaffiliated willing market participants on the measurement date under current market conditions. Assets and liabilities recorded at fair value are measured and classified in accordance with a three-tier fair value hierarchy based on the observability of the inputs available and activity in the markets used to measure fair value. A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.
Level 1 —
Quoted prices, unadjusted, in active markets for identical assets or liabilities that can be accessed at the measurement date.

Level 2 —
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 —
Unobservable inputs developed using our own estimates and assumptions, which reflect those that market participants would use in pricing the asset or liability.

Financial instruments that are measured at fair value on a recurring basis and their corresponding placement in the fair value hierarchy consist of the following (in thousands):
	March 31, 2021
	Level 1	Level 2	Level 3	Fair Value
Cash Equivalents:
Money market funds	$143,483	$—	$—	$143,483
	December 31, 2020
	Level 1	Level 2	Level 3	Fair Value
Cash Equivalents:
Money market funds	$103,472	$—	$—	$103,472
The carrying amount of money market funds approximates fair value and is classified within Level 1 because we determined the fair value through quoted market prices.

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
9.   LONG-TERM DEBT
The principal balances of all outstanding debt, unamortized debt discounts, and unamortized deferred financing costs are as follows (in thousands, except percentages):
	Maturity Dates	Interest Rate Per Annum as of March 31, 2021	March 31, 2021	December 31, 2020
Amended 1st Credit Facility:
A-1	2020 to 2021	10.91%	$10,772	$11,811
A-2	2020 to 2021	10.91%	7,182	7,874
A-3	2021 to 2022	10.91%	26,316	28,104
B	2023 to 2024	12.00%	7,521	8,119
2nd Credit Facility:
A	2023 to 2024	8.00%	53,400	55,450
B	2023 to 2024	11.43%	23,820	24,510
3rd Credit Facility:
A	2024 to 2025	9.50%	51,404	53,334
Promissory Notes	2024	5.25%	21,220	24,879
CARES Act Paycheck Protection Program Loan	2022	1.00%	3,162	—
			204,797	214,081
Less: Unamortized debt discount			(543)	(615)
Less: Unamortized deferred financing costs			(2,114)	(2,377)
			202,140	211,089
Less: Current maturities of long-term debt			(65,336)	(62,678)
Total			$136,804	$148,411
Amortization expense for debt discounts and deferred financing costs of $0.3 million and $0.4 million were recorded in interest expense in the consolidated statements of operations for the three months ended March 31, 2021 and 2020, respectively.
CARES Act Paycheck Protection Program Loan
Mountain Aviation applied for a loan (the “PPP Loan”), which was approved and received prior to our acquisition of the company (see Note 5). Mountain Aviation received the PPP Loan on April 14, 2020 from Zions Bancorporation N.A. dba Vectra Bank (“Vectra”) under the U.S. Small Business Administration’s (“SBA’s”) Paycheck Protection Program (“PPP”) enacted as part of the CARES Act in the principal amount of $3.2 million. In connection with the acquisition, a portion of the purchase price was placed in an escrow account at Vectra, to be paid to Vectra if and to the extent the PPP Loan were not to be forgiven by the SBA under the PPP. The seller of Mountain Aviation has agreed to pay any amounts owed under the PPP Loan in excess of the amount in escrow and has agreed to indemnify us for any obligations we incur under the PPP Loan to the extent not satisfied from the escrow account.
Debt Covenants
Our credit facilities contain certain restrictive covenants. As of March 31, 2021, and for all periods presented, we have satisfied these covenants.

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Fair Value of Debt
The carrying amount of our debt approximates fair value based on the interest rates currently available for debt with similar terms and remaining maturities. We utilized Level 2 inputs to determine the fair value.
As of March 31, 2021, scheduled principal payments of all outstanding debt, future amortization of debt discounts, and deferred financing costs are as follows (in thousands):
		Amortization of
Year ending December 31,	Principal Payments	Debt Discounts	Deferred Financing Costs
2021	$50,232	$189	$651
2022	49,879	185	703
2023	68,818	112	430
2024	23,190	48	170
2025	12,678	9	160
Thereafter	—	—	—
Total	$204,797	$543	$2,114
10.   COMMITMENTS AND CONTINGENCIES
Legal Proceedings
We are party to various legal actions arising in the normal course of business. While we do not expect that the ultimate resolution of any of these pending actions will have a material effect on our consolidated results of operations, financial position, or cash flows, litigation is subject to inherent uncertainties. As such, there can be no assurance that any pending legal action, which we currently believe to be immaterial, does not become material in the future.
Agreements with Operators
We lease certain of our owned and leased aircraft to Gama, a Federal Aviation Administration licensed and Department of Transportation registered air carrier to operate our aircraft. Gama was a third-party independent operator through March 2, 2020, which is the date we executed a purchase agreement to acquire their business. The total amount of fees, net of lease payments from Gama, was $25.7 million from January 1, 2020 through the acquisition date and are included in cost of revenue in the consolidated statements of operations.
Brand Ambassador Program
From time to time, we enter into various barter arrangements with third-parties in which there is an agreement to provide a specified amount of flight time, valued in either hours or dollars, in exchange for media advertising, marketing credits or other activities that promote brand awareness. Revenue recognized as a result of nonmonetary transactions was $0.7 million, and $0.7 million for the three months ended March 31, 2021 and 2020, respectively, while expenses included in sales and marketing in the consolidated statement of operations as a result of the same barter arrangements were $0.6 million and $0.7 million, respectively. The balances for flight revenue and advertising or other marketing credits that have yet to be consumed are included in accrued expenses and prepaid expenses and other current assets on the consolidated balance sheets. As of March 31, 2021 and December 31, 2020, the accrued expenses associated with these barter transactions was $3.3 million and $3.5 million, respectively, and the prepaid expenses and other current assets were $0 and $0, respectively.

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Sales and Use Tax Liability
We regularly provide services to members in various states within the continental United States, which may create sales and use tax nexus via temporary presence, potentially requiring the payment of these taxes. We determined that there is uncertainty as to what constitutes nexus in respective states for a state to levy taxes, fees, and surcharges relating to our activity. As of March 31, 2021 and December 31, 2020, respectively, we estimate the potential exposure to such tax liability to be $7.0 million and $6.6 million, the expense for which is included in accrued expenses on the consolidated balance sheets and cost of revenue in the consolidated statements of operations.
11.   LEASES
Leases primarily pertain to certain controlled aircraft, corporate headquarters, and operational facilities, including aircraft hangars, which are all accounted for as operating leases.
Our leases do not contain residual value guarantees, covenants, or other associated restrictions. We have certain variable lease agreements with aircraft owners that contain payment terms based on an hourly lease rate multiplied by the number of flight hours during a month. Variable lease payments were $4.6 million and $2.9 million for the three months ended March 31, 2021 and 2020, respectively.
The components of net lease cost are as follows (in thousands):
	Three Months Ended March 31,
	2021	2020
Operating lease costs	$7,554	$4,061
Short-term lease costs	7,048	3,675
Total lease costs	$14,602	$7,736
Costs related to leased aircraft and operational facilities were $13.0 million and $6.6 million for the three months ended March 31, 2021 and 2020, respectively, and are included in cost of revenue in the consolidated statements of operations. Costs related to leased corporate headquarters and other office space including expenses for non-lease components were $1.5 million and $1.1 million for the three months ended March 31, 2021 and 2020, respectively, and are included in general and administrative expense in the consolidated statements of operations.
Supplemental cash flow information related to leases are as follows (in thousands):
	Three Months Ended March 31,
	2021	2020
Cash paid for amounts included in the measurement of operating lease liabilities:
Operating cash flows paid for operating leases	$7,867	$4,495
Right-of-use assets obtained in exchange for operating lease obligations	$40,093	$49,677

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Supplemental balance sheet information related to leases are as follows:
	March 31, 2021	December 31, 2020
Weighted-average remaining lease term (in years):
Operating leases	7.2	7.5
Weighted-average discount rate:
Operating leases	9.5%	9.5%
Maturities of lease liabilities, as of March 31, 2021, are as follows (in thousands):
Year ending December 31,	Operating Leases
2021	$25,620
2022	29,784
2023	24,347
2024	13,828
2025	9,938
Thereafter	38,927
Total lease payments	142,444
Less: Imputed interest	(36,595)
Total lease obligations	$105,849
12.   MEMBERS’ EQUITY
Pursuant to the Wheels Up Sixth Amended and Restated Limited Liability Company Agreement, which was adopted in January 2020, we are authorized to issue common interests, Class A preferred interests, Class B preferred interests, Class C preferred interests, Class D preferred interests and Class E preferred interests.
Common interests, Class A preferred interests, Class B preferred interests, Class C preferred interests, Class D preferred interests and Class E preferred interests vote together as a single class, except as specifically provided for in the current limited liability company agreement or as otherwise required by law. Common interests designated as profits interests, restricted interests and stock options do not vote.
In January 2021, 8,620,690 common interests were issued at a price of $3.50 per interest as part of the acquisition of Mountain Aviation (see note 5). As of March 31, 2021 and December 31, 2020, there were 188,136,494 and 179,515,804 common interests authorized, respectively. As of March 31, 2021 and December 31, 2020, an entity in which the chief executive officer retains voting control held 59,500,000 common interests.
Preferred interests authorized, as of March 31, 2021 and December 31, 2020, are as follows:
Class A	73,723,250
Class B	34,023,527
Class C	37,642,050
Class D	36,909,359
Class E	112,949,305

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
13.   EQUITY-BASED COMPENSATION
Currently, we have nine equity-based employee compensation plans, Wheels Up Partners Holdings LLC Equity Incentive Plan (“MIP Plan”), Wheels Up Partners Holdings LLC Equity Incentive Plan II (“MIP Plan II”), Wheels Up Partners Holdings LLC Equity Incentive Plan III (“MIP Plan III”), Wheels Up Partners Holdings LLC Equity Incentive Plan IV (“MIP Plan IV”), and Wheels Up Partners Holdings LLC Equity Incentive Plan V (“MIP Plan V”), Wheels Up Partners Holdings LLC Equity Incentive Plan VI (“MIP Plan VI”), Wheels Up Partners Holdings LLC Equity Incentive Plan VII (“MIP Plan VII”) and Wheels Up Partners Holdings LLC Equity Incentive Plan VIII (“MIP Plan VIII”), which is the management incentive plan. No further grants can be made under MIP Plan, MIP Plan II, MIP Plan III, MIP Plan IV, MIP Plan V, MIP Plan VI and MIP Plan VII.
Management Incentive Plan
As of March 31, 2021, the board of directors had authorized and issued an aggregate of 68.0 million profits interests in Wheels Up MIP PI LLC, under the management incentive plan.
The following table summarizes the profits interests activity under the management incentive plan as of March 31, 2021:
	Number of Profits Interests	Weighted- Average Grant Date Fair Value
	(in thousands)
Outstanding profits interests as of January 1, 2021	63,022	$0.19
Granted	—	—
Expired/forfeited	—	—
Outstanding profits interests as of March 31, 2021	63,022	$0.19
The weighted-average remaining contractual term as of March 31, 2021 for profits interests outstanding was approximately 6.7 years.
The following table summarizes the status of non-vested profits interests as of March 31, 2021:
	Number of Profits Interests	Weighted- Average Grant Date Fair Value
	(in thousands)
Non-vested profits interests as of January 1, 2021	27,394	$0.13
Granted	—	—
Vested	(190)	0.05
Forfeited	—	—
Non-vested profits interests as of March 31, 2021	27,204	$0.13
The total unrecognized compensation cost related to non-vested profits interests was $3.0 million as of March 31, 2021 and is expected to be recognized over a weighted-average period of 3.1 years. The weighted- average grant date fair value of profits interests granted was $0 for the three months ended March 31, 2021 and 2020. The total fair value of vested profits interests amounted to $0.1 million for the three months ended March 31, 2021 and 2020.
As of March 31, 2021, under MIP Plan VII, the board of directors authorized and issued to certain Wheels Up employees an aggregate of 10.1 million restricted interests in Wheels Up MIP RI LLC.

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
The following table summarizes the restricted interests activity under the management incentive plan as of March 31, 2021:
	Number of Restricted Interests	Weighted- Average Grant Date Fair Value
	(in thousands)
Outstanding restricted interests as of January 1, 2021	10,127	$1.83
Granted	—	—
Expired/forfeited	—	—
Outstanding restricted interests as of March 31, 2021	10,127	$1.83
The weighted-average remaining contractual term as of March 31, 2021 for restricted interests outstanding was approximately 8.7 years.
The following table summarizes the status of non-vested restricted interests as of March 31, 2021:
	Number of Restricted Interests	Weighted- Average Grant Date Fair Value
	(in thousands)
Non-vested restricted interests as of January 1, 2021	10,127	$1.83
Granted	—	—
Vested	—	—
Forfeited	—	—
Non-vested restricted interests as of March 31, 2021	10,127	$1.83
The total unrecognized compensation cost related to non-vested restricted interests was $18.3 million as of March 31, 2021. The weighted-average grant date fair value of restricted interests granted was $0 for the three months ended March 31, 2021 and 2020. The total fair value of vested restricted interests amounted to $0 for the three months ended March 31, 2021 and 2020. Restricted interests are time and performance-based awards that vest with a change in control or initial public offering. We determined the performance condition for these awards is not probable of being achieved until a change in control or initial public offering actually occurs. As a result, we have not recorded any compensation cost related to restricted interests.
Stock Option Plan
As of March 31, 2021, the number of stock options authorized and issued in aggregate by the board of directors under the stock option plan was 38.0 million.

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
The following table summarizes the activity under the stock option plan as of March 31, 2021:
	Number of Stock Options	Weighted- Average Exercise Price	Weighted- Average Grant Date Fair Value
	(in thousands)
Outstanding stock options as of January 1, 2021	35,324	$3.46	$0.54
Granted	—	—	—
Exercised	—	—	—
Expired/forfeited	—	—	—
Outstanding stock options as of March 31, 2021	35,324	$3.46	$0.54
Exercisable stock options as of March 31, 2021	15,363	$3.31	$0.36
The aggregate intrinsic value as of March 31, 2021 for stock options that were outstanding and exercisable was $0.
The weighted-average remaining contractual term as of March 31, 2021 for stock options that were outstanding and exercisable was approximately 8.6 years and 7.8 years, respectively.
The following table summarizes the status of non-vested stock options as of March 31, 2021:
	Number of Stock Options	Weighted- Average Grant Date Fair Value
	(in thousands)
Non-vested stock options as of January 1, 2021	23,840	$0.64
Granted	—	—
Vested	(5,990)	0.41
Forfeited	—	—
Non-vested stock options as of March 31, 2021	17,850	$0.72
The total unrecognized compensation cost related to non-vested stock options was $13.5 million as of March 31, 2021 and is expected to be recognized over a weighted-average period of 3.4 years. The weighted- average grant date fair value of stock options granted was $0 for the three months ended March 31, 2021 and 2020. The total fair value of stock options vested approximated $2.4 million and $1.2 million for the three months ended March 31, 2021 and 2020, respectively.
Compensation expense for profits interests recognized in the consolidated statements of operations was $0.3 million and $0.2 million for the three months ended March 31, 2021 and 2020, respectively. Compensation expense for restricted interests recognized in the consolidated statements of operations was $0 for the three months ended March 31, 2021 and 2020. Compensation expense for stock options recognized in the consolidated statements of operations was $1.2 million and $0.4 million for the three months ended March 31, 2021 and 2020, respectively.

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
The following table summarizes equity-based compensation expense recognized by consolidated statement of operations line item (in thousands):
	Three Months Ended March 31,
	2021	2020
Cost of revenue	$51	$59
Technology and development	94	107
Sales and marketing	236	276
General and administrative	1,033	142
Total equity-based compensation expense	$1,414	$584
14.   RELATED PARTIES
We engage in transactions with certain equity investors who are also members, ambassadors or customers. Such transactions primarily relate to their membership in the Wheels Up program, flights, and flight-related services.
As of March 31, 2021 and 2020, a Class A preferred Interest, Class B preferred interest and Class C preferred interest investor held a portion of the debt outstanding under our credit facilities.
Amounts included on the consolidated balance sheets and in the consolidated statements of operations with respect to these equity investor transactions are as follows (in thousands):
	2021	2020
Revenue derived from equity investors	$4,849	$5,242
Deferred revenue from equity investors	$12,202	$14,132
Accounts receivable due from equity investors	$3,144	$3,881
We incurred expenses of $0.8 million and $1.2 million for the three months ended March 31, 2021 and 2020, respectively, from transactions related to a commercial cooperation agreement with Delta, our Class E preferred interest investor of which $3.2 million and $3.0 million are included in accrued expenses on the consolidated balance sheets as of March 31, 2021 and December 31, 2020, respectively. In addition, we provided $0.7 million and $0.6 million of flights to certain persons currently and previously affiliated with Delta at a discount to our retail pricing for the three months ended March 31, 2021 and 2020, respectively. Delta provided Wheels Up pilots airfare for business travel at no cost during the periods presented.
We incurred expenses of $23 thousand and $0 for the three months ended March 31, 2021 and 2020, respectively, with the company of a Class A preferred interest investor for consultation services on employee benefits. We incurred expenses of $0 and $13 thousand for the three months ended March 31, 2021 and 2020, respectively, with a company in which a Wheels Up executive and a member of the board of directors holds an ownership interest. We incurred expenses of $0.1 million for the three months ended March 31, 2021 and 2020, for an immediate family member of a Wheels Up executive and a member of the board of directors who is a full-time employee.
Employee Loans Receivable
In January 2016, a senior executive of Wheels Up borrowed $5.0 million from Wheels Up. The borrower executed an interest bearing secured promissory note with a maturity date of January 17, 2025. The interest rate on the loan is 1.81% per annum, which is payable upon the maturity date. Based on our anticipation that the board of directors will decide to ultimately forgive the senior executive loan, a full reserve

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
is recorded on the amount outstanding. As of December 31, 2020, a Gama senior executive had borrowed $0.1 million that was fully repaid in January 2021.
15.   SUBSEQUENT EVENTS
We evaluated events occurring subsequent to March 31, 2021, through May 26, 2021, the date on which the consolidated financial statements were available to be issued, for potential recognition and disclosure in the consolidated financial statements. Based upon this evaluation, we did not identify any subsequent events that would have required recognition or disclosure in the consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee
Wheels Up Partners Holdings LLC
Opinion on the financial statements
We have audited the accompanying consolidated balance sheets of Wheels Up Partners Holdings LLC (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, members’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ GRANT THORNTON LLP
We have served as the Company’s auditor since 2014.
New York, New York
March 5, 2021

WHEELS UP PARTNERS HOLDINGS LLC
CONSOLIDATED BALANCE SHEETS
	December 31,
(in thousands, except share data)	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$312,799	$84,046
Restricted cash, current	—	299
Accounts receivable, net	50,397	20,006
Other receivables	8,205	11,770
Parts and supplies inventories, net	5,320	918
Prepaid expenses and other	18,801	11,389
Total current assets	395,522	128,428
Property and equipment, net	323,090	344,981
Operating lease right-of-use assets	64,479	11,181
Goodwill	400,160	3,732
Intangible assets, net	163,710	20,135
Restricted cash, non-current	12,077	12,095
Employee loans receivable, net	102	5,357
Other non-current assets	849	1,726
Total assets	$1,359,989	$527,635
LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$62,678	$49,202
Accounts payable	20,920	27,907
Accrued expenses	71,381	45,228
Deferred revenue, current	651,096	252,737
Operating lease liabilities, current	15,858	8,649
Intangible liabilities, current	2,000	—
Other current liabilities	15,980	—
Total current liabilities	839,913	383,723
Long-term debt	148,411	195,171
Deferred revenue, non-current	1,982	1,331
Operating lease liabilities, non-current	56,358	3,433
Intangible liabilities, non-current	16,083	—
Other non-current liabilities	3,415	231
Total liabilities	1,066,162	583,889
Commitments and contingencies (Note 11)
Members’ equity (deficit):
Class A preferred interests (73,723,250 interests issued and outstanding as of 2020 and 2019)	—	—
Class B preferred interests (34,023,527 interests issued and outstanding as of 2020 and 2019)	—	—
Class C preferred interests (37,642,050 interests issued and outstanding as of 2020 and 2019)	—	—
Class D preferred interests (36,909,359 interests issued and outstanding as of 2020 and 2019)	—	59,965
Class E preferred interests (112,949,305 and 0 interests issued and outstanding as of 2020 and 2019)	401,567	—
Common interests (63,262,039 and 61,537,901 interests issued and outstanding as of 2020 and 2019)	8,959	3,822
Common restricted interests	—	—
Common profits interests	8,957	7,841
Common stock options	4,475	2,249
Accumulated deficit	(130,131)	(130,131)
Total members’ equity (deficit)	293,827	(56,254)
Total liabilities and members’ equity (deficit)	$1,359,989	$527,635
The accompanying notes are an integral part of these consolidated financial statements.

WHEELS UP PARTNERS HOLDINGS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
	Year Ended December 31,
(in thousands)	2020	2019	2018
Revenue:
Revenue	$694,981	$384,912	$332,144
Costs and expenses:
Cost of revenue	634,775	340,673	283,231
Technology and development	21,010	13,965	8,203
Sales and marketing	55,124	40,624	42,048
General and administrative	64,885	28,426	15,917
Depreciation and amortization	58,529	39,352	35,226
CARES Act grant	(76,376)	—	—
Total costs and expenses	757,947	463,040	384,625
Loss from operations	(62,966)	(78,128)	(52,481)
Other (expense) income:
Interest income	550	615	935
Interest expense	(22,989)	(29,360)	(31,691)
Total other expense	(22,439)	(28,745)	(30,756)
Net loss	$(85,405)	$(106,873)	$(83,237)
The accompanying notes are an integral part of these consolidated financial statements.

WHEELS UP PARTNERS HOLDINGS LLC
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY (DEFICIT)
(in thousands)	Class A preferred interests	Class B preferred interests	Class C preferred interests	Class D preferred interests	Class E preferred interests	Common interests	Common restricted interests	Common profits interests	Common stock options	Accumulated deficit	Total
Balance as of December 31, 2017	$—	$—	$33,406	$—	$—	$—	$—	$5,691	$228	$(38,629)	$696
Capital contributions, net	—	—	—	—	—	—	—	—		—	—
Equity-based compensation	—	—	—	—	—	—	—	1,243	1,046	—	2,289
Net loss	—	—	(33,406)	—	—	—	—	—		(49,831)	(83,237)
Balance as of December 31, 2018	—	—	—	—	—	—	—	6,934	1,274	(88,460)	(80,252)
Capital contributions, net	—	—	—	125,167	—	—	—	—	—	—	125,167
Consideration issued for asset acquisition	—	—	—	—	—	3,822	—	—	—	—	3,822
Equity-based compensation	—	—	—	—	—	—	—	907	975	—	1,882
Net loss	—	—	—	(65,202)	—	—	—	—	—	(41,671)	(106,873)
Balance as of December 31, 2019	—	—	—	59,965	—	3,822	—	7,841	2,249	(130,131)	(56,254)
Consideration issued for business combinations	—	—	—	—	427,007	5,137	—	—	—	—	432,144
Equity-based compensation	—	—	—	—	—	—	—	1,116	2,226	—	3,342
Net loss	—	—	—	(59,965)	(25,440)	—	—	—	—	—	(85,405)
Balance as of December 31, 2020	$—	$—	$—	$—	$401,567	$8,959	$—	$8,957	$4,475	$(130,131)	$293,827
The accompanying notes are an integral part of these consolidated financial statements.

WHEELS UP PARTNERS HOLDINGS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended December 31,
(in thousands)	2020	2019	2018
OPERATING ACTIVITIES:
Net loss	$(85,405)	$(106,873)	$(83,237)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	58,529	39,352	35,226
Amortization of deferred financing costs and debt discount	1,612	1,943	1,835
Accretion of investments	—	(38)	(41)
Equity-based compensation	3,342	1,882	2,289
Provision for expected credit losses	7,119	567	581
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	14,506	1,412	6,432
Other receivables	6,968	(4,942)	2,802
Parts and supplies inventories	(636)	(70)	—
Prepaid expenses and other	(418)	(3,276)	1,686
Other non-current assets	877	734	17
Operating lease liabilities, net	1,094	961	—
Accounts payable	(13,868)	6,728	3,171
Accrued expenses	(6,080)	6,375	1,937
Other current liabilities	15,980	—	—
Other non-current liabilities	3,415	231	—
Deferred revenue	202,609	30,134	24,000
Net cash provided by (used in) operating activities	209,644	(24,879)	(3,302)
INVESTING ACTIVITIES:
Purchases of property and equipment	(7,109)	(4,146)	(8,036)
Acquisition of businesses, net of cash acquired	97,104	(28,329)	—
Cash paid for asset acquisition	—	(14,422)	—
Capitalized software development costs	(8,415)	(3,923)	(4,100)
Purchases of investments	—	(2,483)	(9,426)
Proceeds from sales and maturities of investments	—	11,987	—
Net cash provided by (used in) investing activities	81,580	(41,316)	(21,562)
FINANCING ACTIVITIES:
Proceeds from long-term debt	755	—	—
Repayments of long-term debt	(63,450)	(37,706)	(33,139)
Loans to employees	(93)	(78)	(91)
Capital contributions – Class D preferred interests	—	128,167	—
Payments of offering costs	—	(3,000)	—
Net cash provided by (used in) financing activities	(62,788)	87,383	(33,230)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	228,436	21,188	(58,094)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH BEGINNING OF PERIOD	96,440	75,252	133,346
CASH, CASH EQUIVALENTS AND RESTRICTED CASH END OF PERIOD	$324,876	$96,440	$75,252
CASH PAID DURING THE PERIOD FOR:
Interest	$21,717	$28,369	$29,160
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration issued for business acquisition of Delta Private Jets LLC	427,007	—	—
Non-cash consideration issued for business acquisition of Gama Aviation LLC	32,638	—	—
Non-cash consideration issued for asset acquisition of Avianis Systems LLC	—	3,822	—
The accompanying notes are an integral part of these consolidated financial statements.

WHEELS UP PARTNERS HOLDINGS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.
ORGANIZATION AND OPERATIONS

Wheels Up Partners Holdings LLC (together with its consolidated subsidiaries, “Wheels Up”, “our”, “we”, and “us”) is a limited liability company (“LLC”) organized under the laws of the state of Delaware and was formed on July 1, 2013. Wheels Up is a leading brand in private aviation that strives to deliver a total private aviation solution.
Wheels Up provides private aviation services through membership subscriptions in the Wheels Up program, which requires members to generally pay an up-front initiation fee and recurring annual dues. We offer three tiers of membership — Connect, Core, and Business — that allow members to fly principally throughout, as well as to and from, the United States. Many of these options can be booked instantly through our innovative Wheels Up app, which was opened up to non-members to book, as well. Members can request flights directly through the member website or by contacting our Member Services team. In addition, members have the ability to explore popular features such as a variety of Shared Flights, empty-leg Hot Flights, Shuttles, and The Community, an online platform of members-only forums to facilitate flight sharing, enabling members to reduce their cost of flying private.
Wheels Up gives members access to one of the largest owned and leased fleet of aircraft. We also have a managed fleet of diverse aircraft, and a program fleet, which includes a network of safety-vetted and verified third-party aircraft, across the Turboprop, Light jet, Midsize jet, Super-Midsize jet, and Large-Cabin jet categories. Under the terms of our management agreements, managed fleet aircraft may be used to meet member and customer flights in addition to use by the aircraft owners. Furthermore, we provide wholesale charter services, through certain of our subsidiaries, to customers such as charter flight brokers and third-party operators.
During 2020, as a result of the acquisition of Delta Private Jets, LLC now known as Wheels Up Private Jets LLC (“WUPJ”), Wheels Up became a fixed-base operator (“FBO”) at the Cincinnati/Northern Kentucky International Airport (“CVG”). We also operate tech service centers located at CVG and the Fort Lauderdale-Hollywood International Airport (“FLL”), which provide comprehensive maintenance, repair, and overhaul (“MRO”) facilities and services for aircraft operated by Wheels Up and third-parties (see Note 5). We have also developed into an industry leading provider of flight management software to third-party operators and recently launched a whole aircraft acquisitions and sales service.
In addition to private aviation, as part of the Wheels Down Lifestyle Program, members receive access to world-class lifestyle and event experiences that include exclusive offerings around major sporting events, intimate concerts, the arts, and business. Members also have access to commercial aviation benefits through a partnership with Delta Air Lines, Inc. (“Delta”).
Wheels Up leases certain of our owned and leased aircraft to Gama Aviation LLC (“Gama”), a Federal Aviation Administration (“FAA”) licensed and Department of Transportation (“DOT”) registered air carrier to operate our aircraft. FAA licensed and DOT registered air carriers participate in the program and exercise full operational control of program aircraft. As of March 2, 2020, Gama was no longer a third-party independent operator as the business was acquired by Wheels Up (see Note 5).
2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation
The consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Wheels Up Partners Holdings LLC and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.
Use of Estimates
Preparing the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates due to risks and uncertainties, including uncertainty in the current economic environment due to the outbreak of coronavirus disease 2019 (“COVID-19”). The most significant estimates include, but are not limited to, the useful lives and residual values of purchased aircraft, the fair value of financial assets and liabilities, acquired intangible assets, goodwill, contingent consideration, and other assets and liabilities, sales and use tax, the estimated life of member relationships, the determination of the allowance for credit losses, the use of the effective interest method to amortize debt discounts and deferred financing costs, impairment assessments, and the incremental borrowing rate for leases.
Fair Value Measurements
The carrying values of cash and cash equivalents, investments, accounts receivable, deferred revenue, accounts payable and long-term debt approximate fair value due to either the short-term nature of such instruments or the fact that the interest rate of the long-term debt is based upon current market rates.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between unaffiliated willing market participants on the measurement date under current market conditions. Assets and liabilities recorded at fair value are measured and classified in accordance with a three-tier fair value hierarchy based on the observability of the inputs available and activity in the markets used to measure fair value. A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.
Level 1 —
Quoted prices, unadjusted, in active markets for identical assets or liabilities that can be accessed at the measurement date.

Level 2 —
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 —
Unobservable inputs developed using our own estimates and assumptions, which reflect those that market participants would use in pricing the asset or liability.

The determination of where an asset or liability falls in the hierarchy requires significant judgment. When developing fair value estimates, we maximize the use of observable inputs and minimize the use of unobservable inputs. When available, the estimated fair value of financial instruments is based on quoted prices in active markets that are available on the measurement date. If quoted prices in active markets are not available, the determination of estimated fair value is based on standard market valuation methodologies, giving priority to observable inputs.
The following methods and assumptions were used to estimate the fair value of each class of financial assets and liabilities for which it is practicable to estimate fair value:
•
Cash equivalents and investments — The carrying amount of money market funds approximates fair value and is classified within Level 1 because we determined the fair value through quoted market prices. The carrying amount of commercial paper approximates fair value and is classified within Level 2 because we utilized observable inputs in non-active markets to determine the fair value.

•
Long-term debt — The carrying amount approximates fair value based on the interest rates currently available for debt with similar terms and remaining maturities. We utilized Level 2 inputs to determine the fair value.

Certain non-financial assets are measured at fair value on a non-recurring basis, including property and equipment, goodwill and intangible assets. These assets are subject to fair value adjustments in certain circumstances, such as when there is evidence of an impairment.
Cash Equivalents
Cash equivalents consist of highly liquid investments that are readily convertible into cash. We consider securities with initial maturities of three months or less, when purchased, to be cash equivalents.

Investments
Investments consist of highly liquid investment grade commercial paper issued by major corporations and financial institutions with initial maturities of greater than three months and remaining maturities of less than one year from the date of purchase. All investments are classified as “available-for-sale” and realized gains or losses are recorded using the specific identification method. We classify investments as available-for-sale securities as they represent investments available to support current operations and may be sold prior to their stated maturities for strategic or operational reasons. There were no unrealized gains or losses on available-for-sale securities for the years ended December 31, 2020, 2019 and 2018.
Changes in market value, excluding other-than-temporary impairments, are reported as a separate component of accumulated other comprehensive loss until realized. In determining whether an other-than-temporary impairment exists, we consider: (i) the length of time and the extent to which the fair value has been less than cost; (ii) the financial condition and near-term prospects of the issuer of the securities; and (iii) the intent and ability to retain the security for a period of time sufficient to allow for any anticipated recovery in fair value. There were no other-than-temporary impairment losses identified for the years ended December 31, 2020, 2019 and 2018.
Accounts and Other Receivables
Accounts receivable, net, primarily consists of contractual amounts we expect to collect from members and customers related to membership subscriptions and flights, including amounts currently due from credit card companies. We record accounts receivable at the original invoiced amount. There is approximately $1.4 million and $0.2 million of membership fees and prepaid flight time included in both accounts receivable and deferred revenue as of December 31, 2020 and 2019, respectively.
We monitor exposure for losses and maintain an allowance for credit losses for any receivables that may be uncollectible. Historically, we used an incurred loss model to calculate the allowance for credit losses. Upon the adoption of the new credit loss standard on January 1, 2020, we shifted to a current expected credit loss model. We estimate uncollectible receivables based on the receivable’s age, customer credit-worthiness, past transaction history with the customer, changes in payment terms, and the condition of the general economy and the industry as a whole. When it is determined that the amounts are not recoverable, the receivable is written off against the allowance. As of December 31, 2020 and 2019, the allowance for credit losses was $2.3 million and $1.5 million, respectively. Other receivables primarily consist of tax credits for Federal Excise Tax paid on aircraft fuel and, earned, but unbilled revenue.
Parts and Supplies Inventories
Inventories are used in operations and are generally not for sale. Inventories are comprised of spare aircraft parts, materials, and supplies, which are valued at the lower of cost or net realizable value. Cost of inventories are determined using the specific identification method. We determine, based on the evidence that exists, whether or not it is appropriate to maintain a reserve for excess and obsolete inventory. The reserve is based on historical experience related to the disposal of inventory due to damage, physical deterioration, obsolescence, or other causes. As of December 31, 2020 and 2019, the reserve was $29 thousand and $21 thousand, respectively. Storage costs and indirect administrative overhead costs related to inventories are expensed as incurred.
Segment Reporting
We identify operating segments as components of Wheels Up for which discrete financial information is available and is regularly reviewed by the chief operating decision maker, or decision-making group, in making decisions regarding resource allocation and performance assessment. The chief operating decision maker is the chief executive officer. We determined that Wheels Up operates in a single operating and reportable segment, private aviation services, as the chief operating decision maker reviews financial information presented on a consolidated basis, accompanied by disaggregated information about revenue, for purposes of making operating decisions, allocating resources, and assessing performance. Substantially all of the long-lived assets are located in the United States and revenue from private aviation services is substantially earned from flights throughout the United States.

Acquisitions
We account for business combinations and asset acquisitions using the acquisition method of accounting, which requires allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values on the acquisition date. For acquisitions meeting the definition of a business combination, the excess of the purchase price over the amounts recognized for assets acquired and liabilities assumed is recorded as goodwill. During the measurement period, which may be up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed in a business combination with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded in the consolidated statements of operations. Acquisition costs, such as legal and consulting fees, are expensed as incurred for business combinations.
For acquisitions meeting the definition of an asset acquisition, the fair value of the consideration transferred, including transaction costs, is allocated to the assets acquired and liabilities assumed based on their relative fair values. No goodwill is recognized in an asset acquisition (see Note 5).
Goodwill
Goodwill represents the excess of the consideration transferred over the fair value of the identifiable assets acquired and liabilities assumed in business combinations. The carrying value of goodwill is tested for impairment on an annual basis or on an interim basis if events or changes in circumstances indicate that an impairment loss may have occurred (i.e., a triggering event). Our annual goodwill impairment testing date is October 1st. We are required to test goodwill on a reporting unit basis. We determined private aviation services is our one reporting unit to which the entire amount of goodwill is allocated.
Goodwill impairment is the amount by which our reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill. We use both qualitative and quantitative approaches when testing goodwill for impairment. Our qualitative approach evaluates various events including, but not limited to, macroeconomic conditions, changes in the business environment in which we operate and other specific facts and circumstances. If, after assessing qualitative factors, we determine that it is more-likely-than-not that the fair value of our reporting unit is greater than the carrying value, then performing a quantitative impairment assessment is unnecessary and our goodwill is not considered to be impaired. However, if based on the qualitative assessment we conclude that it is more-likely-than-not that the fair value of the reporting unit is less than the carrying value, or if we elect to skip the optional qualitative assessment approach, we proceed with performing the quantitative impairment assessment primarily using a discounted cash flow model, or income approach, to quantify the amount of impairment, if any (see Note 6).
Intangible Assets
Intangible assets other than goodwill primarily consists of acquired finite-lived trade names, customer relationships and developed technology. At initial recognition, intangible assets acquired in a business combination are recognized at their fair value as of the date of acquisition. Following initial recognition, intangible assets are carried at cost less accumulated amortization and impairment losses, if any, and are amortized on a straight-line basis over the estimated useful life of the asset, which was determined based on management’s estimate of the period over which the asset will contribute to our future cash flows (see Note 6).
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization for all property and equipment are calculated using the straight-line method over the estimated useful lives of the related assets. Residual values estimated for aircraft are approximately 50% of the original purchase price. Expenditures that increase the value or productive capacity of assets are capitalized, and repairs and maintenance are expensed as incurred. The estimated useful lives of property and equipment are principally as follows: aircraft — seven years, furniture and fixtures — three years, vehicles — five years, building and improvements — 27 years, computer equipment — three years, and tooling — ten years. Leasehold improvements are amortized over the shorter of either the estimated useful life of the asset or the remaining term of the lease (see Note 3).
Software Development Costs
We incur costs related to developing the Wheels Up website, mobile application, and other internal use software. In addition, we incur costs related to the development of our flight management software. The amounts capitalized include materials, employees’ payroll and payroll-related costs including equity-based compensation directly associated with the development activities, as well as external direct costs of services used in developing the software. We amortize capitalized costs using the straight-line method over the estimated useful life, which is currently three years, beginning when the software is ready for its intended use. Costs incurred during the preliminary project and post-implementation stages are expensed as incurred. We perform periodic reviews to ensure that unamortized software development costs remain recoverable from future revenue (see Note 3).
Leases
We determine if an arrangement is a lease at inception on an individual contract basis. Operating leases are included in operating lease right-of-use assets, operating lease liabilities, current, and operating lease liabilities, non-current on the consolidated balance sheets. Operating lease right-of-use assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease right-of-use assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. The interest rate implicit in our leases is not readily determinable to discount lease payments. As a result, for all leases we use an incremental borrowing rate that is based on the estimated rate of interest for a collateralized borrowing of a similar asset, using a similar term as the lease payments at the commencement date.
The operating lease right-of-use assets and operating lease liabilities include any lease payments made, including any variable amounts that are based on an index or rate, and exclude lease incentives. Variability that is not due to an index or rate, such as payments made based on hourly rates, are excluded from the lease liability. Lease terms may include options to extend or terminate the lease. Renewal option periods are included within the lease term and the associated payments are recognized in the measurement of the operating right-of-use asset and operating lease liability when they are at our discretion and considered reasonably certain of being exercised. Lease expense for lease payments is recognized on a straight-line basis over the lease term.
We have elected the practical expedient not to recognize leases with an initial term of 12 months or less on our consolidated balance sheets and lease expense is recognized on a straight-line basis over the term of the short-term lease. For real estate leases, we have elected the practical expedient to account for both the lease and non-lease components as a single lease component and not allocate the consideration in the contract. Certain real estate leases contain fixed lease payments that include real estate taxes, common area maintenance and insurance. These fixed payments are considered part of the lease payment and are included in the operating lease right-of-use assets and operating lease liabilities. For non-real estate leases, including aircraft, we have separated the lease and non-lease components. The non-lease components of aircraft leases are typically for maintenance services and insurance that are expensed as incurred (see Note 12).
During a portion of 2020 and all of 2019 and 2018, we were the sublessor of certain aircraft leases to Gama, due to government regulations. The underlying aircraft assets from these subleases are presented on the consolidated balance sheets. Sublease income is presented in cost of revenue net of the lease cost in the consolidated statements of operations.
Impairment of Long-Lived Assets
Long-lived assets consist of aircraft, property and equipment, finite-lived intangible assets, and operating lease right-of-use assets. We review the carrying value of long-lived assets for impairment when events and circumstances indicate that the carrying value may not be recoverable based on the estimated undiscounted future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value of the asset or asset group, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the asset or asset group. We determined the initial negative effect and uncertainty related to COVID-19 was a potential indicator that the carrying value of our long-lived assets may not be recoverable. As a result, we performed an undiscounted cash flow analysis of our long-lived assets for potential impairment as of April 30, 2020, and based on the analysis, it was determined that there was no impairment to our long-lived assets. In addition, there were no other indicators of impairment of long-lived assets identified after April 30, 2020 through December 31, 2020, and for the years ended December 31, 2019 and 2018.
Restricted Cash
We have restricted cash of $12.1 million and $12.4 million as of December 31, 2020 and 2019, respectively, of which $10.0 million relates to amounts held by third-party lenders to collateralize the Amended 1st Credit Facility (as defined in Note 9). The remaining balance relates to amounts held by financial institutions to establish a standby letter of credit required by the lessor of certain corporate office space. We classify restricted cash as current or non-current based on the remaining term of the restriction.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets includes security deposits, which relate primarily to contractual prepayments to third-parties for future services, the current portion of capitalized costs related to sales commissions and referral fees, and insurance claims receivable.
Other Current Liabilities
Other current liabilities consist of deposits from owners for managed aircraft. Deposits are collected at the inception of the contract with each owner and returned on the contract termination date, to the extent there are no outstanding payments due at such time.
Deferred Financing Costs
Deferred financing costs include various incremental fees and commissions paid to third-parties in connection with the issuance of debt. Deferred financing costs are recorded on the consolidated balance sheets as a direct deduction from the carrying value of the associated debt and subsequently amortized to interest expense over the related period of the obligation using the effective interest method (see Note 9).
Concentration of Credit Risk
Financial instruments that may potentially expose us to concentrations of credit risk primarily consist of cash, cash equivalents, restricted cash, and receivables. We place cash and cash equivalents with multiple high credit quality financial institutions. Accounts are guaranteed by the Federal Deposit Insurance Corporation up to certain limits and although deposits are held with multiple financial institutions, deposits at times may exceed the federally insured limits. We have not experienced any losses in such accounts.
Accounts receivable are spread over many members and customers. We monitor credit quality on an ongoing basis and maintain reserves for estimated credit losses.
There were no customers that accounted for 10% or more of revenue for the years ended 2020, 2019 and 2018. There was one customer that accounted for 16.2% of accounts receivable as of December 31, 2019, and none over 10% of accounts receivable as of December 31, 2020.
Equity-Based Compensation
We issue equity-based compensation awards to employees and consultants, including stock options, profits interests and restricted interests, under a stock option plan and management incentive plan. Equity-based compensation awards are measured at the date of grant based on the estimated fair value of the respective award and the resulting compensation expense is recognized on a straight-line basis over the requisite service period of the respective award, which is generally a vesting period of four years. Certain awards have a performance condition that provide for accelerated vesting upon the occurrence of a change in control or an initial public offering. For performance-based awards, the grant date fair value of the award is expensed over the vesting period when the performance condition is considered probable of being achieved. We account for forfeitures of awards as they occur (see Note 14).
Aircraft Maintenance and Repair
Regular maintenance for owned and leased aircraft are expensed as incurred unless covered by a third-party, long-term flight hour service agreement. We have separate service agreements in place covering scheduled and unscheduled repairs of certain aircraft components, as well as the engines for certain owned and leased aircraft in our fleet. Certain of these agreements, whose original terms generally range from 10 to 15 years, require monthly payments at rates based either on the number of cycles each aircraft was operated during each month or the number of flight hours each engine was operated during each month, subject to annual escalations. These power-by-the-hour agreements transfer certain risks, including cost risks, to the third-party service providers. They generally fix the amount we pay per flight hour or number of cycles in exchange for maintenance and repairs under a predefined maintenance program, which are representative of the time and materials that would be consumed. These costs are expensed as the related flight hours or cycles are incurred.
Revenue
We determine revenue recognition through the following steps:
•
Identification of the contract, or contracts, with a customer.

•
Identification of the performance obligations in the contract.

•
Determination of the transaction price.

•
Allocation of the transaction price to the performance obligations in the contract; and,

•
Recognition of revenue when, or as, a performance obligation is satisfied.

Revenue is derived from a variety of sources including, but not limited to, (i) memberships, (ii) flights, (iii) aircraft management, and (iv) other.
Wheels Up membership agreements are signed by each member. Wheels Up membership agreements together with the terms and conditions in the flight services agreement govern the use of the Wheels Up membership. We account for a contract when both parties have approved and are committed to perform their obligations, the rights of the parties are identified, payment terms are identified, the contract has commercial substance, and collectability of consideration is probable. In addition to retail flights, we also have flight service agreements to sell wholesale flights to customers that are non-members and do not pay annual dues or initiation fees.
Revenue is recorded net of discounts on standard pricing and incentive offerings including special pricing agreements and certain promotions.
Deferred revenue is an obligation to transfer services to a customer for which we have already received consideration. Upon receipt of a prepayment from a customer for all or a portion of the transaction price, we initially recognize a contract liability. The contract liability is settled, and revenue is recognized, when we satisfy our performance obligation to the customer at a future date.
We utilize registered independent third-party air carriers in the performance of a portion of our flights. We evaluate whether there is a promise to transfer services to the customer, as the principal, or to arrange for services to be provided by another party, as the agent, using a control model. The nature of the flight services we provide to members is similar regardless of which third-party air carrier is involved. Wheels Up directs third-party air carriers to provide an aircraft to a member or customer. Based on evaluation of the control model, it was determined that Wheels Up acts as the principal rather than the agent within all revenue arrangements, other than when acting as an intermediary ticketing agent for travel on Delta and when managed aircraft owners charter their own aircraft, as we have the authority to direct the key components of the service on behalf of the member or customer regardless of which third-party is used. Members can use Blocks to purchase commercial flights on Delta. Wheels Up charges the member a ticketing fee to use their funds with Delta, which is recorded on a net basis in revenue at the time of booking. Wheels Up passes along the fulfillment of the performance obligation to Delta who actually provides the flight to the member. Owner charter revenue is recognized for flights where the owner of a managed aircraft sets the price for the trip. Wheels Up records owner charter revenue at the time of flight on a net basis for the margin we receive to operate the aircraft. If Wheels Up has primary responsibility to fulfill the obligation, then the revenue and the associated costs are reported on a gross basis in the consolidated statements of operations.
(i) Memberships
New members are typically charged a one-time initiation fee at the commencement of their membership, which is generally non-refundable. In the first year of membership, a portion of the initiation fee is applied to their annual dues. The remainder of the initiation fee, less any flight credits, is deferred and recognized on a straight-line basis over the estimated duration of the customer relationship period, which is estimated to be approximately three years. Members are charged recurring annual dues to maintain their membership. Revenue related to the annual dues are deferred and recognized on a straight-line basis over the related contractual period, which is generally but not always 12 months. If a customer qualifies to earn SkyMiles (as defined below) as part of their membership, then a portion of the transaction price is allocated to this performance obligation at contract inception. The amount of the allocation is determined based on our contractual cost for SkyMiles purchases with Delta. If at any time the membership is terminated, any previously unrecognized amounts are recognized in the period of termination.
(ii) Flights
Flights and flight-related services, along with the related costs of the flights, are earned and recognized as revenue at the point in time in which the service is provided. For round trip flights, revenue is recognized upon arrival at the destination for each flight segment.
Members pay a fixed quoted amount for flights. The amount can be based on a contractual capped hourly rate or dynamically priced based on market demand at time of booking. Wholesale customers primarily pay a fixed rate for flights. In addition, flight costs can be paid by members through the purchase of Fund Programs (“Blocks”), which are generally dollar-denominated credits for future spend with Wheels Up. Blocks are deferred and recognized as revenue when the member completes a flight segment. Blocks also can generally be used to purchase commercial flights on Delta. Wheels Up, acting in the capacity of an agent, charges the member a ticketing fee to use their commingled funds on a flight provided by Delta, which is recorded on a net basis at the time of booking.
Through our acquisition of WUPJ, we inherited the legacy WUPJ jet cards. WUPJ jet cards allow a customer to pre-purchase dollar-denominated credits at agreement inception that are redeemed for future flights on WUPJ, are refundable for a termination fee, and are generally effective for a term of 24 months. Customers are also able to reload funds on their jet card periodically throughout the term. The jet card values are purchased at tiered dollar amounts and entitle customers to fixed rate all-inclusive hourly pricing and guaranteed availability. During 2020, we began the process of converting WUPJ jet card holders to Wheels Up memberships and as of December 31, 2020, we generally do not offer new jet cards.
In addition, Wheels Up continued and expanded a customary WUPJ business practice of providing Medallion Status (“Status”) in Delta’s SkyMiles Program (“SkyMiles”) for purchases of Blocks and jet cards. A member is granted Status free of charge for use during the term of the contract and may assign the Status to any designated individual. A member can use their SkyMiles for purchases of Blocks but they do not earn SkyMiles on Wheels Up flights. Any members that meet the designated spend thresholds for Blocks and jet cards or the designated dollar-denominated flight spend thresholds during the year receive the same Status. Additionally, we do not owe Delta any consideration for the grant of each Status provided. Status is not a material right at contract inception and does not give rise to a separate performance obligation. The provided Status is not recognized as revenue but instead is considered a marketing incentive related to future purchases on Delta.
The amount of flight breakage was not material for the years ended December 31, 2020, 2019 and 2018.

(iii) Aircraft Management
We manage aircraft for owners in exchange for a contractual fee. Revenue associated with the management of aircraft also includes the recovery of owner incurred expenses including maintenance coordination, cabin crew, and pilots, as well as recharging of certain incurred aircraft operating costs and expenses such as maintenance, fuel, landing fees, parking, and other related operating costs. We pass the recovery and recharge costs back to owners at either cost or a predetermined margin.
Aircraft management related revenue contains two performance obligations. One performance obligation is to provide management services over the contract period. Revenue earned from management services is recognized over the contractual term, on a monthly basis. The second performance obligation is the cost to operate and maintain the aircraft, which is recognized as revenue at the point in time such services are completed.
(iv) Other
Ground Services (FBO and MRO)
FBO ground services are provided for aircraft customers that use our facility at CVG. FBO ground services are comprised of a single performance obligation for aircraft facility services such as fueling, parking, ground power, and cleaning. FBO related revenue is recognized at the point in time each service is provided.
We also separately provide MRO ground services for aircraft owners and operators at certain of our facilities. MRO ground services are comprised of a single performance obligation for aircraft maintenance services such as modifications, repairs, and inspections. MRO related revenue is recognized over time based on the cost of inventory consumed and labor hours worked for each service provided.
Flight-Related Services
As part of each flight, there is the option to request flight-related services such as catering or ground transportation for an additional charge. Flight-related services, which are passed through at either cost or a predetermined margin, were $1.4 million, $1.5 million, and $1.7 million for the years ended December 31, 2020, 2019, and 2018, respectively.
Software Subscriptions
Subscription revenue consists of fees earned, typically monthly, from third-party operators and other businesses in the private aviation industry for web-based access to a collaborative suite of flight software tools that we offer through our acquisition of Avianis (see Note 5). Our subscription services provide users software licenses and related support and updates during the term of the arrangement to enable management of flight operations. Revenue is generally recognized from such subscription contracts on a straight-line basis over the contract period. Contracts for related professional services, such as customized training or implementation programs, are either on a time and materials or fixed fee basis. Professional services revenue is generally recognized at the point in time the services are performed.
Other revenue also consists of fees we may receive from third-party sponsorships and partnerships as part of lifestyle and event experience programs for members and whole aircraft acquisition and sales fees, which are each recognized at the point in time the service is provided.
Income Taxes
Wheels Up Partners Holdings LLC files as a partnership for federal and state income tax purposes. As such, each member is responsible for reporting income or loss to the extent required by federal and state income tax regulations, based upon their respective share of our income and expenses. Wheels Up is subject to the New York City Unincorporated Business Tax and the California, Tennessee, and Texas Franchise Tax which are entity level taxes. Since we incurred a loss in each year presented, the entity level state taxes consist of minimum taxes, fees, and capital taxes, which are included in general and administrative expense in the consolidated statements of operations. Accordingly, the consolidated financial statements do not include a provision for federal and state income taxes.
We account for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized based on the expected future tax effects of temporary differences between the financial statement and tax basis of assets and liabilities, as measured by current enacted tax rates. A valuation allowance is recorded to reduce deferred tax assets when it is determined that it is more likely than not that the asset will not be realized. We have a temporary difference related to the New York City Unincorporated Business Tax resulting in a cumulative deferred tax asset of approximately $0.8 million and $0.8 million as of December 31, 2020 and 2019. Based on the available objective evidence, including our history of losses, management believes it is more likely than not that the deferred tax asset will not be fully realizable. Accordingly, we provided for a full valuation allowance against the deferred tax asset and no benefit for income taxes has been recorded as of December 31, 2020 and 2019.
We recognize liabilities for uncertain tax positions relating to deductions, transactions and other matters involving uncertainty as to the proper tax treatment based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained following an audit, including resolution of related appeals or litigation processes, if any. Once it is determined that the position meets the recognition threshold, the second step requires us to estimate and measure the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The difference between the amount of recognizable tax benefit and the total amount of tax benefit from positions filed or to be filed with the tax authorities is recorded as a liability for uncertain tax benefits. Uncertain tax positions are recorded on the consolidated balance sheets in accrued expenses. As of December 31, 2020 and 2019, there are no material uncertain tax positions.
We recognize interest and penalties associated with uncertain tax positions, if any, as a component of interest expense in the consolidated statements of operations. There are no interest and penalties recognized for the years ended December 31, 2020, 2019 and 2018. We are subject to taxation by authorities in the United States and various states. As of December 31, 2020, Wheels Up is no longer subject to federal examination for years prior to 2017 and state examinations for years prior to 2016.
Advertising Costs
We expense the cost of advertising and promoting our services as incurred. Such amounts are included in sales and marketing expense in the consolidated statements of operations and totaled $7.2 million, $5.0 million, and $5.4 million, for the years ended December 31, 2020, 2019 and 2018, respectively.
New Accounting Pronouncements
Adopted Accounting Pronouncements
In August 2018, the Financial Accounting Standards Board (“FASB”) issued accounting standards update (“ASU”) 2018-13, Fair Value Measurement (ASC 820). This standard adds, removes, and modifies certain disclosure requirements related to fair value measurements. We adopted ASU 2018-13 on January 1, 2020. This adoption did not have a material impact on our consolidated financial statements.
In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other (ASC 350), Simplifying the Test for Goodwill Impairment. This standard removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment is now the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. We adopted ASU 2017-04 on January 1, 2020. This adoption did not have a material impact on our consolidated financial statements.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (ASC 326). The FASB issued subsequent amendments to the initial guidance in November 2018 with ASU 2018-19 and May 2019 with ASU 2019-05. This standard replaces the current incurred loss impairment methodology for financial assets with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This standard requires a forward-looking expected credit loss model for accounts receivable, and other financial instruments. We adopted ASU 2016-13 on January 1, 2020. This adoption did not have a material impact on our consolidated financial statements and no cumulative-effect adjustment to members’ equity (deficit) was recorded.
Accounting Pronouncements Issued but Not Yet Effective
In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (ASC 740). This standard simplifies the accounting for income taxes by (i) eliminating certain exceptions within ASC 740 and (ii) clarifying and amending the existing guidance to enable consistent application of ASC 740. This new standard is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2020. Early adoption is permitted. We do not believe the adoption of ASU 2019-12 will have a material impact on our consolidated financial statements.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform: Facilitation of the Effects of Reference Rate Reform on Financial Reporting (ASC 848). The FASB issued a subsequent amendment to the initial guidance in January 2021 with ASU 2021-01. This standard provides temporary optional expedients and exceptions to accounting guidance on contract modifications and hedge accounting to ease financial reporting burdens as the market transitions from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. The guidance was effective upon issuance and generally can be applied through December 31, 2022. We do not believe the adoption of ASU 2020-04 and ASU 2021-01 will have a material impact on our consolidated financial statements.
3.
PROPERTY AND EQUIPMENT

Property and equipment, consist of the following (in thousands):
	December 31,
	2020	2019
Aircraft	$473,509	$471,972
Software development costs	22,414	13,491
Leasehold improvements	9,560	4,359
Computer equipment	1,846	1,378
Building and improvements	1,424	1,424
Furniture and fixtures	1,321	374
Tooling	1,296	—
Vehicles	597	71
	511,967	493,069
Less: Accumulated depreciation and amortization	(188,877)	(148,088)
Total	$323,090	$344,981
Depreciation and amortization expense of property and equipment was $40.8 million, $38.4 million, and $35.2 million for the years ended December 31, 2020, 2019 and 2018, respectively.
Capitalized costs related to the internal development of software was $8.4 million, $3.9 million, and $4.1 million for the years ended December 31, 2020, 2019 and 2018, respectively. Amortization expense related to software development costs, included as part of depreciation and amortization expense of property and equipment, was $4.8 million, $2.6 million, and $2.0 million for the years ended December 31, 2020, 2019 and 2018, respectively.

4.
REVENUE

Disaggregation of Revenue
The following table disaggregates revenue by service type and the timing of when these services are provided to the member or customer (in thousands):
	Year Ended December 31,
	2020	2019	2018
Services transferred at a point in time:
Flights, net of discounts and fees	$495,419	$334,263	$284,660
Recharge and recovery	124,881	—	—
Ground services – FBO	2,162	—	—
Other	7,230	4,781	4,441
Services transferred over time:
Memberships – annual dues	47,435	42,025	36,743
Memberships – initiation fees	7,187	3,843	6,300
Aircraft management – monthly fee	7,848	—	—
Ground services – MRO	2,819	—	—
Total	$694,981	$384,912	$332,144
Performance Obligations
A performance obligation is a promise in a contract to transfer a distinct service to the customer and is the basis of revenue recognition. We have elected to apply the portfolio approach to contracts with similar performance obligations. To determine the proper revenue recognition method for contracts, we used judgment to evaluate whether two or more contracts should be combined and accounted for as a portfolio and whether the combined or single contract should be accounted for as more than one performance obligation. There are some contracts which have additional performance obligations that require allocation of the transaction price, such as allowing upgrades to a different aircraft or providing discounts on prepaid flights. The amount of reallocations was not material for the years ended December 31, 2020, 2019 and 2018. During 2019, we started to sell flights to wholesale customers that are not members as a result of our acquisition of Travel Management Company (see Note 5).
Transaction Price
The transaction prices for each of our primary revenue streams are as follows:
•
Flights — The fixed quoted amount including any flight credits.

•
Memberships — The initiation fee, less any flight credits, when signing up and annual dues for all years thereafter.

•
Ground services (FBO and MRO) — Time and materials incurred for the work performed or services rendered; and,

•
Aircraft management — The fixed monthly fee to manage the aircraft over the contractual term plus the recovery of owner-incurred expenses and recharge costs that are based on the expenses we incur to operate and maintain the aircraft.

If there is a group of performance obligations bundled in a contract, the transaction price is allocated based upon the relative standalone selling prices of the promised services underlying each performance obligation.
Payment Terms
Under standard payment terms, the member or customer agrees to pay the full stated price in the contract and financing of the transaction is not provided. Revenue in the consolidated statements of operations is presented net of discounts and incentives of $9.5 million, $11.3 million, and $13.8 million, for the years ended December 31, 2020, 2019 and 2018, respectively. We generally do not issue refunds for flights unless there is a failure to meet a service obligation with respect to such flight. Refunded amounts for initiation fees and annual dues are granted to some customers that no longer wish to remain members following their first flight and were not material for the years ended December 31, 2020, 2019 and 2018.
Contract Balances
Receivables from member and customer contracts are included within accounts receivable, net. As of December 31, 2020 and 2019, receivables from members and customers were $36.3 million and $13.5 million, respectively.
Contract liabilities represent obligations to transfer services to a member or customer for which we have already received consideration. Purchases of flights, Blocks, jet card deposits, initiation fees including flight credits, and annual dues payments are received up front in advance of performance under the contract and initially deferred as a liability. Prepaid flights, Blocks and flight credits are recognized as revenue and the deferred revenue liability is reduced at the point in time a flight segment is taken. The initiation fee is recognized upon acquisition of the contract on a straight-line basis over the estimated customer relationship period, which approximates three years. The initial annual dues are recognized upon acquisition of the contract on a straight-line basis for a specified length of time, usually 12 months. Any subsequent recurring contract renewals are recognized on a straight-line basis over an estimated period of 12 months from the date the contract is renewed.
The balance classified as current deferred revenue includes prepaid flights and flight credits, annual dues and initiation fees. Prepaid flights and flight credits are redeemable for flights at any time. The balance classified as non-current deferred revenue includes the portion of initiation fees that are estimated to be satisfied in service periods beyond 12 months following the balance sheet date.
Deferred revenue consists of the following (in thousands):
	December 31,
	2020	2019
Flights – Blocks and jet cards	$609,490	$219,839
Memberships – annual dues	32,016	24,667
Memberships – initiation fees	3,870	2,715
Flights – credits	7,291	5,032
Other	411	1,815
Deferred revenue, total	653,078	254,068
Less: Deferred revenue, current	(651,096)	(252,737)
Deferred revenue, non-current	$1,982	$1,331
A rollforward of the amounts included in deferred revenue consists of the following (in thousands):
	December 31,
	2020	2019
Deferred revenue – beginning balance	$254,068	$222,639
Amounts deferred during the period	954,840	416,342
Revenue recognized from amounts included in deferred revenue beginning balance	(154,138)	(165,302)
Revenue from current period sales	(401,692)	(219,611)
Deferred revenue – ending balance	$653,078	$254,068
Revenue expected to be recognized in future periods for performance obligations that are unsatisfied, or partially unsatisfied, as of December 31, 2020 approximates $651.1 million, $1.1 million and $0.8 million for 2021, 2022 and 2023, respectively.

Costs to Obtain a Contract
Commissions are granted to certain employees and consultants separately for the initial sales of memberships, additional subsequent contract renewals, flights, or when a member purchases Blocks on their account. Commissions are also granted for the execution of aircraft management agreements, additional subsequent contract renewals, and performance over the contractual term. In addition, members are eligible to receive a credit if they refer a new customer who signs up for membership in the Wheels Up program. The cost of commissions and referral fees are capitalized as an asset on the consolidated balance sheets as these are incremental amounts directly related to attaining a contract with a member. Capitalized costs related to sales commissions and referral fees was $6.3 million, $9.4 million and $6.3 million for the years ended December 31, 2020, 2019 and 2018, respectively. As of December 31, 2020 and 2019, respectively, capitalized sales commissions and referral fees of $5.0 million and $6.6 million are in prepaid expenses and other current assets and $0.8 million and $1.1 million are in other non-current assets on the consolidated balance sheets.
Amounts capitalized for certain costs incurred to obtain a contract are periodically reviewed for impairment and amortized on a straight-line basis concurrently over the same period of benefit in which the associated contract revenue is recognized. Amortization expense related to capitalized sales commissions and referral fees included in sales and marketing expense in the consolidated statements of operations was $7.4 million, $7.0 million, and $6.2 million for the years ended December 31, 2020, 2019 and 2018, respectively. No impairments of these capitalized contract costs were identified for the years ended December 31, 2020, 2019 and 2018. Any costs that would have been incurred regardless of whether the contract was obtained are expensed as incurred.
5.
ACQUISITIONS

Delta Private Jets, LLC Acquisition
On January 17, 2020, we acquired all the outstanding equity of Delta Private Jets, LLC now known as Wheels Up Private Jets LLC, a wholly-owned subsidiary, of Delta for a total purchase price of $427.0 million, which was paid in Wheels Up Class E preferred interests. We acquired WUPJ because it provides management of aircraft on behalf of third-party owners and provides full service and in-house maintenance capabilities. As part of the acquisition, we also executed an exclusive long-term commercial cooperation agreement with Delta. The commercial cooperation agreement has an initial seven year term and two subsequent renewal periods of three years. The Delta strategic relationship provides high value co-marketing products, features, and benefits to Wheels Up members and Delta customers. Acquisition-related costs for WUPJ of $2.8 million and $1.4 million were included in general and administrative expense in the consolidated statements of operations for the years ended December 31, 2020 and 2019, respectively. The acquisition of WUPJ was determined to be a business combination.
As of the date of acquisition, the total purchase price allocated to the WUPJ assets acquired and liabilities assumed according to their estimated fair values were as follows (in thousands):
Current assets	$147,440
Property and equipment	6,729
Intangible assets	150,000
Goodwill	341,671
Other assets	17,608
Total assets acquired	663,448
Total liabilities assumed	(236,441)
Net assets acquired	$427,007
Current assets of WUPJ included $136.0 million of cash and $3.3 million of accounts receivable.
Goodwill represents the excess of the purchase price over the fair values of the acquired net tangible and intangible assets. The allocated value of goodwill primarily relates to the anticipated benefits that will be generated from the launch of the Delta partnership, which will provide access to a large retail and corporate customer base of high-volume flyers. In addition, by combining the operations of WUPJ with our other acquisitions, we expect synergies and economies of scale that will result in reduced costs within the areas of aircraft management and maintenance. The acquired goodwill is not deductible for tax purposes.
The amounts allocated to acquired WUPJ intangible assets and liabilities, and their associated weighted-average amortization periods, were determined based on the period the assets and liabilities are expected to contribute directly or indirectly to our cash flows, consists of the following:
	Amount (In thousands)	Weighted- Average Amortization Period (Years)
Status	$80,000	10.0
Customer relationships	60,000	10.0
Trade name	10,000	10.0
Total acquired intangible assets	$150,000	10.0
Total acquired intangible liabilities	$20,000	10.0
The results of WUPJ were included in the consolidated statement of operations from the date of acquisition. Revenue for WUPJ was $136.4 million and loss from operations was $16.6 million from the date of acquisition through December 31, 2020. Included in loss from operations was income of $13.3 million related to the CARES Act grant.
Gama Aviation LLC
On March 2, 2020, we acquired all the outstanding equity of Gama Aviation LLC for a total purchase price of $73.9 million consisting of $5.1 million in Wheels Up common interests, $41.3 million in cash and the issuance of promissory notes with an aggregate initial principal amount of $27.5 million payable to certain affiliated parties of Gama. Prior to the date of acquisition, Gama exclusively operated our Wheels Up branded aircraft as an independent third-party operator. We acquired Gama because it provides flight operations and aircraft management services, which includes the management of aircraft on behalf of third-party owners. In connection with the closing of the Gama acquisition, we also issued a promissory note to an affiliate of Signature Aviation in the initial principal amount of $0.8 million in satisfaction of certain pre-existing obligations owed by Wheels Up to such entity. Acquisition-related costs for Gama of $2.4 million and $0.4 million were included in general and administrative expense in the consolidated statements of operations for the years ended December 31, 2020 and 2019, respectively. The acquisition of Gama was determined to be a business combination.
As of the date of acquisition, the total purchase price allocated to the Gama assets acquired and liabilities assumed according to their estimated fair values were as follows (in thousands):
Current assets	$50,316
Property and equipment	696
Intangible assets	13,000
Goodwill	54,757
Other assets	5,866
Total assets acquired	124,635
Total liabilities assumed	(50,705)
Net assets acquired	$73,930
Current assets of Gama included $4.7 million of cash and $43.3 million of accounts receivable including $18.2 million owed from Wheels Up that was eliminated in consolidation upon acquisition.

Goodwill represents the excess of the purchase price over the fair values of the acquired net tangible and intangible assets. The allocated value of goodwill primarily relates to anticipated synergies from future growth using Gama’s aircraft under management and Gama’s existing business processes. The acquired goodwill is predominately deductible for tax purposes.
The amounts allocated to acquired intangible assets, and their associated weighted-average amortization periods, were determined based on the period the assets are expected to contribute directly or indirectly to our cash flows, consists of the following:
	Amount (In thousands)	Weighted- Average Amortization Period (Years)
Customer relationships	$10,000	10.0
Trade name	3,000	2.0
Total acquired intangible assets	$13,000	8.2
The results of Gama were included in the consolidated statement of operations from the date of acquisition. Revenue for Gama was $122.1 million, net of intercompany eliminations, and income from operations was $39.8 million from the date of acquisition through December 31, 2020. Included in income from operations was $36.1 million related to the CARES Act grant.
Travel Management Company, LLC Acquisition
On May 31, 2019, we acquired all the outstanding equity of Travel Management Company, LLC (“TMC”) for a total purchase price of $29.8 million, which was paid in cash. We acquired TMC because it is the largest wholesale floating fleet operator of Light jets in North America. The Light jet is an aircraft that our customers demand and adds to our overall product offering. Acquisition-related costs for TMC of $3.1 million were included in general and administrative expense in the consolidated statement of operations for the year ended December 31, 2019. The acquisition of TMC was determined to be a business combination.
As of the date of acquisition, the total purchase price allocated to the TMC assets acquired and liabilities assumed according to their estimated fair values were as follows (in thousands):
Current assets	$3,468
Property and equipment	27,198
Intangible assets	2,100
Goodwill	3,732
Other assets	3,774
Total assets acquired	40,272
Total liabilities assumed	(10,492)
Net assets acquired	$29,780
Current assets of TMC included $1.5 million of cash and $0.8 million of accounts receivable.
Goodwill represents the excess of the purchase price over the fair values of the acquired net tangible and intangible assets. The allocated value of goodwill primarily relates to anticipated synergies from future growth using TMC’s aircraft, technology, and existing processes. The acquired goodwill is deductible for tax purposes.
The amounts allocated to acquired TMC intangible assets, and their associated weighted-average amortization periods, were determined based on the period the assets are expected to contribute directly or indirectly to our cash flows, consists of the following:

	Amount (In thousands)	Weighted- Average Amortization Period (Years)
Non-competition agreement	$100	1.0
Trade name	900	5.0
Developed technology	500	5.0
Leasehold interest – favorable	600	27.0
Total acquired intangible assets	$2,100	11.1
The results of TMC were included in the consolidated statement of operations from the date of acquisition. Revenue for TMC was $30.4 million and loss from operations was $4.9 million from the date of acquisition through the year ended December 31, 2019.
Avianis Systems LLC Acquisition
On September 27, 2019, we entered into an asset purchase agreement to acquire substantially all of the assets and assume substantially all of the liabilities of Avianis Systems LLC (“Avianis”) for a total purchase price of $18.2 million, consisting of $3.8 million in Wheels Up common interests and $14.4 million in cash. We acquired Avianis because it is a comprehensive cloud-based technology platform that allows for the management of aircraft operations and its software can also be used as a back-end flight aggregation tool for our WUP App as well as power third-party operators. The acquisition of Avianis did not meet the definition of a business combination and was accounted for as an asset acquisition. Acquisition-related costs for Avianis of $0.7 million were capitalized and included in the allocated purchase consideration.
As of the date of acquisition, the total purchase price allocated to the Avianis assets acquired and liabilities assumed according to their estimated fair values were as follows (in thousands):
Current assets	$99
Intangible assets	18,947
Total assets acquired	19,046
Total liabilities assumed	(802)
Net assets acquired	$18,244
Current assets of Avianis included $0 of cash and $13 thousand of accounts receivable.
The amounts allocated to acquired Avianis intangible assets and their associated weighted-average amortization period, were determined based on the period the assets are expected to contribute directly or indirectly to our future cash flows, consists of the following:
	Amount (In thousands)	Weighted- Average Amortization Period (Years)
Developed technology	$18,947	7.0
Unaudited Pro Forma Summary of Operations
The accompanying unaudited pro forma summary represents the consolidated results of operations as if the 2019 acquisition of TMC had been completed as of January 1, 2019, and the 2020 acquisitions of WUPJ and Gama had been completed as of January 1, 2019. The unaudited pro forma financial results for 2020 reflect the results for the year ended December 31, 2020, as well as the effects of pro forma adjustments for the stated transactions in 2020. The unaudited pro forma financial results for 2019 reflect the results for the year ended December 31, 2019, as well as the effects of pro forma adjustments for the stated transaction in both 2020 and 2019. The unaudited pro forma financial information includes the accounting effects of the business combinations, including adjustments to the amortization of intangible assets, and professional fees associated with the transactions. The pro forma results were based on estimates and assumptions, which we believe are reasonable. The unaudited pro forma summary does not necessarily reflect the actual results that would have been achieved had the companies been combined during the periods presented, nor is it necessarily indicative of future consolidated results.
	Year Ended December 31,
	2020	2019
	(in thousands)
Revenue	$739,707	$825,749
Loss from operations	$(59,673)	$(103,346)

6.
GOODWILL AND INTANGIBLE ASSETS

Goodwill
The change in the carrying value of goodwill for the years ended December 31, 2020 and 2019, respectively was as follows (in thousands):
Balance as of January 1, 2019	$—
Acquisition of TMC	3,732
Balance as of December 31, 2019	3,732
Acquisition of WUPJ	341,671
Acquisition of Gama	54,757
Balance as of December 31, 2020	$400,160
During 2020, due to the initial negative effect of COVID-19 on overall travel demand and our business, as well as the uncertainty in anticipated versus actual rates of recovery, in addition to our annual goodwill impairment assessment on October 1st, we deemed it necessary to perform an interim quantitative impairment assessment of goodwill on April 30, 2020, using the estimated future discounted cash flows of our reporting unit, which did not result in impairment to goodwill.
We performed a qualitative annual assessment on October 1, 2020, as the estimated fair value of our reporting unit significantly exceeded the carrying value on April 30, 2020. Our qualitative assessment did not result in an indication that the fair value of our reporting unit was less than the carrying value.
Intangible Assets
The gross carrying value, accumulated amortization and net carrying value of intangible assets consisted of the following (in thousands):
	December 31, 2020
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Status	$80,000	$7,645	$72,355
Customer relationships	70,000	6,609	63,391
Non-competition agreement	100	100	—
Trade name	13,900	2,487	11,413
Developed technology	19,545	3,559	15,986
Leasehold interest – favorable	600	35	565
Total	$184,145	$20,435	$163,710

	December 31, 2019
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Non-competition agreement	$100	$58	$42
Trade name	900	105	795
Developed technology	19,447	735	18,712
Leasehold interest – favorable	600	14	586
Total	$21,047	$912	$20,135
Amortization expense of intangible assets was $19.5 million, $0.9 million and $0 for the years ended December 31, 2020, 2019 and 2018, respectively.
Intangible Liabilities
The gross carrying value, accumulated amortization and net carrying value of intangible liabilities are as follows (in thousands):
	December 31, 2020
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Intangible liabilities	$20,000	$1,917	$18,083
Amortization of intangible liabilities, which reduces amortization expense, was $1.9 million, $0 and $0 for the years ended December 31, 2020, 2019 and 2018, respectively.
Future amortization expense of intangible assets and intangible liabilities held are as follows (in thousands):
Year ending December 31,	Intangible Assets	Intangible Liabilities
2021	$20,578	$2,000
2022	19,333	2,000
2023	19,078	2,000
2024	18,915	2,000
2025	18,798	2,000
Thereafter	67,008	8,083
	$163,710	$18,083

7.
CASH, CASH EQUIVALENTS, INVESTMENTS AND RESTRICTED CASH

Cash and cash equivalents consist of the following (in thousands):
	December 31, 2020
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Cash and Cash Equivalents
Cash	$209,327	$—	$—	$209,327	$209,327
Money market funds	103,472	—	—	103,472	103,472
Total	$312,799	$—	$—	$312,799	$312,799

	December 31, 2019
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Cash and Cash Equivalents
Cash	$65,938	$—	$—	$65,938	$65,938
Money market funds	18,108	—	—	18,108	18,108
Total	$84,046	$—	$—	$84,046	$84,046
Interest income from investments and cash equivalents of $0.5 million, $0.6 million, and $0.9 million were recorded in interest income in the consolidated statements of operations for the years ended December 31, 2020, 2019 and 2018, respectively.
A reconciliation of cash and cash equivalents and restricted cash from the consolidated balance sheets to the consolidated statements of cash flows is shown below (in thousands):
	December 31,
	2020	2019
Cash and cash equivalents	$312,799	$84,046
Restricted cash	12,077	12,394
Total	$324,876	$96,440
Air Carrier Payroll Support Program
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law. The CARES Act provides aid in the form of loans, grants, tax credits, and other forms of government assistance. Specifically, the CARES Act provided the airline industry with up to $25.0 billion in grants with assurances the support was to be used exclusively for employee salaries, wages, and benefits.
Wheels Up applied for government assistance under the Payroll Support Program from the U.S. Department of the Treasury as directed by the CARES Act. We were awarded a total grant of $76.4 million to support ongoing operations through payroll funding, which was all received by October 2020. We utilized all of the proceeds to offset payroll expenses incurred for the year ended December 31, 2020.
The support payments were conditioned on our agreement to refrain from conducting involuntary employee layoffs or furloughs through September 30, 2020. Other conditions include continuing essential air service as directed by DOT and certain limitations on executive compensation. Based on the amount received, we were not required to provide financial protection to the U.S. Department of the Treasury in conjunction with the payroll support obtained.
The CARES Act also provides for deferred payment of the employer portion of social security taxes through the end of 2020, with 50% of the deferred amount due December 31, 2021 and the remaining 50% due December 31, 2022. As of December 31, 2020, the total amount of deferred payments outstanding was $6.8 million. The amount due December 31, 2021 of $3.4 million was recorded in other current liabilities and the amount due December 31, 2022 of $3.4 million was recorded in other non-current liabilities on the consolidated balance sheet.
8.
FAIR VALUE MEASUREMENTS

Financial instruments that are measured at fair value on a recurring basis and their corresponding placement in the fair value hierarchy consist of the following (in thousands):
	December 31, 2020
	Level 1	Level 2	Level 3	Fair Value
Cash Equivalents:
Money market funds	$103,472	$—	$—	$103,472

	December 31, 2019
	Level 1	Level 2	Level 3	Fair Value
Cash Equivalents:
Money market funds	$18,108	$—	$—	$18,108

9.
LONG-TERM DEBT

1st Credit Facility
In November 2013, we entered into a secured credit facility (the “1st Facility”) that provided up to $100.0 million of financing from various lenders to acquire up to 22 King Air 350i aircraft under an Aircraft Purchase Agreement (as defined in Note 11).
The 1st Facility initially had an A-1 class (the “A-1”) consisting of $60.0 million of borrowing capacity and an A-2 class (the “A-2”) consisting of $40.0 million of borrowing capacity, which were borrowed ratably as aircraft were purchased. As of December 31, 2020, there were no amounts available for future borrowings under the 1st Facility.
Amended 1st Credit Facility
In August 2014, we increased the available capacity under the 1st Facility to a total of $175.4 million by entering into an amended and restated secured credit agreement (the “Amended 1st Facility”). The Amended 1st Facility (i) afforded the ability to finance the acquisition of an additional 13 aircraft under the First Firm Order (as defined in Note 11), and (ii) increased the amount available to be borrowed against each aircraft through a second lien applied on a retroactive basis against already purchased aircraft and on a prospective basis as each additional aircraft is purchased.
In addition to the A-1 and the A-2, the Amended 1st Facility added an A-3 class (the “A-3”) in an amount up to $57.9 million. The second lien referenced above, the B class (the “B”), was also added to allow us to borrow an additional $0.5 million per aircraft for a total of $17.5 million against the 35 total aircraft in the Amended 1st Facility. As of December 31, 2020, there were no amounts available for future borrowings under the Amended 1st Facility.
The Amended 1st Facility contains customary restrictive covenants for facilities and transactions of this type, including, among others, certain limitations on: incurrence of additional debt and guarantees of indebtedness; creation of liens; mergers, consolidations or sales of substantially all of our assets; sales or other dispositions of assets other than in the normal course of business; distributions or dividends and repurchases of common stock; restricted payments, including without limitation, certain restricted investments; engaging in transactions with affiliates; and, sale and leaseback transactions. The credit facilities also contain certain financial covenants that if not met would be considered an event of default that could result in acceleration of the obligations under the agreement. As of December 31, 2020, we were in compliance with all covenants.
In April 2016, we obtained a waiver of the debt incurrence test under the Amended 1st Facility to incur additional indebtedness to finance additional King Air 350i aircraft under a 2nd Facility (as defined below). As part of obtaining this waiver, (i) we paid a fee to the consenting lenders of $0.4 million representing 0.25% of the outstanding principal amount of the consenting lenders’ loans as of April 1, 2016; and (ii) were required to deposit $10.0 million in cash in a restricted pledged securities collateral account. This account will become unrestricted upon us satisfying certain debt coverage ratios as set forth in the Amended 1st Facility.
In June 2017, we obtained another waiver of the debt incurrence test under the Amended 1st Facility to (a) incur additional indebtedness to finance additional King Air 350i aircraft under a 3rd Facility (as defined below); and (b) refinance or prepay the B in the future, which was refinanced in December 2017, as described below. As part of obtaining this particular waiver, (i) we paid a fee to the consenting lenders of $0.3 million representing 0.25% of the outstanding principal amount of such lenders’ loans as of June 29,

2017; and (ii) Wheels Up Partners Holdings LLC was required to contribute $70.0 million in cash to Wheels Up Partners LLC to incur the new indebtedness.
In December 2017, we amended the Amended 1st Facility to refinance the B and borrow an additional $6.4 million in B loans for a total of $20.0 million in B loans against the 35 aircraft financed by the Amended 1st Facility. The rationale was to move from a variable interest rate, which started at 12.75% plus LIBOR in 2014 stepping up by 1% per annum to a maximum of 18.00%, to a 12.00% fixed rate and upsize the debt to $20.0 million for additional liquidity of $6.4 million. As a result of a change in lenders, the refinancing was considered a debt extinguishment. There were no unamortized fees associated with the B and $0.5 million of fees related to the refinancing have been capitalized and will be amortized over the term of the loan, which ends in July 2022.
In September 2020, we made a $20.5 million prepayment of the principal outstanding on the Amended 1st Facility, which released 11 purchased aircraft from the Amended 1st Facility.
As of December 31, 2020, there are 24 aircraft purchased with financing from the Amended 1st Facility that serve as collateral for the Amended 1st Facility.
2nd Credit Facility
In May 2016, we formed WU Leasing I LLC (“WUL I”), a wholly-owned subsidiary, to enter into a second secured credit facility (the “2nd Facility”) with various lenders, which provided up to $120.8 million to finance up to 23 King Air 350i aircraft (consisting of up to 18 aircraft delivered under the Second Firm Order and five aircraft delivered under the Additional Firm Order).
The 2nd Facility has an A class (the “2nd Facility A”) of lenders, which committed to lend $86.3 million, and a B class (the “2nd Facility B”) of lenders, which committed to lend $34.5 million. As of December 31, 2020, there were no amounts available for future borrowings under the 2nd Facility.
The 2nd Facility is structured as a bankruptcy-remote financing structure, which is a common financing structure designed to offer lenders added protection by using a special purpose entity to hold assets financed by a loan. A special purpose entity is a subsidiary company with an asset and liability structure that makes its obligations secure even if the parent company experiences a bankruptcy event. As part of the bankruptcy-remote financing structure, the aircraft assets are required to be held in an owner trust. In our structure, WUL I is the special purpose entity, and it holds the aircraft assets through an owner trust (the “WUL I Trust”), which was established by WUL I pursuant to a trust agreement (the “2nd Facility Trust Agreement”) dated May 27, 2016, between WUL I, as trustor, and Bank of Utah, as owner trustee. The WUL I Trust is the owner of the aircraft financed by the 2nd Facility and WUL I is the sole owner of the beneficial interest in the WUL I Trust. So long as no event of default has occurred, WUL I has access to the 2nd Facility aircraft through the 2nd Facility Trust Agreement. Once all payments are made under the 2nd Facility, WUL I may direct the owner trustee to distribute the aircraft assets to another entity.
In June 2017, we obtained a waiver of the debt incurrence test under the 2nd Facility in order to (a) incur an additional indebtedness to finance additional King Air 350i aircraft under a 3rd Facility; and (b) refinance or prepay the B in the future. As part of obtaining this waiver, (i) we paid a fee to the certain consenting lenders of $0.2 million representing 0.25% of the outstanding principal amount of such lenders’ loans as of June 29, 2017; and certain other consenting lenders of $0.3 million representing 0.75% of the outstanding principal amount of such lenders’ loans as of June 29, 2017; and (ii) Wheels Up Partners Holdings LLC was required to contribute $70.0 million in cash to Wheels Up Partners LLC in order to incur the new indebtedness.
All 23 aircraft purchased with financing from the 2nd Facility serve as collateral for the 2nd Facility.
3rd Credit Facility
In June 2017, we formed WU Leasing II LLC (“WUL II”), a wholly-owned subsidiary, to enter into a third secured credit facility (the “3rd Facility”) with various lenders, which provided up to $89.3 million to finance up to 17 King Air 350i aircraft.

The 3rd Facility only has a Class A (the “3rd Facility A”) of lenders, which committed to lend up to $89.3 million. As of December 31, 2020, there were no amounts available for future borrowings under the 3rd Facility.
The 3rd Facility is also structured as a bankruptcy-remote financing structure identical to the 2nd Facility structure. In this 3rd Facility structure, the aircraft assets are held in an owner trust (the “WUL II Trust”) established by WUL II pursuant to a trust agreement (the “3rd Facility Trust Agreement”) dated June 30, 2017, between WUL II, as trustor, and Bank of Utah, as owner trustee. The WUL II Trust is the owner of the aircraft financed by the 3rd Facility and WUL II is the sole owner of the beneficial interest in the WUL II Trust. So long as no event of default has occurred, WUL II has access to the 3rd Facility aircraft through the 3rd Facility Trust Agreement. Once all payments are made under the 3rd Facility, WUL II may direct the owner trustee to distribute the aircraft assets to another entity.
All 14 aircraft purchased with financing from the 3rd Facility serve as collateral for the 3rd Facility.
Principal and Interest Obligations
The Amended 1st Facility, 2nd Facility and 3rd Facility require principal and interest payments on a quarterly basis based on a fixed amortization schedule per aircraft over 28 quarters from each aircraft’s acquisition date, with a balloon payment due in the 28th quarter. The Amended 1st Facility, 2nd Facility and 3rd Facility also require additional principal payments of $300 dollars per hour if an aircraft is flown over a level of 1,200 hours per year on an annual cumulative basis. As of December 31, 2020, no aircraft has flown over a level of 1,200 hours per year on an annual cumulative basis and we have not made any additional principal payments as a result.
Interest payments for all classes of the Amended 1st Facility (A-1, A-2, A-3, B) are due on the fifteenth day of each calendar quarter, based on a stated rate (the “Spread”) in excess of LIBOR, with a LIBOR floor of 1.00%, except in the case of the B, which following the December 2017 refinancing, has a fixed rate of 12.00%. The Spreads on the A-1, the A-2, and the A-3 are 8.55%.
Interest payments for all classes of the 2nd Facility (2nd Facility A, 2nd Facility B) are due on the first day of each of the months of March, June, September, and December, based on the Spread plus LIBOR, with a LIBOR floor of 1.00%. The Spreads for the 2nd Facility A and 2nd Facility B are 6.50% and 8.50%, respectively.
Interest payments for all classes of the 3rd Facility (3rd Facility A) are due on the first day of each of the months of March, June, September, and December and based on LIBOR plus 7.10%.
Debt Discounts
On the date each additional aircraft is purchased, we are required to pay as a discount (i) 1.00% of the A-2, the A-3, and the B loans outstanding to the respective lenders for the Amended 1st Facility, (ii) pay 1.00% of the A loans to the respective lenders for the 2nd Facility and (iii) pay 1.00% of the A loans to the respective lenders for the 3rd Facility.

Debt discounts consist of the following (in thousands):
	December 31,
	2020	2019
Amended 1st Facility:
Debt discount	$1,154	$1,153
Less: Accumulated amortization	(1,091)	(995)
	63	158
2nd Facility:
Debt discount	862	862
Less: Accumulated amortization	(629)	(509)
	233	353
3rd Facility:
Debt discount	735	735
Less: Accumulated amortization	(416)	(296)
	319	439
Total	$615	$950
Deferred Financing Costs
Deferred financing costs consist of the following (in thousands):
	December 31,
	2020	2019
Amended 1st Facility:
Deferred financing costs	$4,540	$4,540
Less: Accumulated amortization	(4,403)	(4,047)
	137	493
2nd Facility:
Deferred financing costs	3,845	3,829
Less: Accumulated amortization	(2,770)	(2,242)
	1,075	1,587
3rd Facility:
Deferred financing costs	2,622	2,613
Less: Accumulated amortization	(1,457)	(1,040)
	1,165	1,573
Total	$2,377	$3,653
Debt discounts and deferred financing costs are recorded as a direct deduction from the carrying value of the debt. We record the amortization of debt discounts and deferred financing costs as a component of interest expense in the consolidated statements of operations over the life of each respective borrowed amount, using the effective interest method.
Amortization expense for debt discounts and deferred financing costs of $1.6 million, $1.9 million, and $1.8 million were recorded in interest expense in the consolidated statements of operations for the years ended December 31, 2020, 2019 and 2018, respectively.
The principal balances of all outstanding debt, unamortized debt discounts, and unamortized deferred financing costs are as follows (in thousands):

	Maturity Dates	Interest Rate Per Annum as of December 31, 2020	December 31,
			2020	2019
Amended 1st Facility:
A-1	2020 to 2021	10.92%	$11,811	$29,099
A-2	2020 to 2021	10.92%	7,874	19,400
A-3	2021 to 2022	10.92%	28,104	34,821
B	2023 to 2024	12.00%	8,119	14,175
2nd Facility:
A	2023 to 2024	8.15%	55,450	63,325
B	2023 to 2024	11.40%	24,510	27,210
3rd Facility:
A	2024 to 2025	9.54%	53,334	60,946
			189,202	248,976
Less: Unamortized debt discount			(615)	(950)
Less: Unamortized deferred financing costs			(2,377)	(3,653)
			186,210	244,373
Less: Current maturities of long-term debt			(55,295)	(49,202)
Total			$130,915	$195,171
Promissory Notes
In March 2020, as part of the acquisition of Gama (see Note 5), we executed a promissory note to Gama Group Inc. and two promissory notes to Signature Flight Support, LLC (the “Notes”). The maturity dates of the Notes are March 2, 2024. The interest rates on the Notes are 4.26% per annum through March 2, 2022, 7.50% per annum through March 2, 2023 and 8.50% per annum through March 2, 2024, which is payable quarterly. In addition, we are required to make a mandatory prepayment on the Notes following the consummation of a capital raise. The prepayment amount is equal to the outstanding principal, together with all accrued and unpaid interest. As of December 31, 2020, the total amount outstanding on the Notes were $24.6 million, of which $7.3 million and $17.3 million were recorded in current maturities of long-term debt and long-term debt, respectively, on the consolidated balance sheet. Interest accrued and paid on the Notes of $0.6 million were recorded in interest expense in the consolidated statement of operations for the year ended December 31, 2020.
Scheduled principal payments of all outstanding debt including the Notes, future amortization of debt discounts, and deferred financing costs are as follows (in thousands):
		Amortization of
Year ending December 31,	Principal Payments	Debt Discounts	Deferred Financing Costs
2021	$62,679	$260	$917
2022	46,717	185	700
2023	68,818	112	430
2024	23,190	48	170
2025	12,677	10	160
Thereafter	—	—	—
Total	$214,081	$615	$2,377

10.
NONMONETARY TRANSACTIONS

From time to time, we enter into various barter arrangements with third-parties in which there is an agreement to provide a specified amount of flight time, valued in either hours or dollars, in exchange for media advertising, marketing credits or other activities that promote brand awareness. We record these nonmonetary transactions at the estimated fair value of the flights provided using the stand-alone selling price.
As third-parties utilize flight time that we provide in barter arrangements, we recognize revenue in the period in which the flight services are provided. As we use the advertising or marketing credits in the arrangements, an expense is recognized in the period in which the credits are consumed. The difference between flight services to be provided and advertising or marketing credits to be consumed is recognized, on an agreement-by-agreement basis, as an asset or liability, as appropriate. If we consume the credits, prior to delivering the flight services to the member, a liability and an expense is recorded; and if we deliver the flight services to the member prior to receiving the credits, an asset and revenue is recorded. We assess the recoverability of barter credits periodically. Factors considered in evaluating the recoverability include management’s plans with respect to how the advertising or other marketing credits can be used. Any impairment losses are recorded in the consolidated statements of operations during the period in which it is determined. There were no impairments of barter credits identified for the years ended December 31, 2020, 2019 and 2018.
Revenue recognized as a result of nonmonetary transactions was $2.9 million, $3.1 million, and $1.5 million for the years ended December 31, 2020, 2019 and 2018, respectively, while expenses included in sales and marketing in the consolidated statements of operations as a result of the same barter arrangements were $2.8 million, $2.9 million, and $1.0 million, respectively. The balances for flight revenue and advertising or other marketing credits that have yet to be consumed are included in accrued expenses and prepaid expenses and other current assets on the consolidated balance sheets. As of December 31, 2020 and 2019, the accrued expenses associated with these barter transactions was $3.5 million and $3.8 million, respectively, and the prepaid expenses and other current assets were $0 and $0, respectively.
11.
COMMITMENTS AND CONTINGENCIES

Legal Proceedings
We are party to various legal actions arising in the normal course of business. While we do not expect that the ultimate resolution of any of these pending actions will have a material effect on our consolidated results of operations, financial position, or cash flows, litigation is subject to inherent uncertainties. As such, there can be no assurance that any pending legal action, which we currently believe to be immaterial, does not become material in the future.
Purchase Commitments
In July 2013, we entered into an aircraft purchase agreement (the “Aircraft Purchase Agreement”) with Textron Aviation Inc. (“Textron”), formerly known as Beechcraft Corporation, for a firm order of 35 King Air 350i aircraft (the “First Firm Order”). As of December 31, 2019, we had purchased all 35 King Air 350i aircraft under the First Firm Order.
In May 2015, we exercised the first option under the Aircraft Purchase Agreement for an order of 35 additional King Air 350i aircraft (the “Second Firm Order”). As of December 31, 2018, we had purchased 32 of the 35 King Air 350i aircraft under the Second Firm Order. In December 2018, Textron and Wheels Up agreed to cancel the order for the remaining three King Air 350i aircraft under the Second Firm Order.
In September 2015, we entered into an amendment to the Aircraft Purchase Agreement for an additional firm order of five King Air 350i aircraft (the “Additional Firm Order”). As of December 31, 2019, we had purchased all five King Air 350i aircraft under the Additional Firm Order.
The Aircraft Purchase Agreement contains certain exclusivity provisions in our favor that restrict and/or limit Textron’s ability to sell, lease, dispose or otherwise transfer a fleet of three or more King Air aircraft to any competing person or company. The exclusivity provisions expire in May 2021.
Agreements with Third-Party Operators
To ensure compliance with FAA and DOT regulations, we arranged to lease Gama certain of our owned and leased aircraft. Gama was a third-party independent operator through March 2, 2020, which is the date we executed a purchase agreement to acquire their business (see Note 5). The aircraft leased to Gama are operating leases. The leases are arranged on a per aircraft basis and have a term of three to five years. Gama makes fixed monthly payments of $45 thousand per leased King Air 350i aircraft, $30 thousand per leased Citation Excel/XLS aircraft and $28 thousand per leased Citation X aircraft, as well as additional rent payments on a per hour basis on all aircraft covered under the arrangement. Prior to the acquisition of Gama, we recognized the lease payments from Gama as a reduction of cost of revenue in the consolidated statements of operations. Subsequent to the acquisition, the lease payments from Gama are eliminated in consolidation.
In September 2013, we entered into a charter aircraft services agreement with Gama, specific to the operation of our owned King Air 350i aircraft purchased under the 1st Facility and the Amended 1st Facility. Each charter aircraft services agreement is hereinafter referred to as an operator agreement. In June 2014, we entered into a second operator agreement with Gama specific to the operation of our leased Citation Excel/XLS aircraft (as described below). In December 2015, we entered into a third operator agreement with Gama specific to the operation of five aircraft leased by Gama from a related party. The aircraft leased by Gama were purchased by us, using proceeds available under the 2nd Facility, thereby terminating the leases between Gama and the third-party and the related operator agreement. In April 2016, we entered into a fourth operator agreement with Gama specific to the operation of four of our owned King Air 350i aircraft financed under the Aircraft Purchase Agreement. These four aircraft were subsequently refinanced using proceeds available under the 2nd Facility and the related operator agreement was terminated. In May 2016, we entered into a fifth operator agreement with Gama, specific to the operation of our owned King Air 350i aircraft purchased under the 2nd Facility. In June 2017, we entered into a sixth operator agreement with Gama specific to the operation of our owned King Air 350i aircraft purchased under the 3rd Facility. In June 2018, we entered into a seventh operator agreement with Gama specific to the operation of our leased Citation X aircraft.
Pursuant to each operator agreement, Gama provides flight services and operates the aircraft leased to Gama by us for the exclusive benefit of Wheels Up members. We are obligated to utilize Gama for all flight operations on the aircraft covered by the operator agreements. The operator agreements have terms of no less than five years with options to extend the terms for mutually agreed upon time periods. Pursuant to the terms of each operator agreement, we are obligated to provide Gama with minimum guaranteed payments of approximately $15 thousand per aircraft, per month. The guarantee is reduced, on a per aircraft basis, by actual flight hours utilized by us at the standard contractual cost per hour.
Gama invoices us for member flights on a per flight basis. Costs were subject to annual increases starting January 1, 2015 indexed by the Consumer Price Index for All Urban Consumers and applicable taxes. The total amount of fees, net of lease payments from Gama, was $25.7 million, $160.1 million and $163.7 million for the years ended December 31, 2020, 2019 and 2018, respectively, and are included in cost of revenue in the consolidated statements of operations.
8760 Membership Program
In December 2015, we entered into an agreement with a vendor for charter brokerage services, whereby the parties agreed to equally share the revenue and expenses related to selling memberships in a membership program called 8760 (the “8760 Program”). In April 2018, we agreed to terminate the 8760 Program. Our portion of the 8760 Program losses were $1.1 million for the year ended December 31, 2018. We incurred a $0.5 million loss related to the termination, which is included in cost of revenue in the consolidated statement of operations for the year ended December 31, 2019.
Brand Ambassador Program
We enter into various agreements with third-parties in which Wheels Up agrees to provide a specified amount of flight time to certain individuals and in exchange the individuals serve as brand ambassadors for Wheels Up. The ambassador program focuses on athletes and celebrities who are members that receive discounted hourly rates, bonus hours or flight credits for activities designed to promote our brand, which may include wearing a Wheels Up logo, photo and video shoots for commercial and promotional usage, social media posts or hosting and or making appearances at Wheels Up events. As of December 31, 2020 and 2019, respectively, we determined certain commitments to brand ambassadors were not probable of payment and therefore have not recorded an accrual as of each such date. We estimate the aggregate potential future liability under these arrangements is approximately $0.8 million and $0.6 million as of December 31, 2020 and 2019, respectively.
Sales and Use Tax Liability
We regularly provide services to members in various states within the continental United States, which may create sales and use tax nexus via temporary presence, potentially requiring the payment of these taxes. We determined that there is uncertainty as to what constitutes nexus in respective states for a state to levy taxes, fees, and surcharges relating to our activity. For the years ended December 31, 2020, 2019 and 2018, respectively, we estimate the potential exposure to such tax liability to be $6.6 million, $6.0 million, and $4.5 million, the expense for which is included in accrued expenses on the consolidated balance sheets and cost of revenue in the consolidated statements of operations.
12.
LEASES

Leases primarily pertain to certain controlled aircraft, corporate headquarters, and operational facilities, including aircraft hangars, which are all accounted for as operating leases. We sublease the corporate headquarters and aircraft hangar at CVG from Delta. Certain of these operating leases have renewal options to further extend for additional time periods at our discretion.
Our leases do not contain residual value guarantees, covenants, or other associated restrictions. As a result of our acquisition of WUPJ, we have certain variable lease agreements with aircraft owners that contain payment terms based on an hourly lease rate multiplied by the number of flight hours during a month. Variable lease payments are not included in the right-of-use asset and lease liability balances but rather are expensed as incurred. Variable lease payments were $9.5 million for the year ended December 31, 2020.
The components of net lease cost are as follows (in thousands):
	Year Ended December 31,
	2020	2019
Operating lease costs	$19,810	$8,078
Short-term lease costs	17,217	1,853
Less: Sublease income	—	(375)
Total lease costs	$37,027	$9,556
Costs related to leased aircraft and operational facilities were $24.1 million and $7.8 million for the years ended December 31, 2020 and 2019, respectively, and are included in cost of revenue in the consolidated statements of operations. Costs related to leased corporate headquarters and other office space including expenses for non-lease components were $6.5 million and $2.1 million for the years ended December 31, 2020 and 2019, respectively, and are included in general and administrative expense in the consolidated statements of operations.
Under the lease accounting guidance in effect for the year ended December 31, 2018, rent expense included in cost of revenue and general and administrative expense were $6.8 million and $1.9 million, respectively. Rental income resulting from a subleasing arrangement for the year ended December 31, 2018 was $0.5 million.
Supplemental cash flow information related to leases are as follows (in thousands):
	Year Ended December 31,
	2020	2019
Cash paid for amounts included in the measurement of operating lease liabilities:
Operating cash flows paid for operating leases	$19,889	$9,734
Right-of-use assets obtained in exchange for operating lease obligations	$68,152	$126

Supplemental balance sheet information related to leases are as follows:
	2020	2019
Weighted-average remaining lease term (in years):
Operating leases	7.5	2.7
Weighted-average discount rate:
Operating leases	9.5%	9.6%
Maturities of lease liabilities are as follows (in thousands):
Year Ending December 31,	Operating Leases
2021	$22,053
2022	18,620
2023	14,409
2024	7,041
2025	5,056
Thereafter	35,197
Total lease payments	102,376
Less: Imputed interest	(30,160)
Total lease obligations	$72,216

13.
MEMBERS’ EQUITY (DEFICIT)

Pursuant to the Wheels Up Sixth Amended and Restated Limited Liability Company Agreement, which was adopted in January 2020, we are authorized to issue common interests, Class A preferred interests, Class B preferred interests, Class C preferred interests, Class D preferred interests and Class E preferred interests.
Common interests, Class A preferred interests, Class B preferred interests, Class C preferred interests, Class D preferred interests and Class E preferred interests vote together as a single class, except as specifically provided for in the current limited liability company agreement or as otherwise required by law. Common interests designated as profits interests, restricted interests and stock options do not vote.
During 2013 and 2014, we completed closings of Class A preferred interests in which a total of 73,723,250 interests were issued at a price of $1.00 per interest. We received $73.7 million in proceeds from these sales. We did not incur placement agent fees or other offering expenses as part of the sales.
In September 2015, we completed an initial closing of Class B preferred interests in which 23,377,811 interests were issued at a price of $2.84 per interest. In December 2015, we completed a second closing in which 10,645,716 Class B preferred interests were issued at a price of $2.84 per interest. We received $96.6 million in gross proceeds from these sales and $91.9 million in net proceeds after deducting placement agent fees and other offering expenses of $4.7 million. Additionally, during 2016, we issued 26,406 common interests in exchange for services valued at $75 thousand.
In June 2017, we completed an initial closing of Class C preferred interests in which 12,820,513 interests were issued at a price of $3.12 per interest. In September 2017, we completed a second closing in which 24,821,537 Class C preferred interests were issued at a price of $3.12 per interest. We received $117.4 million in gross proceeds from these sales and $114.1 million in net proceeds after deducting placement agent fees and other offering expenses of $3.3 million.
In May 2019, we completed an initial closing of Class D preferred interests in which 22,270,112 interests were issued at a price of $3.48 per interest. In August 2019, we completed a second closing in which 14,639,247 Class D preferred interests were issued at a price of $3.48 per interest. We received $128.2 million in gross proceeds from these sales and $125.2 million in net proceeds after deducting placement agent fees and other offering expenses of $3.0 million. Additionally, during 2019, 2,011,495 common interests were issued at a price of $1.90 per interest as part of the acquisition of Avianis.

In January 2020, 112,949,305 Class E preferred interests were issued at a price of $3.78 per interest as part of the acquisition of WUPJ. In March 2020, 1,724,138 common interests were issued at a price of $2.98 per interest as part of the acquisition of Gama (see Note 5).
As of December 31, 2020 and 2019, there were 179,515,804 and 143,749,364 common interests authorized, respectively. Of the common interests authorized as of December 31, 2020 and 2019, 63,022,077 and 45,313,327, respectively, have been designated as profits interests, and 10,126,963 and 9,386,963, respectively, have been designated as restricted interests issued and outstanding pursuant to a management incentive plan. As of December 31, 2020 and 2019, an entity in which the chief executive officer retains voting control held 59,500,000 common interests.
As of December 31, 2020 and 2019, there were 73,723,250 Class A preferred interests authorized. As of December 31, 2020 and 2019, there were 34,023,527 Class B preferred interests authorized. As of December 31, 2020 and 2019, there were 37,642,050 Class C preferred interests authorized. As of December 31, 2020 and 2019, there were 36,909,359 Class D preferred interests authorized. As of December 31, 2020 and 2019, there were 112,949,305 and 0 Class E preferred interests authorized, respectively.
Members are not personally liable for any debt or obligation of Wheels Up and they are not required to make additional capital contributions in excess of their respective initial capital contribution. Members are not required to cure any deficit balance in such member’s capital account.
The business and affairs of Wheels Up are managed by a board of directors. The common interests are entitled to appoint two directors (the “Common Directors”) and the Common Directors name an independent director. A fourth director is appointed by an individual that is a member of an investment group that invested in Class A preferred interests (the “Class A Preferred Director”). The Class A Preferred Director proposes a fifth director that is independent and reasonably acceptable to T. Rowe Price Group, Inc. (“T. Rowe Price”), the lead institutional investor in the Class B preferred interests. The sixth director is an independent director that is mutually acceptable to the Common Directors and T. Rowe Price. The seventh and eighth directors are appointed by Delta. The ability to appoint directors is contingent upon minimum ownership levels being maintained as dictated by the current limited liability company agreement. As of December 31, 2020, the board consisted of eight directors.
Non-liquidating distributions are allocated whereby amounts will be distributed first, to Class A preferred interests, Class B preferred interests, Class C preferred interests, Class D preferred interests and Class E preferred interests at a rate as designated in the current limited liability company agreement on a weighted pro rata based on their relative capital contributions and to the common interests at a rate as designated in the current limited liability company agreement until cumulative distributions have been made in respect of each Class A preferred interests, Class B preferred interests, Class C preferred interests, Class D preferred interests and Class E preferred interests in an amount equal to their liquidation preferences; second, to the common interests until the total cumulative distributions including those received in the first instance are equal to the amount received by the Class A preferred interests; third, to the Class A preferred interests and common interests until cumulative distributions are equal to the distribution received by the Class B preferred interests; and fourth, to all Class A preferred interests, Class B preferred interests and common interests in accordance with their respective ownership percentages.
A liquidation preference exists such that upon a liquidation or change of control, Wheels Up assets will be distributed first, to the Class A preferred interests, Class B preferred interests, Class C preferred interests, Class D preferred interests and Class E preferred interests on a weighted pro rata basis until an amount equal to the capital contributed per interest is distributed, after taking into account any prior non-liquidating distributions; second, to the common interests pro rata until cumulative distributions per interest equal the distributions made to the Class A preferred interests, after taking into account any prior non-liquidating distributions; third, to the Class A preferred interests and common interests pro rata based on their percentage ownership thereof, until such cumulative distributions per interest equals the cumulative distributions made in respect of the Class B preferred interests, after taking into account any prior non-liquidating distributions; and fourth, to the Class A preferred interests, Class B preferred interests and common interests pro rata based on their percentage ownership thereof. Class A preferred interests and Class B preferred interests have customary, weighted-average, anti-dilution protection in respect to subsequent capital raises. The holders of two thirds of the combined Class A preferred interests and Class B preferred interests have the right to demand an initial public offering on or after May 11, 2021.
14.
EQUITY-BASED COMPENSATION

Wheels Up limited liability company agreement has historically allowed for the issuance of equity interests of Wheels Up to its employees. Currently, we have nine equity-based employee compensation plans, the Wheels Up Partners Holdings LLC Equity Incentive Plan (“MIP Plan”), the Wheels Up Partners Holdings LLC Equity Incentive Plan II (“MIP Plan II”), the Wheels Up Partners Holdings LLC Equity Incentive Plan III (“MIP Plan III”), the Wheels Up Partners Holdings LLC Equity Incentive Plan IV (“MIP Plan IV”), the Wheels Up Partners Holdings LLC Equity Incentive Plan V (“MIP Plan V”), the Wheels Up Partners Holdings LLC Equity Incentive Plan VI (“MIP Plan VI”), the Wheels Up Partners Holdings LLC Equity Incentive Plan VII (“MIP Plan VII”) and the Wheels Up Partners Holdings LLC Equity Incentive Plan VIII (“MIP Plan VIII”), which is the management incentive plan and Wheels Up Partners Holdings LLC Option Plan, which is the stock option plan. No further grants can be made under MIP Plan, MIP Plan II, MIP Plan III, MIP Plan IV, MIP Plan V, MIP Plan VI, and MIP Plan VII. There is an aggregate of 18.2 million shares authorized for issuance under MIP Plan VIII. As of December 31, 2020, there are no shares available for future issuance.
Management Incentive Plan
In March 2014, we established a management incentive plan, which provides for the issuance of profits interests, restricted or unrestricted, to employees, consultants and other qualified persons. As of December 31, 2020, the board of directors had authorized various issuances at various dates of up to an aggregate of approximately 68.0 million profits interests under the management incentive plan. The issuance of profits interests dilutes the ownership of each class of common and preferred interest holders above the participation threshold value at which the said interest holders were granted.
Wheels Up employees, consultants, and other qualified persons were granted profits interests in Wheels Up MIP LLC (“MIP LLC”) in each year between 2014 and 2020, excluding 2017. MIP LLC is a special purpose entity formed specifically to issue profits interests and to allow qualified individuals to share in the income and equity growth of Wheels Up. Each time MIP LLC issues a profits interest to a qualified individual, we issue a related profits interest in Wheels Up to MIP LLC so that the value of each MIP LLC profits interest mirrors that of its related Wheels Up profits interest. The related Wheels Up interests in MIP LLC consist of common interests in Wheels Up that have been designated as profits interests, so that the MIP LLC interest holders share in the growth of Wheels Up along with our common and preferred interest holders.
Holders of the profits interests have the right to participate in distributions attributable to the income and growth of Wheels Up above a value at various participation thresholds based on the fair market value of the interests on the date of grant as determined by the board of directors. Generally, the profits interests granted vest over a four-year service period, though vesting may be determined by the board of directors on a grant-by-grant basis.

The following table summarizes the profits interests authorized and issued in MIP LLC and the related participation thresholds (in thousands):
Grant Date	Participation Threshold	Authorized and Issued Profits Interests
November 3, 2014	$133,233	8,000
May 18, 2015	185,000	1,523
September 11, 2015	350,000	7,000
December 22, 2016	521,637	15,250
April 17, 2018	692,500	3,920
May 21, 2018	692,500	1,000
October 23, 2018	692,500	4,769
April 30, 2019	692,500	3,988
October 4, 2019	756,000	250
December 11, 2019	884,445	3,725
April 29, 2020	1,323,174	15,227
November 25, 2020	1,500,000	2,985
December 31, 2020	1,597,729	400
		68,037
In December 2019, under MIP Plan VII, certain members of the Wheels Up senior executive team were granted 9.4 million restricted interests in Wheels Up MIP RI LLC (“MIP RI LLC”). In November 2020, under MIP Plan VIII, there was an additional grant to certain Wheels Up senior executives of 0.7 million restricted interests. As of December 31, 2020, the aggregate number of restricted interests authorized and issued in MIP RI LLC by the board of directors under the management incentive plan was 10.1 million. MIP RI LLC is a special purpose entity formed specifically to issue restricted interests and to allow qualified individuals to share in the income and equity growth of Wheels Up. Each time MIP RI LLC issues a restricted interest to a qualified individual, we issue a related restricted interest in Wheels Up to MIP RI LLC so that the value of each MIP RI LLC restricted interest mirrors that of its related Wheels Up restricted interest. The related Wheels Up interests in MIP RI LLC consist of common interests in Wheels Up that have been designated as restricted interests, so that the MIP RI LLC interest holders share in the growth of Wheels Up along with our common and preferred interest holders.
Holders of the restricted interests have the right to participate in distributions attributable to the income and growth of Wheels Up. The purchase price of the restricted interests is $0 and there is no participation threshold. The restricted interests granted vest when both of the following conditions exist: (i) ratably over a four-year service period and (ii) upon the first to occur of (A) a change of control and (B) the later to occur of (1) six months after an initial public offering and (2) 30 days after the expiration of any applicable lock-up period in connection with an initial public offering. The ability for restricted interests to also vest if Wheels Up has an initial public offering is different from stock options and profits interests. The board of directors has determined that for purposes of vesting of the restricted interests, an initial public offering would include the consummation of a transaction with a publicly listed and traded special-purpose acquisition company following which the equity interests of Wheels Up would become listed on a stock exchange or otherwise become publicly traded.
Stock Option Plan
In December 2016, we established a stock option plan, which provides for the issuance of stock options to purchase common interests in Wheels Up at an exercise price based on the fair market value of the interests on the date of grant as established by the board of directors. Generally, stock options granted vest over a four-year service period and expire on the tenth anniversary of the grant date. As of December 31, 2020, the number of stock options authorized and issued in aggregate by the board of directors under the stock option plan was 38.1 million.

Fair Value Estimates
We estimate fair value to measure compensation cost of the profits interests, restricted interests, and stock options on the date of grant using techniques that are considered to be consistent with the objective of measuring fair value. In selecting the appropriate technique, management considers, among other factors, the nature of the instrument, the market risks that it embodies, and the expected means of settlement. We generally use the Black Scholes option-pricing model, that embodies all of the requisite assumptions, including expected trading volatility, expected term, risk-free interest rate, and expected dividend yield, necessary to fair value an award.
Estimating fair values of the profits interests, restricted interests and stock options requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external factors. In addition, option-pricing models are highly volatile and sensitive to changes.
The following table summarizes the profits interests activity under the Wheels Up management incentive plan as of December 31, 2020:
	Number of Profits Interests	Weighted- Average Grant Date Fair Value
	(in thousands)
Outstanding profits interests as of January 1, 2020	45,313	$0.19
Changes during the year:
Granted	18,612	0.19
Expired/forfeited	(903)	0.20
Outstanding profits interests as of December 31, 2020	63,022	$0.19
The weighted-average remaining contractual term as of December 31, 2020 for profits interests outstanding was approximately 6.9 years.
The following table summarizes the status of non-vested profits interests as of December 31, 2020:
	Number of Profits Interests	Weighted- Average Grant Date Fair Value
	(in thousands)
Non-vested profits interests as of January 1, 2020	16,294	$0.06
Granted	18,612	0.19
Vested	(6,609)	0.10
Forfeited	(903)	0.20
Non-vested profits interests as of December 31, 2020	27,394	$0.13
The total unrecognized compensation cost related to non-vested profits interests was $3.3 million as of December 31, 2020 and is expected to be recognized over a weighted-average period of 3.4 years. The weighted-average grant date fair value of profits interests granted was $0.19, $0.03, and $0.02 for the years ended December 31, 2020, 2019 and 2018, respectively. The total fair value of vested profits interests amounted to $0.7 million, $1.0 million, and $1.3 million for the years ended December 31, 2020, 2019 and 2018, respectively.

The following table summarizes the restricted interests activity under the Wheels Up management incentive plan as of December 31, 2020:
	Number of Restricted Interests	Weighted- Average Grant Date Fair Value
	(in thousands)
Outstanding restricted interests as of January 1, 2020	9,387	$1.80
Changes during the year:
Granted	740	2.25
Expired/forfeited	—	—
Outstanding restricted interests as of December 31, 2020	10,127	$1.83
The weighted-average remaining contractual term as of December 31, 2020 for restricted interests outstanding was approximately 9.0 years.
The following table summarizes the status of non-vested restricted interests as of December 31, 2020:
	Number of Restricted Interests	Weighted- Average Grant Date Fair Value
	(in thousands)
Non-vested restricted interests as of January 1, 2020	9,387	$1.80
Granted	740	2.25
Vested	—	—
Forfeited	—	—
Non-vested restricted interests as of December 31, 2020	10,127	$1.83
The total unrecognized compensation cost related to non-vested restricted interests was $18.6 million as of December 31, 2020. The weighted-average grant date fair value of restricted interests granted was $2.25, $1.80 and $0 for the years ended December 31, 2020, 2019 and 2018, respectively. The total fair value of vested restricted interests amounted to $0 for each of the years ended December 31, 2020, 2019 and 2018. Restricted interests are time and performance-based awards that vest with a change in control or initial public offering. We determined the performance condition for these awards is not probable of being achieved until a change in control or initial public offering actually occurs. As a result, we have not recorded any compensation cost related to restricted interests.
The following table summarizes the activity under the Wheels Up stock option plan as of December 31, 2020:
	Number of Stock Options	Weighted- Average Exercise Price	Weighted- Average Grant Date Fair Value
	(in thousands)
Outstanding stock options as of January 1, 2020	21,910	$3.31	$0.32
Changes during the year:
Granted	14,740	3.65	0.84
Exercised	—	—	—
Expired/forfeited	(1,421)	3.13	0.29
Outstanding stock options as of December 31, 2020	35,229	$3.46	$0.54
Exercisable stock options as of December 31, 2020	9,453	$3.25	$0.32
The aggregate intrinsic value as of December 31, 2020 for stock options that were outstanding and exercisable was $0.

The weighted-average remaining contractual term as of December 31, 2020 for stock options that were outstanding and exercisable was approximately 8.8 years and 7.5 years, respectively.
The following table summarizes the status of non-vested stock options as of December 31, 2020:
	Number of Stock Options	Weighted- Average Grant Date Fair Value
	(in thousands)
Non-vested stock options as of January 1, 2020	15,454	$0.33
Granted	14,740	0.84
Vested	(4,933)	0.36
Forfeited	(1,421)	0.29
Non-vested stock options as of December 31, 2020	23,840	$0.64
The total unrecognized compensation cost related to non-vested stock options was $14.7 million as of December 31, 2020 and is expected to be recognized over a weighted-average period of 3.6 years. The weighted-average grant date fair value of stock options granted was $0.84, $0.36, and $0.27 for the years ended December 31, 2020, 2019 and 2018, respectively. The total fair value of stock options vested approximated $1.8 million, $0.9 million, and $0.8 million for the years ended December 31, 2020, 2019 and 2018, respectively.
The following table summarizes the significant assumptions used in the Black Scholes option-pricing model to estimate the fair value on the date of grant:
	2020	2019	2018
Expected term (in years)	7	7	7
Expected volatility	44% – 47%	32% – 35%	32%
Weighted-average volatility	46%	35%	32%
Risk-free rate	0.4% – 0.7%	1.4% – 2.8%	2.8%
Expected dividend rate	0%	0%	0%
The profits interests, restricted interests and stock options valuation was determined using Level 3 inputs. The expected seven-year term was estimated using the midpoint of the four-year service period and the ten-year contractual term of the awards, due to our non-public company history. As our common interests are not actively traded, expected volatility was estimated based on the historical volatilities of publicly traded companies within the airline industry and certain comparable travel technology companies. We use the published yields for zero-coupon U.S. Treasury notes to determine the risk-free interest rate. The expected dividend yield is zero as we have never paid and do not currently anticipate paying any cash dividends.
The exercise price is based on the stated participation threshold for the profits interests and not less than the fair value of the award on the date of grant. Application of alternative assumptions could produce significantly different estimates of the fair value of equity-based compensation and consequently, the related amounts recognized in the consolidated statements of operations.
Compensation expense for profits interests recognized in the consolidated statements of operations was $1.1 million, $0.9 million, and $1.3 million for the years ended December 31, 2020, 2019 and 2018, respectively. Compensation expense for restricted interests recognized in the consolidated statements of operations was $0 for each of the years ended December 31, 2020, 2019 and 2018. Compensation expense for stock options recognized in the consolidated statements of operations was $2.2 million, $1.0 million, and $1.0 million for the years ended December 31, 2020, 2019 and 2018, respectively.

The following table summarizes equity-based compensation expense recognized by consolidated statement of operations line item (in thousands):
	Year Ended December 31,
	2020	2019	2018
Cost of revenue	$293	$455	$240
Technology and development	445	449	237
Sales and marketing	1,055	723	1,147
General and administrative	1,549	255	665
Total equity-based compensation expense	$3,342	$1,882	$2,289

15.
RELATED PARTIES

We engage in transactions with certain equity investors who are also members, ambassadors or customers. Such transactions primarily relate to their membership in the Wheels Up program, flights, and flight-related services.
We also paid amounts for equity placement and debt advisory fees to an investor that is a Class A preferred interest, Class B preferred interest and Class C preferred interest holder. The equity placement fees were incurred in connection with the 2016 Class B preferred interest and 2017 Class C preferred interest equity raises and were recorded as a reduction of the proceeds in the members’ equity (deficit) section of the consolidated balance sheets. Debt advisory fees related to credit facilities were capitalized as deferred financing costs and amortized over the term of each respective borrowed amount. As of December 31, 2020 and 2019, a Class A preferred interest, Class B preferred interest and Class C preferred interest investor held a portion of the debt outstanding under our credit facilities.
Amounts included on the consolidated balance sheets and in the consolidated statements of operations with respect to these equity investor transactions are as follows (in thousands):
	Year Ended December 31,
	2020	2019	2018
Revenue derived from equity investors	$14,939	$18,332	$18,541
Deferred revenue from equity investors	$14,132	$10,994	$11,044
Accounts receivable due from equity investors	$3,881	$2,071	$1,135
During 2020, we recorded expenses in cost of revenue of $4.2 million from transactions related to a commercial cooperation agreement with Delta, our Class E preferred interest investor of which $3.0 million is included in accrued expenses on the consolidated balance sheet as of December 31, 2020. In addition, we provided $2.1 million of flights to certain persons currently and previously affiliated with Delta at a discount to our retail pricing. Delta provided Wheels Up pilots airfare for business travel at no cost during the year.
We incurred expenses of $0.1 million for each of the years ended December 31, 2020, 2019 and 2018, with the company of a Class A preferred interest investor for consultation services on employee benefits. We incurred expenses of $0.1 million for each of the years ended December 31, 2020, 2019 and 2018, with a company in which a Wheels Up executive and a member of the board of directors holds an ownership interest. During 2020, we incurred expenses of $0.2 million for an immediate family member of a Wheels Up executive and a member of the board of directors that was hired as a full-time employee.
During 2018, we provided a member of the board of directors with flight hours in exchange for consulting services as part of a consulting agreement that terminated on December 15, 2018. We paid a consulting service fee in the amount of $0.3 million for the year ended December 31, 2018 to a member of the board of directors, pursuant to a consulting agreement that terminated on December 31, 2018.
Employee Loans Receivable
In January 2016, a senior executive of Wheels Up borrowed $5.0 million from Wheels Up. In August 2016, another employee of Wheels Up borrowed $13 thousand from Wheels Up. Each borrower executed an interest bearing secured promissory note with a maturity date of January 17, 2025, and February 15, 2019, respectively. The interest rates on the loans are 1.81% per annum and 0.56% per annum, respectively, which are payable upon the maturity date. Interest income from employee loans of $0.1 million is included in interest income in the consolidated statements of operations for the years ended December 31, 2020, 2019 and 2018, respectively. The August 2016 employee loan was fully repaid in February 2019.
Based on our anticipation that the board of directors will decide to ultimately forgive the senior executive loan, during the year ended December 31, 2020, we recorded a full reserve on the amount outstanding. The $5.4 million reserve is recorded within employee loans receivable on the consolidated balance sheet and in general and administrative expense in the consolidated statement of operations.
As of December 31, 2020, a Gama senior executive had borrowed $0.1 million that was fully repaid in January 2021.
16.
EMPLOYEE BENEFIT PLAN

We sponsor the Wheels Up Partners LLC Retirement Savings Plan (the “Savings Plan”). The Savings Plan qualifies for the deferral of employee compensation under section 401(k) of the Internal Revenue Code and provides for a discretionary employer match. Under the Savings Plan, participating employees may contribute eligible compensation not to exceed the limit of elective deferrals as defined by the applicable regulations. During 2020, we started making matching contributions and the match was 50% per dollar of participant deferral, up to 6% of the total compensation for each participant. Our contribution vests with the employee after the employee completes three years of service. Employer-funded 401(k) contribution expense was $3.2 million for the year ended December 31, 2020. We did not make any matching contributions to the Savings Plan for the years ended December 31, 2019 and 2018.
17.
SUBSEQUENT EVENTS

We evaluated events occurring subsequent to December 31, 2020, through March 5, 2021, the date on which the consolidated financial statements were available to be issued, for potential recognition and disclosure in the consolidated financial statements. The following summarizes the subsequent events that require disclosure:
As of January 1, 2021, we maintain employee health insurance coverage on a self-insured basis. Prior to January 1, 2021, we maintained such coverage on a fully-insured basis.
On January 5, 2021, we executed an equity purchase agreement to acquire Mountain Aviation, LLC (“Mountain Aviation”) for a total purchase price of 8,620,690 Wheels Up common interests and $10.0 million in cash. In addition, there is a potential incremental cash earn-out of up to $15.0 million based on achieving certain financial performance metrics in specified business lines, which would be payable in the second quarter of 2023 to the extent achieved. Mountain Aviation adds to our Super-Midsize jet fleet and operations, provides full-service in-house maintenance capabilities, expands our presence in the Western United States and enhances our on-demand transcontinental charter flight capabilities. This acquisition will be accounted for as a business combination, and given the recent date of the acquisition, we have not finalized the determination of the fair value of the assets acquired and liabilities assumed.
On February 1, 2021, Wheels Up entered into a merger agreement with a special purpose acquisition company called Aspirational Consumer Lifestyle Corp. Upon completion of the merger, which is expected to occur in the second quarter of 2021, Wheels Up will be the operating company and our stock will trade publicly.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Board of Directors
Wheels Up
We have audited the accompanying financial statements of Delta Private Jets, Inc. (a Kentucky corporation), which comprise the balance sheet as of December 31, 2019, and the related statements of operations, shareholder’s equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delta Private Jets, Inc. as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ GRANT THORNTON LLP
Cincinnati, Ohio
January 29, 2021

DELTA PRIVATE JETS, INC.
BALANCE SHEET
(in thousands, except share data)	December 31, 2019
ASSETS
Current assets:
Cash	$32,949
Note receivable due from parent	205,000
Accounts receivable	6,864
Parts and supplies inventories	2,744
Prepaid expenses and other current assets	5,313
Total current assets	252,870
Property and equipment, net	3,680
Operating lease right-of-use assets	26,712
Total assets	$283,262
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable	$7,384
Accrued taxes	9,462
Accrued expenses and other	4,161
Deferred revenue, current	136,554
Operating lease liabilities, current	8,525
Total current liabilities	166,086
Deferred revenue, non-current	52,946
Operating lease liabilities, non-current	18,234
Total liabilities	237,266
Commitments and contingencies (Note 6)
Common shares, no par value (500 shares authorized and 250 shares issued)	—
Additional paid-in-capital	79,565
Accumulated deficit	(43,526)
Net parent investment	9,957
Total shareholder’s equity	45,996
Total liabilities and shareholder’s equity	$283,262
The accompanying notes are an integral part of this financial statement.

DELTA PRIVATE JETS, INC.
STATEMENT OF OPERATIONS
(in thousands)	Year Ended December 31, 2019
Revenue:
Net revenue	$228,375
Costs and expenses:
Cost of revenue	224,128
Sales and marketing	6,604
Technology	2,057
General and administrative	7,125
Depreciation and amortization	616
Total costs and expenses	240,530
Loss from operations	(12,155)
Other income – interest	7,802
Loss before income taxes	(4,353)
Income tax expense	5,934
Net loss	$(10,287)
The accompanying notes are an integral part of this financial statement.

DELTA PRIVATE JETS, INC.
STATEMENT OF SHAREHOLDER’S EQUITY
	Common Shares		Additional Paid-In Capital	Accumulated Deficit	Net Parent Investment
(in thousands, except share data)	Shares	Amount				Total
Balance as of December 31, 2018	250	$—	$79,565	$(33,239)	$—	$46,326
Net loss	—	—	—	(10,287)	—	(10,287)
Net parent investment	—	—	—	—	9,957	9,957
Balance as of December 31, 2019	250	$—	$79,565	$(43,526)	$9,957	$45,996
The accompanying notes are an integral part of this financial statement.

DELTA PRIVATE JETS, INC.
STATEMENT OF CASH FLOWS
(in thousands)	Year Ended December 31, 2019
OPERATING ACTIVITIES:
Net loss	$(10,287)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	616
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,354)
Decrease in parts and supplies inventories	71
Increase in prepaid expenses and other current assets	(590)
Increase in operating lease liabilities, net	48
Decrease in accounts payable	(2,621)
Increase in accrued taxes	6,191
Increase in accrued expenses and other	145
Increase in deferred revenue	3,600
Net cash used in operating activities	(4,181)
INVESTING ACTIVITIES:
Purchases of property and equipment	(408)
Capitalized software development costs	(328)
Net cash used in investing activities	(736)
FINANCING ACTIVITIES:
Net parent investment	9,957
Net cash provided by financing activities	9,957
NET INCREASE IN CASH AND CASH EQUIVALENTS	5,040
CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD	27,909
CASH AND CASH EQUIVALENTS END OF PERIOD	$32,949
The accompanying notes are an integral part of this financial statement.

1.
ORGANIZATION AND OPERATIONS

The financial statements represent the historical accounts of Delta Private Jets, Inc. (DPJ or the Company), an indirect wholly-owned subsidiary of Delta Air Lines, Inc. (Delta or the Parent). DPJ provides aircraft charter services, aircraft management, and distinctive products and services, including the Delta Private Jets Card (Jet Card) and Sky Access membership. DPJ does not own any of the aircraft used in flight operations. The Company’s fleet is comprised of aircraft subject to agreements with owners. DPJ determined certain of the owner agreements are leases. DPJ is a fixed-base operator (FBO) at the Cincinnati/Northern Kentucky International Airport (CVG). The Company also operates tech service centers located at CVG and the Fort Lauderdale-Hollywood International Airport (FLL), which provide comprehensive maintenance, repair, and overhaul (MRO) facilities and services for aircraft operated by DPJ and third-parties. On January 17, 2020, Delta entered into a definitive acquisition agreement with Wheels Up Partners Holdings LLC (together with its consolidated subsidiaries, Wheels Up), where Wheels Up acquired the DPJ business from Delta (see Note 10).
2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
Throughout the period included in these financial statements, DPJ operated as part of Delta and not as a separate stand-alone entity. The financial statements and accompanying notes of DPJ have been prepared from the consolidated financial statements and accounting records of Delta to represent the financial position and performance of DPJ as if it had existed on a stand-alone basis in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).
These financial statements include all assets, liabilities, revenue and certain expenses that were specifically identifiable or attributable to DPJ. Transactions and balances between Delta and its subsidiaries and DPJ are reflected as related party transactions. The total net effect of the settlement of these intercompany transactions is reflected in the statement of cash flows as a financing activity and in the statement of shareholder’s equity as a net parent investment.
These financial statements include an allocation of expenses related to certain Delta shared service activities and corporate functions, including executive management, legal, human resources, tax, information technology, professional services, compliance, insurance, procurement and facilities. These expenses have been charged to DPJ primarily on the basis of direct usage. Delta’s management considers the expense allocation methodology and results to be a reasonable reflection of the utilization of services or the benefit received. However, these allocations may not be indicative of the actual expenses that would have been incurred if DPJ operated as an independent company or the costs DPJ will incur in the future (see Note 5).
Delta maintains employee benefit and incentive-based compensation programs at a corporate level. Certain employees at DPJ historically participated in those programs, and as such, DPJ was charged a portion of the expenses associated with these programs. However, the balance sheet does not include any amounts related to the incentive-based compensation programs. Any benefit plan liabilities that are DPJ’s direct obligation, such as certain performance-based bonus plans, are reflected in the balance sheet, as well as within DPJ’s costs and expenses (see Note 9).
Use of Estimates
Preparing the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates include, but are not limited to, allocation of expenses, the useful lives of property and equipment, the estimated life of customer relationships, the determination of the allowance for doubtful accounts, income taxes, impairment assessments, and the incremental borrowing rate for leases.
Cash and Cash Equivalents
Cash equivalents consist of highly liquid investments that are readily convertible into cash. DPJ considers securities with initial maturities of three months or less, when purchased, to be cash equivalents. There were no cash equivalents held as of December 31, 2019.

Accounts Receivable
Accounts receivable consists of contractual amounts DPJ expects to collect from customers primarily related to the sale of Sky Access memberships, flights, ground services, and aircraft management fees, including amounts currently due from credit card companies. DPJ records accounts receivable at the original invoiced amount. DPJ monitors exposure for losses and establishes an allowance for doubtful accounts for any receivables that may be uncollectible. DPJ estimates uncollectible receivables based on the receivables’ age, customer credit-worthiness, past transaction history with the customer, changes in customer payment terms, and the condition of the general economy and the industry as a whole. When it is determined that the amounts are not recoverable, the receivable is written off against the allowance. As of December 31, 2019, there was no allowance for doubtful accounts.
Parts and Supplies Inventories
Inventories are used in operations and are not for sale. Inventories are comprised of spare aircraft parts, materials, and supplies, which are valued at the lower of cost or net realizable value. Cost of inventories are determined using the first-in, first-out method. DPJ determines, based on the evidence that exists, whether or not it is appropriate to maintain a reserve for excess and obsolete inventory. The reserve is based on historical experience related to the disposal of inventory due to damage, physical deterioration, obsolescence or other causes. As of December 31, 2019, there was no reserve. Storage costs and indirect administrative overhead costs related to inventories are expensed as incurred.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization for all property and equipment are calculated using the straight-line method over the estimated useful lives of the related assets. Expenditures that increase the value or productive capacity of assets are capitalized, and repairs and maintenance are expensed as incurred. The estimated useful lives of property and equipment are principally as follows: computer equipment — three years, furniture and fixtures — five years, tooling and rotables — 10 years, and vehicles — five years. Leasehold improvements are amortized over the shorter of either the estimated useful life of the asset or the remaining term of the lease (see Note 3).
Software Development Costs
DPJ incurs costs related to developing a website, mobile application and other internal use software. The amounts capitalized include materials, employees’ payroll and payroll-related costs directly associated with the development activities, as well as external direct costs of services used in developing the software. DPJ amortizes capitalized costs using the straight-line method over the estimated useful life, which is currently three years, beginning when the software is ready for its intended use. Costs incurred during the preliminary project and post-implementation stages are expensed as incurred. DPJ performs periodic reviews to ensure that unamortized software development costs remain recoverable from future revenue (see Note 3).
Leases
DPJ determines if an arrangement is a lease at inception on an individual contract basis. Operating leases are included in operating lease right-of-use assets, operating lease liabilities, current, and operating lease liabilities, non-current on the balance sheet. Operating lease right-of-use assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease right-of-use assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. The interest rate implicit in the DPJ leases is not readily determinable to discount the lease payments. As a result, for all leases DPJ uses an incremental borrowing rate that is based on the Delta estimated rate of interest for a collateralized borrowing of a similar asset, using a similar term as the lease payments at the commencement date.
The operating lease right-of-use assets and operating lease liabilities include any lease payments made, including any variable amounts that are based on an index or rate, and exclude lease incentives. Variability that is not due to an index or rate, such as payments made based on hourly rates, are excluded from the lease liability. Lease terms may include options to extend or terminate the lease. Renewal option periods are included within the lease term and the associated payments are recognized in the measurement of the operating right-of-use asset and operating lease liability when they are at the discretion of DPJ and considered reasonably certain of being exercised. Lease expense for lease payments is recognized on a straight-line basis over the lease term.
DPJ has elected the practical expedient not to recognize leases with an initial term of 12 months or less on the balance sheet and lease expense is recognized on a straight-line basis over the term of the short-term lease. For real estate leases, DPJ has elected the practical expedient to account for both the lease and non-lease components as a single lease component and not allocate the consideration in the contract. Certain real estate leases contain fixed lease payments that include real estate taxes, common area maintenance, and insurance. These fixed payments are considered part of the lease payment and included in the operating lease right-of-use assets and operating lease liabilities. For non-real estate leases, including aircraft, DPJ has separated the lease and non-lease components. The non-lease components of aircraft leases are typically for maintenance services and insurance that are expensed as incurred (see Note 7).
Impairment of Long-Lived Assets
Long-lived assets consist of property, and equipment, and operating lease right-of-use assets. DPJ reviews the carrying value of long-lived assets for impairment when events and circumstances indicate that the carrying value may not be recoverable based on the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the assets. There were no impairments of long-lived assets identified in 2019.
Concentration of Credit Risk
Financial instruments that may potentially expose DPJ to concentrations of credit risk primarily consist of cash and receivables. DPJ sweeps cash to Delta or places it with high credit quality financial institutions. Accounts are guaranteed by the Federal Deposit Insurance Corporation up to certain limits, and these deposits, at times may exceed the federally insured limits. DPJ has not experienced any losses in such accounts.
Accounts receivable are spread over many customers. DPJ monitors customer credit quality on an ongoing basis and maintains reserves for estimated credit losses.
There were no customers that accounted for 10% or more of net revenue in 2019. There were no customers that accounted for 10% or more of accounts receivable as of December 31, 2019.
Aircraft Maintenance and Repair
Regular maintenance for aircraft are expensed as incurred unless covered by a third-party, long-term flight hour service agreement. DPJ has separate service agreements in place covering scheduled and unscheduled repairs of certain aircraft components, as well as the engines in the fleet. Certain of these agreements require monthly payments at rates based either on the number of cycles each aircraft was operated during each month or the number of flight hours each engine was operated during each month, subject to annual escalations. These power-by-the-hour agreements transfer certain risks, including cost risks, to the third-party service providers. They generally fix the amount paid per flight hour or number of cycles in exchange for maintenance and repairs under a predefined maintenance program, which are representative of the time and materials that would be consumed. These costs are expensed as the related flight hours or cycles are incurred.

Revenue
DPJ determines revenue recognition through the following steps:
•
Identification of the contract, or contracts, with a customer

•
Identification of the performance obligations in the contract

•
Determination of the transaction price

•
Allocation of the transaction price to the performance obligations in the contract

•
Recognition of revenue when, or as, the performance obligation is satisfied

Revenue is derived from a variety of sources including, but not limited to, (i) Jet Cards and Flights, (ii) Sky Access memberships, (iii) ground services, and (iv) aircraft management. Contracts are signed by each customer that set forth the terms and conditions for the provision of services. DPJ accounts for a contract when both parties have approved and are committed to perform their obligations, the rights of the parties are identified, payment terms are identified, the contract has commercial substance, and collectability of consideration is probable.
Deferred revenue is an obligation to transfer services to a customer for which DPJ has already received consideration. Upon receipt of a prepayment from a customer for all or a portion of the transaction price, DPJ initially recognizes a contract liability. The contract liability is settled, and revenue is recognized, when DPJ satisfies its performance obligation to the customer at a future date.
U.S. GAAP requires DPJ to evaluate whether there is a promise to transfer services to the customer, as the principal, or to arrange for services to be provided by another party, as the agent, using a control model. Based on evaluation of the U.S. GAAP control model, it was determined that DPJ acts as the principal rather than the agent within all revenue arrangements, other than as the intermediary for travel on Delta and when managed aircraft owners charter their own aircraft. If DPJ has primary responsibility to fulfill the obligation then the revenue and associated costs are reported on a gross basis within the statement of operations.
Revenue is recorded net of discounts on standard pricing and concessions.
DPJ has elected the practical expedient to exclude amounts collected for all sales and other similar taxes in the measurement of the transaction price.
(i)
Jet Cards and Flights

DPJ sells Jet Cards, which allows a customer to pre-purchase dollar-denominated credits at agreement inception that are redeemed for future flights, are refundable for a termination fee, and are generally effective for a term of 24 months. Customers can also reload funds on their Jet Card periodically throughout the term. The Jet Card values are purchased at tiered dollar amounts and entitle customers to all-inclusive hourly pricing and guaranteed flight availability. Additionally, funds can be used to purchase commercial flights on Delta. DPJ, acting in the capacity of an agent, charges the customer a ticketing fee to use their commingled funds on a flight provided by Delta which is recorded on a net basis at the time of booking. There is no membership fee associated with the Jet Card. Jet Card funds are deferred and recognized as revenue when the customer completes a flight. Jet Card breakage is estimated based on historical patterns and recognized concurrent with Jet Card spend during the term of the contract.
In addition, DPJ has a customary business practice of providing Diamond Medallion Status (Status) in Delta’s SkyMiles Program (SkyMiles) for Jet Card purchases. The customer is granted Status free of charge for use during the term of the contract and may assign the Status to any designated individual. Customers do not earn SkyMiles on DPJ flights but can use SkyMiles to purchase Jet Cards. All Jet Card customers that meet designated dollar-denominated flight spend thresholds during the year receive the same Status. Additionally, DPJ does not owe Delta any consideration for the grant of each Status provided. Status is not a material right at contract inception and does not give rise to a separate performance obligation. The provided Status is not recognized as revenue but instead is considered a marketing incentive related to future purchases on Delta.

Flights and flight-related services, along with the related costs of the flights, are earned and recognized as revenue at the point in time in which the service is provided. For round trip flights, revenue is recognized upon arrival at the destination for each flight segment.
Owner charter revenue is presented on a net basis for the margin DPJ receives. The owner sources the charter flight and sets the price for each of these trips. DPJ acts as an agent to operate the aircraft on their behalf.
As part of each flight, there is the option to request flight-related services such as catering or ground transportation for an additional charge. Flight-related services, which are passed through at cost or a predetermined margin, were $1.8 million for the year ended December 31, 2019.
(ii)
Sky Access Memberships

DPJ sells Sky Access memberships, which allows the customer to fly unlimited empty legs on DPJ flights on an annual basis. New customers are typically charged a one-time initiation fee at the commencement of their membership, which is generally non-refundable. In the first year of membership a portion of the initiation fee is applied to their annual dues. The remainder of the initiation fee is deferred and recognized on a straight-line basis over the estimated duration of the customer relationship period, which is estimated to be approximately two years. Customers are charged recurring annual dues to maintain their membership. Revenue related to the initial annual dues, as well as any subsequent renewals, are deferred and recognized on a straight-line basis over the related contractual period, which is generally but not always 12 months. If at any time the membership is terminated, any previously unrecognized amounts are recognized in the period of termination.
There are generally two separate performance obligations for Sky Access. The first performance obligation is for membership services that are recognized over the contract period. The second performance obligation is for future flight and flight-related services.
(iii) Ground Services
DPJ provides FBO ground services for aircraft customers that use the DPJ facility at CVG. FBO is comprised of a single performance obligation for aircraft facility services such as fueling, parking, ground power, and cleaning. FBO revenue is recognized at the point in time each service is provided.
DPJ also separately provides MRO ground services for aircraft customers from the DPJ facilities at CVG and FLL. MRO is comprised of a single performance obligation for aircraft maintenance services such as modifications, repairs, and inspections. MRO revenue is recognized over time based on the cost of inventory consumed and labor hours worked for each service provided.
(iv)
Aircraft Management

DPJ manages aircraft for owners in exchange for a contractual fee. Revenue associated with the management of aircraft also includes recovery of owner incurred expenses including maintenance coordination, cabin crew, and pilots, as well as recharging of aircraft incurred expenses such as fuel, landing fees, parking, and other related operating costs. DPJ passes the recovery and recharge costs back to owners at zero margin.
Aircraft Management revenue contains two performance obligations. One performance obligation is to provide management services over the contract period. Revenue earned from management services is recognized over the contractual term, on a monthly basis. The second performance obligation is the cost to operate and maintain the aircraft, which is recognized as revenue at the point in time such services are completed.
Owners are also provided Status based on the number of aircraft that are managed by DPJ, which is treated as a marketing incentive as described above.
Income Taxes
Income tax expense in the statement of operations for the year ended December 31, 2019 includes current and deferred income taxes and related tax expenses. The income tax provision is calculated as if

DPJ filed separate federal and state tax returns and was operating as a stand-alone business apart from Delta. As a stand-alone entity DPJ’s deferred taxes and effective tax rate may differ significantly from those in the historical periods.
Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized based on the expected future tax effects of temporary differences between the financial statement and tax basis of assets and liabilities, as measured by current enacted tax rates. A valuation allowance is recorded to reduce deferred tax assets when it is determined that it is more likely than not that the asset will not be realized. In making this determination, all available positive and negative evidence is considered and certain assumptions are made. DPJ considers, among other things, projected future taxable income, the overall business environment, historical financial results, and tax planning strategies (see Note 8).
DPJ recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained following an audit, including resolution of related appeals or litigation processes, if any. Once it is determined that the position meets the recognition threshold, the second step requires DPJ to estimate and measure the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The difference between the amount of recognizable tax benefit and the total amount of tax benefit from positions filed or to be filed with the tax authorities is recorded as a liability for uncertain tax benefits. It is inherently difficult and subjective to estimate such amounts, as DPJ has to determine the probability of various possible outcomes. Uncertain tax positions, if any, are recorded on the balance sheet in accrued taxes. As of December 31, 2019, there are no material uncertain tax positions.
DPJ recognizes interest and penalties associated with uncertain tax positions, if any, as a component of interest expense in the statement of operations. There are no accruals of interest and penalties as of December 31, 2019.
Advertising Costs
DPJ expenses the cost of advertising and promoting services as incurred. Such amounts are included in sales and marketing in the statement of operations and totaled $3.2 million for the year ended December 31, 2019.
New Accounting Pronouncements
Adopted Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) 2016-02, Leases (ASC 842). The FASB issued subsequent amendments to the initial guidance in July 2018 with ASU 2018-10, in August 2018 with ASU 2018-11, and in December 2018 with ASU 2018-20. This standard requires companies that lease assets such as aircraft, real estate, and equipment to recognize on their balance sheets the assets and liabilities generated by contracts longer than 12 months. The standard also requires companies to disclose in the footnotes to their financial statements more transparency and information about the amount, timing, and uncertainty of the payments they make for the lease agreements. DPJ adopted ASC 842 effective January 1, 2019 on a modified retrospective basis. DPJ did not have a cumulative-effect adjustment to the beginning shareholder’s equity balance that needed to be recorded as part of the adoption ASC 842.
In order to simplify the transition, ASC 842 provides a package of three practical expedients, which must be elected together and applied consistently to all leases. DPJ elected the transition package permitted within the standard under which DPJ did not reassess whether expired or existing contracts are or contain leases, the classification of any expired or existing leases, or the initial direct costs for any existing leases. DPJ did not elect to apply the hindsight practical expedient when determining lease term and assessing impairment of right-of-use assets as part of the transition to ASC 842. The adoption on January 1, 2019, resulted in the recognition of $34.4 million of right-of-use assets with a corresponding liability on the balance sheet, which represents the present value of DPJ future minimum lease payments related to operating leases, primarily aircraft and real estate.
Accounting Pronouncements Issued But Not Yet Effective
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (ASC 326). The FASB issued subsequent amendments to the initial guidance in November 2018 with ASU 2018-19. This standard replaces the current incurred loss impairment methodology for financial assets with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This standard requires companies to use a forward-looking expected credit loss model for accounts receivable, and other financial instruments. This new standard is effective for private companies with fiscal years beginning after December 15, 2021 with a cumulative-effect adjustment to shareholder’s equity as of the beginning of the year of adoption. Early adoption is permitted. DPJ is currently evaluating the impact of this standard, including accounting policies, processes, and systems and believes the adoption will not have a material impact on the financial statements.
3.
PROPERTY AND EQUIPMENT

Property and equipment, consist of the following as of December 31, 2019 (in thousands):
Leasehold improvements	$3,590
Tooling and rotables	2,011
Computer equipment	559
Software development costs	898
Vehicles	213
Furniture and fixtures	156
7,427
Less: Accumulated depreciation and amortization	(3,747)
Total	$3,680
Depreciation and amortization expense of property and equipment was $0.4 million for the year ended December 31, 2019.
Capitalized costs related to the internal development of software was $0.3 million for the year ended December 31, 2019. Amortization expense related to software development costs was $0.2 million for the year ended December 31, 2019.
4.
REVENUE

Disaggregation of Revenue
The following table disaggregates revenue by service type and the timing of when these services are provided to the customer for the year ended December 31, 2019 (in thousands):
Services transferred at a point in time:
Flights, including breakage and net of discounts and fees	$191,119
Aircraft management – recharge and recovery	26,424
Ground services – FBO	3,576
Services transferred over time:
Ground services – MRO	4,995
Aircraft management – monthly fee	1,345
Sky Access memberships	916
Total	$228,375

Performance Obligations
A performance obligation is a promise in a contract to transfer a distinct service to the customer, and is the basis of revenue recognition in accordance with U.S. GAAP. DPJ has elected the practical expedient to apply the portfolio approach to contracts (or performance obligations) with similar characteristics. To determine the proper revenue recognition method for contracts, DPJ used judgment to evaluate whether two or more contracts should be combined and accounted for as a portfolio and whether the combined or single contract should be accounted for as more than one performance obligation. There are some contracts which have additional performance obligations that require allocation of the transaction price, such as providing discounts on memberships or prepaid flights. The amount of reallocations was not material for the year ended December 31, 2019.
Transaction Price
The transaction prices for each DPJ revenue stream are as follows:
•
Flights — The fixed hourly rate times the number of allocated hours per flight segment.

•
Sky Access memberships — The initiation fee when signing up, and the annual dues for all years thereafter.

•
Ground services — Time and materials incurred for the work performed.

•
Aircraft management — The fixed monthly fee to manage the aircraft over the contractual term plus the recovery of owner-incurred expenses and recharge costs that are based on the fixed expenses DPJ incurs to operate and maintain the aircraft.

If there is a group of performance obligations bundled in a contract, the transaction price is allocated based upon the relative standalone selling prices of the promised services underlying each performance obligation. If there are services included in the transaction price for which the standalone selling price is not directly observable, then DPJ would first apply the standalone selling price for those services that are known, such as the flight hourly rate, and then allocate the total consideration proportionately to any other performance obligations in the contract.
Payment Terms
Under standard payment terms, the customer agrees to pay the full stated price in the contract and financing of the transaction is not provided. Revenue in the statement of operations is presented net of discounts of $2.8 million for the year ended December 31, 2019. DPJ generally does not issue refunds for flights unless there is a failure to meet a service obligation with respect to such flight. Refunded amounts were not material for the year ended December 31, 2019.
Contract Balances
Receivables from customer contracts are included within accounts receivable. As of December 31, 2019 receivables from customers were $5.3 million.
Contract liabilities represent obligations to transfer services to a customer for which DPJ has already received consideration. Jet Card and charter deposits, initiation fees, and annual dues payments are received up front in advance of performance under the contract and initially deferred as a liability. Jet Card and charter funds are recognized as revenue and the deferred revenue liability is reduced at the point in time a flight segment is taken. The initiation fee is recognized upon acquisition of the contract on a straight-line basis over the estimated customer relationship period, which approximates two years. The initial annual dues are recognized upon acquisition of the contract on a straight-line basis for a specified length of time, usually 12 months. Any subsequent recurring contract renewals are recognized on a straight-line basis over an estimated period of 12 months from the date the contract is renewed. Aircraft management contracts require owners to maintain a security deposit with DPJ. Upon termination of the contract, security deposits are paid back to the owner.
The balance classified as non-current deferred revenue includes the portion of Sky Access initiation fees that were estimated to be satisfied in service periods beyond 12 months following the balance sheet date. Non-current deferred revenue also includes the portion of Jet Card funds that are expected to be used for flights beyond 12 months following the balance sheet date. Recognition of revenue associated with prepaid flights can be difficult to predict, as customers could choose to fly any time at a future date. The deferred revenue recorded as a current liability relates to prepaid flights estimated based on historical utilization patterns.
Deferred revenue consists of the following as of December 31, 2019 (in thousands):
Flights – Jet Card deposits	$185,580
Aircraft management – security deposits	1,999
Flights – charter deposits	998
Sky Access memberships – fees and dues	793
Other	130
Deferred revenue, total	189,500
Less: Deferred revenue, current	136,554
Deferred revenue, non-current	$52,946
A rollforward of the amounts included in deferred revenue consists of the following as of December 31, 2019 (in thousands):
Deferred revenue – beginning balance	$185,900
Amounts deferred during the period	192,456
Revenue recognized from amounts included in the deferred revenue beginning balance	(120,601)
Revenue from current period sales	(68,255)
Deferred revenue – ending balance	$189,500
Revenue expected to be recognized in future periods for performance obligations that are unsatisfied, or partially unsatisfied, as of December 31, 2019 approximates $136.6 million and $52.9 million for 2020 and 2021, respectively.
Costs to Obtain a Contract
Commissions are granted to certain employees separately for the initial sale of a Jet Card, additional subsequent contract renewals or when a customer purchases additional funds on their Jet Card. Commissions are also granted for the execution of aircraft management agreements, additional subsequent contract renewals, and performance over the contractual term. Customers are eligible to receive a credit if they refer a new customer who signs up for a Jet Card or Sky Access membership. Commission expense was $0.2 million for the year ended December 31, 2019. There are no costs to obtain a contract recorded as an asset on the balance sheet as of December 31, 2019. Any costs that would have been incurred regardless of whether the contract was obtained are expensed as incurred.
5.
RELATED PARTY TRANSACTIONS

Expenses Allocated From Parent
DPJ participates in certain corporate-wide programs administered by various Delta departments including the use of business travel for employees and general management services. The net costs incurred by Delta for related party services provided were expensed by DPJ for the period presented herein. These allocated costs from Delta were classified in the statement of operations as follows for the year ended December 31, 2019 (in thousands):
Cost of revenue	$6,206
General and administrative	3,004
$9,210

Delta provides pilot and employee airfare for business travel. Delta allocated $6.8 million of expenses to DPJ for actual flights taken during the year ended December 31, 2019.
DPJ rents facility space at CVG from Delta. Rent expense allocated to DPJ for these facilities was $0.4 million for the year ended December 31, 2019.
Delta allocates the cost of certain additional expenses paid or incurred on behalf of DPJ, including executive management, tax, legal, human resources, disaster recovery, audit fees, and insurance premiums. Charges incurred by Delta on behalf of DPJ for these expenses were $2.2 million for the year ended December 31, 2019.
DPJ provides charter flights for certain Delta business related activities. Revenue for Delta intercompany charter trips were $2.1 million for the year ended December 31, 2019.
DPJ provides aircraft management services for Delta. Recharge costs from these services were $1.8 million for the year ended December 31, 2019.
Delta customers redeemed SkyMiles for Jet Card purchases of $0.9 million during the year ended December 31, 2019.
DPJ customers used $15.7 million of Jet Card funds to purchase commercials flights on Delta during the year ended December 31, 2019.
As of December 31, 2019 receivables from Delta were $0.6 million.
Note Receivable Due From Parent
In December 2014, DPJ executed an intercompany interest bearing note (Note) for cash loaned to Delta. There is no maturity date of the Note. The interest rate on the Note was 3.59% per annum through November 2019 and 2.09% per annum for December 2019, which is payable quarterly. As of December 31, 2019 the note receivable from Delta was $205.0 million. Interest income earned from the Note was $7.2 million for the year ended December 31, 2019.
6.
COMMITMENTS AND CONTINGENCIES

Litigation
DPJ is a party to various legal actions arising in the normal course of business. While DPJ does not expect that the ultimate resolution of any of these pending actions will have a material effect on its results of operations, financial position, or cash flows, litigation is subject to inherent uncertainties. As such, there can be no assurance that any pending legal action, which DPJ currently believes to be immaterial, does not become material in the future.
As of December 31, 2019, DPJ accrued $350 thousand for a legal matter that was settled in 2020.
7.
LEASES

Leases primarily pertain to certain controlled aircraft, corporate headquarters, and operational facilities, including aircraft hangars, which are all accounted for as operating leases. DPJ subleases the corporate headquarters and aircraft hangar at CVG from Delta. Certain of these operating leases have renewal options to further extend for additional time periods at the discretion of Delta or DPJ.
DPJ leases do not contain residual value guarantees, covenants or other associated restrictions. DPJ has certain Variable Lease agreements with owners that contain payment terms based on an hourly lease rate multiplied by the number of DPJ flight hours during a month. Variable Lease payments are not included in the right of use asset and lease liability balances but rather are expensed as incurred. Variable Lease payments were $19.8 million for the year ended December 31, 2019.
The components of lease cost for the year ended December 31, 2019, are as follows (in thousands):
Operating lease costs	$9,821

Costs related to leased aircraft and operational facilities were $9.6 million for the year ended December 31, 2019, and are included in cost of revenue in the statement of operations. Costs related to leased corporate headquarters were $0.2 million for the year ended December 31, 2019, and are included in general and administrative expenses in the statement of operations.
Supplemental cash flow information related to leases for the year ended December 31, 2019, are as follows (in thousands):
Cash paid for amounts included in the measurement of operating lease liabilities:
Operating cash flows paid for operating leases	$9,847
Supplemental balance sheet information related to leases as of December 31, 2019, are as follows:
Weighted-average remaining lease term (in years):
Operating leases	4.3
Weighted-average discount rate:
Operating leases	3.4%
Maturities of lease liabilities, as of December 31, 2019, are as follows (in thousands):
Years	Operating Leases
2020	$8,672
2021	8,332
2022	5,176
2023	2,283
2024	1,259
Thereafter	3,255
Total lease payments	28,977
Less: Imputed interest	2,218
Total lease obligations	$26,759

8.
INCOME TAXES

The components of income tax expense consist of the following for the year ended December 31, 2019 (in thousands):
Current:
Federal	$4,524
State and local	1,410
Total current	5,934
Deferred:
Federal	—
State and local	—
Total deferred	—
Income tax expense	$5,934

The following presents the principal reasons for the difference between the effective tax rate and the U.S. federal statutory income tax rate for the year ended December 31, 2019 (in thousands):
Income tax benefit at federal statutory rate	$(914)
State tax benefit	(194)
Change in valuation allowance	6,968
Other	74
Income tax expense	$5,934
Deferred tax assets (liabilities) consist of the following as of December 31, 2019 (in thousands):
Deferred tax assets:
Deferred revenue	$16,899
Operating lease liabilities	6,918
Other	868
Total deferred tax assets	24,685
Deferred tax liabilities:
Operating lease right-of-use assets	(6,906)
Other	(9)
Total deferred tax liabilities	(6,915)
Net deferred tax assets	17,770
Deferred tax assets valuation allowance	(17,770)
Deferred tax assets (net of valuation allowance)	$—
Based on all available objective evidence, including a history of losses, the Company believes it is more likely than not that the deferred tax assets will not be fully realizable. Accordingly, we provided for a full valuation allowance against the net deferred tax assets and no benefit for income taxes has been recorded as of December 31, 2019.
9.
EMPLOYEE BENEFIT PLANS

Delta sponsors a defined contribution plan for its employees, which DPJ employees have historically participated in. The defined contribution plan, qualifies for the deferral of employee compensation under section 401(k) of the Internal Revenue Code, and provides for a discretionary employer match. During 2019, this match was 70% per dollar of participant deferral, up to 5% of the total compensation for each participant. Employer-funded 401(k) contribution expense was $0.9 million for the year ended December 31, 2019. 401(k) expenses recognized in the financial statements includes all of the compensation expenses directly attributable to DPJ employees.
10.
SUBSEQUENT EVENTS

DPJ evaluated events occurring subsequent to December 31, 2019 through January 29, 2021, the date on which the financial statements were available to be issued, for potential recognition and disclosure in the financial statements. The following summarizes the subsequent event that requires disclosure:
On January 17, 2020, Wheels Up entered into an equity purchase agreement with Delta to acquire DPJ for a total purchase price of $393.1 million, which was paid in Wheels Up Class E preferred interests.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth all costs and expenses, other than underwriting discounts and commissions, in connection with the sale of our securities being registered, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.
Amount Paid or to be Paid
SEC registration fee		$172,738.43
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printer and miscellaneous fees and expenses		*
Total	$	*

*
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14.   Indemnification of Directors and Officers.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
The registrant entered, and expects to continue to enter into, indemnification agreements with its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the registrant of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, officer, employee or agent of the registrant or any of its subsidiaries or was serving at the registrant’s request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware. The registrant believes that these provisions and agreements are necessary to attract qualified directors and executive officers.
The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

Item 15.   Recent Sales of Unregistered Securities.
Since January 1, 2018, we have made sales of the following unregistered securities:
•
On September 25, 2020, Aspirational issued 4,333,333 private placement warrants to the Sponsor at a price of $1.50 per private placement warrant concurrently with the closing of Aspirational’s initial public offering;

•
On October 2, 2020, in connection with the underwriter’s election to partially exercise its over-allotment option, Aspirational consummated the sale of an additional 196,617 private placement warrants; and

•
On July 13, 2021, we issued 55,000,000 shares of Class A common stock to the PIPE Investors that agreed to purchase such shares in connection with the Business Combination for aggregate consideration of $550,000,000.

We issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.
Item 16.   Exhibits and Financial Statement Schedules.
The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference
Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of February 1, 2021, by and among the Registrant, Wheels Up Partners Holdings LLC, KittyHawk Merger Sub LLC, Wheels Up Blocker Sub LLC, the Blocker Merger Subs (as defined in therein) and the Blockers (as defined therein) (incorporated by reference to Exhibit 2.1 to Aspirational Consumer Lifestyle Corp.’s Current Report on Form 8-K/A, filed with the SEC on February 2, 2021).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of May 6, 2021 (incorporated by reference to Exhibit 2.1 to Aspirational Consumer Lifestyle Corp.’s Current Report on Form 8-K, filed with the SEC on May 6, 2021).
3.1	Certificate of Incorporation of Wheels Up Experience Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).
3.2	By-Laws of Wheels Up Experience Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).
4.1	Specimen Class A Common Stock Certificate of Wheels Up Experience Inc. (incorporated by reference to Exhibit 4.5 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4/A (Registration No. 333-254304), filed with the SEC on May 6, 2021).
4.2	Warrant Agreement, dated as of September 25, 2020, between Aspirational Consumer Lifestyle Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Aspirational Consumer Lifestyle Corp.’s Current Report on Form 8-K, filed with the SEC on September 25, 2020).
5.1*	Opinion of Arnold & Porter Kaye Scholer LLP
10.1	Form of PIPE Subscription Agreement, by and between Aspirational Consumer Lifestyle Corp. and the undersigned subscriber party thereto (incorporated by reference to Exhibit 10.1 to Aspirational Consumer Lifestyle Corp.’s Current Report on Form 8-K/A, filed with the SEC on February 2, 2021).

Exhibit Number	Description
10.2	Amended and Restated Registration Rights Agreement, dated as of July 13, 2021, by and among Wheels Up Experience Inc., Aspirational Consumer Lifestyle Sponsor LLC, the owners of the Blockers and certain equity holders of Wheels Up and certain of their respective affiliates, as applicable, and the other parties thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).
10.3	Letter Agreement, dated as of February 1, 2021, by and among the Registrant, Wheels Up Partners LLC and Delta Air Lines, Inc. (incorporated by reference to Exhibit 10.17 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4 (Registration No. 333-254304), filed with the SEC on March 15, 2021).
10.4	Seventh Amended and Restated Limited Liability Company Agreement of Wheels Up Partners Holdings LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).
10.5	Wheels Up Partners Holdings LLC Option Plan, and the form of Option Agreement thereunder (incorporated by reference to Exhibit 10.18 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4 (Registration No. 333-254304), filed with the SEC on March 15, 2021).
10.6	Wheels Up Partners Holdings LLC Equity Incentive Plan I (incorporated by reference to Exhibit 10.19 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4 (Registration No. 333-254304), filed with the SEC on March 15, 2021).
10.7	Wheels Up Partners Holdings LLC Equity Incentive Plan II (incorporated by reference to Exhibit 10.20 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4 (Registration No. 333-254304), filed with the SEC on March 15, 2021).
10.8	Wheels Up Partners Holdings LLC Equity Incentive Plan III (incorporated by reference to Exhibit 10.21 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4 (Registration No. 333-254304), filed with the SEC on March 15, 2021).
10.9	Wheels Up Partners Holdings LLC Equity Incentive Plan IV (incorporated by reference to Exhibit 10.22 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4 (Registration No. 333-254304), filed with the SEC on March 15, 2021).
10.10	Wheels Up Partners Holdings LLC Equity Incentive Plan V (incorporated by reference to Exhibit 10.23 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4 (Registration No. 333-254304), filed with the SEC on March 15, 2021).
10.11	Wheels Up Partners Holdings LLC Equity Incentive Plan VI (incorporated by reference to Exhibit 10.24 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4 (Registration No. 333-254304), filed with the SEC on March 15, 2021).
10.12	Wheels Up Partners Holdings LLC Equity Incentive Plan VII(incorporated by reference to Exhibit 10.25 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4 (Registration No. 333-254304), filed with the SEC on March 15, 2021).
10.13	Wheels Up Partners Holdings LLC Equity Incentive Plan VIII(incorporated by reference to Exhibit 10.26 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4 (Registration No. 333-254304), filed with the SEC on March 15, 2021).
10.14	Form of Profits Interest Award Agreement under Equity Incentive Plans I-VIII (incorporated by reference to Exhibit 10.27 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4 (Registration No. 333-254304), filed with the SEC on March 15, 2021).
10.15	Form of Restricted Interest Award Agreement under Equity Incentive Plans I-VIII (incorporated by reference to Exhibit 10.28 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4 (Registration No. 333-254304), filed with the SEC on March 15, 2021).

Exhibit Number	Description
10.16	Wheels Up Experience Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).
10.17+	Employment Agreement, dated as of April 17, 2020, by and among Kenneth Dichter, Wheels Up Partners LLC and Wheels Up Partners Holdings LLC (incorporated by reference to Exhibit 10.39 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4/A (Registration No. 333-254304), filed with the SEC on May 6, 2021).
10.18+	Employment Agreement, dated as of April 5, 2018, by and among Eric Jacobs, Wheels Up Partners LLC and Wheels Up Partners Holdings LLC (incorporated by reference to Exhibit 10.40 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4/A (Registration No. 333-254304), filed with the SEC on May 6, 2021).
10.19+	Employment Agreement, dated as of April 1, 2018, by and between Jason Horowitz and Wheels Up Partners LLC (incorporated by reference to Exhibit 10.41 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4/A (Registration No. 333-254304), filed with the SEC on May 6, 2021).
10.20+	Employment Agreement, dated as of October 28, 2020, by and between Lee Applbaum and Wheels Up Partners LLC (incorporated by reference to Exhibit 10.42 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4/A (Registration No. 333‑254304), filed with the SEC on May 6, 2021).
10.21+	Employment Agreement, dated as of April 27, 2021, by and between Vinayak Hegde and Wheels Up Partners LLC (incorporated by reference to Exhibit 10.28 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).
10.22+	Employment Agreement, dated as of August 10, 2020, by and between Thomas Bergeson and Wheels Up Partners LLC (incorporated by reference to Exhibit 10.29 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).
10.23+	Employment Agreement, dated as of December 28, 2020, by and between Laura Heltebran and Wheels Up Partners LLC (incorporated by reference to Exhibit 10.30 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).
10.24+	Employment Agreement, dated as of December 21, 2020, by and between Francesa Molinari and Wheels Up Partners LLC (incorporated by reference to Exhibit 10.31 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).
10.25	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.32 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).
10.26†+	Commercial Cooperation Agreement, dated as of January 17, 2020, by and among Delta Air Lines, Inc., Wheels Up Partners LLC and Wheels Up Partners Holdings LLC (incorporated by reference to Exhibit 10.43 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4/A (Registration No. 333-254304), filed with the SEC on May 6, 2021).
10.27†	Amendment No. 1 to Commercial Cooperation Agreement, dated as of March 15, 2021, by and among Delta Air Lines, Inc., Wheels Up Partners LLC and Wheels Up Partners Holding LLC (incorporated by reference to Exhibit 10.44 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4/A (Registration No. 333-254304), filed with the SEC on May 6, 2021).
16.1	Letter from Marcum LLP to the U.S. Securities and Exchange Commission dated July 19, 2021 (incorporated by reference to Exhibit 16.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).

Exhibit Number	Description
23.1	Consent of Marcum LLP
23.2	Consent of Grant Thornton LLP
23.3	Consent of Grant Thornton LLP
23.4*	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature pages)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

†
Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item (601)(b)(10) of Regulation S-K.

+
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

*
To be filed by amendment.

(b)
Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.
Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that:
Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)  That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on August 3, 2021.
WHEELS UP EXPERIENCE INC.
By:	/s/ Kenneth Dichter Name: Kenneth Dichter Title: Chief Executive Officer, Chairman of the Board
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Kenneth Dichter and Eric Jacobs, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.
/s/ Kenneth Dichter Kenneth Dichter	Chief Executive Officer, Chairman of the Board (Principal Executive Officer)	August 3, 2021
/s/ Eric Jacobs Eric Jacobs	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 3, 2021
/s/ David Adelman David Adelman	Director	August 3, 2021
/s/ Timothy Armstrong Timothy Armstrong	Director	August 3, 2021
/s/ Chih Cheung Chih Cheung	Director	August 3, 2021
/s/ Marc Farrell Marc Farrell	Director	August 3, 2021
/s/ Michael Mullen Michael Mullen	Director	August 3, 2021
/s/ Eric Phillips Eric Phillips	Director	August 3, 2021

/s/ Brian Radecki Brian Radecki	Director	August 3, 2021
/s/ Susan Schulman Susan Schulman	Director	August 3, 2021
/s/ Erik Snell Erik Snell	Director	August 3, 2021
/s/ Ravi Thakran Ravi Thakran	Director	August 3, 2021